As Filed with the Securities and Exchange Commission on October 29, 2003.
Registration Statement No. 333-107539

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HLI Operating Company, Inc.

*and the Subsidiary Guarantors listed below
(Exact name of registrant as specified in its charter)

Delaware	3714	30-0167742
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive

Northville, Michigan 48167
(734) 737-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick C. Cauley, Esq.

General Counsel and Secretary
15300 Centennial Drive
Northville, Michigan 48167
(734) 737-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Robert B. Pincus, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
INDUSTRY AND MARKET DATA
PROSPECTUS SUMMARY
The Reorganization and Related Financing
Summary Historical and Unaudited Pro Forma Consolidated Financial Information
Ratio of Earnings to Fixed Charges
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
BUSINESS
THE BANKRUPTCY CASE
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATED PARTY TRANSACTIONS
DESCRIPTION OF MATERIAL DEBT
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF THE NEW NOTES
REGISTRATION RIGHTS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT AUDITORS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
INDEX TO FINANCIAL STATEMENTS
INDEPENDENT AUDITORS’ REPORT
CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE LOSS Years Ended January 31, 2003, 2002, 2001
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended January 31, 2003, 2002 and 2001
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS For the Year Ended January 31, 2001
CONDENSED CONSOLIDATING BALANCE SHEET As of January 31, 2002
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS For the Year Ended January 31, 2002
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS For the Year Ended January 31, 2001
CONDENSED CONSOLIDATING BALANCE SHEET As of January 31, 2002
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
PART II
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX
Hayes Lemmerz Int., Inc. Long Term Incentive Plan
Amendment No. 1 and Waiver to Credit Agreement
Consent of KPMG, LLP
Form T-1 Statement of Eligibility
Form of Letter of Transmittal
Form of Notice of Guaranteed Delivery
Notice to Brokers
Notice to Clients

TABLE OF ADDITIONAL REGISTRANTS

		Primary
		Standard
	State or Other	Industrial	I.R.S.
	Jurisdiction of	Classification	Employer
	Incorporation or	Code	Identification
Name of Additional Registrant*	Formation	Number	Number

Hayes Lemmerz International, Inc.	Delaware	3714	32-0072578
HLI Parent Company, Inc.	Delaware	3714	61-1447832
HLI Wheels Holding Company, Inc.	Delaware	3714	38-3678862
HLI Powertrain Holding Company, Inc.	Delaware	3714	30-0168269
HLI Commercial Highway Holding Company, Inc.	Delaware	3714	35-2202828
HLI Brakes Holding Company, Inc.	Delaware	3714	32-0072575
HLI Services Holding Company, Inc.	Delaware	3714	61-1447840
Hayes Lemmerz International – La Mirada, Inc.	Delaware	3714	80-0071053
Hayes Lemmerz International – Sedalia, Inc.	Delaware	3714	77-0597670
Hayes Lemmerz International – Bowling Green, Inc.	Delaware	3714	77-0597685
Hayes Lemmerz International – Commercial Highway, Inc.	Delaware	3714	77-0597674
Hayes Lemmerz International – California, Inc.	Delaware	3714	33-0042337
Hayes Lemmerz International – Georgia, Inc.	Delaware	3714	58-2046122
Hayes Lemmerz International – Homer, Inc.	Delaware	3714	38-3086380
Hayes Lemmerz International – Howell, Inc.	Michigan	3714	38-1799246
Hayes Lemmerz International – Huntington, Inc.	Delaware	3714	62-1240825
Hayes Lemmerz International – Kentucky, Inc.	Delaware	3714	61-1148246
Hayes Lemmerz International – Mexico, Inc.	Delaware	3714	38-3281831
Hayes Lemmerz International – Texas, Inc.	Texas	3714	75-2077258
HLI Netherlands Holdings, Inc.	Delaware	3714	38-3640015
Hayes Lemmerz International – CMI, Inc.	Michigan	3714	38-1650061
Hayes Lemmerz International – Bristol, Inc.	Michigan	3714	38-2265409
Hayes Lemmerz International – Cadillac, Inc.	Michigan	3714	38-0392940
Hayes Lemmerz International – Equipment & Engineering, Inc.	Michigan	3714	38-2012636
Hayes Lemmerz International – Laredo, Inc.	Texas	3714	74-2418656
Hayes Lemmerz International – Montague, Inc.	Michigan	3714	38-1854771
Hayes Lemmerz International – PCA, Inc.	Michigan	3714	38-3180735
Hayes Lemmerz International – Petersburg, Inc.	Michigan	3714	38-2909321
Hayes Lemmerz International – Southfield, Inc.	Michigan	3714	38-2257517
Hayes Lemmerz International – Technical Center, Inc.	Michigan	3714	38-2257519
Hayes Lemmerz International – Transportation, Inc.	Michigan	3714	38-2355999
Hayes Lemmerz International – Wabash, Inc.	Indiana	3714	38-2170301
HLI Summerfield Realty Corp.	Michigan	3714	38-2954541
HLI Realty, Inc.	Michigan	3714	38-2781885
Hayes Lemmerz International Import, Inc.	Delaware	3714	38-3311655
CMI – Quaker Alloy, Inc.	Pennsylvania	3714	23-2383195

*	Addresses and telephone numbers of principal executive offices are the same as those of HLI Operating Company, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED OCTOBER 29, 2003

PRELIMINARY PROSPECTUS

Offer to Exchange up to $250,000,000 Aggregate Principal Amount of

10 1/2% Senior Notes due 2010 (“New Notes”)
for
All of the $250,000,000 Aggregate Principal Amount of Outstanding
10 1/2% Senior Notes due 2010 (“Old Notes”)
of
HLI Operating Company, Inc.,

a Subsidiary of

Hayes Lemmerz International, Inc.

This exchange offer will expire at 5:00 p.m.,

New York City time, on November 28, 2003, unless earlier terminated or extended by us.

     Terms of the exchange offer:

•	We will issue up to $250,000,000 aggregate principal amount of New Notes.

•	We will exchange New Notes for all outstanding Old Notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

•	The terms of the New Notes are substantially identical to the terms of the Old Notes, except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain special interest provisions that apply to the Old Notes but will not apply to the New Notes.

•	You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the exchange offer.

•	Your exchange of Old Notes for New Notes will not result in any income, gain or loss to you for federal income tax purposes, but you should see the discussion under the caption “U.S. Federal Income Tax Considerations” on page 138 for more information.

•	We will not receive any proceeds from the exchange offer.

•	There is no established trading market for the New Notes. We have not applied, and do not currently intend to apply, to list the New Notes on any securities exchange.

•	Each broker-dealer that receives New Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes.

•	If such broker-dealer acquired the Old Notes as a result of market-making or other trading activities, this prospectus, as it may be amended or supplemented from time to time, may be used by such broker- dealer in connection with resales of New Notes received in the exchange offer.

      See “Risk Factors” beginning on page 19 for a discussion of certain risks you should consider before tendering your Old Notes.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2003.

      This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Hayes Lemmerz International, Inc.

15300 Centennial Drive
Northville, Michigan 48167
Attention: Investor Relations

      Oral requests should be made by telephoning (734) 737-5162.

      In order to obtain timely delivery, you must request the information no later than November 20, 2003, which is five business days before the expiration date of the exchange offer.

INDUSTRY AND MARKET DATA

      In this prospectus we rely on and refer to information and statistics regarding our industry. We obtained industry and market data from our internal estimates and surveys, industry publications and surveys and studies conducted by third parties. We have not independently verified market and industry data from third-party sources and there can be no assurance as to the accuracy or completeness of their information. Statements as to our market position relative to our competitors are generally based on management estimates as of the end of the 2002 fiscal year and exclude in-house production by original equipment manufacturers. We cannot assure you that more recent data would not produce different estimates of our market position. In addition, unless otherwise noted, all statements of market position relate exclusively to sales of products for use in passenger cars and light trucks, and references to wheels for those vehicles include only full-size wheels. Although we believe internal company estimates and surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources. The method of calculating market position in this prospectus is not necessarily consistent with the methods historically used by us or used by us in different contexts.

ii

PROSPECTUS SUMMARY

      The following summary contains basic information about us and this exchange offer. It likely does not contain all the information that is important to you. For a more complete understanding of us and this exchange offer, we encourage you to read this entire document carefully, including the “Risk Factors” section, the financial information included elsewhere and incorporated by reference in this prospectus and the documents we have referred you to.

Our Company

      We are the largest worldwide producer of aluminum and steel wheels for the light vehicle market, with a global market share of approximately 23%. We are a leading provider of steel wheels for the commercial highway market, with a global market share of 18%. We are also a leading supplier in the high growth market for lightweight aluminum products, including suspension, brake and powertrain components. We have a global footprint with 43 facilities located in 17 countries around the world, plus three foreign facilities in which we have a minority joint venture interest. We sell our products to every major North American, Japanese and European manufacturer of passenger cars and light trucks as well as more than 300 commercial highway vehicle customers throughout the world. Our products are presently on 16 of the top 20 selling platforms for passenger cars in the United States. In fiscal 2002, we had net sales of $2.0 billion, with approximately 37% of our net sales for that period derived from international markets, and we had a loss from operations in fiscal 2002 of $0.3 million. For the six-month period ended July 31, 2003, we had net sales of $1,018.1 million, of which approximately 47% was derived from international markets, and we had operating income of $52.9 million (which includes the impact of certain gains and expenses related to our emergence from Chapter 11 proceedings).

Chapter 11 Filings and the Related Restructuring

      On December 5, 2001, Hayes Lemmerz International, Inc. (“Hayes”), 30 of our wholly owned domestic subsidiaries and one of our wholly owned Mexican subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”). For a description of the events leading to our Chapter 11 proceedings, see “The Bankruptcy Case — Other Information.” On April 9, 2003, we filed our modified first amended joint plan of reorganization (the “Plan of Reorganization”), which was confirmed by an order of the Bankruptcy Court on May 12, 2003 and has become final and non-appealable. Under the Plan of Reorganization, HLI Holding Company, Inc. (“Holdco”) was formed as a new holding company. Holdco then formed a direct, wholly owned subsidiary, HLI Parent Company, Inc. (“HLI Parent Co.”), which in turn formed HLI Operating Company, Inc. (“HLI”) as a wholly owned subsidiary of HLI Parent Co. Holdco, HLI Parent Co. and HLI were newly formed with no business operations and no assets or liabilities, other than immaterial amounts in connection with their formation.

      On June 3, 2003, we emerged from bankruptcy and, under the Plan of Reorganization, Hayes was merged with and into HLI, with HLI continuing as the surviving corporation. As a result of the merger, all of the assets and businesses of Hayes are now owned and operated by HLI. All of HLI’s common stock is held by HLI Parent Co., which is wholly owned by Holdco. Holdco and HLI Parent Co. remain holding companies that do not conduct any business operations. Immediately following the merger, Holdco was renamed Hayes Lemmerz International, Inc.

      Upon our emergence from Chapter 11, we implemented fresh start accounting principles pursuant to American Institute of Certified Public Accountants (“AICPA”) Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). As a result of the application of fresh start accounting on May 31, 2003, and in accordance with SOP 90-7, our compromise total enterprise value of $1,250.0 million was allocated to our assets based on their respective fair values in conformity with the purchase method of accounting for business combinations in accordance with SFAS No. 141, “Business Combinations”; any portion not attributed to specific tangible or identified intangible assets has been recorded as an indefinite-lived intangible asset referred to as “reorganization value in excess of amounts allocable to identifiable assets” and reported as goodwill.

      As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our” or the “Company” refers: (i) prior to the effectiveness of the Plan of Reorganization and the related restructuring, to Hayes and its consolidated subsidiaries; and (ii) following effectiveness of the Plan of Reorganization and the related restructuring, including the formation of Holdco and the merger of Hayes with and into HLI, to Holdco and its consolidated subsidiaries.

Products

      We design, manufacture and distribute the following products:

Automotive Wheels. We are the largest global manufacturer of automotive wheels, supplying approximately 32% of all automotive wheels sold to original equipment manufacturers (“OEMs”) in North America and approximately 34% of all wheels sold to OEMs in Europe.

•	Cast Aluminum Wheels — We are the second largest manufacturer of cast aluminum wheels sold to automotive OEMs in North America and the number one supplier of cast aluminum wheels in Europe. We manufacture many varieties of cast aluminum wheels using both low-pressure and gravity casting technologies. We operate technical centers in the United States, Germany, Belgium, Italy and Brazil, where we actively develop new products and production techniques to reduce weight, improve styling, reduce costs and to maximize our ability to provide the lightest weight products with advanced designs and finishes.

•	Fabricated Wheels — We are the largest manufacturer of fabricated steel and aluminum wheels in the North American and European markets. Our fabricated wheel products include a broad range of designs stamped and welded in both steel and aluminum to meet the needs of our customers. We have recently developed a fabricated steel wheel that is both lighter than a standard steel wheel and significantly less expensive than an aluminum wheel, with similar styling capabilities to those of an aluminum wheel. This patented “Struktur” wheel has many of the desirable qualities of both steel and aluminum wheels, and we have received advance orders for this product.

Suspension Components. We are one of the most technologically advanced manufacturers of cast aluminum suspension components for the automotive industry and one of the few suppliers capable of casting large one-piece structural aluminum components. Our primary products include undercarriage components, such as structural crossmembers, subframes, engine cradles, axle components and wheel-end attachments and assemblies, such as steering and knuckles, spindles, hub carriers and control arms.

Brake Components. We believe that we are one of the largest brake rotor and drum manufacturers in North America. We manufacture rotors and drums and assemble hub and rotor and hub and drum assemblies.

Powertrain Components. We believe that we are one of the largest manufacturers in North America of both engine intake manifolds (aluminum and polymer) and exhaust manifolds. We also produce cylinder heads, water crossovers, water pumps and other engine components.

Commercial Highway Vehicle Products. We manufacture a full line of wheel end components (steel wheels and hubs, drums and rotors) to the truck and trailer industry in North America and Europe. We believe that we are recognized as a premier lightweight brake drum manufacturer in the North American commercial highway vehicle market. We believe our flagship lightweight CentriFuse® brake drum is a market leader in the industry, with demonstrated exceptional performance, safety and low cost of operation.

Our Competitive Strengths

      We believe that the following competitive strengths are instrumental to our success:

      Leading Market Positions Across Products and Markets. We believe we supply approximately 32% of the automotive wheels used by OEMs in North America and 34% in Europe. We are also a leading supplier of lightweight aluminum suspension, powertrain and brake components. We believe that our market positions, by sales volume, are as follows:

Market Position

Product Category:	North America	Europe	South America

Fabricated Steel Wheels	#1	#1	#2
Cast Aluminum Wheels	#2	#1	#1
Fabricated Aluminum Wheels	#1	#1	—
Commercial Highway Steel Wheels	#2	#1	N/A
Cast Aluminum Cross Members	#1	—	—

      Diversified Base of Business. Our competitive position in the market and opportunities for growth are driven by a diversified base of business which capitalizes on the following competitive advantages:

•	Global Presence — We are the world’s largest producer of aluminum and steel wheels, with 43 manufacturing and engineering facilities in 17 countries around the world, plus three foreign facilities in which we own a minority joint venture interest. Our manufacturing presence on five continents gives us an important competitive advantage in the global sourcing of wheels by our OEM customers.

•	Broad Customer Base — We believe that we supply almost every major automotive manufacturer in the world and enjoy long-standing relationships with many automotive OEMs such as Ford, DaimlerChrysler, and General Motors. We supply our customers on a worldwide basis from facilities in North America, Europe, Asia Pacific, Latin America and South Africa. Our Commercial Highway business supplies more than 300 customers throughout the world.

•	Diverse Product Portfolio — We provide our automotive OEM customers with a diverse range of product offerings. Our substantial product breadth provides us with a competitive advantage over our competitors who typically focus on a narrower product range in limited geographic markets. We believe our diverse product portfolio provides us with critical mass and helps meet the needs of our customers who are trying to streamline their supplier base.

      We currently conduct business in three operating segments: Automotive Wheels, Components and Other. The Automotive Wheels segment includes cast aluminum wheels and fabricated steel and aluminum wheels. The Components segment includes suspension components, brake components and powertrain components. The Other segment includes commercial highway products and our aftermarket division.

The following charts illustrate our revenues for fiscal 2002 by segment and by region:

      Strong OEM Relationships. Our position as a partner with full-service global manufacturing capabilities has enabled us to create long-standing relationships with our customers, including automotive OEMs such as Ford, DaimlerChrysler, General Motors, BMW and Toyota. Our strong relationships with automotive OEMs have also allowed us to expand our business globally as our customers have moved into new markets and product niches.

      New Product Innovation. We are a leader in new product development. We have developed many new products to meet customer needs for lighter weight vehicles to improve fuel economy as well as ride and handling.

      Full Service Capabilities. We have full-service capabilities, including advanced design and engineering, value-added casting processes and machining, that allow us to provide our customers with total product solutions. We are recognized for our technology and process innovation.

      Leading Position in Lightweight Aluminum Components. We believe that we are the number one supplier of aluminum wheels globally and are positioned for continued growth as the penetration of aluminum in both wheels and automotive components continues to increase in Europe and the rest of the world. We believe that our global presence and technological expertise in aluminum have made us the leading supplier of aluminum suspension components, with significant growth opportunities.

      New and Experienced Management Team. On August 1, 2001, we appointed Curtis Clawson as our new President and Chief Executive Officer. Since his arrival, Mr. Clawson has put in place an experienced management team with significant automotive and lean manufacturing experience. Key management changes include the hiring of new Presidents for three of our four North American business units as well as a new Chief Financial Officer and a new Chief Information Officer. Under this team’s leadership, we have significantly improved the operations of our business and positioned our business for continued growth and ongoing financial strength.

The Reorganization and Related Financing

      On December 5, 2001, Hayes, 30 of our wholly owned domestic subsidiaries and one of our wholly-owned Mexican subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) with the Bankruptcy Court. On April 9, 2003, we filed the Plan of Reorganization, which was confirmed by an order of the Bankruptcy Court on May 12, 2003 and has become final and non-appealable.

      Under the Plan of Reorganization, HLI Holding Company, Inc. (“Holdco”) was formed as a new holding company. Holdco then formed a direct, wholly owned subsidiary, HLI Parent Company, Inc. (“HLI Parent Co.”), which in turn formed HLI Operating Company, Inc. (“HLI”), as a wholly owned subsidiary of HLI Parent Co. Holdco, HLI Parent Co. and HLI were newly formed with no business operations and no assets or liabilities, other than immaterial amounts in connection with their formation. On June 3, 2003 (the “Effective Date”), we emerged from bankruptcy and, under the Plan of Reorganization, Hayes was merged with and into HLI, with HLI continuing as the surviving corporation. As a result of the merger, all of the assets and businesses of Hayes are now owned and operated by HLI. All of HLI’s common stock is held by HLI Parent Co., which is wholly owned by Holdco. Holdco and HLI Parent Co. remain holding companies that do not conduct any business operations. Immediately following the merger, Holdco was renamed Hayes Lemmerz International, Inc. The chart below illustrates our corporate structure before and after our emergence from bankruptcy and depicts the parties involved in our reorganization transactions upon our emergence from bankruptcy.

*	Under the Plan of Reorganization, New Preferred Stock of HLI was distributed to holders of certain classes of claims, as discussed below.

      Under the Plan of Reorganization, upon our emergence from bankruptcy, all of our existing securities were cancelled, including all of our then outstanding common stock (“Old Common Stock”), stock options and warrants. The Plan of Reorganization provided for the distribution to holders of certain classes of claims an amount in cash, common stock of Holdco (“New Common Stock”), preferred stock of HLI (“New Preferred Stock”), and series A and series B warrants of Holdco (the “Series A Warrants” and “Series B Warrants,” respectively).

      We issued the Old Notes and entered into a senior secured credit facility of up to $550 million (the “New Credit Facility”) on the Effective Date in connection with our emergence from bankruptcy. Upon the effectiveness of the Plan of Reorganization, we:

•	merged Hayes with and into HLI;

•	cancelled all of Hayes’ existing securities and distributed to or for the benefit of holders of certain classes of claims an amount in cash, New Common Stock of Holdco, New Preferred Stock of HLI and the Series A Warrants and Series B Warrants of Holdco;

•	issued the Old Notes;

•	entered into the New Credit Facility;

•	applied proceeds from the Old Notes and the initial $450.0 million borrowing under the New Credit Facility, along with a portion of our cash on hand, to make payments required under the Plan of Reorganization, including the repayment of borrowings and letters of credit outstanding under our revolving debtor-in-possession credit facility (the “DIP Facility”), to make a cash payment of $477.3 million to the lenders under our Third Amended and Restated Credit Agreement, dated as of February 3, 1999 (the “Prepetition Credit Agreement”), to pay related transaction costs and to refinance certain debt; and

•	adopted fresh start accounting and adjusted our consolidated financial statements accordingly.

      In this prospectus, we refer to the effectiveness of the Plan of Reorganization and the foregoing as the “Transactions.”

      On the Effective Date, 600,000 shares of New Common Stock, representing 2% of the issued and outstanding New Common Stock, were issued to the disbursing agent under the Plan of Reorganization for distribution to certain holders of general unsecured claims pursuant to the terms of the Plan. The timing of the distribution of these shares by the disbursing agent depends on a number of factors, including the resolution of disputed general unsecured claims. We are continuing our efforts to resolve and liquidate all general unsecured claims, however, until more of the disputed general unsecured claims are resolved and liquidated, the disbursing agent will be unable to distribute the 600,000 shares of New Common Stock to the general unsecured creditors in accordance with the Plan. Any recovery by holders of such claims will be limited to such 600,000 shares. For a description of the ongoing material claims involving the Company, see “Legal Proceedings”.

      See “The Bankruptcy Case” section of this prospectus for a more detailed description of the bankruptcy case and the Plan of Reorganization and the “Description of Material Debt — New Credit Facility” section for a description of the New Credit Facility.

The Exchange Offer

Old Notes	$250,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2010, which we issued on June 3, 2003.

New Notes	Up to $250,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2010, which we will issue in the exchange offer under this prospectus and the registration statement of which it forms a part. The terms of the New Notes are substantially identical to those of the Old Notes, except that the issuance of the New Notes has been registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights and certain special interest provisions relating to the Old Notes do not apply to the New Notes.

The Exchange Offer	We are offering to issue the New Notes in exchange for a like principal amount of the Old Notes to satisfy our obligations under the registration rights agreement we entered into when the Old Notes were sold in transactions exempt from registration under Rule 144A and Regulation S under the Securities Act. Old Notes may be exchanged only in integral multiples of $1,000 principal amount.

This exchange offer is intended to satisfy your rights under the registration rights agreement. Once the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to the Old Notes.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on November 28, 2003, unless earlier terminated or extended by us. By tendering your Old Notes, you represent to us:

• that any New Notes received in exchange for your Old Notes in the exchange offer are being acquired by you or any other person receiving such New Notes in the ordinary course of your or such other person’s business;

• that at the time of the commencement of the exchange offer, you do not, or any other person who will receive New Notes in exchange for your Old Notes does not, have any arrangement or understanding with any person to participate in the “distribution” (as defined in the Securities Act) of the New Notes in violation of the Securities Act;

• that you are not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment;

• that you are not, or such other person receiving New Notes in exchange for your Old Notes is not, an “affiliate” (as defined in Rule 405 under the Securities Act) of HLI, or if you are, or such other person is, an “affiliate” of HLI, that you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;

• if you are not, or such other person receiving New Notes in exchange for your Old Notes is not, a broker-dealer, that you are not, or such other person is not, engaged in, and you do not, or such other person does not, intend to engage in, the distribution of the New Notes; and

• if you are a broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the New Notes you receive in the exchange offer. For further information regarding resales of the New Notes by participating broker-dealers, see the discussion below under the caption “Plan of Distribution.”

Withdrawal; Non-Acceptance	You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on November 28, 2003, unless the exchange offer is earlier terminated. If we extend the exchange offer, you may withdraw Old Notes tendered at any time prior to the expiration date, as extended. If we decide for any reason not to accept any Old Notes for exchange, the Old Notes will be returned to you at our expense promptly after the expiration or termination of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer; Period for Tendering Old Notes” and “— Withdrawal Rights.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you or any other person receiving New Notes in exchange for your Old Notes will not be able to freely transfer the New Notes if:

• you are, or such other person receiving New Notes in exchange for your Old Notes is, an “affiliate” (as defined in Rule 405 under the Securities Act) of HLI;

• you are not, or any other person receiving New Notes in exchange for your Old Notes is not, acquiring the New Notes in the exchange offer in the ordinary course of your or such other person’s business; or

• you are, or such other person receiving New Notes in exchange for your Old Notes is, participating, intends to participate or has an arrangement or understanding with any person to participate, in the distribution of the New Notes you or such other person will receive in the exchange offer.

If you fall within one of the exceptions listed above, or if you are a broker-dealer that receives New Notes for your own account in the exchange offer in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities, you must comply with the registration and prospectus delivery requirements of the Securities Act or qualify for a registration exemption in connection with any resale transaction involving the New Notes.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described below under the caption “The Exchange Offer — Guaranteed Delivery Procedures,” you must do one of the following prior to the expiration of the exchange offer in order to participate in the exchange offer:

• tender your Old Notes by sending certificates representing your Old Notes and a properly completed and duly executed letter of transmittal, with any required signature guarantees and all other documents required by the letter of transmittal, to U.S. Bank National Association, as Exchange Agent, at one of the addresses listed below under the caption “The Exchange Offer — Exchange Agent”; or

• tender your Old Notes by using the book-entry procedures described below under the caption “The Exchange Offer — Book Entry Transfer,” and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees and all other documents required by the letter of transmittal, or by transmitting an agent’s message to the Exchange Agent instead of the letter of transmittal, as described below under “The Exchange Offer — Book Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the Old Notes and wish to tender your Old Notes in the exchange offer, but (1) the Old Notes are not immediately available, (2) time will not permit your Old Notes or other required documents to reach the Exchange Agent before the expiration of the exchange offer or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may tender Old Notes by following the procedures described below under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly instruct the registered owner to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

U.S. Federal Income Tax Consequences	Your exchange of Old Notes for New Notes in the exchange offer will not result in any income, gain or loss to you for federal income tax purposes. See “U.S. Federal Income Tax Considerations” for more information regarding the tax consequences of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	U.S. Bank National Association is the Exchange Agent for the exchange offer. The address and telephone number of the Exchange Agent can be found below under the caption “The Exchange Offer — Exchange Agent.”

Registration Rights	When we issued the Old Notes in June 2003, we entered into a registration rights agreement with the initial purchasers of the Old Notes. Under the terms of the registration rights agreement we agreed to use our best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Old Notes for New Notes.

The registration rights agreement contains provisions that require us to pay special interest on the Notes in the event that we fail to:

• use our best efforts to complete the exchange offer by November 30, 2003, or

• file a shelf registration statement for the resale of the Old Notes if we cannot effect this exchange offer within the specified time period and in certain other circumstances described in the registration rights agreement.

In the event that any of the above occurs, the interest rate on the Old Notes will increase by 0.25% every 90 days, to a maximum of 1.0%, until the failure has been cured. See “Registration Rights” for more information regarding the terms of the agreement and these special interest requirements.

Consequences of Not Exchanging Old Notes	If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only:

• if the sale is registered under the Securities Act;

• if they are offered or sold under an exemption from registration under the Securities Act; or

• if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Old Notes under the Securities Act. If you do not participate in the exchange offer and other holders’ Old Notes are accepted for exchange, the trading market, if any, for the Old Notes would be adversely affected due to a reduction in market liquidity. Under certain circumstances, certain holders of Old Notes (including certain holders who are not permitted to participate in the exchange offer or who do not receive freely tradeable New Notes in the exchange offer) may require us to file and cause to become effective a shelf registration statement which would cover resales of Old Notes by these holders. See “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes” and “Registration Rights” for more information.

Summary Description of the New Notes

      The terms of the New Notes are substantially identical to those of the Old Notes, except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain special interest provisions, relating to the filing and effectiveness of the registration statement of which this prospectus forms a part, apply to the Old Notes but will not apply to the New Notes.

Issuer	HLI Operating Company, Inc., a Delaware corporation and a subsidiary of Hayes Lemmerz International, Inc. (“Holdco”).

Notes Offered	$250,000,000 aggregate principal amount of 10 1/2% Senior Notes due June 15, 2010.

Maturity	June 15, 2010.

Interest Payment Dates	June 15 and December 15 of each year, beginning on December 15, 2003.

Guarantees	The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Holdco and substantially all its domestic subsidiaries, other than HLI as the issuer of the New Notes. All of these domestic subsidiaries are wholly owned, directly or indirectly, by HLI. Holdco’s foreign subsidiaries will not guarantee the New Notes.

For the year ended January 31, 2003 and the six months ended July 31, 2003, respectively, on a pro forma consolidated basis after giving effect to the Transactions, Holdco’s consolidated subsidiaries that are not subsidiary guarantors as of the date of this prospectus (other than HLI as the issuer of the Notes) (the “Non-Guarantor Subsidiaries”) had net sales of $818.0 million and $480.8 million, respectively (constituting approximately 40.9% and 47.2% of our net sales for such periods, respectively), and operating income of $65.5 million and $34.1 million, respectively. For the year ended January 31, 2003, the Non-Guarantor Subsidiaries had actual operating income of $87.9 million. For the year ended January 31, 2003 and the six months ended July 31, 2003, respectively, on a pro forma consolidated basis after giving effect to the Transactions, consolidated operating income of the Company and its consolidated subsidiaries was $36.6 million and $35.9 million, respectively. As of July 31, 2003, on an actual basis, the Non-Guarantor Subsidiaries had total assets of $1,258.2 million.

Ranking	The New Notes will be:

• senior unsecured obligations of HLI;

• effectively subordinate in right of payment to all debt and other obligations (including trade payables) of any of Holdco’s subsidiaries that do not guarantee the New Notes;

• effectively subordinate in right of payment to all of HLI’s existing and future secured debt, including borrowings under the New Credit Facility, to the extent of the value of the assets securing that debt;

• equal in right of payment with all of HLI’s existing and future senior debt; and

• senior in right of payment to all of HLI’s future subordinated debt.

The guarantees of each guarantor will be:

• senior unsecured obligations of that guarantor;

• effectively subordinate in right of payment to that guarantor’s existing and future secured debt, including guarantees of the New Credit Facility, to the extent of the value of the assets securing that debt;

• equal in right of payment with that guarantor’s existing and future senior debt; and

• senior in right of payment to all that guarantor’s future subordinated debt.

As of July 31, 2003, on an actual consolidated basis including the effect of the Transactions, HLI and the guarantors had $729.5 million in principal amount of senior debt, including $481.0 million of senior secured debt, and our subsidiaries that are not guarantors had $530.7 million of balance sheet liabilities (in each case, excluding unused commitments made by lenders and intercompany debt). The indenture governing the New Notes will permit us, subject to specified limitations, to incur additional debt, some or all of which may be senior debt and some of which may be secured and some of this additional debt may be incurred by our subsidiaries that are not guarantors.

Optional Redemption	Prior to June 15, 2007, HLI may redeem some or all of the New Notes by paying a specified “make-whole” premium. At any time on or after June 15, 2007, HLI may redeem some or all of the New Notes at the redemption prices specified in this prospectus under “Description of the New Notes — Optional Redemption.”

At any time prior to June 15, 2006, HLI may redeem up to 35% of the aggregate principal amount of the New Notes in an amount not to exceed the amount of proceeds of one or more public equity offerings, at a price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the New Notes issued remains outstanding after the redemption.

Covenants	HLI issued the Old Notes and will issue the New Notes under an indenture between HLI and U.S. Bank National Association, as trustee. The indenture includes covenants that limit the ability of Holdco and each of its restricted subsidiaries (including HLI) to:

• incur additional debt;

• pay dividends and make other restricted payments;

• create or permit certain liens;

• issue or sell capital stock of restricted subsidiaries;

• use the proceeds from sales of assets and subsidiary stock;

• create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

• enter into transactions with affiliates;

• enter into sale and leaseback transactions; and

• consolidate or merge or sell all or substantially all of its assets.

Substantially all of Holdco’s subsidiaries (including HLI) are restricted subsidiaries, as defined in the indenture. These covenants are subject to a number of important exceptions and qualifications as described under “Description of the New Notes — Certain Covenants.”

Change of Control	Following a change of control, HLI will be required to offer to purchase all of the New Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Special Interest	In the event that either of the following events (a “Registration Default”) occurs, the interest rate on the affected New Notes will increase by 0.25% every 90 days, until such Registration Default is cured — up to a maximum increase of 1.0% per annum:

• if, on or prior to November 30, 2003, this exchange offer has not been consummated and a shelf registration statement with respect to the Old Notes has not been declared effective; or

• if, after either this registration statement or a shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable in connection with resales of Old Notes or New Notes in accordance with and during the periods specified in the registration rights agreement we entered into with the initial purchasers of the Old Notes. See “Registration Rights”.

Absence of Established Market for the New Notes	The New Notes are a new issue of securities, and currently there is no market for them. The Old Notes are presently eligible for trading in the PORTALSM Market, but HLI does not currently intend to apply for the New Notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The initial purchasers of the Old Notes have advised HLI that they intend to make a market for the New Notes, but they are not obligated to do so. The initial purchasers may discontinue any market-making in the New Notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the New Notes.

Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes offered by this prospectus. We used the net proceeds from the offering of the Old Notes to provide a portion of the funds needed to finance our emergence from Chapter 11 bankruptcy proceedings. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” and the other information included or incorporated by reference in this prospectus before deciding whether to tender your Old Notes in the exchange offer.

      For more complete information about the New Notes, see the “Description of the New Notes” section of this prospectus.

Summary Historical and Unaudited Pro Forma Consolidated Financial Information

      The following table sets forth summary historical and unaudited pro forma consolidated financial information for the year ended January 31, 2003 and for the four months ended May 31, 2003, respectively, and has been derived from the audited consolidated financial statements of Hayes and the unaudited interim consolidated financial statements of Hayes, respectively, included or incorporated by reference in this prospectus. Our historical consolidated financial statements for the year ended January 31, 2003 were audited by our independent public accountants, KPMG LLP. The following table also sets forth summary historical consolidated financial information of Holdco as of and for the two months ended July 31, 2003 and has been derived from the unaudited interim consolidated financial statements of Holdco incorporated by reference in this prospectus. The unaudited pro forma consolidated financial information is for Holdco, our parent company (whose shares of New Common Stock were distributed under the Plan of Reorganization), and its consolidated subsidiaries, and has been derived from the unaudited pro forma financial information included elsewhere in this prospectus. Holdco is a newly formed holding company with no business operations, assets or liabilities, other than immaterial amounts in connection with its formation, and is the indirect owner of HLI. Upon our emergence from bankruptcy, Hayes was merged with and into HLI. From and after the date of this prospectus, HLI will be subject to the reporting requirements of the Exchange Act. The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto incorporated by reference in this prospectus, and the “Unaudited Pro Forma Consolidated Financial Information” section of this prospectus. The unaudited pro forma financial information below does not purport to be indicative of our future operating results.

      As a result of the application of fresh start accounting on May 31, 2003, and in accordance with SOP 90-7, the post-emergence financial results of Holdco for the period ending July 31, 2003 are presented as the “Successor” and the pre-emergence financial results of Hayes for the period ending May 31, 2003 are presented as the “Predecessor.” Comparative financial statements do not straddle the emergence date because, in effect, the Successor represents a new entity. As a result of applying fresh start accounting, the Successor, among other things, will have increased depreciation and amortization expense in comparison to the Predecessor.

      The Company’s unaudited consolidated balance sheet as of July 31, 2003 incorporated herein by reference reflects, on an actual basis, the effects of the Transactions. As such, no pro forma balance sheet has been included as of that date.

      The unaudited pro forma financial information below gives effect to the Transactions, pursuant to which we:

•	merged Hayes with and into HLI;

•	gave effect to the Plan of Reorganization, including cancellation of all of Hayes’ existing securities and distribution to or for the benefit of holders of certain classes of claims of an amount in cash, New Common Stock of Holdco, New Preferred Stock of HLI and the Series A Warrants and Series B Warrants of Holdco;

•	issued the Old Notes;

•	entered into the New Credit Facility;

•	applied the proceeds from the Old Notes and the initial $450.0 million borrowing under the New Credit Facility as described in “Use of Proceeds”; and

•	adopted fresh start accounting and adjusted our consolidated financial statements accordingly.

		Predecessor					Successor

			Year	Four Months		Four Months
	Year Ended	Pro Forma	Ended	Ended	Pro Forma	Ended	Two Months
	January 31,	Adjustments	January 31,	May 31,	Adjustments	May 31,	Ended
	2003	for the	2003	2003	for the	2003	July 31,
	Historical	Transactions	Pro Forma	Historical	Transactions	Pro Forma	2003

	(millions)
Income Statement Data:
Net sales	$2,001.6	$—	$2,001.6	$689.8	$—	$689.8	$328.3
Cost of goods sold	1,793.9	(2.8)	1,791.1	611.3	(4.1)	607.2	298.9

Gross profit	207.7	2.8	210.5	78.5	4.1	82.6	29.4
Marketing, general and administration	103.1	—	103.1	33.5	—	33.5	20.7
Engineering and product development	20.4	—	20.4	8.1	—	8.1	4.2
Amortization of intangible assets	3.3	10.4	13.7	1.6	3.0	4.6	2.3
Asset impairments and other restructuring charges	43.5	—	43.5	6.4	—	6.4	—
Other income, net	(6.8)	—	(6.8)	(3.5)	—	(3.5)	(0.2)
Reorganization items	44.5	(44.5)	—	45.0	(45.0)	—	—
Fresh start accounting adjustments	—	—	—	(63.1)	63.1	—	—

Earnings (loss) from operations	(0.3)	36.9	36.6	50.5	(17.0)	33.5	2.4
Interest expense, net	72.7	(5.9)	66.8	22.7	(1.6)	21.1	8.1
Subsidiary preferred stock dividends	—	0.8	0.8	—	0.3	0.3	0.1
Income tax provision (benefit)	3.6	(7.6)	(4.0)	60.3	(53.7)	6.6	2.6
Minority interest in consolidated subsidiaries	3.5	—	3.5	1.2	—	1.2	0.8
Income (loss) before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(80.1)	$49.6	$(30.5)	(33.7)	$38.0	$4.3	(9.2)
Cumulative effect of change in accounting principle, net of tax	554.4			—			—

Extraordinary gain on debt discharge, net of tax of $0	—			1,076.7			—

Net income (loss)	$(634.5)			$1,043.0			$(9.2)

Balance Sheet Data:
Property, plant, equipment and tooling, net							$945.2
Total assets							2,244.1
Total debt, including debt subject to compromise							782.3
Stockholders’ (deficit) equity							547.9

     Certain summary historical financial information for Holdco and HLI, each on a consolidated basis, is presented in the table below:

	Holdco	HLI

	July 31,	July 31,
	2003	2003

Current assets	$623.6	$623.6
Long-term assets	1,620.5	1,620.5
Current liabilities	375.8	375.8
Long-term liabilities	1,320.4	1315.6
Common stock	0.3	—
Additional paid-in capital	544.1	553.7
Accumulated deficit(1)	(9.2)	(13.7)
Accumulated other comprehensive income	12.7	12.7

Total stockholders’ equity	$547.9	$552.7

(1)	The difference in Accumulated deficit between Holdco and HLI at July 31, 2003 represents the fair value adjustment to the Series A Warrants and Series B Warrants of Holdco.

Ratio of Earnings to Fixed Charges

      For purposes of calculating the ratio of earnings to fixed charges, earnings represents the consolidated earnings (loss) from operations less consolidated interest expense. Fixed charges include interest expense (including amortization of deferred financing costs) and the portion of operating rental expense that represents the interest component of rental expense.

	Predecessor								Successor

							Six Months	Four Months	Two Months
	Year Ended January 31,						Ended	Ended	Ended
							July 31,	May 31,	July 31,
	1999	2000	2001	2002	2003		2002	2003	2003

	(millions except ratios)
Earnings:
Earnings (loss) before taxes on income, minority interest cumulative effect of change in accounting principle and extraordinary gain	$93.1	$88.9	$(173.9)	$(385.8)	$(73.0)		$(61.9)	$27.8	$(5.7)
Interest expense:
Bank borrowings and long-term debt	94.9	153.3	163.5	175.2	72.7		34.7	22.7	8.1
Subsidiary preferred stock dividends	—	—	—	—	—		—	—	0.1
Rental expense(1)	7.2	8.7	10.3	10.3	9.4		4.9	0.4	1.2

Earnings (loss) before interest expense, taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain	$195.2	$250.9	$(0.1)	$(200.3)	$9.1		$(22.3)	$50.9	$3.7

Fixed charges:
Bank borrowings and long-term debt	$94.9	$153.3	$163.5	$175.2	$72.7		$34.7	$22.7	8.1
Subsidiary preferred stock dividends	—	—	—	—	—		—	—	0.1
Rental expense(1)	7.2	8.7	10.3	10.3	9.4		4.9	0.4	1.2

Total fixed charges	$102.1	$162.0	$173.8	$185.5	$82.1		$39.6	$23.1	$9.4

Ratio of earnings (loss) to fixed charges	1.91	1.55	N/A (2)	N/A (2)	N/A	(2)	N/A (2)	2.20	N/A	(2)

Coverage deficiency on fixed charges	N/A	N/A	$173.9	$385.8	$73.0		$61.9	$—	$5.7

(1)	Interest component of rental expense.

(2)	Earnings were insufficient to cover fixed charges.

RISK FACTORS

      You should carefully consider the risk factors described below as well as all other information contained and incorporated by reference in this prospectus before deciding to tender your Old Notes in the exchange offer.

      The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Relating to the Exchange Offer

Risks involved in exchange procedures — you must carefully follow the required procedures in order to exchange your Old Notes.

      The New Notes will be issued in exchange for your Old Notes only if, prior to expiration of the exchange offer, the Exchange Agent has received the certificates representing your Old Notes, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, or, in the case of a book-entry transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or an agent’s message instead of the letter of transmittal. Therefore, if you wish to tender your Old Notes, you must carefully follow the required procedures and allow sufficient time to ensure timely delivery. Neither we nor the Exchange Agent has any duty to notify you of defects or irregularities which respect to tenders of Old Notes for exchange. Any holder of Old Notes who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes.

Risks Relating To Our Company

Automotive industry trends — decreased demand in the automotive industry may adversely affect our business.

      A significant portion of our sales are to automotive OEMs, and therefore our financial performance depends, in large part, on conditions in the automotive industry, which, in turn, are dependent upon the U.S. and global economies generally. As a result, economic and other factors adversely affecting automotive production and consumer spending could adversely impact our business. A weakening of the U.S. and global economies could adversely affect consumer spending, and result in decreased demand for automobiles and light trucks. If OEMs were to decrease production due to such reduced demand, our financial performance could be adversely affected. In addition, relatively modest declines in our customers’ production levels could have a significant adverse impact on our profitability because we have substantial fixed production costs. Due to the present uncertainty in the economy, we believe that some of our OEM customers have been reducing their forecasts for new vehicle production. If actual production volume is reduced accordingly, our business would be adversely affected. Our sales are also impacted by retail inventory levels and our customers’ production schedules. If our OEM customers significantly reduce their inventory levels and reduce their orders from us, our performance would be adversely impacted. In this environment, we cannot predict future production rates or inventory levels or the underlying economic factors. Continued uncertainty and unexpected fluctuations may have a significant negative impact on our business.

Changing nature of the automotive industry — consolidation in the automotive industry may impact our business.

      In the automotive industry, there has been a trend toward consolidation. Continued consolidation of the automotive industry could adversely affect our business. Such consolidation could result in a loss of some of our present customers to our competitors. This consolidation could thereby lead to reduced demand which may have a significant negative impact on our business.

Changing nature of the automotive industry — cost reduction initiatives in the automotive industry may impact our business.

      OEMs have been seeking ways to lower their own costs of manufacturing which could adversely affect our business. These cost reductions may be effected through an increased use of internal manufacturing or through relocation of production to countries with lower-cost structures. As production is relocated, OEMs might find it more cost-efficient to rely on either internal manufacturing capabilities at such relocated facilities or local or other foreign suppliers with lower production costs. This internal manufacturing or reliance on local or other foreign suppliers may have a significant negative impact on our business.

Cyclical nature of industry — the industry in which we operate is cyclical and dependent upon the economy and other important factors.

      Our principal operations are directly related to domestic and foreign automotive and commercial highway vehicle production. Industry sales and production are cyclical and therefore can be affected by the strength of the economy generally, by consumer spending, or, in specific regions such as North America or Europe, by prevailing interest rates and by other factors which may have an effect on the level of our sales. Any decline in the demand for new automobiles could have a material adverse impact on our financial condition and results of operations.

Dependence on major customers — the loss of any of our major customers could affect our financial health.

      We derived a total of approximately 52% of our fiscal 2002 net sales on a worldwide basis from Ford, DaimlerChrysler and General Motors and their subsidiaries. In addition, these three OEMs account for an even greater percentage of our net sales of particular products. We cannot guarantee that we will maintain or improve our relationships with these customers or that we will continue to supply these customers at current levels. The loss of a significant portion of sales to Ford, DaimlerChrysler or General Motors could have a material adverse effect on our business. In addition, if any of our significant customers were to seek bankruptcy protection, our business could be adversely affected.

      Furthermore, our OEM customers are not required to purchase any minimum amount of products from us. The contracts we have entered into with most of our customers provide for supplying the customers for a particular vehicle model, rather than for manufacturing a specific quantity of products. Such contracts range from one year to the life of the model (usually three to seven years), typically are non-exclusive, and do not require the purchase by the customer of any minimum number of parts from us. Therefore, a significant decrease in demand for certain key models or group of related models sold by any of our major customers, or a decision by a manufacturer not to purchase from us, or to discontinue purchasing from us, for a particular model or group of models, could have a material adverse effect on us.

Pricing pressure — we are subject to pricing pressure from our OEM customers.

      OEMs historically have had significant leverage over their outside suppliers because the automotive component supply industry is fragmented and serves a limited number of automotive OEMs. Suppliers that sell directly to OEMs (referred to as “Tier 1” suppliers) are subject to substantial continuing pressure from the major OEMs to reduce the price of their products. In addition, several of our major customers have announced significant cost-cutting initiatives, which could further increase downward pressure on pricing. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin and profitability would be adversely affected. In addition, changes in OEMs’ purchasing policies or payment practices could have an adverse effect on our business.

Competition — we operate in the highly competitive automotive supply industry.

      The automotive component supply industry is highly competitive. Some of our competitors are companies, or divisions or subsidiaries of companies, that are larger and have greater financial and other resources than we do. In addition, with respect to certain of our products, some of our competitors are divisions or former subsidiaries of our OEM customers. There can be no assurance that our products will be able to compete successfully with the products of these other companies. Furthermore, the rapidly evolving nature of the markets in which we compete may attract new entrants. Any of these competitors may foresee the course of market development more accurately than us, develop products that are superior to our products, have the ability to produce similar products at a lower cost than us, or adapt more quickly than us to new technologies or evolving customer requirements. As a result, our products may not be able to compete successfully with their products.

Global financial and economic instability — we may be adversely affected by the significant instability and uncertainty in the world financial markets and the global economy, including the effects of the war in the Middle East.

      Recent instability in the world financial markets and the global economy, including as a result of the war in the Middle East, has created uncertainty in the automotive industry and may adversely affect our business. If such economic and financial instability were to result in a decrease in new vehicle production, our business would be adversely affected. In addition, the war, related setbacks or adverse developments, including a retaliatory strike, may cause unpredictable or unfavorable economic conditions and could have a material adverse impact on our operating results and financial condition, on our ability to raise capital and on our ability to effectuate our comprehensive restructuring plan. In addition, terrorist attacks similar to the ones committed on September 11, 2001 may directly affect our ability to keep our operations and services functioning properly and could have a material adverse effect on our business and results of operations.

Internal controls — our disclosure controls and procedures and our internal controls may not be sufficient to ensure timely and reliable financial information.

      On February 19, 2002, we issued restated consolidated financial statements included in our filings with the SEC as of and for the fiscal years ended January 31, 2001 and 2000, and related quarterly periods, and for the fiscal quarter ended April 30, 2001. The restatement was the result of our failure to properly apply certain accounting standards generally accepted in the United States and certain accounting errors and irregularities in our financial statements that we and our independent auditors identified. For a description of these accounting errors and irregularities, see “The Bankruptcy Case — Other Information”.

      Since the restatement, we have made a number of significant changes to strengthen our disclosure controls and procedures and our internal controls, including those internal controls and procedures for financial reporting. See “The Bankruptcy Case — Other Information — Events Leading to the Commencement of the Chapter 11 Cases” for a description of such changes. However, activities critical to our restructuring, including: (a) the establishment of a new management team under the leadership of a new chief executive officer and the hiring of a new chief financial officer; (b) the commencement of a number of key operating initiatives including an ongoing process to rationalize our manufacturing capacity on a global basis; and (c) the time and effort spent in our restructuring, have complicated our ability to assess the overall effectiveness of our disclosure controls and procedures and our internal controls and to implement certain improvements to those controls and procedures. As a result, we will continue to be subjected to a number of risks relating to these controls that are inherent in our transition following emergence from Chapter 11.

      We are continuing the process of identifying and implementing corrective actions where required to improve the effectiveness of our disclosure controls and procedures and internal controls, including the enhancement of systems and procedures. Significant supplemental resources will continue to be required to maintain appropriate controls and procedures and prepare the required financial and other information during this process. In addition, employees will need to be hired and trained to fill positions currently staffed by consultants.

      The effectiveness of our controls and procedures may be limited by a variety of risks including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	collusion of two or more people or inappropriate management override of procedures;

•	imprecision in estimating and judging cost-benefit relationships in designing controls; and

•	reductions in the effectiveness of one deterring component (such as a strong cultural and governance environment) by a conflicting component (such as may be found in certain management incentive plans).

      If we fail to have effective internal controls and procedures for financial reporting in place, we could be unable to provide timely and reliable financial information.

Dependence on key personnel — our success will depend on our ability to retain our key employees and may be adversely affected by our loss of restructuring experts.

      One of our primary assets is our highly skilled personnel, who have the ability to leave us and so deprive us of the skill and knowledge essential for performance of existing and new business. For example, our success and the successful implementation of our comprehensive restructuring plan will be highly dependent upon Curtis Clawson, our President and Chief Executive Officer, as well as other members of senior management. Although Mr. Clawson and several other members of senior management are subject to employment agreements (see the “Executive Compensation — Employment Contracts, Termination of Employment and Change-of-Control Arrangements” section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2003 incorporated by reference in this prospectus), such employment agreements may be terminated and the loss of the services of any such individuals or other key personnel could have a material adverse effect upon the implementation of our comprehensive restructuring plan and on our success in general.

      Furthermore, in October 2001, we engaged AlixPartners, LLC and hired certain restructuring professionals affiliated with AlixPartners, LLC to serve as members of our senior management team to, among other things, provide restructuring and other financial services during the pendency of the bankruptcy case. Since the effective date of our Plan of Reorganization, we have been in a transition period after which AlixPartners will no longer be retained by us and some of the services that have been provided by these professionals will be performed by current employees or employees that we must hire. There can be no assurance that we will be able to hire such employees in a timely manner or that this transition will not result in an interruption of these services. Such an interruption could harm our ability to continue to develop and manage our business and implement our comprehensive restructuring plan.

Product liability and warranty claims — the nature of our business exposes us to product liability and warranty claims.

      We are exposed to potential product liability and warranty risks that are inherent in the design, manufacture and sale of automotive products, the failure of which could result in property damage, personal injury or death. Accordingly, individual or class action suits alleging product liability or warranty claims could result. Although we currently maintain what we believe to be suitable and adequate product liability insurance in excess of our self-insured amounts, there can be no assurance that we will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate protection against potential liabilities. In addition, if any of our products prove to be defective, we may be required to participate in a recall involving such products. A successful claim brought against us in excess of available insurance coverage, if any, or a requirement to participate in any product recall, could have a material adverse effect on our results of operations or financial condition.

Intellectual property — we might fail to adequately protect our intellectual property or third parties might assert that our technologies infringe on their intellectual property.

      We consider ourselves to be an industry leader in product and process technology, and therefore the protection of our intellectual property is important to our business. We rely on a combination of patents, trade secrets, trademarks and copyrights to provide protection in this regard, but this protection might be inadequate. For example, our pending or future patent applications might not be approved or, if allowed, they might not be of sufficient strength or scope. Conversely, third parties might assert that our technologies infringe their proprietary rights. In either case, litigation, which could result in substantial costs and diversion of our efforts, might be necessary, and whether or not we are ultimately successful, the litigation could adversely affect our business.

Legal proceedings — we will be subject to claims made after the date that we filed for bankruptcy and other claims that are not discharged in the bankruptcy proceeding, which could have a significant negative impact on our results of operations and profitability.

      The nature of our business subjects us to litigation in the ordinary course of our business. In addition, we are from time to time involved in other legal proceedings. Although all claims made against us prior to the date of the bankruptcy filing, except as described in the immediately following paragraph, were satisfied in accordance with the terms of the Plan of Reorganization or in connection with settlement agreements that were approved by the Bankruptcy Court prior to our emergence from bankruptcy, we cannot assure you that any remaining or future claims will not have a significant negative impact on our results of operations and profitability. In addition, claims made after the date of our bankruptcy filing were not discharged in the bankruptcy proceeding. See the “Business — Legal Proceedings” section of this prospectus for a description of the significant legal proceedings and investigations in which we are presently involved.

      Claims made against us prior to the date of the bankruptcy filing may not have been discharged if the claimant had no notice of the bankruptcy filing. We are not presently aware of any such claims. In addition, in other bankruptcy cases, states have challenged whether their claims could be discharged in a federal bankruptcy proceeding if they never made an appearance in the case. This issue has not been finally settled by the U.S. Supreme Court. Therefore, we can give no assurance that our emergence from bankruptcy resulted in a discharge of all claims against us with respect to periods prior to the date we filed for bankruptcy protection. Any such claim not discharged could have a material adverse effect on our financial condition and profitability; however, we are not presently aware of any such claims. Moreover, our European operations and certain other foreign operations did not file for bankruptcy protections, and claims against them are not affected by our bankruptcy filing.

Legal proceedings — we are being investigated by the SEC.

      We have been advised that the SEC is conducting an investigation into the facts and circumstances giving rise to the restatement discussed above under “Internal controls — we might fail to further improve or continue to supplement our disclosure controls and procedures and our internal controls.” We have been and intend to continue cooperating with the SEC in connection with such investigation, but we cannot predict the outcome of the investigation. There can be no assurance that the SEC will not impose fines or take other corrective actions against us that could have a significant negative impact on our financial condition. In addition, publicity surrounding the SEC’s investigation or any enforcement action, even if ultimately resolved favorably for us, could have a material adverse impact on our financial condition, results of operations or business.

Effect of debt — we have substantial levels of debt and debt service which will divert a significant amount of cash from our business operations.

      We have substantial levels of debt, including debt under the New Credit Facility, the Notes and other debt instruments. As of July 31, 2003, we had $782.3 million of total indebtedness. Although the agreement governing the New Credit Facility and the indenture governing the Notes impose limits on our ability to incur additional debt, we may incur significant additional debt in the future. The degree to which we will be leveraged could have important consequences, including:

•	requiring a substantial portion of our cash flow from operations to be dedicated to debt service and therefore not available to us for our operations, capital expenditures and future business opportunities;

•	increasing our vulnerability to a downturn in general economic conditions or in our business;

•	limiting our ability to adjust to changing market conditions, placing us at a competitive disadvantage compared to our competitors that have relatively less debt; and

•	limiting our ability to obtain additional financing or access our revolving credit facility in the future for capital expenditures, working capital or general corporate purposes.

Substantial restrictions and covenants — restrictions and covenants in the indenture governing the Notes, the New Credit Facility and our other debt agreements limit our ability to take certain actions and require us to satisfy certain financial ratios.

      The indenture governing the Notes, our New Credit Facility and our other debt agreements contain a number of significant covenants that, among other things, restrict our ability, and the ability of our subsidiaries, to:

      • declare dividends or redeem or repurchase capital stock;

•	prepay, redeem or purchase debt, including the Notes;

•	incur liens and engage in sale-leaseback transactions;

•	make loans and investments;

•	incur additional debt, including borrowings under our revolving credit facility;

•	amend or otherwise alter certain debt documents;

•	make capital expenditures;

•	engage in mergers, acquisitions and asset sales;

•	enter into transactions with affiliates; and

•	alter the business we conduct.

      In addition, under the New Credit Facility we are required to satisfy certain financial covenants, including covenants regarding a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio, and we may become subject to additional or more restrictive covenants in connection with any future borrowing. Our ability to comply with these covenants may be affected by events beyond our control. If we are unable to comply with the covenants under the indenture governing the Notes, the New Credit Facility or any of our other debt instruments, there would be a default which, if not waived, could result in acceleration of our debt and our bankruptcy if we were unable to repay the amounts owed. Additionally, a default resulting from our failure to comply with such covenants or the applicable borrowing conditions would preclude us from borrowing additional funds. Compliance with the covenants could cause us to conduct our business, or to forgo opportunities, in such a manner as to materially harm our business. See the “Description of Material Debt — New Credit Facility”

and “Description of the New Notes” sections of this prospectus for a further description of covenants and events of default.

Bankruptcy proceedings — we cannot be certain that the bankruptcy proceeding will not adversely affect our operations going forward.

      On December 5, 2001, Hayes, 30 of our wholly owned domestic subsidiaries and one wholly owned Mexican subsidiary filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. Although we emerged from bankruptcy on June 3, 2003, we cannot assure you that the bankruptcy proceeding will not adversely affect our operations going forward. The bankruptcy case may adversely affect our ability to negotiate favorable terms from suppliers, landlords and others and to attract and retain customers. The failure to obtain such favorable terms or attract and retain customers could adversely affect our financial performance.

Implementation of operational improvements — we may not be able to complete successful implementation of our planned operational improvements.

      We are currently in the process of implementing operational improvements, which consist of a number of cost-cutting and profit-enhancing initiatives. Although the implementation of most of these initiatives has been completed, we are continuing to analyze our business to further improve our operations and identify cost-cutting measures. Our continued analysis includes identifying and implementing opportunities for: (i) further rationalization of manufacturing capacity; (ii) streamlining of marketing and general and administrative overhead; (iii) continued implementation of lean manufacturing and Six Sigma initiatives (initiatives designed to improve profitability and customer satisfaction by eliminating variability, defects and waste); and (iv) efficient investment in new equipment and technologies and the upgrading of existing equipment. We may be unable to successfully complete the implementation of the plan, or fail to realize the benefits of the actions we have already completed, as a result of operational difficulties, a weakening of the economy or other factors. If the implementation of the operational improvements is not successful, we may be unable to offer products at a competitive price to generate sufficient operating funds to pay the interest on the Notes. In such event, there can be no assurance that alternative sources of financing would be available to us or, if available, that such financing would be on commercially reasonable terms. See “The Bankruptcy Case — Comprehensive Restructuring Plan” section of this prospectus for a description of our operational improvements.

Significant plans for expansion — we may be unable to successfully implement our expansion plans included in our business strategy.

      As a key part of our business strategy, we plan to expand our ability to produce low-pressure aluminum cast components (see “Business — Our Business Strategy”). In the next two years, we currently intend to expand existing capacity in Thailand and the Czech Republic and are considering building a new low-pressure aluminum wheels facility in Mexico. A significant change in our business, the economy or an unexpected decrease in our cash flow for any reason could result in an inability to obtain the capital required to build this new facility or to make our planned investments in the Czech Republic or Thailand. Failure to successfully build or expand these facilities, launch production, produce saleable product or meet customer demand in a timely manner could result in damage to or loss of customer relationships.

Dependence on third-party suppliers and manufacturers — increased cost of supplies and raw materials could affect our financial health.

      Generally, our supplies and raw materials are obtainable from various sources and in the quantities desired. Although we currently maintain alternative sources for raw materials, our business is subject to the risk of price increases and periodic delays in the delivery of certain raw materials and supplies. For example, recently we have been affected by the rising cost of steel and the rising cost of natural gas. We are generally unable to increase the price of our products to offset increases in the cost of supplies and raw materials, with the exception of changes in the price of aluminum which are generally passed through contractually to our customers. In addition, if any of our suppliers seek bankruptcy relief or otherwise cannot continue their business as anticipated, the availability or price of raw materials or supplies could be adversely affected. Failure by certain suppliers to continue to supply us with raw materials or supplies on commercially reasonable terms, or at all, could have a material adverse effect on our business.

Technological and regulatory changes — our products may be rendered obsolete or less attractive by changes in regulatory requirements or competitive technologies.

      Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive. Our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. There can be no assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly.

International operations — our international operations subject us to risks not faced by domestic competitors, which include unfavorable political, regulatory, labor and tax conditions in other countries.

      Approximately 37% of our net sales in fiscal year 2002 were derived from sales in foreign markets. We expect sales from international markets to continue to represent a substantial portion of our net sales. Risks inherent in international operations include the following:

•	agreements may be difficult to enforce and receivables difficult to collect through a foreign country’s legal system;

•	foreign customers may have longer payment cycles;

•	foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade or investment, including exchange controls;

•	United States export licenses may be difficult to obtain;

•	intellectual property rights may be more difficult to enforce in foreign countries;

•	political or economic conditions in the countries in which we operate could have an adverse effect on our earnings from operations in those countries;

•	unexpected adverse changes in foreign laws or regulatory requirements may occur;

•	compliance with a variety of foreign laws and regulations may be difficult; and

•	differing foreign tax structures may subject us to additional taxes or affect our ability to repatriate cash from our foreign subsidiaries in a tax-efficient manner.

      Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Labor relations — a high percentage of our customers’ employees and certain of our employees are unionized or covered by collective bargaining agreements.

      Many employees of our major customers and certain of our employees are unionized. At January 31, 2003, approximately 5.8% of our employees in the United States were represented by the United Auto Workers or United Steel Workers. Collective bargaining agreements with these unions affecting these employees expire in 2003 and 2004. As is common in many European jurisdictions, substantially all of our employees in Europe are covered by country-wide collective bargaining agreements. Although we believe that our relations with our employees are satisfactory, a dispute between us and our employees, or between any of our major customers and that customer’s employees, could have a material adverse effect on us. Our three most significant OEM customers in the United States are renegotiating certain of their three-year collective bargaining agreements in the United States in September 2003. A failure of these OEM customers to successfully renegotiate such agreements could result in a strike, work stoppage or slow down at the OEMs or other developments which could adversely affect our business.

Variable interest rates and foreign currency fluctuations — the exposure to variable interest rates and foreign currency fluctuations may affect our financial health.

      A portion of our debt, including our borrowings under the New Credit Facility, bears interest at variable rates. Any increase in the interest rates on our debt will reduce funds available to us for our operations and future business opportunities and will exacerbate the consequences of our leveraged capital structure. We intend to engage in interest rate hedging transactions to moderate the effect of interest rate fluctuations.

      Due to the increase in our operations outside the United States, we have experienced increased foreign currency exchange gains and losses in the ordinary course of our business. As a result, fluctuations in the exchange rate between the U.S. dollar, the euro and the currencies of other countries in which we conduct our business may have a material impact on our financial condition as cash flows generated in other currencies will be used, in part, to service our dollar-denominated debt. This could result in an increase in our overall leverage and could result in less cash flow available for debt repayment should the dollar appreciate significantly versus other currencies in which significant cash flows are generated.

      In addition, fluctuations in foreign currency exchange rates may affect the value of our foreign assets as reported in U.S. dollars, which in turn may adversely affect reported earnings and, accordingly, the comparability of period-to-period results of operations. Changes in currency exchange rates may affect the relative prices at which we and foreign competitors sell products in the same market. In addition, changes in the value of the relevant currencies may affect the cost of certain items required in our operations. Although we have historically engaged, and intend to engage in the future in foreign currency hedging transactions which moderate the overall effect of currency exchange rate fluctuations, we expect that these fluctuations will continue. There can be no assurance that we will be successful in our interest rate or currency hedging activities or that fluctuations in interest rates or exchange rates will not otherwise have a material adverse effect on our financial condition or results of operations, or cause significant fluctuations in quarterly and annual results of operations.

Environmental matters — we are subject to potential exposure to environmental liabilities.

      We are subject to various foreign, federal, state and local environmental laws, ordinances, and regulations, including those governing discharges into the air and water, the storage, handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of our employees. Under certain of these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of removal or remediation of certain hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, such substances may adversely affect the ability to sell or rent such property or to borrow using such property as collateral. Persons who generate, arrange for the disposal or treatment of, or dispose of hazardous substances may be liable for the costs of investigation, remediation or removal of these hazardous substances at or from the disposal or treatment facility, regardless of whether the facility is owned or operated by that person. Additionally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. We believe that we are in material compliance with environmental laws, ordinances and regulations and do not anticipate any material adverse effect on our earnings or competitive position relating to environmental matters. It is possible, however, that future developments could lead to material costs of environmental compliance for us. The nature of our current and former operations and the history of industrial uses at some of our facilities expose us to the risk of liabilities or claims with respect to environmental and worker health and safety matters which could have a material adverse effect on our financial health. We are also required to obtain permits from governmental authorities for certain operations. We cannot assure you that we have been or will be at all times in complete compliance with such permits. If we violate or fail to comply with these permits, we could be fined or otherwise sanctioned by regulators. In some instances, such a fine or sanction could be material. In addition, some of our properties are subject to indemnification and/or cleanup obligations of third parties with respect to environmental matters. However, in the event of the insolvency or bankruptcy of such third parties, we could be required to bear the liabilities that would otherwise be the responsibility of such third parties.

Influence on Holdco’s board of directors by significant stockholders — Apollo Management V, L.P., Amalgamated Gadget, L.P. and our prepetition creditors hold a significant percentage of the New Common Stock and have selected certain of Holdco’s board members and influence certain aspects of our business operations.

      Under our Plan of Reorganization, upon our emergence from bankruptcy, holders of certain claims received distributions of shares of New Common Stock. Apollo Management V, L.P. (“Apollo”) is the manager of funds which, based on the most recent information made available to us, collectively received approximately 18.1% of the New Common Stock upon our emergence from bankruptcy. Additionally, based on the most recent information made available to us, Amalgamated Gadget, L.P. (“Amalgamated Gadget”), for and on behalf of a fund managed by Amalgamated Gadget, received approximately 9.5% of the New Common Stock upon our emergence from bankruptcy. Apollo and Amalgamated Gadget could acquire additional shares in the future. Other than Apollo and Amalgamated Gadget, we are not aware of any other person or entity that owns or controls 5% or more of the New Common Stock. If Apollo or Amalgamated Gadget were to acquire a controlling interest in Holdco in the future, the change-of-control provisions under the indenture governing the Notes would not be triggered and, accordingly, we would not be required to offer to purchase the Notes. Apollo and Amalgamated Gadget are in the business of making investments in, and acquiring, other companies, and may from time to time hold interests in companies that compete directly or indirectly with us.

      Additionally, the lenders under our Prepetition Credit Agreement collectively received approximately 53% of the New Common Stock, and the former holders of our 11.875% senior notes due 2006 (“Old Senior Notes”) collectively received an aggregate of approximately 45% of the New Common Stock (including the approximately 18.1% received by Apollo and the approximately 9.5% received by Amalgamated Gadget). If Apollo, Amalgamated Gadget and/or other holders of a significant number of shares of the New Common Stock were to act as a group, such holders could be in a position to control the outcome of actions requiring stockholder approval, such as an amendment to the certificate of incorporation of Holdco, the authorization of additional shares of capital stock, and any merger, consolidation, sale of all or substantially all of the assets of Holdco, and could prevent or cause a change of control of Holdco, all of which may adversely affect us.

      Moreover, each of Apollo, the administrative agent under the Prepetition Credit Agreement, the Ad Hoc Prepetition Lender Steering Committee and the former holders of Old Senior Notes have designated members of Holdco’s initial board of directors. Other than Mr. Clawson, all of Holdco’s initial board members were newly appointed members upon our emergence from bankruptcy. See “The Bankruptcy Case” section of this prospectus for a description of such designation rights.

Projections — our actual financial results may vary significantly from the projections filed with the bankruptcy court.

      In connection with the Plan of Reorganization, we were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan of Reorganization and our ability to continue operations upon our emergence from bankruptcy. These projections were prepared solely for the purpose of the bankruptcy case and not for the purpose of the offering of the Notes and have not been, and will not be, updated on an ongoing basis. These projections were filed with the Bankruptcy Court on March 18, 2003, but are not included in this prospectus and should not be relied upon in connection with your consideration of the exchange offer. At the time they were prepared, the projections reflected numerous assumptions concerning our anticipated future performance and with respect to prevailing and anticipated market and economic conditions which were and remain beyond our control and which may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Actual results may vary significantly from those contemplated by the projections. As a result, we caution you not to rely upon the projections in deciding whether to tender your Old Notes in the exchange offer.

Lack of comparable financial data — since our financial statements reflect fresh start accounting adjustments made in connection with our emergence from bankruptcy, information reflecting our results of operations and financial condition is not comparable to prior periods.

      In connection with our emergence from bankruptcy, we adopted fresh start accounting. As a result, the book value of our long-lived assets and the related depreciation and amortization schedules, among other things, have changed. As a result, you will not be able to compare certain information reflecting our results of operations and financial condition to those for periods prior to emergence from bankruptcy.

Auditors’ opinion — our auditors’ report contains an explanatory paragraph stating that our filing for bankruptcy protection raises substantial doubt about our ability to continue as a going concern.

      The report of our independent auditors on our consolidated financial statements incorporated by reference in this prospectus at and for the year ended January 31, 2003 contains an explanatory paragraph stating that the filing for bankruptcy protection raises substantial doubt about our ability to continue as a going concern. Although we believe that the basis for the explanatory paragraph relating to our ability to continue as a going concern no longer exists now that our Plan of Reorganization has become effective, we cannot assure you that a similar explanatory paragraph will not be included in a future independent auditors’ report.

Risks Relating to the Notes

Our ability to generate sufficient cash to service our debt — we may not be able to generate sufficient cash to service all our debt, including the Notes, and may be forced to take other actions to satisfy our obligations under our debt, which may not be successful.

      Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, any premium, and interest on our debt. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” sections of the documents we incorporate by reference.

      If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or seek to restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The New Credit Facility and the indenture governing the Notes restrict our ability to sell assets and use the proceeds from the sales. We may not be able to consummate those sales or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See “Description of Material Debt — New Credit Facility” and “Description of the New Notes.”

We are a holding company — HLI’s ability to repay its debt depends in large part upon the performance of its subsidiaries and their ability to make distributions to HLI.

      Substantially all of HLI’s operations are conducted by its subsidiaries and, therefore, HLI’s cash flow and its ability to service its debt, including its ability to pay the interest on and principal of the Notes when due, is dependent upon cash dividends and distributions or other transfers from such subsidiaries. Any payment of dividends, distributions, loans or advances to HLI could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which its subsidiaries operate. In addition, payments to HLI are contingent upon such subsidiaries’ earnings.

      HLI’s subsidiaries are separate and distinct legal entities and, except for its subsidiaries that are guarantors, have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments.

Not all our subsidiaries are guarantors — claims of holders of the Notes will be effectively subordinated to claims of non-guarantor subsidiaries.

      Some, but not all, of Holdco’s subsidiaries guarantee the Notes. Holders of the Notes are creditors of HLI and the guarantors. In the case of subsidiaries that are not guarantors (including all of our foreign subsidiaries), all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, are effectively senior to the Notes. Subject to limitations in the New Credit Facility and indenture governing the Notes, non-guarantor subsidiaries may borrow additional amounts in the future. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries (other than HLI as the issuer of the Notes), holders of their debt and their trade and other creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

      As of July 31, 2003, on an actual basis after giving effect to the Transactions, the Notes were effectively subordinated to $530.7 million of balance sheet liabilities of these non-guarantor subsidiaries. On a pro forma basis, the non-guarantor subsidiaries generated $818.0 million of net sales and $65.5 million of operating income in the year ended January 31, 2003 and $480.8 million of net sales and $34.1 million of operating income in the six months ended July 31, 2003. For the year ended January 31, 2003, the Non-Guarantor Subsidiaries had actual operating income of $87.9 million. For the year ended January 31, 2003 and the six months ended July 31, 2003, respectively, on a pro forma consolidated basis after giving effect to the Transactions, consolidated operating income of the Company and its consolidated subsidiaries was $36.6 million and $35.9 million, respectively. The non-guarantor subsidiaries held $1,258.2 million of total assets as of July 31, 2003 on an actual basis. See “Description of the New Notes — Ranking” for a description of the effective subordination of the Notes to the liabilities of the non-guarantor subsidiaries.

Right to payments on the Notes — your right to receive payments on the Notes is effectively junior to those lenders who have a security interest in our assets.

      Our obligations under the Notes and our guarantors’ obligations under their guarantees of the Notes are unsecured, but our obligations under the New Credit Facility and each guarantor’s obligations under their respective guarantees of the New Credit Facility are secured by a security interest in substantially all Holdco’s domestic tangible and intangible assets (other than receivables that could be sold to receivables subsidiaries in connection with a receivables facility, or transferred to insurance subsidiaries) and a portion of the stock of our foreign subsidiaries. If we are declared bankrupt or insolvent, or if we default under the New Credit Facility, the lenders could declare all the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such debt, the lenders could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture governing the Notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any guarantor under the Notes, then that guarantor will be released from its guarantee of the Notes automatically and immediately upon such sale. In any such event, because the Notes are not secured by any of our assets or the equity interests in guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. Additionally, to the extent Holdco or its subsidiaries sell receivables pursuant to any receivables facility, payments made in respect of those receivables will not be available to make payments in respect of the Notes.

      As of July 31, 2003, on an actual consolidated basis after giving effect to the Transactions, HLI and the guarantors had $481.0 million of senior secured debt (which does not include availability of up to $100.0 million under the revolving credit facility or intercompany debt). The indenture permits the incurrence of substantial additional debt by us and our restricted subsidiaries in the future, including secured indebtedness.

Change of control — we may be unable to repurchase the Notes upon a change of control.

      We are required under the indenture governing the Notes to offer to purchase the Notes upon a change of control of any of (i) Holdco (which, upon effectiveness of the Plan of Reorganization, was renamed Hayes Lemmerz International, Inc.), (ii) HLI Parent Company, Inc., a wholly owned subsidiary of Holdco that holds all of HLI’s outstanding common stock, or (iii) HLI, the issuer of the Notes. In such event, we must offer to purchase any outstanding Notes (including any additional Notes issued in the future) at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest, if any, to the date of purchase. See “Description of the New Notes — Repurchase at the Option of Holders Upon a Change of Control.” In the event that we were required to make an offer to purchase the Notes upon the occurrence of a change of control, there can be no assurance that we would have sufficient funds available to purchase any Notes tendered, and we would likely be required to refinance the Notes. There can be no assurance that we would be able to accomplish such refinancing or borrowing of sufficient funds to fund the required repurchase or, if such refinancing or borrowing were to occur, that it would be accomplished on commercially reasonable terms. In addition, the occurrence of a change of control would constitute an event of default under our New Credit Facility, and the lenders under the New Credit Facility could require repayment of all outstanding borrowings under the New Credit Facility prior to any payment to holders of the Notes. There can be no assurance that we would have sufficient assets to repay amounts under the New Credit Facility and make any change of control payment to the holders of the Notes.

Fraudulent conveyance considerations relating to subsidiary guarantees — the guarantees of the Notes granted by the domestic subsidiaries of Holdco could be challenged as a fraudulent transfer.

      The obligations of any of the domestic subsidiaries of Holdco guaranteeing the notes may be subject to review under applicable fraudulent conveyance statutes in the event of the bankruptcy or other financial difficulty of any such subsidiary. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of any such person, such as a trustee in bankruptcy of any such person as debtor-in-possession, were to find that at the time such person incurred its obligations under its guarantee or pledged its assets, it: (i) received less than fair consideration or reasonably equivalent value therefor; and (ii) either, (a) was insolvent, (b) was rendered insolvent by such guarantee or pledge, (c) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (d) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they matured, such court could void such obligations under its guarantee and direct the return of any amounts paid with respect thereto. Moreover, regardless of the factors identified in the foregoing clauses (i) and (ii), a court could take such action if it found that the guarantee was entered into or the security interest granted with actual intent to hinder, delay or defraud creditors. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured.

Lack of a public market for the Notes — we cannot be sure that an active trading market will develop for these Notes.

      There has not been an established trading market for the Notes. Although the initial purchasers of the Old Notes have informed us that they currently intend to make a market in the Old Notes and, if issued, the New Notes, they have no obligation to do so and may discontinue making a market at any time without notice.

      The Old Notes are presently eligible for trading in the PORTALSM Market; however, we do not intend to apply for listing of the New Notes on any securities exchange or for quotation through any quotation system.

      The liquidity of any market for the Notes will depend upon a variety of factors, including the number of holders of the Notes, our performance, the market for similar securities, and the interest of securities dealers in making a market in the Notes. A liquid trading market may not develop for the Notes.

      Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The market, if any, for the Notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your Notes.

Risks Relating to Non-tendering Noteholders

Consequences of not exchanging Old Notes — if you fail to exchange your Old Notes in the exchange offer, they will continue to be subject to transfer restrictions.

      If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if the sale is registered under the Securities Act and applicable state securities laws, or the Old Notes are offered and sold pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Old Notes would be adversely affected due to a reduction in market liquidity. See “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes.” In addition, if you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements.” All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference in this prospectus, including, without limitation, statements under the captions “Prospectus Summary,” “Risk Factors” and “Business,” and located elsewhere or incorporated by reference in this prospectus regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “continue,” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. Important factors, that could cause actual results to differ materially from our expectations are disclosed in this prospectus and the documents incorporated by reference in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under “Risk Factors.” All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this prospectus. We will not update these statements unless the securities laws require us to do so. Factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected include, among others:

•	Decreased demand in the automotive industry;

•	Changes in the automotive industry, including increased consolidation and cost reduction;

•	Cyclical nature of the automotive industry;

•	Dependence on major customers;

•	Pricing pressure from our customers;

•	Competition in the automotive supply industry;

•	Global financial and economic instability;

•	Failure to further improve or continue to supplement our internal controls;

•	Dependence on key personnel and the loss of restructuring experts;

•	Exposure to product liability and warranty claims;

•	Protection of our intellectual property and potential infringement upon rights of others;

•	Our involvement in investigations and legal proceedings;

•	Pending SEC investigation;

•	Effects of our substantial level of debt on our operations;

•	Our inability to take certain actions due to restrictions in our debt agreements;

•	Effects of our bankruptcy proceedings;

•	Our ability to complete implementation of operational improvements;

•	Our ability to execute our strategic plans;

•	Increased cost of supplies or raw materials;

•	Technological or regulatory changes that could render our products obsolete;

•	Effects of political, regulatory and legal conditions on our international operations;

•	Our and our customers’ relations with employees;

•	Exposure to variable interest rates and foreign currency fluctuations;

•	Exposure to environmental liabilities;

•	Influence by significant stockholders;

•	Uncertainties affecting the financial projections prepared in connection with the bankruptcy proceeding;

•	Lack of comparable financial data due to the adoption of fresh start accounting;

•	Effect of our auditors’ report stating that the bankruptcy filing raises substantial doubt about our ability to continue as a going concern; and

•	Our ability to repurchase the New Notes and, if applicable, any Old Notes upon a change of control.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

      On June 3, 2003, we issued an aggregate principal amount of $250,000,000 of Old Notes in an offering under Rule 144A and Regulation S of the Securities Act that was not registered under the Securities Act. We sold the Old Notes to Citigroup Global Markets Inc. and Lehman Brothers Inc. (the “Initial Purchasers”) under a Purchase Agreement, dated May 22, 2003, among HLI, the guarantors party thereto and the Initial Purchasers. When we sold the Old Notes to the Initial Purchasers, we also entered into a registration rights agreement with the Initial Purchasers in which we agreed to exchange all the issued and outstanding Old Notes for a like principal amount of New Notes. The form and terms of the New Notes are identical to those of the Old Notes except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain special interest provisions relating to the Old Notes do not apply to the New Notes.

      This prospectus and the enclosed letter of transmittal constitute an offer to exchange New Notes for all the issued and outstanding Old Notes. This exchange offer is being extended to all holders of the Old Notes. As of the date of this prospectus, $250,000,000 aggregate principal amount of the Old Notes are outstanding. This prospectus and the letter of transmittal are first being sent on or about October 30, 2003 to all holders of Old Notes known to us. Subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal, we will accept for exchange all Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. See “— Conditions to the Exchange Offer.” As used in this prospectus, the term “Expiration Date” means 5:00 p.m., New York City time, on November 28, 2003. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the term “Expiration Date” will mean the latest time and date to which we extend the exchange offer.

      We expressly reserve the right, at any time and from time to time, in our sole discretion, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any Old Notes. The exchange offer, however, will be in effect no longer than 45 days from the date of this prospectus. If we elect to extend the period of time during which the exchange offer is open, we will give you oral or written notice of the extension and delay, as described below. During any extension of the exchange offer, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We will return to you, at our expense, any Old Notes not accepted for exchange promptly after the expiration or termination of the exchange offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

      We expressly reserve the right to amend or terminate the exchange offer, and not accept for exchange any Old Notes that were not previously accepted for exchange if any of the conditions described below under the caption “— Conditions to the Exchange Offer” are not satisfied. We will give you written notice or oral notice by way of a public announcement of any amendment, termination or non-acceptance as promptly as practicable.

      Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those holders of Old Notes who do not exchange their Old Notes for New Notes in this exchange offer. The terms of these additional exchange offers may differ from those applicable to this exchange offer. We may use this prospectus, as amended or supplemented from time to time, in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding Old Notes have been exchanged for New Notes, subject to the terms and conditions contained in the prospectus and the letter of transmittal we will distribute in connection with these additional exchange offers.

Procedures for Tendering Old Notes

      Old Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

      When you tender your Old Notes, and we accept your Old Notes, this will constitute a binding agreement between us and you, subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal. Unless you comply with the procedures described below under the caption “— Guaranteed Delivery Procedures,” you must do one of the following on or prior to the Expiration Date to participate in the exchange offer:

•	tender your Old Notes by sending certificates representing your Old Notes and a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as Exchange Agent, at one of the addresses listed below under the caption “— Exchange Agent”; or

•	tender your Old Notes by using the book-entry procedures described below, and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or by transmitting an agent’s message to the Exchange Agent instead of the letter of transmittal.

The term “agent’s message” means a message, transmitted to The Depository Trust Company (“DTC”) and received by the Exchange Agent and forming a part of the book-entry transfer, which states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

      The method of delivery of certificates for Old Notes, letters of transmittal, agent’s messages and all other required documents is at your election. If you deliver your Old Notes by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely receipt by the Exchange Agent prior to the Expiration Date. Do not send certificates for Old Notes, letters of transmittal or agent’s messages directly to us.

      If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender, you should promptly instruct the registered owner to tender on your behalf.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either (1) a holder of Old Notes and have not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) you are exchanging Old Notes for the account of an Eligible Guarantor Institution. An “Eligible Guarantor Institution” means any of the following that is a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program:

•	Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

•	Credit unions (as defined in Section 19B(1)(A) of the Federal Reserve Act);

•	National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

•	Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an Eligible Guarantor Institution. If you plan to sign the letter of transmittal but the Old Notes are not registered in your name, you must have the Old Notes endorsed by the registered holder of the Old Notes and that signature must be guaranteed by an Eligible Guarantor Institution. You may also send a separate instrument of transfer or exchange signed by the registered holder of the Old

Notes and guaranteed by an Eligible Guarantor Institution, but that instrument must be satisfactory to us in our sole discretion.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Old Notes improperly tendered or to not accept any Old Notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date (including the terms and conditions of the letter of transmittal and the accompanying instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will we have any liability for failure to give such notification.

      If a person or persons other than the registered holder or holders of Old Notes signs the letter of transmittal, certificates for the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for Old Notes.

      If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for Old Notes or powers of attorney, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

      By tendering your Old Notes, you represent to us, among other things:

•	that any New Notes received in exchange for your Old Notes in the exchange offer are being acquired by you or any other person receiving such New Notes in the ordinary course of your or such other person’s business;

•	that at the time of the commencement of the exchange offer, you do not, or any other person who will receive New Notes in exchange for your Old Notes does not, have any arrangement or understanding with any person to participate in the “distribution” (as defined in the Securities Act) of the New Notes in violation of the Securities Act;

•	that you are not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment;

•	that you are not, or such other person receiving New Notes in exchange for your Old Notes is not, an “affiliate” (as defined in Rule 405 under the Securities Act) of HLI, or if you are, or such other person is, an affiliate of HLI, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;

•	if you are not, or such other person receiving New Notes in exchange for your Old Notes is not, a broker-dealer, that you are not, or such other person is not, engaged in, and you do not, or such other person does not, intend to engage in, the distribution of the New Notes; and

•	if you are a participating broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the New Notes you receive in the exchange offer. See “Plan of Distribution.” The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) by delivering this prospectus to prospective purchasers.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See “— Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

      In all cases, the issuance of New Notes in exchange for Old Notes will be made only after the Exchange Agent timely receives either certificates for the Old Notes or book-entry transfer of the Old Notes into the Exchange Agent’s account at DTC, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or, in the case of a book-entry transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or an agent’s message instead of the letter of transmittal. If for any reason we do not accept any tendered Old Notes or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged Old Notes without expense to the registered tendering holder. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC by using the book-entry procedures described below, the unaccepted or non-exchanged Old Notes will be credited to an account maintained with DTC. Any Old Notes to be returned to the holder will be returned promptly after the expiration or termination of the exchange offer.

      For each Old Note accepted for exchange in the exchange offer, the holder of the Old Note will promptly receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Interest on the New Note will accrue (1) from the later of (a) the last interest payment date on which interest was paid on the Old Note surrendered in exchange for the New Note or (b) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date of the interest payment or (2) if no interest has been paid on the Old Note, from June 3, 2003. If (a) on or prior to August 3, 2003, neither this registration statement nor a shelf registration statement with respect to the Old Notes had been filed with the SEC, (b) on or prior to October 31, 2003, neither this registration statement nor such a shelf registration statement had been declared effective, (c) on or prior to November 30, 2003, this exchange offer has not been consummated and a shelf registration statement with respect to the Old Notes has not been declared effective, or (d) after either this registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Notes or New Notes in accordance with and during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (d), a “Registration Default”), interest (“Special Interest”) will accrue on the principal amount of the affected Old Notes and New Notes (in addition to the stated interest on the Old Notes) from and including the date on which any Registration Default occurs, but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.00% per annum. Payments of interest, if any, on Old Notes that were exchanged for New Notes will be made to the person who, at the close of business on the June 15th or December 15th next preceding the interest payment date, is the registered holder of the Old Notes if the record date occurs prior to the exchange, or is the registered holder of the New Notes if the record date occurs on or after the date of the exchange, even if the New Notes are cancelled after the record date and on or before the interest payment date.

Book-Entry Transfer

      Within two business days after the date of this prospectus, the Exchange Agent will establish an account at DTC for the Old Notes tendered in the exchange offer. Once established, any financial institution that is a participant in DTC’s systems may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of the addresses listed below under the caption “— Exchange Agent.” If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      If you are a registered holder of the Old Notes and desire to tender your Old Notes, but (1) the certificates for Old Notes are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

•	the tender is made through an Eligible Guarantor Institution;

•	prior to the Expiration Date, the Exchange Agent receives from such Eligible Guarantor Institution a properly completed and duly executed letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees, and a notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address and the amount of Old Notes you are tendering, stating that the tender is being made by notice of guaranteed delivery. These documents may be sent by overnight courier, registered or certified mail, facsimile transmission or hand delivery to the addresses set forth below under “— Exchange Agent”. If you elect to use this procedure, you must guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal, will be received by the Exchange Agent from such Eligible Guarantor Institution; and

•	the Exchange Agent receives the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer, as the case may be, and all other documents required by the letter of transmittal, within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

      You may withdraw tenders of Old Notes at any time prior to the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at one of the addresses listed below under the caption “— Exchange Agent.” Any notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of the Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn. The signatures on a notice of withdrawal must be guaranteed by an Eligible Guarantor Institution unless the holder is an Eligible Guarantor Institution. If Old Notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of this facility. All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder promptly after withdrawal, non-acceptance of tender or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC by using the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes. Properly withdrawn Old Notes may be retendered at any time prior to the Expiration Date by following one of the procedures described above under “— Procedures for Tendering Old Notes.”

Conditions to the Exchange Offer

      Notwithstanding any other provision of this exchange offer, we will not be required to accept any Old Notes for exchange or to issue any New Notes in exchange for Old Notes, and we may terminate or amend the exchange offer, if at any time before the acceptance of the Old Notes for exchange or the exchange of New Notes for Old Notes:

•	an action or proceeding is pending or threatened in any court or by any governmental regulatory or administrative agency or commission (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes pursuant to the exchange offer;

•	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might, directly or indirectly, result in any of the foregoing consequences or, in our sole judgment, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which would make it inadvisable to proceed with the exchange offer;

•	any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus forms a part or the qualification of the indenture governing the Notes under the Trust Indenture Act of 1939, as amended (the “TIA”);

•	there shall occur a change in the current interpretation by the staff of the SEC which permits the New Notes issued in the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an “affiliate” of HLI within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that New Notes acquired in the exchange offer are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of New Notes issued in the exchange offer;

•	there shall occur a general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

•	any government agency creates limits which may adversely affect our ability to complete the transactions contemplated by the exchange offer;

•	a declaration of a banking moratorium has occurred or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit;

•	there shall occur a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

•	any change (or any development involving a prospective change) has occurred or is threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of Holdco and its subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

•	any material adverse development occurs in any existing legal action or proceeding involving us; or

•	we do not receive any governmental approval we deem necessary for the completion of the exchange offer.

      These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part in our reasonable discretion. All conditions, other than those involving receipt of governmental approvals, must be satisfied or waived prior to acceptance of the Old Notes for exchange. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time prior to acceptance of the Old Notes for exchange.

Exchange Agent

      We have appointed U.S. Bank National Association as the Exchange Agent for the exchange offer. All completed letters of transmittal and all other required documents should be directed to the Exchange Agent at one of the addresses listed below and all agent’s messages should be directed to the Exchange Agent at its DTC account. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for notices of guaranteed delivery should be directed to the Exchange Agent at one of the following addresses:

Delivery To: U.S. Bank National Association, Exchange Agent

By Overnight Courier, Hand, Registered or Certified Mail:

U.S. Bank National Association
Attn: Specialized Finance Group
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107

By Facsimile:

(Eligible Guarantor Institutions Only)
(651) 495-8158

To Confirm by Telephone or for Information Call:

1-800-934-6802

      Delivery of a letter of transmittal to an address other than the address listed above, transmission of instructions by facsimile other than as set forth above or transmission of an agent’s message other than to the Exchange Agent at its DTC account is not valid delivery of the letter of transmittal or agent’s message.

Fees and Expenses

      The principal solicitation is being made by mail by the Exchange Agent. Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and by persons so engaged by the Exchange Agent.

      We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the Indenture, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

      We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

Transfer Taxes

      You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Exchanging or Failing to Exchange Old Notes

      If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer of the Old Notes described in the legend on your certificates. These transfer restrictions are required because the Old Notes were issued in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. See “Registration Rights.” Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if (1) you are, or any other person receiving New Notes in exchange for your Old Notes is, an “affiliate” (as defined in Rule 405 under the Securities Act) of HLI, (2) you are not, or any other person receiving New Notes in exchange for your Old Notes is not, acquiring the New Notes in the exchange offer in the ordinary course of your or such other person’s business or (3) you are, or such other person receiving New Notes in exchange for your Old Notes is, participating, intend to participate or have an arrangement or understanding with any person to participate in the distribution of the New Notes you or such other person will receive in the exchange offer. We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If you are, or any other person receiving New Notes in exchange for your Old Notes is, an affiliate of HLI, are engaged in or intend to engage in a distribution of the New Notes or have any arrangement or understanding with respect to the distribution of the New Notes you or such other person will receive in the exchange offer, you or such other person (1) may not rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. If you are a broker-dealer, you receive New Notes for your own account and you acquired the Old Notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes. See “Plan of Distribution.” In addition, to comply with state securities laws, you may not offer or sell the New Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available.

USE OF PROCEEDS

      The exchange offer is intended to satisfy certain agreements under the registration rights agreement we entered into with the Initial Purchasers of the Old Notes. We will not, however, receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes in the exchange offer, we will receive the Old Notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the New Notes (which replace the Old Notes and which represent the same indebtedness). The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase or decrease in our indebtedness.

      The net proceeds of the issuance and sale of the Old Notes were approximately $242.8 million, after deducting fees, discounts and expenses. Such net proceeds, together with net proceeds from the initial $450.0 million of borrowings under the New Credit Facility and a portion of our cash on hand, were used in connection with our emergence from bankruptcy to, among other things:

•	repay borrowings and letters of credit outstanding under our DIP Facility;

•	repay certain foreign debt obligations;

•	repay certain synthetic leases;

•	fund a cash payment to the lenders under the Prepetition Credit Agreement;

•	fund a cash payment to the holders of our June 2001 senior notes;

•	fund payment of administrative and priority expenses;

•	pay fees and expenses of the offering of the Old Notes; and

•	pay fees and expenses of the New Credit Facility.

CAPITALIZATION

      The following table sets forth the capitalization of Holdco as of July 31, 2003 on an actual basis. This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the documents we incorporate by reference and our consolidated financial statements and the notes thereto included elsewhere in this prospectus and in the documents we incorporate by reference.

As of
July 31, 2003

(unaudited)
(millions)
Total cash and cash equivalents	$140.6

Debt of foreign subsidiaries	43.9
New term loan facility	450.0
Old Notes, net of discount	248.5
Mortgage note payable	22.6
Capitalized synthetic leases	8.4
Capital leases	8.9
Series A Warrants and Series B Warrants(1)	4.8
Redeemable preferred stock of subsidiary	10.1
Total stockholders’ equity	547.9

Total capitalization	$1,345.1

(1)	The Series A Warrants and Series B Warrants were valued utilizing the Black-Scholes model that requires the estimation of several variables in the formula.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma consolidated financial information for the year ended January 31, 2003 and the four months ended May 31, 2003 (the “Pro Forma Financial Information”) gives effect to the Transactions, including the effectiveness of the Plan of Reorganization. The Pro Forma Financial Information is for Holdco, the parent company of HLI, and its consolidated subsidiaries. Upon the effectiveness of the Plan of Reorganization, Holdco shares of New Common Stock were distributed to holders of certain classes of claims and its name was changed to Hayes Lemmerz International, Inc. The Pro Forma Information should be read in conjunction with the consolidated financial statements of Hayes as of and for the year ended January 31, 2003 and the four months ended May 31, 2003 and the unaudited interim consolidated financial statements of Holdco as of and for the two months ended July 31, 2003, the notes thereto and other financial information included elsewhere in this prospectus and incorporated by reference in this prospectus, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the documents we incorporate by reference. The Pro Forma Financial Information does not purport to be indicative of our future operating results.

      Pursuant to American Institute of Certified Public Accountants (“AICPA”) Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” (“SOP 90-7”), the accounting for the effects of the reorganization will occur once a plan of reorganization is confirmed by the Bankruptcy Court and there are no remaining contingencies material to completing the implementation of the plan. The fresh start accounting principles pursuant to SOP 90-7 provide, among other things, for us to determine the value to be assigned to the equity of the reorganized Company as of a date selected for financial reporting purposes. We have adopted fresh start accounting as of May 31, 2003. The Plan of Reorganization, which was confirmed by the Bankruptcy Court on May 12, 2003 and became effective on June 3, 2003 (the “Effective Date”), is predicated upon an estimated total enterprise value for the Company of $1,250.0 million and an estimated total value for common equity of $544.4 million. The estimated total enterprise value, along with other terms of the Plan of Reorganization, were determined only after extensive arm’s-length negotiations with, and the agreement of, the Company’s then senior secured lenders, senior unsecured noteholders and statutory creditors’ committee on behalf of general unsecured creditors, who collectively received all of the New Common Stock issued under the Plan of Reorganization (excluding New Common Stock (or options pertaining thereto) to be issued pursuant to the Critical Employee Retention Plan or Long-Term Incentive Plan). Each interested party developed its view of what the total enterprise value should be based primarily upon expected future cash flows of the business after emergence from Chapter 11, discounted at rates reflecting perceived business and financial risks. This value is viewed as the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the Company immediately after restructuring.

      As a result of the application of fresh start accounting on May 31, 2003, and in accordance with SOP 90-7, the post-emergence financial results of Holdco for the period ending July 31, 2003 are presented as the “Successor” and the pre-emergence financial results of Hayes for the period ending May 31, 2003 are presented as the “Predecessor.” Comparative financial statements do not straddle the emergence date because, in effect, the Successor represents a new entity. As a result of applying fresh start accounting, the Successor, among other things, will have increased depreciation and amortization expense in comparison to the Predecessor.

      The unaudited consolidated balance sheet as of July 31, 2003 on an actual basis reflects the effects of the Transactions. As such, no pro forma balance sheet has been included as of that date. From and after the date of this prospectus, HLI will be subject to the reporting requirements of the Exchange Act.

      Below is certain summary historical financial information for Holdco and HLI, each on a consolidated basis:

	Holdco	HLI

	July 31,	July 31,
	2003	2003

Current assets	$623.6	$623.6
Long-term assets	1,620.5	1,620.5
Current liabilities	375.8	375.8
Long-term liabilities	1,320.4	1,315.6
Common stock	0.3	—
Additional paid-in capital	544.1	553.7
Accumulated deficit(1)	(9.2)	(13.7)
Accumulated other comprehensive income	12.7	12.7

Total stockholders’ equity	$547.9	$552.7

(1)	The difference in Accumulated deficit between Holdco and HLI at July 31, 2003 represents the fair value adjustment to the Series A Warrants and Series B Warrants of Holdco.

      The unaudited pro forma consolidated statements of operations give effect to the Transactions as if they had occurred on the first day of each period presented. The historical amounts included in the Pro Forma Financial Information were taken from our audited and unaudited consolidated financial statements included and incorporated by reference in this prospectus. The Pro Forma Financial Information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial position.

      The unaudited pro forma consolidated statements of operations do not reflect a post-emergence non-cash charge of approximately $5.2 million for the manufacturing profit added to inventory under fresh start accounting. This amount has been recognized in the Successor two months ended July 31, 2003 as reflected in our consolidated financial statements which have been incorporated herein by reference.

Hayes Lemmerz International, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

(millions)

					Four Months			Four Months	Two Months
	Year Ended			Year Ended	Ended	Pro Forma		Ended	Ended
	January 31,			January 31,	May 31,	Adjustments		May 31,	July 31,
	2003	Pro Forma		2003	2003	for the		2003	2003
	Historical	Adjustments		Pro Forma	Historical	Transactions		Pro Forma	Historical

Net sales	$2,001.6	$—		$2,001.6	$689.8	$—		$689.8	328.3
Cost of goods sold	1,793.9	(2.8	)(1)	1,791.1	611.3	(4.1	)(1)	607.2	298.9

Gross profit	207.7	2.8		210.5	78.5	4.1		82.6	29.4
Marketing, general and administration	103.1	—		103.1	33.5	—		33.5	20.7
Engineering and product development	20.4	—		20.4	8.1	—		8.1	4.2
Amortization of intangible assets	3.3	10.4	(2)	13.7	1.6	3.0	(2)	4.6	2.3
Asset impairments and other restructuring charges	43.5	—		43.5	6.4	—		6.4	—
Other income, net	(6.8)	—		(6.8)	(3.5)	—		(3.5)	(0.2)
Reorganization items	44.5	(44.5	)(3)	—	45.0	(45.0	)(3)	—	—
Fresh start accounting adjustments	—	—		—	(63.1)	63.1	(3)	—	—

Earnings (loss) from operations	(0.3)	36.9		36.6	50.5	(17.0)		33.5	2.4
Interest expense, net	72.7	(5.9	)(4)	66.8	22.7	(1.6	)(4)	21.1	8.1

Earnings (loss) before subsidiary preferred stock dividends, taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(73.0)	42.8		(30.2)	27.8	(15.4)		12.4	(5.7)
Subsidiary preferred stock dividends	—	0.8		0.8	—	0.3	(5)	0.3	0.1

Earnings (loss) before taxes on income, minority interest and cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(73.0)	42.0		(31.0)	27.8	(15.7)		12.1	(5.8)
Income tax provision (benefit)	3.6	(7.6	)(6)	(4.0)	60.3	(53.7	)(6)	6.6	2.6

Earnings (loss) before minority interest, cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(76.6)	49.6		(27.0)	(32.5)	38.0		5.5	(8.4)
Minority interest in consolidated subsidiaries	3.5	—		3.5	1.2	—		1.2	0.8

Earnings (loss) before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	$(80.1)	$49.6		$30.5	$(33.7)	$38.0		$4.3	$(9.2)

(1)	For the year ended January 31, 2003 and the four months ended May 31, 2003, respectively, to decrease estimated rental expense in respect to refinanced synthetic leases by $6.7 million and $2.2 million, respectively, and reduce the ongoing pension and retiree medical expense by $3.6 million and $2.5 million, respectively, for financial statement purposes due to the recognition in fresh start accounting of the additional liability for any plan costs that had been deferred pre-emergence in accordance with SFAS Nos. 87 and 106. For the year ended January 31, 2003 and the four months ended May 31, 2003, respectively, these decreases are offset by an increase in depreciation expense of $7.5 million and $0.6 million, respectively, resulting from: (a) revisions to remaining estimated useful lives based on preliminary results of valuation procedures performed by our valuation specialist; and (b) the increase in the carrying value of other property, plant, equipment and tooling from refinancing certain synthetic leases.

(2)	To increase estimated amortization expense resulting from an increase in the carrying value of definite-lived intangible assets to fair value under fresh start accounting.

(3)	To reflect the elimination of reorganization items and fresh start accounting adjustments in the statement of operations directly related to our bankruptcy proceedings.

Reorganization items as reported in the consolidated statements of operations are comprised of income, expense and loss items that were realized or incurred by us as a direct result of our decision to reorganize under Chapter 11. During the year ended January 31, 2003 and the four months ended May 31, 2003, respectively, reorganization items were as follows (millions of dollars):

		Four Months
	Year Ended	Ended
	January 31,	May 31,
	2003	2003

Critical employee retention plan provision	$7.3	$11.7
Estimated accrued liability for rejected prepetition leases and contracts	10.7	—
Professional fees directly related to the Filings	28.3	30.8
Gain on settlement of prepetition liabilities	(1.5)	—
Creditors’ Trust obligation	—	2.0
Other	(0.3)	0.5

Total	$44.5	$45.0

Fresh start accounting adjustments in the statement of operations represent a pre-emergence pre-tax gain of $63.1 million ($17.1 million, net of tax) resulting from the aggregate remaining changes to the net carrying value of the Company’s pre-emergence assets and liabilities to reflect the fair values under fresh start accounting.

(4)	To record a decrease in interest expense, including the amortization of deferred financing costs, as if the proceeds of the offering of the Old Notes and the New Credit Facility were received and the related refinancing and discharge of debt occurred as of February 1, 2002, as follows:

		Four Months
	Year Ended	Ended
	January 31,	May 31,
	2003	2003

Eliminate historical interest expense, net	$(72.7)	$(22.7)
Add new interest on the following debt:
Interest on $450.0 million New Term Loan (assumed weighted average rate of 7.0% and 6.0%, respectively)	30.5	9.1
Commitment fees on New Revolver	0.5	0.2
Interest on the $248.5 million Old Notes (assumed effective rate of 10.625%)	26.6	8.8
Commitment fees on new letters of credit	0.5	0.2
Interest on $43.9 million of debt of foreign subsidiaries not repaid on Effective Date (assumed weighted average rate of 8.2%)	3.6	1.2
Interest on capitalized synthetic leases and capital lease obligations of $39.9 million	2.3	0.7
Amortization of deferred financing costs	2.8	0.9

Net reduction in interest expense	$(5.9)	$(1.6)

(5)	To record the payment of annual cumulative dividend of 8% to holders of the New Preferred Stock.

(6)	To reflect the reduction in the estimated income tax provision using an effective foreign income tax rate of 34% on the portion of the pre-tax adjustments attributable to our foreign operations and state tax attributable to the merger between Hayes and HLI. We would not record any net U.S. Federal income tax effect on the portion of the pre-tax adjustments attributable to our U.S. operations in view of anticipated valuation allowances.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

      The following table sets forth selected historical consolidated financial data for the five fiscal years ended January 31, 2003 and for the six months ended July 31, 2002, the four months ended May 31, 2003 and the two months ended July 31, 2003. The selected historical consolidated financial data for the five fiscal years ended January 31, 2003 has been derived from the audited consolidated financial statements of Hayes, including the consolidated financial statements of Hayes included in this prospectus. Our historical consolidated financial statements for each of the years in the five-year period ended January 31, 2003 were audited by our independent public accountants, KPMG LLP. The selected consolidated financial data for the six months ended July 31, 2002 and the four months ended May 31, 2003 has been derived from the unaudited consolidated financial statements of Hayes, including the unaudited consolidated financial statements of Hayes incorporated by reference in this prospectus. The selected consolidated financial data as of and for the two months ended July 31, 2003 has been derived from the unaudited consolidated financial statements of Holdco, the successor to Hayes and our parent company upon our emergence from bankruptcy, and its consolidated subsidiaries, including the unaudited interim consolidated financial statements of Holdco incorporated by reference in this prospectus. The historical consolidated results of Holdco for these interim periods are not necessarily indicative of the results of operations of Hayes or Holdco for the full years. The unaudited selected historical consolidated financial data reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of our management, necessary for a fair presentation of our financial position, results of operations and cash flows as of and for the periods presented. The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the documents we incorporate by reference.

      The selected historical consolidated financial information presented below at and for the years ended January 31, 2002 and 2003 and for the six months ended July 31, 2002, and the four months ended May 31, 2003 has been prepared in accordance with SOP 90-7 and on a going concern basis. Continuing as a going concern contemplates continuity of operations, realization of assets, and payment of liabilities in the ordinary course of business. This historical information does not reflect adjustments that might result if we are unable to continue as a going concern. SOP 90-7 requires the segregation of liabilities subject to compromise by the Bankruptcy Court as of the bankruptcy filing date, and identification of all transactions and events that are directly associated with our reorganization.

	Predecessor							Successor

						unaudited

							Four	Two
						Six Months	Months	Months
	Year Ended January 31,					Ended	Ended	Ended
						July 31,	May 31,	July 31,
	1999	2000	2001	2002	2003	2002	2003	2003

	(millions)
Income Statement Data:
Net sales	$1,672.9	$2,295.1	$2,168.2	$2,039.1	$2,001.6	$990.7	$689.8	$328.3
Cost of goods sold	1,383.1	1,915.7	1,911.6	1,907.4	1,793.9	907.3	611.3	298.9

Gross profit	289.8	379.4	256.6	131.7	207.7	83.4	78.5	29.4
Marketing, general and administration	71.0	88.9	100.1	100.5	103.1	50.6	33.5	20.7
Engineering and product development	20.2	21.6	16.6	21.8	20.4	10.5	8.1	4.2
Equity in (earnings) losses of joint ventures	(0.6)	(1.2)	4.4	0.9	—	—	—	—
Asset impairments and other restructuring charges	—	3.7	127.7	141.6	43.5	25.3	6.4	—
Loss on investment in joint venture	—	—	1.5	3.8	—	—	—	—
Other expense (income), net	11.2	24.2	16.7	25.9	(3.5)	(3.7)	(1.9)	2.1

	Predecessor							Successor

						unaudited

							Four	Two
						Six Months	Months	Months
	Year Ended January 31,					Ended	Ended	Ended
						July 31,	May 31,	July 31,
	1999	2000	2001	2002	2003	2002	2003	2003

	(millions)
Reorganization items	—	—	—	47.8	44.5	27.9	45.0	—
Fresh start accounting adjustments	—	—	—	—	—	—	(63.1)	—

Earnings (loss) from operations	188.0	242.2	(10.4)	(210.6)	(0.3)	(27.2)	50.5	2.4
Interest expense, net(1)(4)	94.9	153.3	163.5	175.2	72.7	34.7	22.7	8.1
(Gain) loss on early extinguishment of debt(5)	14.4	—	—	(4.2)	—	—	—	—
Subsidiary preferred stock dividends	—	—	—	—	—	—	—	0.1
Income tax provision(5)	33.0	38.3	9.7	11.8	3.6	(2.4)	60.3	2.6
Minority interest	2.0	3.0	2.6	3.3	3.5	1.5	1.2	0.8

Earnings (loss) before cumulative effect of change in accounting principle, net of tax and extraordinary gain on debt discharge	43.7	47.6	(186.2)	(396.7)	(80.1)	(61.0)	(33.7)	(9.2)
Cumulative effect of change in accounting principle, net of tax of $0(2)	—	—	—	—	554.4	(554.4)	—	—
Extraordinary gain on debt discharge, net of tax of $0	—	—	—	—	—	—	1,076.7	—

Net income (loss)	$43.7	$47.6	$(186.2)	$(396.7)	$(634.5)	$(615.4)	$1,043.0	$(9.2)

Balance Sheet Data:
Total assets	$2,113.7	$2,679.9	$2,603.9	$2,358.1	$1,846.6	$1,855.7	$2,306.9	$2,244.1
Bank borrowings and current portion of long-term debt(3)(4)	57.1	143.2	1,693.3	42.2	55.9	60.1	57.1	26.8
DIP facility(3)	—	—	—	1.0	49.9	6.8	—	—
Long-term debt(3)	976.1	1,384.6	94.6	90.7	61.9	57.9	787.0	755.5
Liabilities subject to compromise(4)	—	—	—	2,121.0	2,133.8	2,138.5	—	—
Stockholders’ equity (deficit)	215.2	190.7	(21.8)	(460.0)	(1,074.4)	(1,040.6)	544.4	547.9
Other Data:
Depreciation and amortization(2)	$87.8	$135.8	$152.1	$156.4	$132.0	$65.0	$46.4	$26.7

(1)	For the fiscal years ended January 31, 2002 and 2003, the six months ended July 31, 2002 and the four months ended May 31, 2003, respectively, interest expense, net, excludes $18.7 million, $117.6 million, $58.3 million and $38.7 million, respectively, of interest expense that would have accrued from December 5, 2001 to January 31, 2002, from February 1, 2002 to January 31, 2003, from February 1, 2002 to July 31, 2002 and from February 1, 2003 to May 31, 2003, respectively, with respect to certain long-term debt classified as liabilities subject to compromise.

(2)	See Note (6) “Goodwill and Other Intangible Assets” to our consolidated financial statements for the year ended January 31, 2003 regarding the impact of adopting this new accounting principle effective February 1, 2002.

(3)	See Note (10) “Bank Borrowings, Other Notes and Long-Term Debt” to our consolidated financial statements for the year ended January 31, 2003 and Note (11) “Bank Borrowings, Other Notes and Long-Term Debt” to our consolidated financial statements for the four months ended May 31, 2003 and the two months ended July 31, 2003.

(4)	See Note (11) “Liabilities Subject to Compromise” to our consolidated financial statements for the year ended January 31, 2003.

(5)	In accordance with Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” certain prior period amounts have been reclassified.

BUSINESS

Business Overview

      We are the largest worldwide producer of aluminum and steel wheels for the light vehicle market, with a global market share of approximately 23%. We are a leading provider of steel wheels for the commercial highway market, with a global market share of 18%. We are also a leading supplier in the high growth market for lightweight aluminum products, including suspension, brake and powertrain components. We have a global footprint with 43 facilities located in 17 countries around the world, plus three foreign facilities in which we have a minority joint venture interest. We sell our products to every major North American, Japanese and European manufacturer of passenger cars and light trucks as well as more than 300 commercial highway vehicle customers throughout the world. Our products are presently on 16 of the top 20 selling platforms for passenger cars in the United States. In fiscal 2002, we had net sales of $2.0 billion, with approximately 37% of our net sales for that period derived from international markets, and we had a loss from operations in fiscal 2002 of $0.3 million. For the six months ended July 31, 2003, we had net sales of $1,018.1 million, of which approximately 47% was derived from international markets, and we had operating income of $52.9 million (which includes the impact of certain gains and expenses related to our emergence from Chapter 11 proceedings).

     Products

      We design, manufacture and distribute the following products:

Automotive Wheels. We are the largest global manufacturer of automotive wheels, supplying approximately 32% of all automotive wheels sold to original equipment manufacturers (“OEMs”) in North America and approximately 34% of all wheels sold to OEMs in Europe.

•	Cast Aluminum Wheels — We are the second largest manufacturer of cast aluminum wheels sold to automotive OEMs in North America and the number one supplier of cast aluminum wheels in Europe. We manufacture many varieties of cast aluminum wheels using both low-pressure and gravity casting technologies. We operate technical centers in the United States, Germany, Belgium, Italy and Brazil, where we actively develop new products and production techniques to reduce weight, improve styling, reduce costs and to maximize our ability to provide the lightest weight products with the designs and finishes.

•	Fabricated Wheels — We are the largest manufacturer of fabricated steel and aluminum wheels in the North American and European markets. Our fabricated wheel products include a broad range of designs stamped and welded in both steel and aluminum to meet the needs of our customers. We have recently developed a fabricated steel wheel that is both lighter than a standard steel wheel and significantly less expensive than an aluminum wheel, with similar styling capabilities to those of an aluminum wheel. This patented “Struktur” wheel has many of the desirable qualities of both steel and aluminum wheels, and we have received advance orders for this product.

Suspension Components. We are one of the most technologically advanced manufacturers of cast aluminum suspension components for the automotive industry and one of the few suppliers capable of casting large one-piece structural aluminum components. Our primary products include undercarriage components, such as structural crossmembers, subframes, engine cradles, axle components and wheel-end attachments and assemblies, such as steering and knuckles, spindles, hub carriers and control arms.

Brake Components. We believe that we are one of the largest brake rotor and drum manufacturers in North America. We manufacture rotors and drums and assemble hub and rotor and hub and drum assemblies.

Powertrain Components. We believe that we are one of the largest manufacturers in North America of both engine intake manifolds (aluminum and polymer) and exhaust manifolds. We also produce cylinder heads, water crossovers, water pumps and other engine components.

Commercial Highway Vehicle Products. We manufacture a full line of wheel end components (steel wheels and hubs, drums and rotors) to the truck and trailer industry in North America and Europe. We believe that we are recognized as a premier lightweight brake drum manufacturer in the North American commercial highway vehicle market. We believe our flagship lightweight CentriFuse® brake drum is a market leader in the industry, with demonstrated exceptional performance, safety and low cost of operation.

Our Competitive Strengths

      We believe that the following competitive strengths are instrumental to our success:

      Leading Market Positions Across Products and Markets. We believe we supply approximately 32% of the automotive wheels used by OEMs in North America and 34% in Europe. We are also a leading supplier of lightweight aluminum suspension, powertrain and brake components. We believe that our leading positions across a range of products and markets provide us with a competitive advantage. We believe that our market positions, by sales volume are as follows:

Market Position

Product Category:	North America	Europe	South America

Steel Wheels	#1	#1	#2
Cast Aluminum Wheels	#2	#1	#1
Fabricated Aluminum Wheels	#1	#1	—
Commercial Highway Steel Wheels	#2	#1	N/A
Cast Aluminum Cross Members	#1	—	—

      Diversified Base of Business. Our competitive position in the market and opportunities for growth are driven by a diversified base of business which capitalizes on the following competitive advantages:

•	Global Presence — We are the world’s largest producer of aluminum and steel wheels, with 43 manufacturing and engineering facilities in 17 countries around the world, plus three foreign facilities in which we own a minority joint venture interest. OEMs increasingly demand that suppliers provide parts for a particular vehicle platform on a worldwide basis, which requires suppliers to provide products to an OEM’s facilities globally, without increasing their costs. In order to meet this demand, suppliers need to have manufacturing facilities around the globe. Our global footprint allows us to ship wheels to our customers anywhere in the world on a timely basis and in a cost-efficient manner, and to leverage opportunities in countries with lower production costs where appropriate. Our competitors in the wheel market are almost exclusively either North American or European producers, whose markets are on one continent or the other. Our manufacturing presence on five continents gives us an important competitive advantage in the global sourcing of wheels by our OEM customers.

•	Broad Customer Base — We believe that we supply almost every major automotive manufacturer in the world. We enjoy long-standing relationships with automotive OEMs such as Ford, DaimlerChrysler, General Motors, Nissan, BMW, Volkswagen, Toyota, Honda and Renault. We supply our customers on a worldwide basis from facilities in North America, Europe, Asia Pacific, Latin America and South Africa. Our Commercial Highway business supplies more than 300 customers throughout the world.

•	Diverse Product Portfolio — We provide our automotive OEM customers with a diverse range of product offerings, including both aluminum and steel wheels as well as suspension, powertrain and brake components. Our substantial product breadth provides us with a competitive advantage over our competitors who typically focus on a narrower product range in limited geographic markets. We believe our diverse product portfolio provides us with critical mass and helps meet the needs of our customers who are trying to streamline their supplier base.

      We currently conduct business in three operating segments: Automotive Wheels, Components and Other. The Automotive Wheels segment includes cast aluminum wheels and fabricated steel and aluminum wheels. The Components segment includes suspension components, brake components and powertrain components. The Other segment includes commercial highway products and our aftermarket division.

The following charts illustrate our revenues for fiscal 2002 by segment and by region:

      Strong OEM Relationships. Our position as a partner with full-service global manufacturing capabilities has enabled us to create long-standing relationships with our customers. Our reputation for design and engineering support, customer service and high quality manufacturing has positioned us well with automotive OEMs such as Ford, DaimlerChrysler, General Motors, BMW and Toyota, as evidenced by our continued business development and the new business awarded to us throughout our Chapter 11 proceeding. See “The Bankruptcy Case” for a description of our Chapter 11 bankruptcy proceedings. Our strong relationships with automotive OEMs have also allowed us to expand our business globally as our customers have moved into new markets and product niches.

      New Product Innovation. We are a leader in new product development. We have developed many new products to meet customer needs for lighter weight vehicles to improve fuel economy as well as ride and handling. In aluminum wheels, we have been able to deliver lightweight products and are currently developing applications in hollow spoke wheels to reduce weight to even lower levels. We developed lightweight fabricated steel wheels using innovative high strength steel materials. We are also a leader in styling as well with innovative aluminum wheel designs and the new steel “Struktur” wheel that provides significantly greater styling flexibility for steel wheels.

      Full Service Capabilities. We have full-service capabilities, including advanced design and engineering, value-added casting processes and machining, that allow us to provide our customers with total product solutions. We are recognized for our technology and process innovation, which allows the development of cast components with high mechanical properties at a low cost. Through our global technical centers, we can deliver multiple design solutions that we believe meet customer demands for safety, innovative styling, performance, weight and cost. Our involvement in the design process of new products strengthens our customer relationships, and we believe, provides an advantage when customers are considering new business awards.

      Leading Position in Lightweight Aluminum Components. We believe that we are the number one supplier of aluminum wheels globally and are positioned for continued growth as the penetration of aluminum in both wheels and automotive components continues to increase in Europe and the rest of the world. We believe that our global presence and technological expertise in aluminum have made us the leading supplier of aluminum suspension components, such as cross members, steering knuckles and control arms, with significant growth opportunities. Our automotive OEM customers are increasingly looking to our strong capabilities in aluminum fabrication to provide full service solutions to their needs for lightweight aluminum components.

      New and Experienced Management Team. On August 1, 2001, we appointed Curtis Clawson as our new President and Chief Executive Officer. Since his arrival, Mr. Clawson has put in place an experienced management team with significant automotive and lean manufacturing experience. Key management changes include the hiring of new Presidents for three of our four North American business units as well as a new Chief Financial Officer and a new Chief Information Officer. Under this team’s leadership, we have significantly improved the operations of our business and positioned our business for continued growth and on-going financial strength. Specifically, since the beginning of fiscal 2002, management has:

•	Rationalized capacity and production, including the closing of three facilities;

•	Introduced lean manufacturing and Six Sigma initiatives;

•	Significantly improved internal controls and centralized certain aspects of the accounting and finance functions;

•	Successfully launched a number of new products and programs; and

•	Re-established strong relationships with customers, and won a significant number of new contracts.

Industry Trends

      We believe there are a number of important trends in the automotive parts industry that we have benefited from in the past and will continue to benefit from in the future. These trends include:

      Increasing Requirements for Global Capabilities. Automotive OEMs are focused on expanding their business operations globally to capitalize on markets that are experiencing high rates of growth or that have low production costs. As a result, suppliers are being required to operate in these same global markets to obtain new business from their customers. We believe automotive OEMs favor suppliers that have global operations to supply low-cost, high-quality products, as well as suppliers that have the ability to supply parts for a particular platform to multiple production facilities around the world. We believe that few suppliers are truly global and those that are have a competitive advantage.

      Growing Demand for Full Service Suppliers. Automotive OEMs are increasingly outsourcing a greater number of vehicle components to their suppliers, and increasingly require that their suppliers have the capabilities to design and engineer the components they manufacture for the OEMs to allow the OEMs to focus on overall vehicle design, development and marketing. We believe automotive OEMs are awarding new business to those suppliers that support the full range of design and engineering services required to provide high quality, technologically advanced products under shortened product development timetables.

      Increasing Use of Aluminum in Vehicles. Automotive OEMs are focused on increasing the fuel efficiency of vehicles while maintaining safety and comfort. Light metals such as aluminum provide automotive OEMs with a way to materially reduce the overall weight of the vehicle and improve fuel efficiencies. Aluminum penetration in the North American wheel market is approximately 62%, as automotive OEMs have recognized both the weight efficiencies of aluminum and its favorable design characteristics. Aluminum wheel penetration in Europe is approximately 33% and we expect it to grow significantly as the European market looks to both improve fuel efficiency and provide design differentiation. The most significant growth area in the market for aluminum vehicle parts is expected to be in the suspension components area, where the penetration of aluminum currently is less than half that of wheels, even though aluminum provides significant weight saving opportunities to automotive OEMs.

Our Business Strategy

      We believe we are well positioned for growth in sales and operating income through a strategy based on the following:

      Leverage Market Leading Positions and Global Capabilities. We believe our leading market positions reflect our reputation for quality and excellence in the global light vehicle and commercial highway markets for wheels and other products, including suspension, powertrain and brake components. We believe we benefit from our leadership position in product and process technologies that support our focus on high value-added content, particularly regarding safety-critical products, such as suspension products. Our position as the largest aluminum and steel wheel producer combined with our global capabilities give us a strong base to use such breadth and scope to provide maximum value to our customers.

      As emerging markets develop their manufacturing capabilities and infrastructure, the demand for vehicles, and the capability to build them locally increases. Our facilities in emerging market countries position us well in these local markets both to take advantage of the low costs of production and to supply the local automotive markets as they grow at rates generally expected to be faster than in North America and Europe. For example, our facility in Thailand produces both wheels that are shipped to Japanese OEMs and wheels that are sold in the Thai markets.

      Expand Low Cost Production Capabilities. To meet our customers’ demands for the highest quality, lowest cost product delivered globally, we have established manufacturing facilities in a number of countries around the globe that have low production costs. We currently have facilities in the Czech Republic, Turkey, Brazil, Mexico, South Africa, Thailand and India and a strategic manufacturing joint venture and technical relationship in Turkey. The ability to produce product at a lower cost, close to the customer, gives us an advantage over competitors without our breadth of global facilities. Through continued investment in countries with low production costs, we intend to continue to enhance our global market position while minimizing our costs. In the next two years, we presently intend to expand our low pressure aluminum wheel casting capabilities in Thailand and in the Czech Republic to serve customers in Europe and Asia, and are considering building a new low-pressure aluminum wheel plant in Mexico to serve the North American market. We presently anticipate that most future capacity expansion will be in countries with low production costs.

      Enhance Our Strong Customer Relationships. We are focused on continuing to strengthen our customer relationships through increased quality, high levels of customer service and operational excellence, all of which will allow us to continue to provide a high quality product to our customers at a low price. Our management team has created a culture that is focused on providing our customers with high quality service and technical support and this is reflected in our continuing ability to obtain new business and expand our customer relationships. In addition, we actively leverage our strong OEM relationships in Europe to increase our market share with Asian and European transplant OEMs in North America.

      Continuing Focus on New Product Innovation and Process Development. We believe that we have a track record of developing product and manufacturing process innovations. For example, we recently developed a fabricated steel wheel that is both significantly lighter than a standard steel wheel and significantly less expensive than an aluminum wheel, with styling capabilities similar to an aluminum wheel. This patented “Struktur” wheel has desirable qualities of both steel and aluminum wheels, and we have received advance orders for this product. We have also introduced Full Face Cast wheels, which are lightweight, highly styled wheels that combine a cast aluminum face with a fabricated rim. We are also one of the only suppliers globally using the vacuum riserless casting/pressure riserless casting (“VRC/PRC”) technology that allows for the casting of complex aluminum structural crossmembers that are lighter and more structurally sound than conventionally cast crossmembers. We intend to continue our efforts to develop innovative wheel, brake and other suspension products and manufacturing processes to better serve customers globally and improve our product mix and profit margins.

      Expand Our Product Offerings of High Growth Aluminum Components. We are continuing to develop new aluminum components using our advanced technology and processes. We are focused on increasing our capabilities in the production of high volume aluminum components in order to benefit from significant growth opportunities as customers focus on weight reduction and fuel efficiency. Although U.S. and Western European OEMs have significantly increased their reliance on aluminum products in their effort to reduce weight and increase fuel efficiency, there remain a number of opportunities to increase the use of aluminum components by OEMs and thereby increase our market penetration. In addition, many Japanese transplant OEMs still rely heavily on lower-cost iron components and we believe that, as our capabilities to produce low-cost aluminum components expand, our ability to sell more aluminum components to Japanese transplant OEMs will increase.

      Focus on Operational Excellence. We continuously implement strategic initiatives designed to improve product quality while reducing manufacturing costs. As part of our turnaround process, we have implemented a broad range of initiatives that have resulted in substantially improved operating performance. We continue to focus on opportunities to improve operating income including: (a) further rationalization of manufacturing capacity; (b) streamlining of marketing and general and administrative overhead; (c) continued implementation of lean manufacturing and Six Sigma initiatives; (d) efficient investment in new equipment and technologies and the upgrading of existing equipment; and (e) continued improvement of our internal controls and centralization of certain aspects of our accounting and finance functions. Our management team is focused on maximizing our current asset base to improve our operational efficiency while also adapting to the needs of our customers and the market.

      We may be unable to successfully implement our business strategies due to a weakening of the economy, changes in the automotive industry or other factors. For a discussion of such factors, see “Risk Factors”.

Our Products

      Our products consist of the following products for passenger vehicles and light trucks: (a) automotive wheels, including both cast aluminum and fabricated aluminum and steel wheels; (b) suspension components, such as undercarriage components, structural crossmembers, subframes, engine cradles and axle components; (c) wheel-end attachments and assemblies, such as steering knuckles, spindles and control arms; (d) brake components, such as rotors and drums; and (e) powertrain components, such as intake manifolds and exhaust manifolds. We also manufacture wheels and brakes for commercial highway vehicles.

Cast Aluminum Wheels

      We design, manufacture and distribute a full line of cast aluminum wheels to automotive OEMs in North America, Europe, South America, South Africa and Asia. We manufacture one-piece and two-piece aluminum wheels including wheels with bright finishes such as polishing, bright machining and bright paints. One-piece aluminum wheels accounted for the majority of our fiscal 2002 sales. With the exception of a limited number of cast aluminum wheels manufactured by Toyota and Ford, there is no significant manufacturing of cast aluminum wheels by OEMs. Our cast aluminum wheels are produced and sold in North America, Europe, South America, South Africa and Asia. We believe we will benefit in this product category from the industry trend towards using lightweight materials to reduce overall vehicle weight and improve fuel efficiency.

      North America. We design, manufacture and distribute a full line of cast aluminum wheels to OEMs in North America. We are the second largest supplier of cast aluminum wheels to automotive OEMs in North America.

Customers. In fiscal 2002, we sold substantially all of our North American cast aluminum wheel production to DaimlerChrysler, General Motors and Ford for use on vehicles produced in North America. The remainder of our cast aluminum wheels was sold to Japanese transplants in the United States.

Competition. Our primary competitor in the North American cast aluminum wheel market is Superior. We also compete with Amcast, American Racing Equipment, Alcoa and several foreign suppliers operating in the United States.

Manufacturing. We have four cast aluminum manufacturing facilities in North America, located in Howell, Michigan; Gainesville, Georgia; Huntington, Indiana; and La Mirada, California. We use primarily gravity casting technologies to manufacture cast aluminum wheels in North America. We currently are considering building a new facility in Mexico that would utilize the low pressure casting technology that we use in Europe because some of our customers prefer the appearance benefits resulting from low pressure casting. Engineering, research and development for our North American cast aluminum operations are performed at our Northville, Michigan facility.

      Europe. We design, manufacture and distribute a full line of cast aluminum wheels to OEMs in the passenger car and light truck segments of the European automotive industry. We are the leading supplier of cast aluminum wheels to automotive OEMs in the European market. In Europe, our OEM customers demand a wide variety of styles and sizes of cast aluminum wheels, and we maintain substantial capabilities to meet such demand. We also maintain direct computer links with several customer locations in Europe to determine customer needs and streamline the design and approval process and reduce product development lead time.

Customers. Substantially all of our European cast aluminum wheels are sold to BMW, DaimlerChrysler, Ford, General Motors, Fiat, Volkswagen, Porsche, Peugeot, Renault, Nissan, Honda, Toyota and Volvo.

Competition. Our primary competitors in the European cast aluminum wheel market for passenger cars are Ronal, Borbet Speedline and ATS. The cast aluminum wheel market in Europe is more fragmented than in North America, with numerous producers possessing varying levels of financial resources and market positions. In 2002, the installation rate of cast aluminum wheels in Europe was significantly lower than in North America. As a result of anticipated consolidation of small local manufacturers across the European community and the expected increasing demand for cast aluminum wheels among consumers and OEMs in Europe, we believe that, over the next several years, the number of cast aluminum wheel manufacturers in Europe likely will decline and the remaining producers will increase their market shares. As a result of our position in Europe and our advanced engineering and technology, we believe that we are well positioned to capitalize on these changes in the European market.

Manufacturing. We have five cast aluminum manufacturing facilities in Europe, which are located in Barcelona, Spain; Dello, Italy; Campiglione Fenile, Italy; Hoboken, Belgium; and Ostrava, Czech Republic. We utilize low pressure casting technologies to manufacture aluminum wheels in our facilities in Europe. Engineering, research and development for our European cast aluminum wheel operations are performed at our Dello, Italy and Hoboken, Belgium facilities.

      South America, South Africa and Asia. We design, manufacture and distribute a full line of cast aluminum wheels to OEMs in South America, South Africa and Asia. We own 100% of Hayes Lemmerz Japan Limited, a Japanese corporation that provides sales, engineering and service support for the Japanese wheel market.

Customers. Our largest customers for South American cast aluminum wheels are Ford, General Motors, Volkswagen and Renault. The largest customers for our South African cast aluminum wheels are BMW, DaimlerChrysler, Dotz and Volkswagen. The largest customers for our Asian cast aluminum wheels are Toyota, Isuzu and Mitsubishi.

Competition. Our primary competitors in the South American cast aluminum wheel market for passenger cars are Italmagnesio and Mangels. We compete in the South African cast aluminum wheel market for passenger cars with Tiger Wheels. Our primary competitor in the Asian cast aluminum wheel market for passenger cars is Enkei.

Manufacturing. We have one cast aluminum manufacturing facility in South America, which is located near Sao Paulo, Brazil. In South Africa, we have one cast aluminum wheel manufacturing facility located near Johannesburg, South Africa. We have one cast aluminum wheel manufacturing facility in Asia, which is located near Bangkok, Thailand. Engineering, research and development for our South American, South African and Asian cast aluminum wheel operations is currently performed at our facilities located in Dello, Italy; Johannesburg, South Africa; and Hoboken, Belgium.

Fabricated Wheels

      We design, manufacture and distribute fabricated steel and aluminum wheels to automotive OEMs in North America, Europe and South America. Our fabricated wheel products include steel and aluminum wheels that can be made in drop-center, bead seat attached and clad designs, as well as chrome and full-face steel wheels. We have also recently developed a new “Struktur” wheel, a fabricated steel wheel which is approximately 15% lighter than a traditional steel wheel, and is significantly less expensive to produce than a standard aluminum wheel. This design combines aspects of both steel and aluminum products into a low-cost, styled, lightweight alternative product to the more costly aluminum wheels. We believe that this product will be particularly attractive for economy style cars, where cost and weight are critical to the OEMs.

      North America. We design, manufacture and distribute a full line of fabricated wheels to OEMs in North America. This fabrication process involves stamping the center on high-speed multi-station transfer presses. The rim is made using specialized, highly automated, forming equipment. Then the center and rim are welded together on specialized, automated assembly equipment. We are the largest supplier of fabricated steel wheels in North America. We believe that the North American steel wheel market will remain significant because OEMs will continue to specify less costly fabricated steel wheels for more moderately priced passenger cars and light trucks and for most spare wheels.

Customers. Substantially all of our North American fabricated steel wheels were sold to General Motors, Ford and DaimlerChrysler in fiscal 2002. We produce fabricated aluminum wheels for Ford, General Motors, DaimlerChrysler and Toyota, including a full-face, styled version for the Ford F150 truck, the number one selling vehicle in the United States.

Competition. Our primary competitors in the North American steel wheel market for passenger cars and light trucks are ArvinMeritor, Accuride, Topy and Central Manufacturing Company. We do not believe that we have any significant competitors in the North American fabricated aluminum wheel market.

Manufacturing. Our fabricated steel and fabricated aluminum wheels are manufactured by a continuous in-line process at our manufacturing facility in Sedalia, Missouri. This process enhances quality standardization and reduces work-in-process inventory. Engineering, research and development for our North American fabricated wheels operations is currently performed at our Northville and Ferndale, Michigan facilities.

      Europe. We design, manufacture and distribute a full line of fabricated steel wheels to both OEMs and the automotive aftermarket throughout Europe. We are the leading supplier of fabricated wheels manufactured in Europe.

Customers. Our principal customers include Volkswagen Group, General Motors, DaimlerChrysler, Mitsubishi, Ford/ Volvo, BMW, PSA, Renault, Toyota, Nissan, Honda, Suzuki and Kromag. Our principal customer in Eastern Europe is Skoda, the national automobile manufacturer of the Czech Republic, for which we are the sole supplier of steel wheels.

Competition. Our principal competitors for the sale of fabricated steel wheels in Europe include Michelin Kronprinz, Magnetto, Ford and Volkswagen. We do not believe that we have any significant competitors in the European fabricated aluminum wheel market.

Manufacturing. We have four fabricated wheel manufacturing facilities in Europe, located in Königswinter, Germany; Manresa, Spain; Manisa, Turkey; and Ostrava, Czech Republic. Our Königswinter, Germany facility has highly automated production equipment and extensive engineering, research and development facilities. Our lightweight “Struktur” steel wheel was developed and is manufactured at the Königswinter facility. Our Manresa, Spain facility has developed a niche in wheels for light trucks, recreational vehicles and vans. The Manisa, Turkey facility produces wheels for the Turkish market and exports both OEM and aftermarket wheels to Western Europe. Our Ostrava, Czech Republic facility has advanced equipment required to meet the volume and quality demands of our European customers.

      South America. We design, manufacture and distribute a full line of fabricated steel wheels to both OEMs and the automotive aftermarket throughout Brazil and Argentina.

Customers. Our principal customers in Brazil and Argentina include Ford, General Motors, DaimlerChrysler, Volkswagen, PSA and Renault.

Competition. Our principal competitor for the sale of fabricated steel wheels in Brazil and Argentina is ArvinMeritor.

Manufacturing. We have one fabricated steel wheel manufacturing facility located near Sao Paulo, Brazil. Our Brazilian fabricated steel wheel manufacturing facility has its own engineering, research and development facility and is in the process of being converted into a highly automated production facility. In addition to serving the local market, our Brazilian facility ships fabricated wheels to North America to help meet the demands of our OEM customers.

Suspension Components

      We design, manufacture and distribute suspension components for sale to OEMs in North America. Our primary suspension component products include: (i) aluminum structural components, such as structural crossmembers, subframes, engine cradles and axle components; and (ii) wheel-end attachments and assemblies, such as steering knuckles, spindles, hub carriers and control arms. Our suspension components are produced and sold in North America.

      We are a technologically advanced manufacturer of aluminum suspension components for the automotive industry. We cast aluminum using green sand, permanent mold, squeeze and the VRC/ PRC processes. Components are machined on a variety of state-of-the-art equipment.

      We also believe that the most significant growth area in the market for aluminum vehicle parts will be in the suspension components area, because aluminum provides significant weight savings opportunities to automotive OEMs. The penetration of aluminum in suspension component products presently is less than one-half the aluminum penetration of wheels. We believe that we will benefit in this product category from our leadership position in product and process technologies that support our focus on high value-added content.

      Aluminum Structural Components. We design, manufacture and distribute structural aluminum subframes and crossmembers in North America. We entered the market for aluminum crossmembers by developing a one-piece cast aluminum crossmember for the 1995 Chrysler NS Minivan, the first high-volume application of this product. We expect aluminum’s market share of this segment to increase, primarily due to desired weight reductions and ride characteristics.

Customers. Our customers include General Motors, Ford, DaimlerChrysler and Mitsubishi.

Competition. Given the level of manufacturing expertise required to produce aluminum structural components, there are only a few manufacturers in this segment and Alcoa is our primary competitor.

Manufacturing. We design, manufacture and distribute structural aluminum subframes and crossmembers in Montague, Michigan and Bristol, Indiana. Engineering, research and development for our aluminum structural components operations is currently performed at our Ferndale, Michigan facility.

      Wheel-End Attachments and Assemblies. We design, manufacture and distribute wheel-end attachments and assemblies to OEMs in North America. We produce aluminum and iron knuckles, spindles and spindle assemblies, iron hub carriers, axle flanges for the corner of the vehicle and control arms. Wheel attachments are made from iron, aluminum and steel.

Customers. Our principal customers include North American OEMs such as Ford, DaimlerChrysler, General Motors, as well as BMW, Honda, Nissan and Mitsubishi. We also sell to other Tier 1 suppliers, including Lemforder, Bosch, Dana and Visteon.

Competition. Given the fragmented nature of the market, there are no competitors with significant market share. Our primary competitors are Intermet, Citation, Amcast and Grede.

Manufacturing. We manufacture aluminum and iron knuckles, spindles and spindle assemblies, iron hub carriers and axle flanges at our facilities in Cadillac, Michigan, Southfield, Michigan, Montague, Michigan and Bristol, Indiana. Our factories utilize various materials and casting processes to produce to specific product requirements, including weight, performance, safety and cost.

Brake Components

      We design, manufacture and distribute automotive brake components consisting primarily of cast iron rotors for disc brakes and composite metal drums and full-cast drums for drum-type brakes. We use our technological superiority to develop innovative new component designs for products with decreased weight and an extended useful life, including aluminum composite rotors and drums. Our brake components are produced and sold in North America.

Customers. Our primary customers for our automotive brake components include DaimlerChrysler, Ford, Nissan and Renault. In addition, we sell to other Tier I suppliers, such as Continental Teves, TRW, Visteon, Delphi Automotive and Bosch.

Competition. Our principal competitors for the sale of automotive brake components are Delphi, TRW, Bosch, ADVICS and Rassini.

Manufacturing. We have two automotive brake facilities in North America, located in Homer, Michigan, and Monterrey, Mexico. Engineering, research and development for our brake components operations is currently performed at our Ferndale, Michigan facility.

Powertrain Components

      We design, manufacture and distribute a variety of aluminum and polymers powertrain components, including engine intake manifolds, aluminum cylinder heads, water crossovers, water pumps, brackets and ductile iron exhaust manifolds. The polymer manifolds market is moving increasingly to welded technology. We believe we are well positioned to move into this market. Our powertrain and engine components are produced and sold in North America.

Customers. We supply most of our powertrain components to Ford, DaimlerChrysler and General Motors. We also supply powertrain components to Nissan in North America and to other Tier 1 suppliers, such as Visteon and Delphi.

Competition. Our primary competitor in aluminum intake manifolds is Fort Wayne Foundry. The remainder of the market for aluminum intake manifolds is highly fragmented and comprises small independent suppliers. Key competitors in polymer intake manifolds include Siemens, Mann+Hummel, Montaplast, Delphi and Mark IV. Key competitors for exhaust manifolds include Wescast and Interact.

Manufacturing. We have two powertrain component manufacturing facilities in North America, located in Wabash, Indiana, and Nuevo Laredo, Mexico. Engineering, research and development for our powertrain components operations is currently performed at our Ferndale, Michigan facility.

Commercial Highway Products

      We design, manufacture and distribute wheels and brakes for commercial highway vehicles in North America, Europe, South America and Asia.

      North America. We manufacture disc wheels and demountable rims for sale to manufacturers of commercial highway vehicles in North America. We also manufacture two-piece, take-apart wheels for certain special applications, including the High Mobility Multiple Purpose Wheeled Vehicle (the “Hummer”) produced by AM General Corporation. We manufacture brake components for commercial highway vehicles consisting of conventional cast iron brake drums and CentriFuse® brake drums.

Customers. Our largest customers for commercial highway wheels and rims include Trailmobile, Monon, Strick and Great Dane Trailers, and our largest customers for commercial highway brake components include Freightliner, PACCAR and Volvo. Our commercial highway sales are to truck and trailer OEMs, original equipment servicers, and aftermarket distributors.

Competition. Our principal competitors for the sale of commercial highway wheels and rims are Accuride and Alcoa. Our principal competitors for the sale of commercial highway hubs and drums are Gunite, Webb, ArvinMeritor and Conmet.

Manufacturing. We have three manufacturing facilities in North America that produce components for the commercial highway market. These facilities are located in Akron, Ohio; Berea, Kentucky; and Mexico City, Mexico. Engineering, research and development for our commercial highway products operations is performed at our Northville, Michigan facility.

      Europe. We design, manufacture and distribute steel truck and trailer wheels for sale to manufacturers of commercial highway vehicles in Europe at our Königswinter, Germany facility. In addition, we produce wheels for the forklift truck market at our Ostrava, Czech Republic facility.

Customers. Our principal customers for steel wheels for commercial highway vehicles are DaimlerChrysler, Renault and Volvo.

Competition. Our principal competitors for the sale of commercial highway wheels in Europe are Michelin Kronprinz and Magnetto.

Manufacturing. In Europe, we manufacture steel truck and trailer wheels at our highly automated Königswinter, Germany facility. At this facility, we produce a variety of wheels for commercial highway vehicles and perform engineering, research and development for our commercial highway products operations.

      South America and Asia. We design, manufacture and distribute steel truck and trailer wheels to OEMs in South America and Asia.

Customers. Our principal customers for steel wheels for commercial highway vehicles in South America are Ford/ Volvo, DaimlerChrysler, Volkswagen and Randon. Our largest customers for steel wheels for commercial highway vehicles in Asia are Telco and Volvo.

Competition. Our principal competitor for the sale of commercial highway wheels in South America is FNV. Our principal competitor for the sale of commercial highway wheels in Asia is Wheels of India.

Manufacturing. We manufacture steel truck and trailer wheels in South America at our Sao Paulo, Brazil facility and in Asia at our Pune, India facility. We also own a 25% interest in a joint venture in Turkey that produces commercial highway wheels.

Other Businesses

      We have aluminum operations in Europe that manufacture a variety of cast aluminum products, including heat exchangers used in gas-fired boilers, intake manifolds and aluminum housings for automotive and commercial vehicle applications, and a variety of aluminum products for the general industrial and electronics industries. The operations are owned by our subsidiary, called Metaalgieterij Giesen B.V. (“MGG”). MGG has three facilities, two of which are in the Netherlands and one of which is in Belgium.

Material Source and Supply

      Most of the raw materials (such as steel and aluminum) and semi-processed or finished items (such as castings) used in our products are purchased from suppliers located within the geographic regions of our operating units. In many cases, these materials are available from several qualified sources in quantities sufficient for our needs. However, shortages of a particular material or part occasionally occur. Import tariffs imposed on steel and volatility among our vendors may affect the overall availability of materials, and may be a risk factor for our operations.

      To minimize materials supply issues, we have taken steps to centralize our materials and logistics function. In addition, we have developed long-term multi-tiered materials sourcing strategies and new supply chain relationships to minimize costs. Although we currently maintain alternative sources for raw materials, our businesses are subject to the risk of price increases and periodic delays in the delivery of certain raw materials and supplies. For example, we have been affected by the rising cost of steel in Europe and the rising cost of natural gas. Some of our suppliers have sought, and others may seek in the future, bankruptcy relief which could affect the availability or price of raw materials or supplies.

Intellectual Property

      We consider ourselves to be a leader in both product and process technology, and, therefore, protection of intellectual property is important to our business. We own significant intellectual property, including numerous United States and foreign patents, trade secrets, trademarks and copyrights. Although our intellectual property is important to our business operations and in the aggregate constitutes a valuable asset, we do not believe that any single patent, trade secret, trademark or copyright, or group of patents, trade secrets, trademarks or copyrights is critical to the success of the business. Our policy is to seek statutory protection for all significant intellectual property embodied in patents, trademarks and copyrights. From time to time, we grant licenses under our patents and technology and receive licenses under patents and technology of others.

Research and Development

      Our objective is to be a leader in offering superior quality and technologically advanced products to our customers at competitive prices. We engage in ongoing engineering, research and development activities to improve the reliability, performance and cost-effectiveness of our existing products and to design and develop new products for existing and new applications. Our spending on engineering, research and development programs was $7.1 million in fiscal year 2002, $10.5 million in fiscal 2001, and $14.3 million in fiscal 2000.

Seasonality

      Although our business is not seasonal in the traditional sense, July (in North America), August (in Europe) and December are usually lower sales months because OEMs typically perform model changeovers or take vacation shutdowns during the summer and assembly plants typically are closed for a period from shortly before the year-end holiday season until after New Year’s Day.

Backlog

      Generally, our products are not on a backlog status. Our products are produced from readily available materials, have a relatively short manufacturing cycle and have short customer lead times. Each operating unit maintains its own inventories and production schedules.

Environmental Compliance

      We, like most other manufacturing companies, are subject to and required from time to time to take action at our facilities to comply with federal, state, local and foreign laws and regulations relating to pollution control and protection of the environment. In this regard, we maintain an ongoing compliance program to anticipate and, if necessary, correct environmental problems. We periodically incur capital expenditures in order to upgrade our pollution control mechanisms and to comply with applicable laws. We have 24 facilities registered or recommended for registration under ISO 14001 and are working to obtain ISO 14001 Registration at all manufacturing facilities worldwide. We believe we are in material compliance with applicable federal, state, local and foreign laws and regulations relating to pollution control and protection of the environment. See “— Legal Proceedings” in this section.

Sales and Marketing

      We have a sales and marketing organization of dedicated customer teams that provide a consistent interface with our key customers. These teams are located in all major vehicle producing regions to best represent their respective customers’ interests within our organization, to promote customer programs and to coordinate global customer strategies with the goal of enhancing overall customer service and satisfaction. Our ability to support our customers globally is further enhanced by our broad global presence in terms of sales offices, manufacturing facilities, engineering/technical centers and joint ventures.

Employees

      At March 31, 2003, we had approximately 11,100 employees. Of our employees in the United States, approximately 5.8% are represented by either the United Auto Workers (“UAW”) or United Steel Workers (“USW”) unions. Collective bargaining agreements with the UAW or USW affecting these employees expire in 2003 and 2004. As is common in many European jurisdictions, substantially all of our employees in Europe are covered by country-wide collective bargaining agreements. These agreements expire at various times through 2003 and 2004. Additional agreements are often made with the facility Works Council on an individual basis covering miscellaneous topics of local concern. There are no Company-wide or industry-wide bargaining units in the United States. We consider our employee relations to be good.

International Operations

      We have our world headquarters in Northville, Michigan. We have a worldwide network of 43 facilities (plus three joint venture facilities) in the United States, Germany, Italy, Spain, the Netherlands, Belgium, the Czech Republic, Turkey, Brazil, South Africa, Mexico, Thailand and India. We also provide sales, engineering and customer service throughout the world. We have advanced research and development facilities in the United States, Germany, Belgium, Italy and Brazil and a sales and engineering office in Japan.

      Net sales from our North American operations were $1,256.0 million in fiscal 2002, $1,253.6 million in fiscal 2001 and $1,422.7 million in fiscal 2000. Net sales from our operations outside of North America were $745.6 million in fiscal 2002, $785.5 million in fiscal 2001 and $745.5 million in fiscal 2000.

Properties

      Our world headquarters are located in Northville, Michigan. We operate 24 facilities in North America with approximately five million square feet in the aggregate. Within Europe, we operate 13 manufacturing facilities with approximately four million square feet in the aggregate. In South America, Asia and South Africa, we operate six facilities with approximately two million square feet in the aggregate. We believe that our plants are adequate and suitable for the manufacturing of products for the markets in which we sell. In addition to the operating facilities discussed above, we have five non-operating facilities in the United States and one in Thailand, which are currently held for sale.

      The following table summarizes our operating facilities.

			Approximate	Owned/
Location	Segment	Purpose	Size (sq. ft.)	Leased

North America
Northville, MI	Other	World Headquarters, R&D	160,000	Leased
Ferndale, MI	Components and Other	Technical Center, Offices	150,000	Owned
La Mirada, CA	Automotive Wheels	Manufacturing	260,000	Leased
Gainesville, GA	Automotive Wheels	Manufacturing	265,000	Owned
Huntington, IN	Automotive Wheels	Manufacturing	200,000	Owned
Howell, MI	Automotive Wheels	Manufacturing	150,000	Owned
Sedalia, MO	Automotive Wheels	Manufacturing	630,000	Owned
Berea, KY	Commercial Highway	Manufacturing	203,000	Owned
Akron, OH	Commercial Highway	Manufacturing	410,000	Owned
Mexico City, Mexico	Commercial Highway	Manufacturing	100,000	Owned
Chattanooga, TN	Commercial Highway	Manufacturing	106,000	Owned
Howell, MI	Commercial Highway	Warehouse	56,000	Leased
Dallas, TX	Commercial Highway	Warehouse	43,000	Leased
Southfield, MI	Components	Manufacturing	206,000	Owned
(2 facilities)
Cadillac, MI	Components	Manufacturing	274,000	Owned
Montague, MI	Components	Manufacturing	225,000	Owned
Bristol, IN	Components	Manufacturing	380,000	Owned
Homer, MI	Components	Manufacturing	180,000	Owned
Monterrey, Mexico	Components	Manufacturing	88,000	Leased
Nuevo Laredo, Mexico	Components	Manufacturing	408,000	Owned
Laredo, TX	Components	Offices and Warehouse	10,000	Leased
Wabash, IN	Components	Manufacturing	165,000	Owned
AuGres, MI	Other	Manufacturing	41,000	Owned
Europe
Campiglione Fenile, Italy	Automotive Wheels	Manufacturing	143,000	Leased
Barcelona, Spain	Automotive Wheels	Manufacturing	105,000	Owned
Hoboken, Belgium	Automotive Wheels	Manufacturing	486,000	Owned
(2 facilities)	and Components
Dello, Italy	Automotive Wheels	Manufacturing	247,000	Owned

			Approximate	Owned/
Location	Segment	Purpose	Size (sq. ft.)	Leased

Ostrava, Czech Republic	Automotive Wheels	Manufacturing	1,082,000	Owned
(2 facilities)
Manresa, Spain	Automotive Wheels	Manufacturing	357,000	Owned
Manisa, Turkey	Automotive Wheels	Manufacturing	132,000	Owned
Königswinter, Germany	Automotive Wheels	Manufacturing	1,490,000	Owned
(2 facilities)
Bergen, Netherlands	Components	Manufacturing	75,000	Owned
Tegelen, Netherlands	Components	Manufacturing	291,000	Owned
Rest of the World
Sao Paulo, Brazil	Automotive Wheels	Manufacturing	866,000	Owned
(2 facilities)
Johannesburg, S. Africa	Automotive Wheels	Manufacturing	269,000	Owned
Pune, India	Automotive Wheels	Manufacturing	305,000	Leased
Bangkok, Thailand	Automotive Wheels	Manufacturing	158,000	Leased
Yokohama, Japan	Automotive Wheels	Sales Office	3,000	Leased

Legal Proceedings

      On February 19, 2002, we issued restated consolidated financial statements as of and for the fiscal years ended January 31, 2001 and 2000, and related quarterly periods, and for the fiscal quarter ended April 30, 2001. The restatement was the result of our failure to properly apply certain accounting standards generally accepted in the United States, and because certain accounting errors and irregularities in our financial statements were identified. We have been advised that the SEC is conducting an investigation into the facts and circumstances giving rise to the restatements. We have been and intend to continue cooperating with the SEC by providing requested documents and cooperating with depositions of our employees. We cannot predict the outcome of the investigation.

      On May 3, 2002, a group of purported purchasers of our bonds commenced a putative class action lawsuit against thirteen of our present or former directors and officers (but not us) and KPMG LLP, our independent auditor, in the U.S. District Court for the Eastern District of Michigan. The complaint seeks damages for an alleged class of persons who purchased our bonds between June 3, 1999 and September 5, 2001 and claim to have been injured because they relied on our allegedly materially false and misleading financial statements. On June 27, 2002, the plaintiffs filed an amended class action complaint adding CIBC World Markets Corp. and Credit Suisse First Boston Corporation, underwriters for certain bonds issued by us, as defendants. These claims were not discharged upon the effectiveness of the Plan of Reorganization because they are against our present and former directors and officers and KPMG LLP, and not against us.

      Additionally, before the date we commenced our Chapter 11 Bankruptcy case, four other putative class actions were filed in the U.S. District Court for the Eastern District of Michigan against us and certain of our directors and officers, on behalf of a class of purchasers of our common stock from June 3, 1999 to December 13, 2001, based on similar allegations of securities fraud. These claims, as against us, but not as against our directors and officers, were discharged upon the effectiveness of the Plan of Reorganization. On May 10, 2002, the plaintiffs filed a consolidated and amended class action complaint seeking damages against our present and former officers and directors (but not us) and KPMG. Pursuant to the Company’s Plan of Reorganization, the Company purchased director’s and officer’s liability insurance for certain of these current and former directors and officers and agreed to indemnify such individuals against certain liabilities, including those matters described above, up to an aggregate of $10 million in excess of any coverage to or for the benefit of all indemnitees.

      On June 13, 2002, we filed an adversary complaint and motion for a preliminary injunction in the Bankruptcy Court requesting the Court to stay the class action litigation commenced by the bond purchasers and equity purchasers. Additionally, on July 25, 2002, we filed with the Bankruptcy Court a motion to lift the automatic stay in the Chapter 11 Filings to allow the insurance company that provides officer and director liability insurance to us to pay the defense costs of our present and former officers and directors in such litigation. The Bankruptcy Court has since entered an order permitting the insurance company to pay up to $500,000 in defense costs incurred by our present and former officers and directors in the litigation subject to certain conditions, which amount has subsequently been increased to $800,000 pursuant to further authority in the order. We have withdrawn our motion for a preliminary injunction.

      During the pendency of our Chapter 11 cases, we took action to terminate certain marketing and support services, technology license and technical assistance, and shareholders agreements (the “Agreements”) relating to our 40% interest in Hayes Wheels de Mexico, S.A. de C.V., a Mexican corporation manufacturing aluminum and steel wheels (“HW de Mexico”). In the event that such termination is not effective for any reason, we have also filed a protective motion with the Bankruptcy Court seeking to reject the Agreements. DESC Automotriz, S.A. de C.V. (the 60% owner of HW-Mexico) (“DESC”), HW de Mexico, and Hayes Wheels Aluminio, S.A. de C.V. (a subsidiary of HW de Mexico) have asserted administrative expense claims against us in an amount not less than $20.6 million relating to allegedly improper actions taken by us with respect to HW de Mexico and certain of the Agreements during the Chapter 11 cases. As part of the resolution of its objection to confirmation of the Plan of Reorganization, we have agreed with DESC that if, following our emergence from Chapter 11, either we or Hayes Lemmerz International-Mexico, Inc. is found liable on these claims and such claims are entitled to administrative expense claim status, we will pay such liabilities in full in cash in the amount determined by the court to be entitled to administrative expense claim status. On June 30, 2003, the Bankruptcy Court ordered Hayes Mexico to arbitrate the claims in Mexico City, Mexico. The Company and Hayes Mexico have appealed that order to the District Court. This appeal is pending. We are presently in discussions with DESC regarding a resolution of these claims; however, there can be no assurance that such discussions will result in a resolution of this dispute or what the terms of any resolution may be.

      We are the defendant in a patent infringement matter filed in 1997 in the United States District Court, Eastern District of Michigan. Lacks Incorporated (“Lacks”) alleged that we infringed on three patents held by Lacks relating to chrome-plated plastic cladding for steel wheels. Prior to fiscal 2000, the Federal District Court dismissed all claims relating to two of the three patents that Lacks claimed were infringed and dismissed many of the claims relating to the third patent. The remaining claims relating to the third patent were submitted to a special master. In January 2001, the special master issued a report finding that Lacks’ third patent was invalid, and recommending that Lacks’ remaining claims be dismissed, the trial court accepted these recommendations. Lacks appealed this matter to the Federal Circuit Court. The Federal Circuit Court vacated the trial court’s ruling that the third patent was invalid and remanded the matter back to the trial court for further proceedings. In addition to our defenses in the lawsuit, we have certain rights of indemnification against a co-defendant in the matter that supplied the allegedly infringing products to us. If it is ultimately determined that the third patent is valid and we are unable to collect on the indemnification rights, it may have an adverse impact on us.

      We were party to a license agreement with Kuhl Wheels, LLC (“Kuhl”), whereby Kuhl granted us an exclusive patent license concerning “high vent” steel wheel technology known as the Kuhl Wheel, which agreement was terminated as of January 10, 2003 pursuant to a stipulation between us and Kuhl entered in connection with our bankruptcy proceeding. The original license agreement (as amended, the “License Agreement”), dated May 11, 1999, granted us a non-exclusive license for the Kuhl Wheel technology. The License Agreement was subsequently amended to provide us with an exclusive worldwide license. On January 14, 2003, we filed a Complaint for Declaratory and Injunctive Relief against Kuhl and its affiliate, Epilogics Group, in the U.S. District Court for the Eastern District of Michigan. We commenced such action seeking a declaration of noninfringement of two U.S. patents and injunctive relief to prevent Epilogics Group and Kuhl from asserting claims of patent infringement against us, and disclosing and using our technologies, trade secrets and confidential information to develop, market, license, manufacture or sell automotive wheels. We are unable to predict the outcome of this litigation at this time. However, if we are not successful in such litigation, it may have an adverse impact on us.

      In the ordinary course of our business, we are a party to other judicial and administrative proceedings involving our operations and products, which may include allegations as to employment practices and manufacturing quality, design and safety. After reviewing the proceedings that are currently pending (including the probable outcomes, reasonably anticipated costs and expenses, availability and limits of insurance rights under indemnification agreements and established reserves for uninsured liabilities), we believe that the outcome of these proceedings will not have a material adverse effect on the financial condition or ongoing results of our operations.

      Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), we currently have potential environmental liability arising out of both our wheel and non-wheel businesses at 17 Superfund sites (the “Sites”). Five of the Sites were related to the operations of Motor Wheel Corporation prior to the divestiture of that business by The Goodyear Tire & Rubber Co. (“Goodyear”). In connection with the 1986 purchase of Motor Wheel by MWC Holdings, Inc. (“Holdings”), Goodyear agreed to retain all liabilities relating to these Sites and to indemnify and hold Holdings harmless with respect thereto. Goodyear has acknowledged this responsibility and is presently representing our interests with respect to all matters relating to these five Sites.

      As a result of activities which took place at our Howell, Michigan facility prior to our acquisition of it, the U.S. Environmental Protection Agency (the “EPA”) is performing, under CERCLA, a remedial investigation/feasibility study of PCB contamination at this Site, and in the adjacent South Branch of the Shiawasee River. Under the terms of a consent judgment entered into in 1981 by Cast Forge, Inc. (“Cast Forge”) (the previous owner of this Site) and the State of Michigan, any additional PCB cleanup which may be required is the financial responsibility of the State of Michigan, and not of Cast Forge or its successors or assigns (including us). The EPA has concurred in the consent judgment.

      We are working with various government agencies and the other parties identified by the applicable agency as “potentially responsible parties” to resolve our liability with respect to seven Sites. Our potential liability at each of these Sites is not currently anticipated to be material.

      We have potential environmental liability at the four remaining Sites arising out of businesses presently operated by Kelsey-Hayes. Kelsey-Hayes has assumed and agreed to indemnify us with respect to any liabilities associated with these Sites. Kelsey-Hayes has acknowledged this responsibility and is presently representing our interests with respect to these Sites.

      Kelsey-Hayes, and, in certain cases, we, may remain liable with respect to environmental cleanup costs in connection with certain divested businesses, relating to aerospace, heavy-duty truck components and farm implements, under Federal and state laws and under agreements with purchasers of these divested businesses. We believe, however, that such costs in the aggregate will not have a material adverse effect on our consolidated operations or financial condition and, in any event, Kelsey-Hayes has assumed and agreed to indemnify us with respect to any liabilities arising out of or associated with these divested businesses.

      In addition to the Sites, we also have potential environmental liability at two state-listed sites in Michigan and one in California. Of the Michigan sites, one is covered under the indemnification agreement with Goodyear described above. We are presently working with the Michigan Department of Environmental Quality to resolve our liability with respect to the second Michigan site, for which no significant costs are anticipated. The California site is a former wheel manufacturing site operated by Kelsey-Hayes in the early 1980’s. We are working with two other responsible parties and with the State of California on investigation and remediation of this site.

      In addition to the foregoing, we are involved in various claims and lawsuits incidental to the conduct of our business in the ordinary course. We carry insurance coverage in such amounts in excess of our self-insured retention, as we believe to be reasonable under the circumstances and which may or may not cover any or all of our liabilities in respect of claims and lawsuits. We do not believe that the ultimate resolution of these matters will have a material adverse impact on our financial position or operating results.

THE BANKRUPTCY CASE

      On December 5, 2001, Hayes, 30 of our wholly owned domestic subsidiaries and one of our wholly owned Mexican subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court (the “Chapter 11 Filings”).

Comprehensive Restructuring Plan

      Since the Board of Directors appointed Mr. Clawson as President and Chief Executive Officer and throughout the course of the bankruptcy cases, we have developed and implemented a comprehensive restructuring plan that has substantially improved operating performance. Major initiatives include: (i) rationalizing manufacturing capacity, thereby reducing fixed costs; (ii) implementing operational improvements at the plant level focusing on lean manufacturing, thereby reducing variable costs; (iii) enhancing the leadership team and restructuring the role of the corporate center; (iv) increasing oversight over the corporate, business unit and plant level finance function, thereby improving reliability of reported financial results; (v) divesting certain non-core assets; and (vi) since filing for bankruptcy protection, rejecting and/or renegotiating unfavorable executory contracts and leases.

      These significant changes to our cost structure resulted in a substantial turnaround in financial performance, demonstrated by an improvement in gross margin from approximately 6.5% in fiscal 2001 to 10% in fiscal 2002. We achieved this improvement in operating performance while substantially preserving our revenue stream.

The Plan of Reorganization

      On April 9, 2003, we filed our Plan of Reorganization. On May 12, 2003, the Bankruptcy Court issued an order confirming our Plan of Reorganization that has become a final, non-appealable order. The Plan of Reorganization became effective on June 3, 2003, simultaneous with the consummation of the offering of the Old Notes.

      The Plan of Reorganization constituted a separate plan of reorganization for each of the 27 Debtors proposing the Plan of Reorganization (the “Reorganized Debtors”). On the Effective Date and at certain times thereafter, the Reorganized Debtors distributed cash, securities and other property to or for the benefit of holders of certain classes of claims as provided in the Plan of Reorganization. The Plan of Reorganization also provided for payment of certain expenses related to our operation during the pendency of our bankruptcy cases and of expenses incurred in connection with our restructuring pursuant to the Plan of Reorganization and for us entering into the New Credit Facility.

      Under the Plan of Reorganization, we:

•	formed a new holding company;

•	merged Hayes with and into HLI;

•	cancelled all existing securities of Hayes, including its common stock, options and warrants;

•	issued the Old Notes and entered into the New Credit Facility and applied the net proceeds of the Old Notes and the initial $450.0 million borrowings under the New Credit Facility, as described in the “Use of Proceeds” section of this prospectus; and

•	satisfied certain claims and expenses, including (i) a cash payment of $477.3 million, to the holders of secured claims under the Prepetition Credit Agreement, as well as a distribution of 15,930,000 shares of New Common Stock (53.1% of the outstanding New Common Stock immediately following effectiveness of the Plan of Reorganization) and 53,100 shares of New Preferred Stock (53.1% of the outstanding New Preferred Stock immediately following effectiveness of the Plan or Reorganization), (ii) a cash payment of approximately $13 million to the holders of claims arising under our Old Senior Notes, as well as a distribution of 13,470,000 shares of New Common Stock (44.9% of the outstanding New Common Stock immediately following effectiveness of the Plan of

Reorganization), 44,900 shares of New Preferred Stock (44.9% of the New Preferred Stock immediately following effectiveness of the Plan of Reorganization) and a portion of the distributions under the Creditors’ Trust, (iii) a distribution to holders of our Old Subordinated Notes of the Series A Warrants, and (iv) a distribution for the benefit of the holders of unsecured claims in an aggregate amount of 600,000 shares of New Common Stock (2% of the outstanding New Common Stock immediately following effectiveness of the Plan of Reorganization), 2,000 shares of New Preferred Stock (2% of the New Preferred Stock immediately following the Plan of Reorganization), the Series B Warrants and a portion of the distributions under the Creditors’ Trust.

      On the Effective Date, 600,000 shares of New Common Stock, representing 2% of the issued and outstanding New Common Stock, were issued to the disbursing agent under the Plan of Reorganization for distribution to certain holders of general unsecured claims pursuant to the terms of the Plan. The timing of the distribution of these shares by the disbursing agent depends on a number of factors, including the resolution of disputed general unsecured claims. We are continuing our efforts to resolve and liquidate all general unsecured claims, however, until more of the disputed general unsecured claims are resolved and liquidated, the disbursing agent will be unable to distribute the 600,000 shares of New Common Stock to the general unsecured creditors in accordance with the Plan.

      As a result of the consummation of the Plan of Reorganization, we are operating our businesses with a reduced level of debt and operating expenses. The New Common Stock of Holdco was distributed to or for the benefit of certain of the holders of allowed claims as described above, subject to dilution as a result of exercise of the Series A Warrants and Series B Warrants and to the grant of certain shares and options to be issued to management.

      The foregoing description of certain material terms of the Plan of Reorganization is subject to, and qualified in its entirety by, reference to the detailed provisions of the Plan of Reorganization, which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Other Information

      Events Leading to the Commencement of the Chapter 11 Filings. During the few years preceding the Chapter 11 Filings, we had been negatively impacted by a number of developments that affected our ability to service our debt. In the years leading up to the petition date, our debt increased from approximately $700 million in January 1997 to approximately $2 billion on the date we filed for bankruptcy relief. Meanwhile, domestic auto parts manufacturers came under increasing pressure from OEM customers to reduce prices and to provide engineering, design, testing and other services as well as just-in-time inventory provisioning, thereby shifting significant costs and production risks to the suppliers.

      Our financial situation worsened late in the third quarter of 2001 by problems resulting from our restatement of earnings due to the discovery of certain accounting errors and irregularities. On September 5 and December 13, 2001, we announced that we would restate our consolidated financial statements included in our filings with the SEC as of and for the fiscal years ended January 31, 2001 and 2000, and related quarterly periods, and for the fiscal quarter ended April 30, 2001 because we failed in certain instances to properly apply GAAP, and because we and our auditors identified accounting errors and irregularities in our financial statements, as described below. We also advised the public that the accompanying independent auditors’ reports regarding fiscal 2000 and 1999 consolidated financial statements should not be relied upon. The primary components of the restatement adjustments for fiscal years 2000 and 1999 are as follows:

•	certain costs and expenses, primarily related to freight, payroll, non-reimbursable tooling, and other operating costs and expenses, were improperly capitalized or deferred;

•	we did not record liabilities, primarily for maintenance parts purchases, temporary labor, costs for exceeding certain permitted environmental emissions and other operating supplies;

•	the accounting for certain acquisitions did not appropriately reflect the fair values of assets acquired and liabilities assumed in accordance with generally accepted accounting principles;

•	we did not record certain customer pricing adjustments, and supplemental pension benefits;

•	as a consequence of the significantly lower restated operating results of our manufacturing facility in Somerset, Kentucky in fiscal 2000 and fiscal 1999, management revised its estimate of future undiscounted cash flows expected to be generated by the manufacturing facility, and concluded that that amount was less than the carrying value of the long-lived assets related to the Somerset facility. Accordingly, we recognized an impairment charge in the fourth quarter of fiscal 2000. Additionally, we recognized an impairment charge of $1.5 million related to our Petersburg facility;

•	the restatement adjustments discussed above affecting earnings (loss) from operations and acquisition accounting also result in adjustments to income taxes in the appropriate period. Additionally, due to concern regarding our ability to continue as a going concern at the time of the restatement, it was uncertain whether or not the benefits of certain deferred income tax assets would be realized. Accordingly, the valuation allowance was increased by $71.3 million in the fourth quarter of fiscal 2000;

•	in fiscal 2000, the common stock subject to a put agreement was acquired by us for cash consideration of $1.5 million and the issuance of a note payable of $5.3 million. A correction was made in fiscal 2000, to recognize the fair value of the note payable not previously recognized and to adjust stockholders’ equity (deficit);

•	a correction to recognize the deferred income tax liability in fiscal 2000 and 1999 related to cross-currency interest rate swap agreements to hedge a portion of our net investment in foreign subsidiaries. The deferred income tax charge was recorded in the accumulated other comprehensive income section in consolidated stockholders’ equity (deficit) as part of the restatement;

•	adjustments to accumulated other comprehensive income for currency translation due to certain restatement adjustments in foreign subsidiaries;

•	all amounts outstanding with respect to the Prepetition Credit Agreement and senior subordinated notes outstanding at January 31, 2001 were classified as a current liability as of January 31, 2001;

•	common stock subject to put agreement was reclassified from additional paid-in capital at January 31, 2000, as previously reported; and

•	certain non-current deferred income tax assets and liabilities, as previously reported at January 31, 2001 and 2000, were reclassified either as part of the previously reported amounts or as restatement adjustments.

      As a result of the restatement and the subsequent postponement of the release of any additional financial reporting including our imminent Form 10-Q, we were unable to access additional availability under our Prepetition Credit Agreement. In addition, our debt rating was downgraded by the major rating agencies in June 2001, which effectively precluded us from accessing other alternative financing sources to fund operations and resulted in tighter credit terms from suppliers. Faced with dwindling cash balances, limited access to additional sources of liquidity and scheduled bond interest payments in December 2001 and January 2002 of approximately $57 million, we sought bankruptcy court protection in order to stay our creditors and to provide access to additional liquidity in the form of a super-priority debtor-in-possession financing facility. On December 17, 2001, we entered into the DIP Facility.

      Following the commencement of an internal review of our accounting records and procedures and an investigation initiated by the Audit Committee of our Board of Directors in connection with the restatement process (the “Audit Committee Investigation”), we initiated a significant restructuring that included, among other things: (a) a new management team under the leadership of a new chief executive officer and the hiring of a new chief financial officer (initially an interim chief financial officer);

(b) a number of key operating initiatives including an ongoing process to rationalize our manufacturing capacity on a global basis; and (c) the Chapter 11 Filings.

      These activities, while critical to our restructuring, complicate our ability to assess the overall effectiveness of (a) disclosure controls and procedures, as defined in Exchange Act Rules 13a-14 and 15d-14 (the “Disclosure Controls and Procedures”), and (b) internal controls, including those internal controls and procedures for financial reporting (the “Internal Controls”). These activities also complicate our ability to implement certain improvements to our disclosure controls and procedures and internal controls. As a result, we will continue to be subjected to a number of risks relating to these controls that are inherent in our transition following emergence from Chapter 11.

      Since the inception of the restatement process and Audit Committee Investigation, we have made a number of significant changes that strengthened our Disclosure Controls and Procedures and Internal Controls. These changes included, but were not necessarily limited to, (a) communicating clearly and consistently a tone from new senior management regarding the proper conduct in these matters, (b) terminating or reassigning key managers, (c) hiring (or retaining on an interim basis) in addition to the chief financial officer position noted above, a new chief accounting officer, a new chief information officer, and several new experienced business unit controllers, (d) strengthening the North American financial management organizational reporting chain, (e) requiring stricter account reconciliation standards, (f) establishing an anonymous “TIPLINE” monitored by our general counsel, (g) updating and expanding the distribution of our business conduct questionnaire, (h) conducting more face-to-face quarterly financial reviews with business unit management, (i) requiring quarterly as well as annual plant and business unit written representations, (j) expanding the financial accounting procedures in the current year internal audit plan, (k) temporarily supplementing our existing staff with additional contractor-based support to collect and analyze information necessary to prepare our financial statements, related disclosures and other information requirements contained in our SEC periodic reporting until we implement changes to the current organization and staffing, and (l) commencing a comprehensive, team-based process to further assess and enhance the efficiency and effectiveness of our financial processes, including support efforts that better integrate current and evolving financial information system initiatives, and addressing any remaining critical weaknesses, including any reported by our internal audit function and independent public accountants.

      As more fully discussed in the American Institute of Certified Public Accountants (“AICPA”) auditing standards pronouncement “Consideration Of Internal Control in a Financial Statement Audit,” AU Section 319, paragraphs .21 to .24, an internal control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control objectives will be met. Limitations inherent in any system of internal controls might include, among other things, (i) faulty human judgment and simple errors or mistakes, (ii) collusion of two or more people or inappropriate management override of procedures, (iii) imprecision in estimating and judging cost-benefit relationships in designing controls and (iv) reductions in the effectiveness of one deterring component (such as a strong cultural and governance environment) by a conflicting component (such as may be found in certain management incentive plans).

      HLI, including its Chief Executive Officer and Chief Financial Officer, believes that the aforementioned limitations apply to any applicable system of internal controls, including the Disclosure Controls and Procedures and Internal Controls. We will continue the process of identifying and implementing corrective actions where required to improve the effectiveness of our Disclosure Controls and Procedures and Internal Controls. Significant supplemental resources will continue to be required to prepare the required financial and other information during this process. The changes made to date as discussed above have enabled us to restate our previous filings where required, as well as subsequently prepare and file the remainder of the required periodic reports for fiscal 2001, 2002 and 2003 on a timely basis.

      Fresh Start Accounting. Upon emergence from bankruptcy and completion of the restructuring, we implemented fresh start accounting. Under fresh start accounting, a new reporting entity is considered to be created and our reorganization value was allocated to our assets based on, and our assets’ recorded values were adjusted to reflect, the fair values of those assets at the date fresh start accounting is applied. Any portion of our reorganization value not attributable to specific assets was an indefinite-lived intangible asset referred to as “reorganization value in excess of value of identifiable assets” and reported as goodwill. As a result of adopting fresh start accounting and emerging from bankruptcy, historical financial information is not comparable with financial information for those periods after emergence from bankruptcy. Upon the effectiveness of the Plan of Reorganization, all of our existing equity securities were cancelled and the holders thereof received no consideration. Holders of certain classes of claims received the New Common Stock and New Preferred Stock, as described in “— The Plan of Reorganization”. As a result, our emergence from bankruptcy resulted in a complete change in ownership of our equity securities.

      Restructuring Transactions. In connection with our emergence from bankruptcy, Holdco was formed as a new holding company. Holdco then formed a direct, wholly owned subsidiary, HLI Parent Company, Inc. (“HLI Parent Co.”), which formed HLI as a wholly owned subsidiary. Holdco contributed New Common Stock, Series A Warrants and Series B Warrants to HLI. On the Effective Date, Hayes merged with and into HLI, with HLI surviving. See “The Reorganization and Related Financing” for a diagram depicting our corporate structure before and after our emergence from bankruptcy. HLI distributed cash, New Common Stock, Series A Warrants, Series B Warrants, and New Preferred Stock to or for the benefit of holders of allowed claims in exchange for their allowed claims as described above under “— The Plan of Reorganization”. For more information regarding the beneficial ownership of New Common Stock, see “Principal Stockholders.” To realize certain tax and other efficiencies, we also underwent certain other restructurings in connection with the effectiveness of the Plan of Reorganization. The capital structure of each of Holdco, HLI Parent Co. and HLI upon the Effective Date was as follows:

		Shares	Shares
Entity	Security	Authorized	Outstanding	Value	Holders
Holdco	New Common Stock	100,000,000	30,000,000	$544.4 million	• lenders under the Prepetition Credit Agreement;
					• holders of Old Senior Notes; and
					• holders of general unsecured claims.
	preferred stock	1,000,000	none	none	none
	Series A Warrants	N/A	Warrants to purchase up to 957,447 shares of New Common Stock.	$3.7 million	• holders of Old Subordinated Notes
	Series B Warrants	N/A	Warrants to purchase up to 957,447 shares of New Common Stock.	$5.6 million	• holders of general unsecured claims
HLI Parent Co.	common stock	1,000	1,000	N/A	• 100% held by Holdco
HLI	common stock	600,000	590,000	N/A	• 100% held by HLI Parent Co.
	New Preferred Stock	100,000	100,000	$10.0 million	• lenders under the Prepetition Credit Agreement;
					• holders of our Old Senior Notes; and
					• holders of general unsecured claims.

      New Credit Facility. Upon emergence from bankruptcy, we entered into a credit agreement with Citicorp North America, Inc. and Lehman Brothers Inc., providing for a senior credit facility for up to $550 million secured by substantially all of Holdco’s and its domestic subsidiaries’ real and personal property. See the “Description of Material Debt — New Credit Facility” section of this prospectus for a further description of the New Credit Facility.

MANAGEMENT

Directors and Executive Officers Following the Reorganization

      The following table sets out the names and ages of each of the current executive officers of the Company and directors of Holdco and their positions, followed by a description of their business experience during the past five years. All positions shown are with the Company or its subsidiaries unless otherwise indicated. All executive officers are elected by the Board of Directors and serve at its pleasure. There are no family relationships among any of the executive officers, and there is no arrangement or understanding between any of the executive officers and any other person pursuant to which he was selected as an officer. Unless otherwise indicated, each individual below is a U.S. citizen and the business address of each individual is: 15300 Centennial Drive, Northville, Michigan 48167.

Name	Age	Position

Curtis J. Clawson	44	President, Chief Executive Officer and Chairman of the Board
James A. Yost	54	Vice President, Finance and Chief Financial Officer
Patrick C. Cauley	44	General Counsel and Secretary
Brian J. O’Loughlin	47	Vice President — Information Technology and Chief Information Officer
James L. Stegemiller	52	Vice President — President, North American Wheels
Scott T. Harrison	39	Vice President — President, Suspension Components
Daniel M. Sandberg	44	Vice President — President, Automotive Brake Components and Powertrain Components
Fred Bentley	38	Vice President — President, European Wheels
Edward W. Kopkowski	41	Vice President — President, Commercial Highway and Aftermarket Services
John A. Salvette	48	Vice President — Business Development
Michael J. Edie	54	Vice President — Materials and Logistics
Larry Karenko	53	Vice President — Human Resources and Administration
Laurence Berg	37	Director
Steve Martinez	34	Director
William H. Cunningham	59	Director
Henry D.G. Wallace	58	Director
Richard F. Wallman	52	Director
George T. Haymaker, Jr.	65	Director

      Curtis J. Clawson, President, Chief Executive Officer and Chairman of the Board, has held such positions since August 2001 (President and Chief Executive Officer) and September 2001 (Chairman). Most recently, from 1999 to July 2000, Mr. Clawson was President and Chief Operating Officer of American National Can, a $2.5 billion NYSE traded manufacturing company. Mr. Clawson has 11 years of experience in the automotive industry. He began his career in automotive-related businesses at Arvin Industries where he spent 9 years, from 1986 to 1995, including: (i) a position as General Manager of the business unit that supplied Arvin exhaust products; (ii) tenures in sales and marketing; and (iii) tenures in production and plant management. From 1995 until the time that he joined American National Can, Mr. Clawson worked for Allied Signal, Inc. as President of Allied’s Filters (Fram) and Spark Plugs (Autolite) Group, a $500 million automotive components business, and then President of Allied’s Laminate Systems Group. Mr. Clawson earned his Bachelor of Science and Bachelor of Arts degrees from

Purdue University and a Master’s of Business Administration from Harvard Business School. He is fluent in Spanish and French.

      James A. Yost, Vice President, Finance and Chief Financial Officer, joined the Company in 2002, after retiring from Ford Motor Company in 2001 where he most recently served as Vice President of Corporate Strategy. He also held positions as Vice President and Chief Information Officer, Executive Director of Corporate Finance, General Auditor and Executive Director of Finance Process and Systems Development, Finance Director of Ford Europe and Controller of Autolatina (South America) during his 27-year career. Mr. Yost graduated with a Bachelor of Engineering Science degree in Computer Science from the Johns Hopkins University in Baltimore, Maryland. He also received a Master’s of Business Administration in Finance from the University of Chicago.

      Patrick C. Cauley, General Counsel and Secretary, previously served as Assistant General Counsel. Prior to joining the Company in 1999, Mr. Cauley served as a partner at the Detroit-based law firm of Bodman, Longley & Dahling LLP, where he engaged in all aspects of corporate practice, including mergers and acquisitions, commercial lending and financing, tax and real estate transactions. Mr. Cauley earned his Bachelor of Science degree in Business Administration, with a major in Accounting and his Juris Doctor degree from the University of Michigan. Mr. Cauley is also a Certified Public Accountant.

      Brian J. O’Loughlin, Chief Information Officer, joined the Company in 2002 from Revlon, Inc., where he served as Chief Information Officer. In this position, Mr. O’Loughlin was responsible for building Revlon’s global Information Technology (“IT”) function comprising 240 professionals across 18 countries. He oversaw a major IT reorganization that introduced a centralized infrastructure based on technical standards, reliable architecture, and high levels of customer support. While serving as Chief Information Officer at Revlon, Mr. O’Loughlin created a unified support structure for a diverse IT environment. In earlier positions at Revlon, Mr. O’Loughlin worked as a Vice President of Applications Development, Director of Systems & Programming and a Project Manager. Prior to Revlon, he spent four years in the industry as a consultant. Mr. O’Loughlin has also held information systems management positions with Congoleum Corporation and A.M. International. Mr. O’Loughlin holds a Bachelor of Science degree in Business Administration from Ramapo College in New Jersey.

      James L. Stegemiller, Vice President — President, North American Wheels, joined the Company to lead the North American Wheels Business Unit that was recently formed by consolidating the Company’s North American Fabricated and Cast Wheels Business Units into one business. Prior to joining the Company, Mr. Stegemiller was the Vice President of Worldwide Operations of Arvin Meritor with responsibilities for all manufacturing operations within the Exhaust Systems business. Mr. Stegemiller earned his Bachelor of Science degree in Business Economics from The Purdue University School of Industrial Management and has completed the Executive Program at Indiana University. Mr. Stegemiller has 27 years of direct experience in the automotive industry.

      Scott T. Harrison, Vice President — President, Suspension Components, joined the Company from Fisher Scientific, Inc. where he was most recently a Vice President and General Manager of the Lab Equipment Group. Prior to joining Fisher Scientific, Mr. Harrison held various positions of increasing responsibility at General Motor’s Delco Chassis Division, at Arvin Industries and at Allied Signal. At Allied Signal, Mr. Harrison directed the Six Sigma program in the Filters and Spark Plugs Strategic Business Unit and was later responsible for global spark plug (Autolite) manufacturing. Mr. Harrison has a strong record of lean implementation, productivity improvement and team building. He holds a Bachelor of Science degree in Electrical Engineering from Ohio State University and a Master’s of Science degree in Electrical Engineering from the University of Dayton, Ohio. Mr. Harrison has 12 years of direct experience in the automotive industry.

      Daniel M. Sandberg, Vice President — President, Powertrain and Brakes, was appointed President of Brakes in February 1999; and Powertrain in October 2001. Mr. Sandberg joined the Company in April 1994 as Vice President, General Counsel and Secretary. From 1996 to 1999, he served as Vice President of International Operations, General Counsel and Secretary. At the time, in addition to the Company’s legal function, he was responsible for developing a divestiture and/or acquisition strategy for all of the Company’s minority owned joint ventures. He received his Bachelor of Arts degree in Economics and his Juris Doctor degree from the University of Michigan.

      Fred Bentley, Vice President — President, European Wheels, a Six Sigma Black Belt, has a solid background of operations, lean manufacturing and engineering. Prior to joining the Company, he was Managing Director for Honeywell’s Holts European and South Africa automotive after-market operations and served as Plant Manager of Honeywell International. Prior to that, Mr. Bentley was Heavy Duty Filter (FRAM) General Manager for Honeywell’s operations in Greenville, Ohio and Clearfield, Utah. Before joining Honeywell in 1995, Mr. Bentley worked in various capacities at Frito Lay, Inc. (PepsiCo) for a total of eight years. Mr. Bentley earned his Bachelor of Science degree in Industrial Engineering from the University of Cincinnati, Ohio, and a Master’s of Business Administration from the University of Phoenix. Mr. Bentley has six years of direct experience in the automotive industry.

      Edward W. Kopkowski, Vice President — President, Commercial Highway and Aftermarket Services, served immediately prior to joining the Company as Founder and President of Kopko Associates, Ltd., a consulting firm offering corporate clients guidance in the deployment and use of world class operational improvement methods. Prior to that time, he was Vice President of Modular Products and Operating Excellence at Pilkington PLC (formerly Libbey-Owens-Ford) in Toledo, Ohio. Additionally, Mr. Kopkowski was Plant Manager at Bosch Braking Systems machining and assembly plant in Ashland, Ohio. Before that, he successfully served in a variety of management roles in operations and engineering, at AlliedSignal Braking Systems and, earlier in his career, Bendix Automotive Brake Systems, in both South Bend, Indiana and St. Joseph, Michigan. Mr. Kopkowski received his Bachelor of Science in Mechanical Engineering from Purdue University, in Indiana, and his Master’s of Arts degree in Management from Nazareth College in Kalamazoo, Michigan. He is also a licensed Professional Engineer in the State of Michigan and an ASQ Certified Quality Engineer.

      John A. Salvette, Vice President — Business Development, is responsible for the Metaalgieterij Giesen (MGG) and the Equipment and Engineering Divisions and is in charge of directing the Company’s Corporate Strategy. After serving in various financial positions with Rockwell International’s Automotive Operations in Winchester, Kentucky and serving as Vice President and Chief Financial Officer of Stahl Manufacturing, an automotive supplier in Redford, Michigan, Mr. Salvette joined Kelsey-Hayes in 1990 as Controller for the North American Aluminum Wheel Business Unit. From May 1993 to January 1995, Mr. Salvette served as Director of Investor Relations and Business Planning and, from February 1995 to June 1997, as Corporate Treasurer to the Company. From July 1997 to January 1999, Mr. Salvette was Group Vice President of Finance of Hayes Lemmerz Europe. Following the acquisition of CMI International in February 1999, Mr. Salvette was appointed Vice President of Finance, Cast Components Group. Mr. Salvette received a Bachelor degree in Economics from the University of Michigan in 1977 and a Master’s of Business Administration from the University of Chicago in 1979.

      Michael J. Edie, Vice President — Materials and Logistics, came to his position with over 25 years experience. Prior to joining the Company, Mr. Edie served as a consultant for two years in various capacities. His experience spans multiple disciplines, including business process reengineering, international and domestic logistics, and creating and managing customized supply chain management solutions. Mr. Edie started his career with Eastman Kodak Company, holding a number of management positions including Vice President of U.S. and Canada Distribution and Supply; and Regional Senior Vice President of U.S. and Canada Marketing Services and Support. He also spent six years at Revlon, Inc. and held a top post as Senior Vice President of Distribution and Customer Logistics. Mr. Edie holds a Bachelor of Arts degree from St. John Fisher College in Rochester, New York and has completed Executive Development Programs in Logistics and Transportation, Human Resources and Management.

      Larry Karenko, Vice President — Human Resources and Administration, is responsible for worldwide Public Relations, Communication and Advertising, Philanthropy, Corporate Risk, Health, Safety and

Environmental, Corporate Travel, and Fleet Administration. Mr. Karenko joined the Company in 1994 as Corporate Vice President of Human Resources and became Vice President of Human Resources and Administration after the acquisition of CMI, in February 1999. Prior to joining the Company, Mr. Karenko held the lead human resources position in the Powertrain Products Group and the Chassis Products Group at Federal Mogul, Inc., where he worked from 1979 to 1994. Before that, Mr. Karenko served as an employment representative and a wage and salary analyst at Newport News Shipbuilding and, also, personnel manager for Kal-Equipment Corporation in Otsego, Michigan, a manufacturer of automotive test equipment. Mr. Karenko received a Bachelor of Science degree in Labor and Industrial Relations from Michigan State University.

      Laurence Berg, Director, is a Senior Partner with Apollo Management which, together with its affiliates, serves as managing general partner of the Apollo Investment Funds. Prior to 1992, Mr. Berg was a member of the Mergers and Acquisitions Department of Drexel Burnham Lambert Incorporated. Mr. Berg is a director of Sylvan Learning Systems, AMC Entertainment, Inc., Resolution Performance Products and Rent-A-Center Inc. Mr. Berg received his MBA from the Harvard Business School and received his BS in Economics from the University of Pennsylvania’s Wharton School of Business.

      Steve Martinez, Director, is a Principal at Apollo Management, L.P., primarily responsible for investments in the Automotive and General Industrial sectors. Prior to joining Apollo, Mr. Martinez was employed by Goldman, Sachs & Co. in its Mergers & Acquisitions group. Mr. Martinez received an MBA from the Harvard Business School and a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively, graduating Magna Cum Laude.

      William H. Cunningham, Director, has been a Professor of Marketing at the University of Texas at Austin since 1979. Mr. Cunningham has occupied the James L. Bayless Chair for Free Enterprise at the University of Texas since 1985. Mr. Cunningham was the Dean of the University of Texas’ College of Business Administration/Graduate School of Business from 1982-85, and President of the University of Texas at Austin from 1985-92. Mr. Cunningham was also the Chancellor (chief executive officer) of the University of Texas from 1992 to 2000. In addition, Mr. Cunningham currently sits on the board of directors of each of: Jefferson Pilot Corporation, Southwest Airlines, WilTel Communications, John Hancock Funds, Introgen Therapeutics, and Lin Television. Mr. Cunningham received a Ph.D. from Michigan State University in 1971, an MBA from Michigan State in 1967, and a BBA from Michigan State University in 1966.

      Henry D.G. Wallace, Director, was employed by Ford Motor Company from 1971-2001. Mr. Wallace’s last position with Ford was as the Group Vice President, Mazda & Asia Pacific Operations. Before serving Ford in this capacity, Mr. Wallace occupied a number of different positions, many of which were financial in nature, including but not limited to: Group Vice President and Chief Financial Officer (2000); Vice President, European Strategic Planning and Chief Financial Officer, Ford of Europe, Inc. (1997); Treasurer, Ford of Europe, Inc. (1989); and various financial management positions within Ford of Europe, Inc. Mr. Wallace received a BA in Economics from the University of Leicester.

      Richard F. Wallman, Director, was employed by Honeywell International, Inc. from 2000-2003. Mr. Wallman’s last position with Honeywell was as the Senior Vice President and Chief Financial Officer. From 1995 to 1999, Mr. Wallman held the same position at AlliedSignal, Inc., until its merger with Honeywell. Before joining AlliedSignal, Mr. Wallman occupied a number of different positions, many of which were financial in nature, including but not limited to: Vice President and Controller of IBM Corporation from 1994 until 1995; Assistant Corporate Controller, Sales and Marketing, of Chrysler Corporation from 1989 until 1993; Director, Financial Analysis of Chrysler Corporation from 1987 until 1989; and various financial management positions with Ford Motor Company. Mr. Wallman is a director of Ariba, Inc. and J.M. Huber Corporation. Mr. Wallman received his Bachelor of Science degree in Electrical Engineering from Vanderbilt and a Master’s of Business Administration from the University of Chicago in 1974.

      George T. Haymaker, Jr., Director, has been non-executive Chairman of the Board of Kaiser Aluminum Corporation since October 2001. Mr. Haymaker served as Chairman of the Board and Chief Executive Officer of Kaiser Aluminum Corporation from January 1994 until January 2000, and as non-executive Chairman of the Board of Kaiser Aluminum Corporation from January 2000 through May 2001. He served as President of Kaiser Aluminum Corporation from May 1996 through July 1997. From May 1993 to December 1993, Mr. Haymaker served as President and Chief Operating Officer of Kaiser Aluminum Corporation. Mr. Haymaker also is a director of 360networks Corporation, a provider of broadband network service; Flowserve Corporation, a provider of valves, pumps and seals; CII Carbon, L.L.C., a producer of calcined coke; and non-executive Chairman of the Board of Directors of Safelite Glass Corp., a provider of automotive replacement glass. Since July 1987, Mr. Haymaker has been a director, and from February 1992 through March 1993 was President of, Mid-America Holdings, Ltd. (formerly Metalmark Corporation), which is in the business of semi-fabrication of aluminum extrusions.

Board of Directors

      The board of directors of Holdco currently consists of seven members: (a) Curtis J. Clawson, President, Chief Executive Officer and Chairman of the Board; (b) three directors, Messrs. Cunningham, Wallace and Wallman, have been selected by the administrative agent under the Prepetition Credit Agreement (the “Prepetition Agent”) and the ad hoc committee of lenders under the Prepetition Credit Agreement (the “Ad Hoc Prepetition Lender Steering Committee,” of which an affiliate of Citigroup is a member) on behalf of the lenders under the Prepetition Credit Agreement, of which Mr. Cunningham was designated by the Ad Hoc Prepetition Lender Steering Committee and Messrs. Wallace and Wallman were designated by the mutual agreement of the Prepetition Agent and the Ad Hoc Prepetition Lender Steering Committee (subject to a background screening and interview process administered by a professional recruiting firm); (c) two directors, Messrs. Berg and Martinez, were selected by Apollo, with the advice and participation of the former holders of our Old Senior Notes that expressed an interest to Apollo in participating in such process based upon their respective holdings of the Old Senior Notes and the number of shares of New Common Stock they received under the Plan of Reorganization (subject to a background screening and interview process administered by a professional recruiting firm); (d) and one director, Mr. Haymaker (the “Jointly Designated Director”), was selected by mutual agreement of (x) the Prepetition Agent and the Ad Hoc Prepetition Lender Steering Committee and (y) Apollo, with the advice and participation of the holders of the Old Senior Notes that expressed an interest to Apollo in participating in such process based upon their respective holdings of the Old Senior Notes and the number of shares of New Common Stock they received under the Plan of Reorganization subject to a background screening and interview process administered by a professional recruiting firm); provided, that the board of directors, collectively, including any required committee thereof, is required to comply with any qualification, experience or independence requirements of applicable law, including the Sarbanes-Oxley Act of 2002 and the rules then in effect of any stock exchange or quotation system on which New Common Stock is listed.

      Other than Mr. Clawson, all of our initial board members were newly appointed upon our emergence from bankruptcy.

      Board members are divided into three classes, with each class consisting, as nearly as possible, of an equal number of directors. Class I consists of Mr. Clawson and Mr. Haymaker. Class II consists of Messrs. Berg and Cunningham. Class III consists of Messrs. Martinez, Wallace and Wallman. Only one class of directors is slated for election each year and directors are able to be removed from the board only for cause.

      Each of the initial board members will serve an initial term for a period beginning on the Effective Date (or the date such director is appointed to the board, if after the Effective Date) through the date of the annual meeting of stockholders in the year in which such director’s term expires. Class I directors’ initial term will expire in 2004; Class II directors’ initial term will expire in 2005; and Class III directors’ initial term will expire in 2006. Following such initial terms, directors will be elected to serve three-year terms by stockholder vote, at annual meetings of stockholders.

PRINCIPAL STOCKHOLDERS

      We are an indirect subsidiary of Holdco. As such, all of our common stock is held indirectly by Holdco. Pursuant to the Plan of Reorganization, on the Effective Date of the Plan, the New Common Stock of Holdco and our New Preferred Stock were distributed to or for the benefit of holders of certain classes of claims as described in “The Bankruptcy Case — The Plan of Reorganization.” Based on the most recent information made available to us, the following tables set forth information regarding the beneficial ownership of the New Common Stock of Holdco and of our New Preferred Stock as of October 28, 2003 by:

•	each person, or group of affiliated persons, who beneficially owned 5% or more of the New Common Stock or the New Preferred Stock as of such date;

•	each individual serving as a director or executive officer of Holdco and HLI as of such date; and

•	all of Holdco’s and HLI’s directors and executive officers as a group.

      A person generally “beneficially owns” shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

New Common Stock

	Shares of New	Percentage of
Name and Address(1)	Common Stock	Ownership of Shares
of Beneficial Owner	Beneficially Owned	of New Common Stock

Apollo Management V, L.P.(2)	5,466,329	18.1%
Amalgamated Gadget, L.P.(3)	2,858,951	9.5%
Curtis J. Clawson	—	—
Scott Harrison	—	—
James L. Stegemiller	—	—
Michael J. Edie	—	—
Daniel M. Sandberg	—	—
James A. Yost	—	—
Larry Karenko	—	—
Patrick C. Cauley	—	—
Laurence Berg(4)(5)	5,472,389	18.1%
Steve Martinez(4)(5)	5,472,389	18.1%
William H. Cunningham(5)	6,060	*
Henry D.G. Wallace(5)	6,060	*
Richard F. Wallman(5)	6,060	*
George T. Haymaker, Jr.(5)	6,060	*
All directors and executive officers of Holdco as a group (9 persons)(6)	36,360	*
All directors and executive officers of HLI as a group (13 persons)	—	—

(1)	Unless otherwise indicated, the address of each person named in the table is Hayes Lemmerz International, Inc., 15300 Centennial Drive, Northville, Michigan 48167.

(2)	Information reflected in this table and the notes thereto with respect to Apollo is derived from a Schedule 13D, dated June 4, 2003, filed jointly by Apollo and certain affiliated investment funds and related entities. The number of shares reported as beneficially owned by Apollo includes 77,072 shares issuable upon exchange of the shares of Series A Preferred Stock held by Apollo and 42,273 shares issuable upon exercise of Series A Warrants held by Apollo that are currently exercisable or are exercisable within 60 days of October 28, 2003. The address of Apollo and each of its affiliated funds and related entities that may be deemed to beneficially own the shares listed above is Two Manhattanville Road, Purchase, NY 10577.

(3)	Information reflected in this table and the notes thereto with respect to Amalgamated Gadget is based on the Schedule 13G, dated June 11, 2003, filed by Amalgamated Gadget. The number of shares reported as beneficially owned by Amalgamated Gadget includes 40,610 shares issuable upon exchange of the shares of Series A Preferred Stock held by Amalgamated Gadget. The address of Amalgamated Gadget is 301 Commerce Street, Suite 2975, Fort Worth, Texas 76012.

(4)	Messrs. Berg and Martinez are associated with Apollo and, as a result, each of them may be deemed to beneficially own the shares beneficially owned by Apollo.

(5)	The number of shares reported as beneficially owned by each of Messrs. Berg and Martinez includes, in each case, 2,424 shares issuable upon exchange of restricted units granted under Holdco’s Long-Term Incentive Plan (“LTIP”) that are currently vested and 3,636 shares issuable upon exercise of options granted under the LTIP that are currently exercisable or are exercisable within 60 days of October 28, 2003 and the number of shares reported as beneficially owned by Messrs. Cunningham, Wallace, Wallman and Haymaker consists of such shares issuable upon exchange of restricted units and shares issuable upon exercise of options. The restricted units and options vest over time in accordance with the terms of the LTIP.

(6)	Excludes shares that Messrs. Berg and Martinez may be deemed to beneficially own by virtue of their association with Apollo.

  *Less than one percent (1%).

New Preferred Stock

Percentage of Ownership
of Shares of
Name and Address(1)	Shares of	New Preferred Stock
of Beneficial Owner	New Preferred Stock(2)	of HLI

Apollo Management V, L.P.(3)	17,823	17.8%
Amalgamated Gadget, L.P.(4)	9,392	9.4%
Curtis J. Clawson	—	—
Scott Harrison	—	—
James L. Stegemiller	—	—
Michael J. Edie	—	—
Daniel M. Sandberg	—	—
James A. Yost	—	—
Larry Karenko	—	—
Patrick C. Cauley	—	—
Laurence Berg(5)	17,823	17.8%
Steve Martinez(5)	17,823	17.8%
William H. Cunningham	—	—
Henry D.G. Wallace	—	—
Richard F. Wallman	—	—
George T. Haymaker, Jr.	—	—
All directors and executive officers of Holdco as a group (9 persons)(6)	—	—
All directors and executive officers of HLI as a group (13 persons)	—	—

(1)	Unless otherwise indicated, the address of each person named in the table is Hayes Lemmerz International, Inc., 15300 Centennial Drive, Northville, Michigan 48167.

(2)	Shares of New Preferred Stock are exchangeable for shares of New Common Stock of Holdco at an exchange rate of 125% of the fair value of shares of New Common Stock upon effectiveness of the Plan of Reorganization. See “Description of Capital Stock — Preferred Stock of HLI” for more details.

(3)	Information reflected in this table and the notes thereto with respect to Apollo is derived from a Schedule 13D, dated June 4, 2003, filed jointly by Apollo and certain affiliated investment funds and related entities. The address of Apollo and each of its affiliated funds and related entities that may be deemed to beneficially own the shares listed above is Two Manhattanville Road, Purchase, NY 10577.

(4)	Information reflected in this table and the notes thereto with respect to Amalgamated Gadget is based on the Schedule 13G, dated June 11, 2003, filed by Amalgamated Gadget. The address of Amalgamated Gadget is 301 Commerce Street, Suite 2975, Fort Worth, Texas 26012.

(5)	Messrs. Berg and Martinez are associated with Apollo, and, as a result, each of them may be deemed to be the beneficial owner of the shares beneficially owned by Apollo.

(6)	Excludes shares that Messrs. Berg and Martinez may be deemed to beneficially own by virtue of their association with Apollo.

CERTAIN RELATED PARTY TRANSACTIONS

      Horst Kukwa-Lemmerz, a former director of Hayes, who resigned from the Board on June 4, 2002, was a designee of shareholders who collectively held an aggregate of 5,050,000 shares of Old Common Stock. In connection with our acquisition of Lemmerz, Mr. Kukwa-Lemmerz was elected as: (a) Vice Chairman of the Board of Directors; (b) a nonvoting member of the Compensation Committee; and (c) Chairman of the Board of our subsidiary, HLI (Europe) Ltd. We also entered into consulting agreements (the “Consulting Agreements”) with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz pursuant to which, among other things: (a) Mr. Kukwa-Lemmerz retired from all positions held with Lemmerz and its subsidiaries; (b) we agreed to pay Mr. Kukwa-Lemmerz and his affiliate an aggregate of $500,000 annually during the five-year period for which consulting services were provided; and (c) we granted Mr. Kukwa-Lemmerz and his affiliate options to purchase an aggregate of 250,000 shares of Old Common Stock at an exercise price of $16 per share, such options to become exercisable at the rate of 20% annually on June 30, 1998 and each June 30th thereafter during the term of the Consulting Agreements.

DESCRIPTION OF MATERIAL DEBT

New Credit Facility

      Concurrently with the consummation of the offering of the Old Notes, we entered into the New Credit Facility for up to $550 million with Citigroup Global Markets Inc. and Lehman Brothers Inc., as the exclusive joint book-running lead managers and joint lead arrangers, Citicorp North America, Inc., as a lender, and the administrative agent, Lehman Commercial Paper Inc. as a lender and the syndication agent, General Electric Capital Corporation as a lender and the documentation agent, and a group of other lenders. The New Credit Facility consists of a $450 million six-year amortizing term loan (the “Term Loan Facility”) and a five-year revolving credit facility in an amount of up to $100 million (the “Revolving Credit Facility”).

      The following is a summary description of the principal terms and conditions of the New Credit Facility as amended by the Amendment No. 1 and Waiver to Credit Agreement dated October 16, 2003 (“Amendment No. 1”). The description is not intended to be exhaustive and is qualified in its entirety by reference to the provisions of the definitive agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Use of Proceeds

      Proceeds from the initial $450 million of borrowings under the New Credit Facility were used solely to make payments contemplated by the Plan of Reorganization; to pay related transaction costs, fees, and expenses; to refinance existing debt of the Company and its subsidiaries; to provide working capital from time to time for us and our subsidiaries; and for other general corporate purposes.

Maturity

      The Term Loan Facility was made available to us in a single drawing on the effective date of the Plan of Reorganization, payable in quarterly installments equal to 0.25% of the principal amount outstanding immediately following effectiveness of the plan with the remaining balance payable on the sixth anniversary of the effective date of the plan. The Revolving Credit Facility will be available until the fifth anniversary of the effective date of the plan, on which date all loans outstanding under the Revolving Credit Facility will become due and payable.

Prepayments; Reductions of Commitments

      Subject to certain exceptions, mandatory Term Loan Facility prepayments and Revolving Credit Facility commitment payments or reductions are required with:

•	100% of the net cash proceeds from any issuance or incurrence of debt, other than the proceeds from the issuance of the Old Notes (prior to the first anniversary of the effective date of Amendment No. 1, a premium equal to 1% of the prepaid amount must also be paid);

•	75% of the net cash proceeds from equity issuances and capital contributions, other than the first $25 million of such proceeds to the extent used to repay, redeem or repurchase Old Notes;

•	100% of the net sale proceeds from asset sales, subject to certain reinvestment rights;

•	75% (if our leverage ratio is greater than 2.25 to 1), 50% (if our leverage ratio is between 2.25 to 1 and 1.5 to 1) or 0% (if our leverage ratio is less than 1.5 to 1) of annual excess cash flow; and

•	100% of insurance and condemnation proceeds, with certain reinvestment rights.

These amounts will be applied first to remaining installments of the Term Loan Facility in the inverse order of their maturity, then to reduce Revolving Credit Facility commitments.

      Prior to the first anniversary of the effective date of Amendment No. 1, we may, upon three business days’ notice and at the end of any applicable interest period, prepay the Term Loan Facility, in full or in part, provided that each such partial prepayment is in an amount of $5 million or a multiple of $1 million in excess of $5 million, and provided that we pay a premium equal to 1% of the prepaid amount if the prepayment was not made from the proceeds of an equity offering or excess cash flow. After the first anniversary of the effective date of Amendment No. 1, we may make such prepayment without premium. Such prepayments will be applied to the remaining installments of the Term Loan Facility in the inverse order of their maturity.

      We may repay the Revolving Credit Facility at any time without premium or penalty and may reduce Revolving Credit Facility commitments upon at least three days’ notice, provided that each such reduction is in an amount of $5 million or a multiple of $1 million in excess of $5 million and any mandatory prepayment resulting from such reduction has been made.

Interest

      The interest rates per annum under the New Credit Facility are, at our option: (A) for the Term Loan, either the LIBOR rate plus 3.75% or the alternate base rate plus 2.75%; and (B) for the Revolving Credit Facility: (i) for the first two fiscal quarters after the closing date of the New Credit Facility, either the LIBOR rate plus 3.50% or the alternate base rate plus 2.50%, and (ii) thereafter, such higher or lower rates determined by reference to our leverage ratio.

Collateral and Guarantees

      Our obligations under the New Credit Facility are guaranteed by all of our material direct and indirect domestic subsidiaries. Our obligations under the New Credit Facility and the guarantors’ obligations under their respective guarantees of the New Credit Facility are secured by:

•	a first priority perfected pledge of substantially all of the intercompany notes and capital stock owned by HLI and its material direct and indirect domestic subsidiaries, but not more than 65% of the capital stock of HLI’s or any guarantor’s direct foreign subsidiaries; and

•	a first priority perfected security interest in substantially all of the other assets owned by HLI and its material direct and indirect domestic subsidiaries (other than HLI (Europe), LLC and HLI Swiss Holdings, LLC).

The intercompany notes that we pledge to the lenders under the New Credit Facility include an unsecured revolving note in an aggregate principal amount of up to $330 million, issued to us by one of our first-tier foreign subsidiaries. The New Credit Facility generally prohibits such first-tier subsidiary from engaging in any businesses, other than holding stock, and incurring any debt, other than certain intercompany debt to us. That subsidiary has a lien on the assets of most of our direct and indirect foreign subsidiaries securing intercompany loans made to certain of such foreign subsidiaries and, subject to certain limitations, guarantees made by such foreign subsidiaries.

Covenants

      The agreement providing for the New Credit Facility contains covenants restricting our ability and the ability of our subsidiaries to, among other actions:

•	declare dividends or repay or repurchase capital stock;

•	cancel, prepay, redeem or repurchase debt;

•	incur liens and engage in sale-leaseback transactions;

•	make loans and investments;

•	issue more debt;

•	amend or otherwise alter certain debt or documents;

•	make capital expenditures;

•	engage in mergers, acquisitions and asset sales;

•	engage in transactions with affiliates; and

•	alter the business we conduct.

      The agreement also contains various affirmative and financial covenants, including:

•	a covenant to indemnify the arrangers, the administrative agent, the lenders and their respective affiliates and agents;

•	financial covenants regarding a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio; and

•	a covenant to complete certain steps relating to our internal domestic and foreign corporate restructuring within a specified period of time following our emergence.

Events of Default

      Events of default under the agreement providing for the New Credit Facility include:

•	failure to pay principal and interest when due;

•	material inaccuracy of any representation or warranty;

•	failure to comply with any covenant;

•	cross-defaults;

•	failure to satisfy or stay execution of judgments in excess of specified amounts;

•	bankruptcy or insolvency;

•	the existence of certain materially adverse employee benefit or environmental liabilities;

•	the actual and asserted invalidity or impairment of any loan documents; and

•	a change of control.

      Proceeds from the initial $450 million of borrowings under the New Credit Facility were used as described in “Use of Proceeds.” No amounts are currently outstanding under the Revolving Credit Facility.

DESCRIPTION OF CAPITAL STOCK

      Pursuant to our Plan of Reorganization, three new Delaware corporations were formed: Holdco (which was renamed Hayes Lemmerz International, Inc. upon effectiveness of the Plan of Reorganization); HLI Parent Co., a wholly owned subsidiary of Holdco that owns all of the outstanding shares of common stock of HLI, and HLI, the issuer of the Notes. The following is a summary of certain of the rights and privileges pertaining to the capital stock of each of these entities.

General

      In connection with their emergence from bankruptcy, we distributed New Common Stock, Series A Warrants and Series B Warrants of Holdco, New Preferred Stock of HLI and an amount in cash to creditors in satisfaction of their claims pursuant to the Plan of Reorganization. The following summarizes information regarding the capital stock of Holdco, HLI Parent Co. and HLI and describes the capital stock and warrants issued to creditors pursuant to our Plan of Reorganization.

      Pursuant to Holdco’s certificate of incorporation, Holdco is authorized to issue up to 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, which preferred stock may contain special preferences as determined by the board of directors of Holdco including, but not limited to, the bearing of dividends and convertibility into shares of Holdco common stock.

      The certificate of incorporation of HLI Parent Co., a wholly owned subsidiary of Holdco, authorizes HLI Parent Co. to issue up to 1,000 shares of common stock, par value $.01 per share.

      The certificate of incorporation of HLI authorizes HLI to issue up to 600,000 shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $1.00 per share (such terms of the preferred stock described further below).

      The following summary of the New Common Stock, Series A Warrants and Series B Warrants of Holdco and New Preferred Stock of HLI does not purport to be complete and is subject to, and qualified in its entirety by, reference to each company’s respective certificates of incorporation and bylaws, and agreements for the Series A Warrants and Series B Warrants of Holdco, which are available upon request from us.

New Common Stock of Holdco

      Holdco’s authorized capital structure consists of 100,000,000 shares of common stock, par value $.01 per share (“New Common Stock”) and 1,000,000 shares of preferred stock, par value $.01 per share. Pursuant to the terms of the Plan of Reorganization and immediately after distribution to or for the benefit of all classes of claims, there were 30,000,000 shares of New Common Stock outstanding. Each share of the New Common Stock entitles its holder to one vote on all matters upon which Holdco stockholders are entitled or permitted to vote, including the election of directors. There are no cumulative voting rights. Shares of New Common Stock would participate ratably in any distribution of assets in a liquidation, dissolution or winding up of us, subject to prior distribution rights of any shares of preferred stock then outstanding. The New Common Stock has no preemptive rights or conversion rights nor are there any redemption or sinking fund provisions applicable to the New Common Stock. Holders of New Common Stock are entitled to participate in dividends as and when declared by the Holdco board out of funds legally available therefor. Holdco’s ability to pay cash dividends is subject to restrictions under Delaware law. In addition, the New Credit Facility and the indenture governing the Notes restrict Holdco’s ability to pay cash dividends. The New Common Stock issued in connection with the restructuring was fully paid and nonassessable. The rights, preferences and privileges of holders of New Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we have designated and issued or may designate and issue in the future.

      The transfer agent and registrar for the New Common Stock is Mellon Investor Services LLC.

Warrants of Holdco

      In connection with the Plan of Reorganization, Holdco issued warrants to purchase Holdco New Common Stock. Series A Warrants were issued to holders of subordinated notes and Series B Warrants were issued for the benefit of holders of general unsecured claims. Each series of warrants entitles the holders thereof to purchase in the aggregate up to 957,447 shares of New Common Stock pursuant to the Plan of Reorganization. These warrants were issued under separate warrant agreements each entered into by Holdco and Mellon Investor Services LLC, as Warrant Agent, on the effective date of the Plan of Reorganization.

      The Series A Warrants and the Series B Warrants issued pursuant to the Plan of Reorganization are exercisable at a cash exercise price of $25.83 per share, subject to adjustment as provided in the applicable warrant agreement. The Series A Warrants are exercisable for a period of three years after the effective date of the Plan of Reorganization and will expire on June 3, 2006, while the Series B Warrants are exercisable for a period of five years after the effective date of the Plan of Reorganization and will expire on June 3, 2008. In addition, each of the Series A Warrants and Series B Warrants issued pursuant to the Plan of Reorganization are subject to anti-dilution adjustments (with certain exceptions) to the purchase price for such events, including, but not limited to, the issuance of additional shares of common stock, extraordinary dividends and distributions, the issuance of options and convertible securities, except for such issuances pursuant to equity-based compensation plan for directors or employees, stock dividends or stock splits or the combination or consolidation of the outstanding shares of common stock. The terms of the warrant agreements pertaining to the Series A Warrants and Series B Warrants further provide for redemption in the case of certain extraordinary transactions of the unexercised warrants for an amount per warrant equal to the greater of (i) the fair market value of the consideration given in the extraordinary transaction less the purchase price, (ii) the value of the warrants at the consummation of the extraordinary transaction or (iii) $0.01. The terms of such agreements also provide that in the event of a merger, consolidation or similar transaction involving Holdco in which the holders of Holdco’s New Common Stock receive capital stock or other securities of Holdco or the surviving entity, the unexercised warrants will become exercisable for such consideration.

New Preferred Stock of HLI

      The Amended and Restated Certificate of Incorporation of HLI provides for the issuance of up to 100,000 shares of Series A Cumulative Redeemable Exchangeable Preferred Stock (“New Preferred Stock”), par value $1.00 per share. 100,000 shares of New Preferred Stock are currently issued and outstanding.

      Pursuant to the Plan of Reorganization, the shares of New Preferred Stock were distributed as follows:

•	holders of secured claims under the Prepetition Credit Agreement received their pro rata portion of 53.1% of the shares of New Preferred Stock;

•	holders of claims under our Old Senior Notes received their pro rata portion of 44.9% of the shares of New Preferred Stock; and

•	holders of general unsecured claims will receive their pro rata portion of 2% of the shares of New Preferred Stock.

      Except as described below or otherwise provided by law, the New Preferred Stock has a vote equal to 1/60th of the aggregate vote of all the voting stock of HLI on all matters upon which HLI stockholders are entitled or permitted to vote, including the election of directors. Each holder of the New Preferred Stock has priority over the holders of HLI common stock to receive a liquidation value of $100 per share, plus any accrued and unpaid dividends (whether or not declared), in the event of HLI’s liquidation, dissolution or winding up (the “Liquidation Preference”). Each share of New Preferred Stock entitles the holder thereof to an annual cumulative dividend equal to 8% of the Liquidation Preference, payable in cash quarterly at the discretion of the board of directors of HLI. If not paid, such dividends will accrue on a cumulative basis. The holder of the New Preferred Stock may, at its option, at any time, convert each share, in whole or in part, of New Preferred Stock into shares of New Common Stock of Holdco based on a conversion ratio for each share of New Preferred Stock such that the holder will receive a number of shares of New Common Stock equal to the aggregate Liquidation Preference of their shares divided by 125% of the fair value of New Common Stock on the date of effectiveness of the Plan of Reorganization. The New Preferred Stock may be redeemed by HLI at its option, any time, or from time to time, after the date that is ten years from the original date of issuance for either cash equal to the Liquidation Preference or a number of shares of New Common Stock equal to the Liquidation Preference divided by the fair value of the New Common Stock on the date of redemption, based on the average closing price of the New Common Stock during the twenty business days prior to the date of the notice of redemption.

DESCRIPTION OF THE NEW NOTES

      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “HLI” refers only to HLI Operating Company, Inc., the issuer of the Notes, and not to Holdco, HLI Parent Company, Inc. or any of their other Subsidiaries. “Holdco” refers to Hayes Lemmerz International, Inc. (the owner of 100% of the outstanding common stock of HLI Parent Company, Inc.), and not to any of its Subsidiaries. “HLI Parent” refers to HLI Parent Company, Inc. (the owner of 100% of the outstanding common stock of HLI), and not to any of its Subsidiaries. We refer to any direct or indirect Subsidiary of Holdco that is not an Unrestricted Subsidiary, including HLI, as a “Restricted Subsidiary.” We also refer collectively to Holdco, each Domestic Restricted Subsidiary (other than HLI) and any other Person that becomes a Guarantor pursuant to the terms of the Indenture as the “Guarantors.”

      HLI issued the Old Notes under an indenture dated as of June 3, 2003, among HLI and the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee), as amended by the First Supplemental Indenture, dated as of June 19, 2003, among HLI and the guarantors party thereto and the Trustee (as amended, the “Indenture”). The Indenture complies with the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

      The terms of the New Notes, which will also be issued under the Indenture, are identical in all material respects to the terms of the Old Notes, except that the issuance of the New Notes will be registered under the Securities Act and the transfer restrictions, registration rights and certain special interest provisions relating to the Old Notes do not apply to the New Notes. Both the Old Notes and the New Notes include the terms stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Any Old Notes that remain outstanding after the exchange offer, together with the New Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture for voting purposes. When we refer to the term “Note” or “Notes” in this “Description of the New Notes” section, we are referring only to the New Notes to be issued in the exchange offer. When we refer to the “holders” of the Notes, we are referring to those persons who are the registered holders of the Notes on the books of the registrar appointed under the Indenture.

      We urge you to read the Indenture because it, and not this description, defines your rights as a Holder. The following summary of the Indenture is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Indenture, including the definitions of various terms in the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference. Copies of the Indenture are also available upon request to us at the address indicated under “Where You Can Find More Information.”

Principal, Maturity and Interest

      HLI issued $250.0 million aggregate principal amount of Old Notes on June 3, 2003 and, subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” may issue an unlimited principal amount of additional Notes at later dates under the same Indenture (the “Additional Notes”). HLI can issue the Additional Notes as part of the same series or as an additional series. Any Additional Notes that HLI issues in the future will be identical in all respects to the Notes that HLI is issuing now, except that Additional Notes issued in the future will have different issuance dates and may have different issuance prices. HLI will issue Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. HLI will issue up to $250.0 million aggregate principal amount of Notes in exchange for outstanding Old Notes in the exchange offer.

      The Notes will mature on June 15, 2010.

      Interest on the Notes will accrue at a rate of 10 1/2% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. HLI will pay interest to those persons who were holders of record on the June 1 or December 1 immediately preceding each interest payment date.

      Interest on a Note will accrue (1) from the later of (a) the last interest payment date on which interest was paid on the Old Note surrendered in exchange for such Note or (b) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date of the interest payment, or (2) if no interest has been paid on the Old Note, from June 3, 2003.

      The interest rate on the Notes will increase if:

(1) this exchange offer is not consummated on a timely basis or a resale shelf registration statement for the resale of the Old Notes is not declared effective on a timely basis; or

(2) certain other conditions are not satisfied as described under “The Exchange Offer.”

      Any interest payable as a result of any such increase in interest rate is referred to as “Special Interest.” You should refer to the description under the heading “The Exchange Offer — Acceptance of Old Notes for Exchange; Delivery of New Notes” for a more detailed description of the circumstances under which the interest rate will increase.

Ranking

      The Notes will be:

•	senior, unsecured obligations of HLI;

•	effectively subordinated in right of payment to all existing and future secured debt of HLI to the extent of the value of the assets securing that debt;

•	equal in right of payment (“pari passu”) with all existing and future senior debt of HLI;

•	senior in right of payment to all future Subordinated Debt of HLI; and

•	guaranteed on a senior, unsecured basis by the Guarantors.

      As of July 31, 2003, HLI and the Guarantors on a consolidated basis, had $729.5 million of senior debt (excluding unused commitments made by lenders and intercompany debt.) As of that date, and after taking the same factors into account, none of HLI’s or any Guarantor’s debt was subordinated to the Notes or Note Guaranties.

      Substantially all of the operations of HLI are conducted through its Subsidiaries. Therefore, HLI’s ability to service its debt, including the Notes, is partially dependent upon the earnings of its Subsidiaries and, to the extent they are not Guarantors, their ability to distribute those earnings as dividends, loans or other payments to HLI. Certain laws restrict the ability of HLI’s Subsidiaries to pay it dividends or make loans and advances to it. If these restrictions are applied to its Subsidiaries that are not Guarantors, then HLI would not be able to use the earnings of those Subsidiaries to make payments on the Notes. Furthermore, under certain circumstances, bankruptcy “fraudulent conveyance” laws or other similar laws could invalidate the Note Guaranties of the Guarantors that are Subsidiaries of HLI. Any of the situations described above could make it more difficult for HLI to service its debt.

      In addition, HLI has only a stockholder’s claim in the assets of its Subsidiaries (except in the case where there is also an intercompany loan or other obligation payable to it by the Subsidiaries). The stockholder’s claim is junior to the claims that creditors of HLI’s Subsidiaries have against those Subsidiaries. Holders will only be creditors of HLI and the Guarantors. In the case of Subsidiaries of Holdco that are not Guarantors, all the existing and future liabilities of those Subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Notes.

      The total balance sheet liabilities of (i) HLI and the Guarantors and (ii) Holdco’s non-Guarantor Subsidiaries as of July 31, 2003, excluding unused commitments made by lenders and any intercompany debt, were as follows:

      $1,165.5 million total balance sheet liabilities of HLI and the Guarantors

      $ 530.7 million total balance sheet liabilities of all Holdco’s non-Guarantor Subsidiaries

      HLI, the Guarantors, and Holdco’s non-Guarantor Subsidiaries have other liabilities, including contingent liabilities, that are significant. The Indenture contains limitations on the amount of additional Debt that Holdco and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Guarantors or by Holdco’s non-Guarantor Subsidiaries.

      The Notes and Note Guaranties are senior unsecured obligations of HLI and the Guarantors, respectively. Secured Debt of HLI and the Guarantors, including their respective obligations under the New Credit Facility, are effectively senior to the Notes and Note Guaranties to the extent of the value of the assets securing such Debt.

      As of July 31, 2003, the outstanding secured Debt of HLI and the Guarantors (excluding unused commitments made by lenders, intercompany debt) was $481.0 million.

      See “Risk Factors — Risks Related to the Notes — We are a holding company — HLI’s ability to repay its debt depends in large part upon the performance of its subsidiaries and their ability to make distributions to HLI,” “— Not all our subsidiaries are guarantors — claims of holders of the Notes will be effectively subordinated to claims of non-guarantor subsidiaries,” “— Right to payments on the Notes — your right to receive payments on the Notes is effectively junior to those lenders who have a security interest in our assets,” and “— Fraudulent conveyance considerations relating to subsidiary guarantees — the guarantees of the notes granted by the domestic subsidiaries of Holdco could be challenged as a fraudulent transfer.”

Guaranties

      The obligations of HLI under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Holdco, HLI Parent and all the existing and future Domestic Restricted Subsidiaries of Holdco other than Captive Insurance Subsidiaries, Securitization Entities, and two Domestic Restricted Subsidiaries that are owned by Foreign Restricted Subsidiaries. See “— Certain Covenants — Future Guarantors.” All such Domestic Restricted Subsidiaries are wholly owned, directly or indirectly, by HLI.

      The Subsidiaries of Holdco that are not Guarantors (currently consisting principally of all of Holdco’s foreign Subsidiaries) currently generate a significant portion of Holdco’s net sales and own a significant portion of Holdco’s total assets. As of July 31, 2003, the Subsidiaries of Holdco that are not Guarantors as of date of this prospectus (other than HLI, which as issuer of the Notes is not a Guarantor), represented the following percentages of the net sales and total assets of Holdco, on a consolidated basis:

40.9% and 47.2% of Holdco’s consolidated net sales represented by Subsidiaries of Holdco that are not Guarantors for the year ended January 31, 2003 and the six months ended July 31, 2003, respectively, and

56.1% of Holdco’s consolidated total assets represented by Subsidiaries of Holdco that are not Guarantors.

      If HLI or a Guarantor sells or otherwise disposes of either:

(1) its ownership interest in a Guarantor, or

(2) all or substantially all the assets of a Guarantor,

then the transferred Guarantor will be released from all its obligations under its Note Guaranty. In addition, if HLI redesignates any of the Guarantors as an Unrestricted Subsidiary, which it can do under certain circumstances, the redesignated Guarantor will be released from all its obligations under its Note

Guaranty. See “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” “— Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries” and “— Merger, Consolidation and Sale of Property.”

Optional Redemption

      Except as set forth below, the Notes will not be redeemable at the option of HLI prior to June 15, 2007. Starting on that date, HLI may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on June 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption
Year	Price

2007	105.250%
2008	102.625%
2009 and thereafter	100.000%

      At any time prior to June 15, 2007, HLI may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed, and

(b) the sum of the present values of (1) the redemption price of the Notes at June 15, 2007 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through June 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      In addition, at any time and from time to time prior to June 15, 2006, HLI may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

      Any notice to Holders of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which such Officer’s Certificate should be delivered on the redemption date.

Sinking Fund

      There will be no mandatory sinking fund payments for the Notes.

Repurchase at the Option of Holders Upon a Change of Control

      Upon the occurrence of a Change of Control, each Holder shall have the right to require HLI to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change of Control, HLI shall:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the security register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control; and

(4) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

      HLI will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by HLI and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      HLI will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, HLI will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

      Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that it will decide to do so in the future. Subject to certain covenants described below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

      The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” the Property of Holdco and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if Holdco and the Restricted Subsidiaries, considered as a whole, dispose of less than all their Property by any of the means described above, the ability of a Holder to require HLI to repurchase its

Notes may be uncertain. In such a case, Holders may not be able to resolve this uncertainty without resorting to legal action.

      The New Credit Facility provides that the occurrence of certain of the events that would constitute a Change of Control would constitute a default under the New Credit Facility. Additionally, our future debt may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased or repaid upon a Change of Control. Moreover, the exercise by Holders of their right to require us to repurchase such Notes could cause a default under debt of HLI, even if the Change of Control itself does not, due to the financial effect of such repurchase on the relevant Person. Finally, HLI’s ability to pay cash to Holders upon a repurchase may be limited by HLI’s then existing financial resources, as well as contractual restrictions, including the New Credit Facility, which restrict payments with respect to the Notes. HLI cannot assure you that sufficient funds will be available when necessary to make any required repurchases. HLI’s failure to repurchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under the New Credit Facility and may constitute a default under future debt as well. HLI’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes. See “— Amendments and Waivers.”

Certain Covenants

      For the purposes of determining compliance with any covenant, the U.S. Dollar Equivalent will be used, if and to the extent relevant.

     Limitation on Debt

      Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of HLI or a Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.25 to 1.00, or

(2) such Debt is Permitted Debt.

      The term “Permitted Debt” is defined to include the following:

(a) (i) Debt of HLI evidenced by the Notes issued in this offering and the Exchange Notes issued in exchange for such notes and in exchange for any Additional Notes and (ii) Debt of the Guarantors evidenced by Note Guaranties relating to the Notes issued in this offering and the Exchange Notes issued in exchange for such notes and in exchange for any Additional Notes;

(b) Debt of HLI or a Guarantor under Credit Facilities or Debt Incurred by a Securitization Entity in a Qualified Securitization Transaction that is nonrecourse to Holdco or any Restricted Subsidiary (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all such Debt under this clause (b) at any one time outstanding shall not exceed the greater of:

(1) $625 million, which amount shall be permanently reduced by the amount of proceeds from Asset Sales used to Repay Debt under the New Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales” and

(2) the sum of the amounts equal to:

(A) 80% of the book value of the accounts receivable of Holdco and the Restricted Subsidiaries, and

(B) 50% of the book value of the inventory of Holdco and the Restricted Subsidiaries,

less, in the case of clauses (1) and (2) of this paragraph, the amount of Debt Incurred pursuant to clause (j) below then outstanding in excess of $75 million.

(c) Debt of HLI or a Guarantor in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt does not exceed the fair market value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $50 million aggregate principal amount outstanding at any one time;

(d) Debt of Holdco owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Holdco or any Wholly Owned Restricted Subsidiary, provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to Holdco or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the obligor thereof, provided further, however, if HLI or any Guarantor is the obligor on any such Debt, such Debt must be expressly subordinated in right of payment to the prior payment in full of all obligations with respect to the Notes and the Guarantees, as the case may be;

(e) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by Holdco or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of Holdco or was otherwise acquired by Holdco), provided that at the time such Restricted Subsidiary is acquired by Holdco or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, Holdco would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

(f) Debt of Holdco or any Restricted Subsidiary under Interest Rate Agreements entered into for the purpose of limiting interest rate risks in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are, at the time of Incurrence thereof, directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(g) Debt of Holdco or any Restricted Subsidiary under Currency Exchange Protection Agreements entered into for the purpose of limiting currency exchange rate risks in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes;

(h) Debt of Holdco or any Restricted Subsidiary under Commodity Price Protection Agreements entered into in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes;

(i) Debt in connection with one or more standby letters of credit or performance bonds issued by Holdco or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(j) Debt of Foreign Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed the greater of

(1) $125 million, and

(2) 10% of the consolidated total assets of the Foreign Restricted Subsidiaries;

(k) Debt of Holdco or any Restricted Subsidiary outstanding on the Issue Date, after giving effect to the Transactions not otherwise described in clauses (a) through (i) above, provided that the Debt of Foreign Restricted Subsidiaries under this clause (k) shall not exceed $25 million;

(l) Debt of HLI or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $50 million; and

(m) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c), (e) and (k) above.

      Notwithstanding anything to the contrary contained in this covenant,

(a) Holdco and HLI shall not, and shall not permit any Guarantors to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt unless such Debt shall be subordinated to the Notes or the applicable Note Guaranty, as the case may be, to at least the same extent as such Subordinated Debt;

(b) Holdco and HLI shall not permit any of their respective Restricted Subsidiaries that is not a Guarantor or the Issuer to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of HLI or any Guarantor; and

(c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.

      For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (l), above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, HLI shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

     Limitation on Restricted Payments

      Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) Holdco could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made in Property other than in cash, to be based upon fair market value of such Property at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the

Issue Date occurs to the end of the most recent fiscal quarter in respect of which financial statements have been delivered in accordance with the terms of the Indenture (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of Capital Stock Sale Proceeds, plus

(3) the sum of:

(A) the aggregate net cash proceeds received by Holdco or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Holdco, and

(B) the aggregate amount by which Debt (other than Subordinated Debt) of Holdco or any Restricted Subsidiary is reduced on Holdco’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Holdco, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to Holdco or a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by Holdco or any Restricted Subsidiary upon any such conversion or exchange, plus

(4) an amount equal to the sum of:

(A) the aggregate reduction in Investments in any Person other than Holdco or a Restricted Subsidiary resulting from dividends, returns of capital, repayments of loans or advances, interest or other transfers of Property, in each case to Holdco or any Restricted Subsidiary from such Person, and

(B) the portion (proportionate to Holdco’s equity interest in such Unrestricted Subsidiary) of the fair market value of the net worth of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by Holdco or any Restricted Subsidiary in such Person, plus

(5) $20 million.

      Notwithstanding the foregoing limitation, Holdco may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of Holdco or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdco (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

(d) so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock from any officer, director or employee of Holdco or its Restricted Subsidiaries in an amount not to exceed $1 million per year.

     Limitation on Liens

      Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of their Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Note Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of Holdco or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.

     Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries

      Holdco and HLI shall not (directly or indirectly):

(a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of any of their respective Restricted Subsidiaries other than a pledge of stock constituting a Permitted Lien under clause (a) of the definition thereof, or

(b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

(1) directors’ qualifying shares (or other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements),

(2) to Holdco or a Wholly Owned Restricted Subsidiary, or

(3) a disposition of 100% of the shares of Capital Stock of a Restricted Subsidiary (excluding HLI Parent and HLI); provided, however, that, in the case of this clause (3),

(A) such disposition is effected in compliance with the covenant described under “— Limitation on Asset Sales,” and

(B) upon consummation of such disposition and execution and delivery of a supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, such Restricted Subsidiary shall be released from any Note Guaranty previously made by such Restricted Subsidiary.

In addition, HLI shall not, directly or indirectly, issue or sell any of its Capital Stock to any Person other than HLI Parent, and HLI Parent shall not, directly or indirectly, issue or sell any of its Capital Stock to any Person other than Holdco.

     Limitation on Asset Sales

      Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(a) Holdco, HLI or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the Property subject to such Asset Sale; and

(b) at least 75% of the consideration paid to Holdco, HLI or their respective Restricted Subsidiaries in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of Holdco, HLI or any of their respective Restricted Subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Note Guaranty) as a result of which Holdco, HLI and the Restricted Subsidiaries are no longer obligated with respect to such liabilities.

      The Net Available Cash (or any portion thereof) from Asset Sales may be applied by Holdco or a Restricted Subsidiary, to the extent Holdco or a Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay Senior Debt of HLI or any Guarantor (excluding, in any such case, any Debt owed to Holdco, HLI or an Affiliate of Holdco or HLI) or, in the case of Net Available Cash from Asset Sales by a Foreign Restricted Subsidiary, to Repay Debt of such Foreign Restricted Subsidiary; or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holdco or another Restricted Subsidiary).

      Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 270 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of HLI for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

      When the aggregate amount of Excess Proceeds exceeds $20 million (taking into account income earned on such Excess Proceeds, if any), HLI will be required to make an offer to repurchase (the “Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, Holdco or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

      The term “Allocable Excess Proceeds” shall mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of HLI outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring HLI to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

      Within 30 business days after HLI is obligated to make a Prepayment Offer as described in the preceding paragraph, HLI shall send a written notice, by first-class mail, to the Holders, accompanied by such information regarding the Asset Sale as HLI in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

      HLI will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, HLI will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries

      Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of their respective Restricted Subsidiaries to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Holdco or any Restricted Subsidiary,

(b) make any loans or advances to Holdco or any Restricted Subsidiary, or

(c) transfer any of its Property to Holdco or any Restricted Subsidiary.

           The foregoing limitations will not apply:

(1) to restrictions:

(A) in effect on the Issue Date (including restrictions pursuant to the Notes, the Indenture and the New Credit Facility),

(B) arising under Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdco or HLI,

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not less favorable, taken as a whole, to the Holders than those under the agreement evidencing the Debt so Refinanced, or

(D) arising under Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; and

(2) with respect to clause (c) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Note Guaranty pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of or transfer the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by Holdco or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale, or

(E) customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith.

     Limitation on Transactions with Affiliates

      Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Holdco or HLI (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are:

(1) set forth in writing, and

(2) no less favorable to Holdco, HLI or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Holdco, HLI or such Restricted Subsidiary,

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $5 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, concludes that such Affiliate Transaction complies with clause (a)(2) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $25 million, Holdco or HLI obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Holdco, HLI and the Restricted Subsidiaries.

      Notwithstanding the foregoing limitation, Holdco, HLI or any of their respective Restricted Subsidiaries may enter into or suffer to exist the following:

(a) any transaction or series of transactions between Holdco and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, including the making of secured or unsecured intercompany loans not otherwise prohibited by the terms of the Indenture, provided that no more than 5% of the total voting power of the Voting Stock

(on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Holdco or HLI (other than Holdco, HLI or a Restricted Subsidiary);

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Holdco, HLI or any of their respective Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(d) agreements in effect on the Issue Date and described in this prospectus and any modifications, extensions or renewals thereto that are no less favorable to Holdco, HLI or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

(e) any customary transactions between or among any of Holdco, HLI, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by terms of the Indenture;

(f) any transaction or series of transactions pursuant to supply or similar agreements entered into in the ordinary course of business and consistent with past practice on customary terms, as determined by HLI in its good faith judgment; and

(g) any transaction or series of transactions between Holdco, HLI or any of their Restricted Subsidiaries with any joint venture that constitutes an Affiliate solely by virtue of Holdco’s, HLI’s or any Restricted Subsidiary’s control of such joint venture.

     Limitation on Sale and Leaseback Transactions

      Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) Holdco, HLI or such Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Debt,” and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Note Guaranty pursuant to the covenant described under “— Limitation on Liens,” and

(b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under “— Limitation on Asset Sales.”

     Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors may designate any Subsidiary of Holdco other than HLI Parent or HLI to be an Unrestricted Subsidiary if such Subsidiary:

(a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Holdco or any Restricted Subsidiary;

(b) has no Debt other than Debt:

(1) as to which neither Holdco nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender, provided, however, that Holdco or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time at or after such

Subsidiary is designated as an Unrestricted Subsidiary in accordance with the covenant described under “— Limitation on Restricted Payments,”

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than any Guarantee permitted by the proviso to the preceding clause (1)) of Holdco or any Restricted Subsidiaries to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of Holdco or any Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (1);

(c) is not party to any agreement, contract, arrangement or understanding with Holdco or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdco or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdco;

(d) is a Person with respect to which neither Holdco nor any Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of Holdco or any Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Holdco will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

      Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and none of Holdco, HLI nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, be released from any Note Guaranty previously made by such Restricted Subsidiary.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) Holdco could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

      Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate of HLI that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of HLI in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Holdco’s fiscal year, within 90 days after the end of such fiscal year).

Future Guarantors

      Holdco and HLI shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date, other than any Captive Insurance Subsidiaries or Securitization Entities, to execute and deliver to the Trustee a Note Guaranty at the time such Person becomes a Domestic Restricted Subsidiary. In addition, Holdco and HLI will cause each of their existing non-Guarantor Subsidiaries and each of their Foreign Restricted Subsidiaries created or acquired after the Issue Date which has Guaranteed or which Guarantees any Debt of Holdco or any Domestic Restricted Subsidiary, to execute and deliver to the Trustee a Guarantee agreement pursuant to which such non-Guarantor or Foreign Restricted Subsidiary will Guarantee payment of HLI’s obligations under the Notes on the same terms and conditions as set forth in the Guarantee of such other Debt of Holdco or any Restricted Subsidiary given by such non-Guarantor or Restricted Foreign Subsidiary.

Merger, Consolidation and Sale of Property

      HLI shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into HLI) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(a) HLI shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than HLI) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than HLI) expressly assumes, by supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by HLI;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of HLI, such Property shall have been transferred as an entirety or virtually as an entirety to one Person or a group of related persons;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, HLI or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”; and

(f) HLI shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee in its reasonable judgment, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

      Holdco shall not, and Holdco and HLI shall not permit any other Guarantor to, merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into HLI or a Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(a) the Surviving Person (if other than such Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than such Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Note Guaranty and, in the case of Holdco, due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by Holdco;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, HLI or any Guarantor as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, HLI or such Guarantor at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, Holdco would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”; and

(f) HLI shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee in its reasonable judgment, an Officers’ Certificate and an Opinion of Counsel of HLI, each stating that such transaction or series of transactions and such Note Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The foregoing provisions (other than clause (d)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if Holdco has complied with the covenant described under “— Certain Covenants — Limitation on Asset Sales.”

      The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of Holdco and HLI under the Indenture (or of the Guarantor under the Note Guaranty, as the case may be), but the predecessor of Holdco and HLI in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Holdco or HLI as an entirety or virtually as an entirety), or

(b) a lease,

shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes and obligations of the Note Guarantees.

Payments for Consents

      Holdco and HLI will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

      Notwithstanding that HLI may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, HLI shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the SEC and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that HLI shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.

      In addition, HLI shall furnish to Holders and to prospective investors, upon the request of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

Events of Default

      Events of Default in respect of the Notes include:

(1) failure to make the payment of any interest, including Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “— Merger, Consolidation and Sale of Property;”

(4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 30 days after written notice is given to HLI as provided below;

(5) a default under any Debt in an aggregate amount in excess of $20.0 million by Holdco or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (net of applicable insurance, if any, that is not subject to any reservation of rights by the insurer) that shall be rendered against Holdco or any Restricted Subsidiaries and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7) certain events involving bankruptcy, insolvency or reorganization of Holdco, HLI Parent, HLI or any Significant Subsidiary (the “bankruptcy provisions”); and

(8) any Note Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Note Guaranty) or any Guarantor denies or disaffirms its obligations under its Note Guaranty (the “guaranty provisions”); and

(9) any security interest shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or the release thereof in accordance with its terms, or any security interest created thereunder shall be declared invalid or unenforceable or HLI or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the “security default provisions”).

      A Default under clause (4) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes and any Additional Notes then outstanding notify HLI of the Default and HLI does not cause such Default to be cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

      HLI shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action HLI is taking or proposes to take with respect thereto.

      If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to HLI) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes and any Additional Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to HLI shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

      No Holder will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the registered Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

(c) the Trustee shall not have received from the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

      Subject to certain exceptions, HLI and the Trustee with the consent of the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend the Indenture and the Notes, and the registered Holders of at least a majority in aggregate principal amount of the Notes outstanding may waive any past default or compliance with any provisions of the Indenture and the Notes (except a default in the payment of principal, premium, interest, including Special Interest, if any, and certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder of an outstanding Note). However, without the consent of each Holder of an outstanding Note, no amendment may, among other things:

(1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(2) reduce the rate of, or extend the time for payment of, interest, including Special Interest, if any, on, any Note;

(3) reduce the principal of, or extend the Stated Maturity of, any Note;

(4) make any Note payable in money other than that stated in the Note;

(5) impair the right of any Holder to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guaranty;

(6) subordinate the Notes or any Note Guaranty to any other obligation of HLI or the applicable Guarantor;

(7) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

(8) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under “— Optional Redemption;”

(9) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(10) at any time after HLI is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto; or

(11) make any change in any Note Guaranty that would adversely affect the Holders.

      The Indenture and the Notes may be amended by HLI and the Trustee without the consent of any Holder to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a Surviving Person of the obligations of Holdco and HLI under the Indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add additional Guarantors with respect to the Notes or release Guarantors from Note Guaranties as provided or permitted by the terms of the Indenture;

(5) secure the Notes, release all or any portion of any security interest, add to the covenants of Holdco or HLI for the benefit of the Holders or surrender any right or power conferred upon Holdco or HLI;

(6) make any change that does not adversely affect the rights of any Holder;

(7) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

(8) provide for the issuance of additional Notes in accordance with the Indenture.

      The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, HLI is required to mail to each registered Holder at such Holder’s address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

      Holdco or HLI may, at any time, terminate all their obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. Holdco or HLI may, at any time, terminate:

(1) HLI’s and Holdco’s obligations under the covenants described under “— Repurchase at the Option of Holders Upon a Change of Control” and “— Certain Covenants;”

(2) the operation of the cross acceleration provisions, the judgment default provisions the bankruptcy provisions with respect to Significant Subsidiaries, the guaranty provisions and the security default provisions described under “— Events of Default” above; and

(3) the limitations contained in clause (e) under the first paragraph of, and in the second paragraph of, “— Merger, Consolidation and Sale of Property” above (“covenant defeasance”).

Holdco or HLI may exercise their legal defeasance option notwithstanding their prior exercise of the covenant defeasance option.

      If Holdco or HLI exercises their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If Holdco or HLI exercises their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “— Certain Covenants”), (5), (6), (7) (with respect only to Significant Subsidiaries) (8) or (9) under “— Events of Default” above or because of the failure of HLI to comply with clause (e) under the first paragraph of, or with the second paragraph of, “— Merger, Consolidation and Sale of Property” above. If Holdco or HLI exercises their legal defeasance option or covenant defeasance option, any collateral will be released and each Guarantor will be released from all its obligations under its Note Guaranty.

      The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) HLI irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on the Notes to maturity or redemption, as the case may be;

(b) HLI delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made, and during the 123-day period, no Default described in clause (7) under “— Events of Default” occurs with respect to HLI or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument binding on HLI;

(f) HLI delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, HLI delivers to the Trustee an Opinion of Counsel stating that:

(1) HLI has received from the Internal Revenue Service a ruling, or

(2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

(h) in the case of the covenant defeasance option, HLI delivers to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i) HLI delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

Governing Law

      The Indenture and the Notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

      U.S. Bank National Association is the Trustee under the Indenture.

      Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP (as defined below).

      “Additional Assets” means:

(a) any Property (other than cash, Cash Equivalents and securities) owned by Holdco or any Restricted Subsidiary and used in a Related Business; or

(b) Capital Stock of a Person that becomes or has become a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdco or another Restricted Subsidiary from any Person other than Holdco or an Affiliate of Holdco; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

      “Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.

      For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “— Certain Covenants — Limitation on Transactions with Affiliates and — Limitation on Asset Sales” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holdco or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

      “Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Holdco or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares), or

(b) any other Property of Holdco or any Restricted Subsidiary outside of the ordinary course of business of Holdco or such Restricted Subsidiary,

other than,

(1) any disposition by a Restricted Subsidiary to HLI or by Holdco, HLI or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments,”

(3) any disposition effected in compliance with the first or second paragraph of the covenant described under “— Merger, Consolidation and Sale of Property”),

(4) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $2.5 million,

(5) any disposition of cash or Cash Equivalents; and

(6) any sale of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to or by a Securitization Entity for the fair market value thereof.

      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the greater of:

(1) the fair market value of the Property subject to such Sale and Leaseback Transaction at the time of the consummation thereof, and

(2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction at the time of consummation thereof (including any period for which such lease has been extended).

      “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

      “Board of Directors” means the board of directors of HLI.

      “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

      “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

      “Capital Stock Sale Proceeds” means the aggregate cash proceeds received by Holdco from the issuance or sale (other than to a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees) by Holdco of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Captive Insurance Subsidiary” means any Wholly Owned Restricted Subsidiary created solely for the purpose of, and engaged solely in the business of, purchasing or providing insurance to, or otherwise directly facilitating the provision of insurance for, Holdco and its Restricted Subsidiaries, provided that any such Wholly Owned Restricted Subsidiary shall be funded by Holdco and its Restricted Subsidiaries in the ordinary course of business solely with such amounts as are reasonably necessary to purchase, provide or facilitate insurance consistent with the past practice of Holdco and its Subsidiaries. In addition, such Wholly Owned Restricted Subsidiary shall satisfy each of the conditions required for the designation of a Subsidiary as an Unrestricted Subsidiary as set forth in clauses (a), (b), (c), (d), and (e) under the covenant “Designation of Restricted and Unrestricted Subsidiaries,” although designation as an Unrestricted Subsidiary under such covenants is not required.

      “Cash Equivalents” means any of the following:

(a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdco) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) in the case of any Foreign Restricted Subsidiary:

(1) direct obligations of the sovereign nation (or agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) and

(2) investment of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, and

(3) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors are not rated as provided in such clauses or in (2) above but which are, in the reasonable judgment of HLI, comparable in investment quality to such investments and obligors, provided that the amount of such investments pursuant to this clause (f)(3) outstanding at any time shall not exceed $15 million.

      “Change of Control” means the occurrence of any of the following events:

(a) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Holdco, HLI Parent or HLI; (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Holdco, HLI Parent, HLI and their Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders), shall have occurred, or Holdco, HLI Parent or HLI merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into Holdco, HLI Parent or HLI in any such event pursuant to a transaction in which the outstanding Voting Stock of Holdco, HLI Parent or HLI is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of Holdco, HLI Parent or HLI is reclassified into or exchanged for other Voting Stock of Holdco, HLI Parent or HLI or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of Holdco, HLI Parent or HLI immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Holdco, HLI Parent or HLI or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of, as relevant, Holdco, HLI Parent or HLI (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of, as relevant, Holdco, HLI Parent or HLI, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the relevant board of directors then in office; or

(d) the shareholders of Holdco, HLI Parent or HLI shall have approved any plan of liquidation or dissolution of Holdco, HLI Parent or HLI, as applicable.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

      “Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Independent

Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with HLI.

      “Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

      “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters in respect of which financial statements have been delivered in accordance with the terms of the Indenture to

(b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period Holdco or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such four-quarter period (or any shorter period in which such facilities are in effect) and, provided further, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if Holdco or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period Holdco or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdco or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

      If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the interest rate in effect for such floating rate of interest on the date of determination had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, Holdco shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent Holdco and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

      “Consolidated Interest Expense” means, for any period, the total interest expense of Holdco and its consolidated Restricted Subsidiaries (net of interest income and payments received in respect of Interest Rate Agreements), plus, to the extent not included in such total interest expense, and to the extent Incurred by Holdco or its Restricted Subsidiaries:

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

(b) amortization of debt discount and debt issuance cost, including commitment fees;

(c) capitalized interest;

(d) non-cash interest expense;

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing;

(f) costs associated with Interest Rate Agreements (including amortization of fees);

(g) Disqualified Stock Dividends;

(h) Preferred Stock Dividends;

(i) interest Incurred in connection with Investments in discontinued operations;

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by Holdco or any of its Restricted Subsidiaries; and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdco) in connection with Debt Incurred by such plan or trust.

      “Consolidated Net Income” means, for any period, the net income (loss) of Holdco and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than Holdco) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, equity of Holdco and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to Holdco or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of Holdco and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to Holdco or HLI, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of Holdco and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to Holdco or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

(2) the equity of Holdco and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain or loss realized upon the sale or other disposition of any Property of Holdco or any of its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d) any extraordinary gain or loss,

(e) the cumulative effect of a change in accounting principles.

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of Holdco or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of Holdco (other than Disqualified Stock), and

(g) any non-cash income or expense related to changes in the book value of Capital Stock of Holdco or its consolidated Restricted Subsidiaries.

Notwithstanding the foregoing, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, returns of capital, repayments of loans or advances, interest or other transfers of Property from Unrestricted Subsidiaries to Holdco or a Restricted Subsidiary to the extent such dividends, returns, repayments, interest or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

      “Credit Facilities” means, with respect to Holdco or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancings thereof.

      “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option, forward contract or other similar agreement or arrangement, in each case, including any Guarantee and collateral documents referred to therein, designed to protect such Person against fluctuations in currency exchange rates.

      “Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Disqualified Stock” means any Capital Stock of Holdco or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

      “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Holdco held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to Holdco.

      “Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

      “EBITDA” means, for any period, an amount equal to, for Holdco and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) amount of any foreign, U.S. Federal, State or local taxes included in Consolidated Net Income,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles,

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period),

(6) cash charges of up to $20 million in respect of facility closures and other restructuring activities,

(7) the following adjustments made pursuant to fresh start accounting:

(a) all such adjustments made prior to the date Hayes Lemmerz International, Inc. emerges from Chapter 11 bankruptcy proceedings (the “Emergence Date”); and

(b) any expense arising after the Emergence Date that is included in cost of goods sold arising from adjustments to inventory that are made in connection with fresh start accounting,

(8) the following items for HLI and its consolidated Subsidiaries in respect of the period commencing on February 1, 2002 and ending on the Emergence Date:

(a) non-recurring charges and restructuring charges that in accordance with GAAP are charged against operating income;

(b) all professional fees, financing costs and other costs, expenses and items directly related to the Chapter 11 cases as reflected in the consolidated statement of operations, including any administrative expense reflecting such costs, expenses or other items;

(c) all charges to earnings with respect to employee severance;

(d) the non-cash effect attributable to minority interest income or expense, and

(9) costs under employee retention programs approved by the U.S. Bankruptcy Court in the bankruptcy proceedings of Hayes Lemmerz International, Inc.; minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it represents a change of an accrual of, or reserve for, cash expenditures in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdco by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

      “Event of Default” has the meaning set forth under “— Events of Default.”

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exchange Notes” means the notes issued in exchange for the Notes issued in this offering or any Additional Notes pursuant to the registration rights agreement described under “exchange offer; Registration Rights” or any similar registration rights agreement with respect to any Additional Notes.

      “fair market value” means, with respect to any Property, (a) the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction and (b) in the case of any determination of fair market value for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(a) if such Property has a fair market value equal to or less than $5.0 million, by any Officer of HLI;

(b) if such Property has a fair market value in excess $5.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction; or

(c) if such Property has a fair market value in excess of $25 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, and delivered to the Trustee.

      “Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      “GAAP” means accounting principles generally accepted in the United States as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(b) the statements and pronouncements of the Financial Accounting Standards Board;

(c) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

      provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

      “Guarantor” means Holdco, each Domestic Restricted Subsidiary (other than HLI, Captive Insurance Subsidiaries, Securitization Entities and two Domestic Restricted Subsidiaries that are owned by Foreign Restricted Subsidiaries) and any other Person that becomes a Guarantor pursuant to the covenant described under “— Future Guarantors” or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Note Guaranty.

      “Hedging Obligation” of any Person means any obligation or liability, direct or indirect, contingent or otherwise, of such Person in respect of any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

      “Holder” means a Person in whose name a Note is registered in the security register.

      “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

      “Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of Holdco.

      “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement, in each case, including any Guarantee and collateral documents referred to therein designed to protect such Person against fluctuations in interest rates.

      “Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to Holdco’s beneficial equity interest in such Subsidiary) of the fair market value of the net worth of any Subsidiary of Holdco at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdco shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) Holdco’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to Holdco’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its fair market value at the time of such Investment.

      “Issue Date” means the date on which the Notes are initially issued.

      “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

      “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of the Lien on such Property securing such Debt, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds of such Asset Sale;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by Holdco or any Restricted Subsidiary after such Asset Sale.

      “New Credit Facility” means the credit facilities provided under the Credit Agreement expected to be entered into upon our emergence from bankruptcy, among Holdco, HLI, the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Lehman Commercial Paper Inc. as Syndication Agent, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as well as any or all of such agreements (or any other agreement that Refinances any of or all such agreements), as may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents or lenders.

      “Note Guaranty” means a Guarantee of HLI’s obligations with respect to the Notes on the terms set forth in the Indenture.

      “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

      “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of HLI.

      “Officers’ Certificate” means a certificate signed by two Officers of HLI, at least one of whom shall be the principal executive officer or principal financial officer of HLI, and delivered to the Trustee.

      “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to HLI or the Trustee.

      “Permitted Holders” means (a) Apollo Management V, L.P. and other investment funds under common management, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least a majority of the total voting power of the Voting Stock of such Person and (b) Q Investment L.P. and other investment funds under common management, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least a majority of the total voting power of the Voting Stock of such Person. In addition, Holdco shall be a Permitted Holder with respect to HLI Parent and HLI Parent shall be a Permitted Holder with respect to HLI.

      “Permitted Investment” means any Investment by Holdco, HLI or any of their Restricted Subsidiaries in:

(a) Holdco or any Restricted Subsidiary;

(b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

(c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Property to, Holdco or a Restricted Subsidiary, provided that such Person’s primary business is a Related Business;

(d) Cash Equivalents;

(e) receivables owing to Holdco or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdco or such Restricted Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business consistent with past practices of Holdco or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $1 million in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of obligations created in the ordinary course of business and owing to Holdco or a Restricted Subsidiary or in satisfaction of judgments;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales,” or (B) any disposition of Property not constituting an Asset Sale;

(j) a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests; and

(k) other Investments made for fair market value that do not exceed $75 million in the aggregate outstanding at any one time.

      “Permitted Liens” means:

(a) Liens to secure Debt permitted to be Incurred under clause (b) of the definition of “Permitted Debt” in the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”, Liens to secure obligations with respect to cash management arrangements entered into in the ordinary course of business with lenders or affiliates thereof of Debt permitted to be Incurred under clause (b) of such definition, Liens to secure Debt permitted to be Incurred under clause (f) of such definition to the extent they relate to Debt permitted under clause (b) of such definition and Liens to secure Debt permitted to be Incurred under clauses (g) and (h) of such definition;

(b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” provided that any such Lien may not extend to any Property of Holdco or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of Holdco or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s and mechanics’ Liens and other similar Liens, on the Property of Holdco or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e) Liens on the Property of Holdco or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of Holdco and the Restricted Subsidiaries taken as a whole;

(f) Liens on Property at the time Holdco or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Holdco or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Holdco or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Holdco or any Restricted Subsidiary;

(g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Holdco or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h) pledges or deposits by Holdco or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Holdco or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Holdco, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i) utility easements, building and zoning restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) Liens on the Capital Stock of any joint venture that is not a Subsidiary of Holdco or any Restricted Subsidiary, provided, that such Lien secures only obligations of such joint venture;

(k) Liens existing on the Issue Date not otherwise described in clauses (a) through (j) above;

(l) Liens not otherwise described in clauses (a) through (k) above on the Property of any Restricted Subsidiary that is not a Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under “Certain Covenants — Limitation on Debt”;

(m) Liens on the Property of Holdco or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (k) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture;

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs related to such Refinancing; and

(3) accrued and unpaid interest on the Debt being Refinanced;

(n) Liens on accounts receivable and related assets of the type specified in the definition “Qualified Securitization Transaction” transferred to a Securitization Entity in a Qualified Securitization Transaction;

(o) Liens created by Sale and Leaseback Transactions not involving Capital Lease Obligations;

(p) Liens securing Debt permitted to be Incurred under clause (d) of the definition of “Permitted Debt” in the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;” and

(q) Liens not otherwise permitted by clauses (a) through (p) above encumbering Property having an aggregate fair market value not in excess of $5 million.

      “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced plus accrued and unpaid interest, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced,

provided, however, that Permitted Refinancing Debt shall not include:

(1) Debt of a Subsidiary of Holdco other than HLI that is not a Guarantor that Refinances Debt of HLI or a Guarantor; or

(2) Debt of Holdco or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

      “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

      “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Holdco or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

      “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of HLI, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of HLI, as the case may be.

      “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its fair market value.

      “Public Equity Offering” means an underwritten public offering of common stock of Holdco pursuant to an effective registration statement under the Securities Act.

      “Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt at the time of Incurrence thereof does not exceed the anticipated useful life of the Property being financed; and

(b) Incurred to finance the acquisition, construction or lease by HLI or a Guarantor of such Property, including additions and improvements thereto,

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by HLI or such Guarantor.

      “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Debt owed to Holdco or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

      “Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Holdco or any Restricted Subsidiary pursuant to which Holdco or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to: (a) a Securitization Entity (in the case of a transfer by Holdco or any Restricted Subsidiary); and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of Holdco or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

      “Reference Treasury Dealer” means Citigroup Global Markets Inc.. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), HLI shall substitute therefor another Primary Treasury Dealer.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

      “Related Business” means any business that is related, ancillary or complementary to the businesses of HLI and the Restricted Subsidiaries on the Issue Date.

      “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

      “Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of Holdco or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Holdco or any Restricted Subsidiary), except for any dividend or distribution that is made solely to Holdco or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Holdco or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of Holdco;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Holdco or any Restricted Subsidiary or any securities exchangeable for or convertible into any such Capital Stock (other than from Holdco or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of Holdco that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

(d) any Investment (other than Permitted Investments) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than Holdco or a Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the fair market value of the remaining interest, if any, in such former Restricted Subsidiary held by Holdco and the other Restricted Subsidiaries.

      “Restricted Subsidiary” means HLI Parent, HLI and any other Subsidiary of Holdco other than an Unrestricted Subsidiary.

      “S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

      “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Holdco or a Restricted Subsidiary transfers such Property to another Person and Holdco or a Restricted Subsidiary leases it from such Person, provided, however, that a Sale and Leaseback Transaction shall not include any transfer and leaseback of any Property completed with 90 days of the acquisition of such Property by Holdco or any Restricted Subsidiary.

      “SEC” means the Securities and Exchange Commission.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Securitization Entity” means any Wholly Owned Subsidiary of Holdco or any Restricted Subsidiary (or another Person in which Holdco or any Restricted Subsidiary makes an Investment and to which Holdco or any Restricted Subsidiary transfers accounts receivables and related assets):

(a) which engages in no activities other than in connection with the financing of accounts receivable and related assets;

(b) which is designated by the Board of Directors (as provided below) as a Securitization Entity;

(c) no portion of the Debt or any other Obligations (contingent or otherwise) of which

(i) is guaranteed by Holdco or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity,

(ii) is recourse to or obligates Holdco or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

(iii) subjects any property or asset of Holdco or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Holdco or any Restricted Subsidiary;

(d) with which none of Holdco nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to Holdco or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdco or such Restricted Subsidiary; and

(e) to which none of Holdco nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

      “Senior Debt” of HLI means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to HLI to the extent post-filing interest is allowed in such proceeding) in respect of

(1) Debt of HLI for borrowed money, and

(2) Debt of HLI evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which HLI is responsible or liable;

(b) all Capital Lease Obligations of HLI and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by HLI;

(c) all obligations of HLI

(1) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of HLI and all obligations under any title retention agreement permitted under the Indenture; and

(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which HLI is responsible or liable as Guarantor,

provided, however, that Senior Debt shall not include:

(A) Debt of HLI that is by its terms subordinate in right of payment to the Notes, including any Subordinated Debt;

(B) any Debt Incurred in violation of the provisions of the Indenture;

(C) accounts payable or any other obligations of HLI to trade creditors created or assumed by HLI in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability for Federal, state, local or other taxes owed or owing by HLI;

(E) any obligation of HLI to any of its Subsidiaries; or

(F) any obligations with respect to any Capital Stock of HLI.

      “Senior Debt” of any Guarantor shall have a correlative meaning.

      “Significant Subsidiary” means any “significant Subsidiary” of Holdco within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      “Special Interest” means the additional interest, if any, to be paid on the Notes as described under “The Exchange Offer.”

      “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdco or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction.

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

      “Subordinated Debt” means any Debt of HLI or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Note Guaranty pursuant to a written agreement to that effect.

      “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

      “Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Property,” a Person to whom all or substantially all of the Property of HLI or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

      “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      “Unrestricted Subsidiary” means:

(a) any Subsidiary of Holdco that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

      “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for purchase of U.S. dollars with the applicable foreign currency as published in the Financial Times on the date two business days prior to such determination, provided, that if any such amount is subject to at least a coterminous Currency Exchange Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such amount, the amount of such currency will be as provided in the Currency Exchange Protection Agreement.

      Whenever it is necessary to determine whether Holdco or a Restricted Subsidiary has complied with any covenant in the Indenture or a Default has occurred or is continuing and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

      “Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      “Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements) is at such time owned, directly or indirectly, by Holdco and its other Wholly Owned Subsidiaries.

      “Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements) is at such time owned, directly or indirectly, by Holdco and its other Wholly Owned Restricted Subsidiaries.

Book-Entry System

      The Notes will be initially issued in the form of one or more Global Securities registered in the name of DTC or its nominee.

      Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such Persons in the Offering. Such accounts shall be designated by the initial purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

      Payment of principal of and interest on Notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder represented thereby for all purposes under the Indenture. HLI has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

      A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated Notes only if:

(a) DTC notifies HLI that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

(b) HLI in its discretion at any time determines not to have all the Notes represented by such Global Security; or

(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Security.

Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of

DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes:

(a) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

(b) payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of HLI maintained for such purposes; and

(c) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although HLI may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

      So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or Holder represented by such Global Security for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or Holders of any Notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. HLI understands that under existing industry practices, in the event that HLI requests any action of Holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a Holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      DTC has advised HLI that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of HLI, the Trustee or the initial purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS

      Holders of the New Notes are not entitled to any registration rights with respect to the New Notes. On June 3, 2003, HLI, the guarantors of the Old Notes and the Initial Purchasers of the Old Notes entered into a registration rights agreement. The registration rights agreement requires HLI and the guarantors of the Old Notes to use their respective best efforts to cause a registration statement relating to the exchange of Old Notes for registered New Notes, having terms substantially identical to those of the Old Notes (except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain special interest provisions relating to the Old Notes do not apply to the New Notes), to be declared effective under the Securities Act not later than October 31, 2003. We have also agreed to bear the cost of preparing, filing and having the registration statement declared effective. The registration statement of which this prospectus forms a part is the registration statement required by the registration rights agreement. Pursuant to this prospectus and the enclosed letter of transmittal, we are offering to all holders of the Old Notes an opportunity to exchange your Old Notes for a like principal amount of the New Notes. We will keep the exchange offer open for not less than 30 days and not more than 45 days after the date this prospectus is mailed to the holders of Old Notes. For each Old Note surrendered for exchange in the exchange offer, you will receive a New Note with a principal amount at maturity equal to that of the surrendered Old Note. Interest on such New Note will accrue: (1) from the later of (a) the last interest payment date on which interest was paid on the Old Note surrendered in exchange for the New Note or (b) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date of the interest payment, or (2) if no interest has been paid on the Old Note, from June 3, 2003.

      Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. By tendering your Old Notes, you represent to us:

•	that any New Notes received in exchange for your Old Notes in the exchange offer are being acquired by you or any other person receiving such New Notes in the ordinary course of your or such other person’s business;

•	that at the time of the commencement of the exchange offer, you do not, or any other person who will receive New Notes in exchange for your Old Notes does not, have any arrangement or understanding with any person to participate in the “distribution” (as defined in the Securities Act) of the New Notes in violation of the Securities Act;

•	that you are not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment;

•	that you are not, or such other person receiving New Notes in exchange for your Old Notes is not, an “affiliate” (as defined in Rule 405 under the Securities Act) of HLI, or if you are, or such other person is, an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;

•	if you are not, or such other person receiving New Notes in exchange for your Old Notes is not, a broker-dealer, that you are not, or such other person is not, engaged in, and you do not, or such other person does not, intend to engage in, the distribution of the New Notes; and

•	if you are a participating broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the New Notes you receive.

      Broker-dealers receiving New Notes in the exchange offer will have a prospectus deliver requirement with respect to the resales of the New Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the New Notes— other than a resale of an unsold allotment from the original sale of the Old Notes— by delivering this prospectus to prospective purchasers. We have agreed that for a period of 180 days after the date on which the registration statement of which this prospectus forms a part is declared effective (or such shorter period during which participating broker-dealers are required by law to deliver the prospectus), we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any resale of the New Notes. For further information regarding the obligations of participating broker-dealers, including the prospectus delivery requirement, see “Plan of Distribution.”

      Under some circumstances, we may be required to file a shelf registration statement covering resales of the Old Notes. This requirement will be triggered if:

•	applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

•	the registration statement of which this prospectus forms a part is not declared effective by October 31, 2003 or the exchange offer is not completed by November 30, 2003;

•	the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the exchange offer; or

•	any holder (other than an Initial Purchaser) is not eligible to participate in the exchange offer or does not receive in the exchange offer New Notes that are freely transferable under federal and state securities laws— other than as a result of the holder’s status as an “affiliate” of HLI, as defined in the Securities Act.

      If we are required to file the shelf registration statement, then we will

•	as promptly as practicable and at our expense, file the shelf registration statement with the SEC;

•	use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

•	use our best efforts to keep the shelf registration statement effective until the earlier of disposition of the Old Notes covered by the shelf registration or two years after its effective date (or such earlier time as the Old Notes are eligible for resale under Rule 144(c)).

      In the event that a shelf registration statement is filed, we will:

•	provide a copy of the prospectus that forms a part of the shelf registration statement to each holder of Old Notes for whom such registration statement was filed;

•	notify each holder of Old Notes when the shelf registration statement has been declared effective; and

•	take other actions as are required to permit unrestricted resales of the Old Notes.

      If you sell Old Notes under the shelf registration statement:

•	you generally must be named as a selling security holder in the prospectus that forms a part of the shelf registration statement;

•	you must deliver a prospectus to any purchasers of your Old Notes;

•	you will be subject to the civil liability provisions of the Securities Act in connection with such sales; and

•	you will be bound by the provisions of the registration rights agreement that are applicable to holders who sell their Old Notes under the shelf registration statement, including various indemnification rights and obligations.

      A registration default will occur, or would have occurred, if: (a) on or prior to August 3, 2003, neither this registration statement nor the shelf registration statement had been filed with the SEC; (b) on or prior to October 31, 2003, neither this registration statement nor the shelf registration statement has been declared effective; (c) on or prior to November 30, 2003, neither the exchange offer has been consummated nor the shelf registration has been declared effective; or (d) after either this registration statement or the shelf registration statement has been declared effective, the registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Notes or New Notes in accordance with and during the periods specified in the registration rights agreement.

      If a registration default should occur, special interest will accrue on the principal amount of the affected Old Notes and New Notes (in addition to the stated interest on the Old Notes) from and including the date on which any registration default occurs, but excluding the date on which all registration defaults have been cured. Special interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.00% per annum.

      This summary of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion is a summary of the material United States federal income tax consequences of the exchange of Old Notes for New Notes, as well as the ownership and disposition of New Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code, Treasury regulations under the Code, which we refer to in this prospectus as the Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, which we refer to in this prospectus as the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under federal income tax laws, including:

•	holders of Old Notes who did not acquire the Old Notes on their original issuance at their original issue price;

•	banks;

•	thrifts;

•	real estate investment trusts;

•	regulated investment companies;

•	insurance companies;

•	dealers in securities or currencies;

•	tax-exempt entities;

•	persons that have a functional currency other than the United States dollar;

•	holders of Notes that are partnerships or other entities treated as partnerships for United States federal income tax purposes;

•	persons that hold Notes as part of a straddle, hedging, constructive sale or conversion transaction; and

•	shareholders, partners or beneficiaries of a holder of Notes.

This discussion is limited to holders who hold their Old Notes and New Notes as capital assets (generally, assets held for investment purposes). No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. You should consult your own tax advisor as to the United States federal income tax consequences of exchanging the Old Notes for New Notes and holding and disposing of New Notes, as well as the effects of state, local and non-United States tax laws.

      For purposes of this discussion, a United States person is any one of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•	a trust, the administration of which is subject to the primary supervision of a court within the United States and that has one or more United States persons who have the authority to control all substantial decisions of the trust, or that has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

      For purposes of this discussion, the term “United States holder” means a holder of Notes that is a United States person and the term “non-United States holder” means a holder of Notes that is not a United States person.

Exchange Offer

      An exchange of Old Notes for New Notes in the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, the New Notes received will be treated as a continuation of the Old Notes in the hands of the exchanging holder and the holder will have the same tax basis and holding period in the New Notes received as it had in the Old Notes immediately before the exchange. A holder that does not exchange its Old Notes for New Notes pursuant to the exchange offer will not recognize any gain or loss for United States federal income tax purposes upon consummation of the exchange offer.

United States Holders

      Payments of Interest. Payments of interest on New Notes generally will be taxable to a United States holder as ordinary interest income at the time such payments are accrued or received (in accordance with the United States holder’s method of accounting for federal income tax purposes).

      Sale or Other Disposition of New Notes. Upon the sale or other disposition of a New Note, a United States holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the holder’s adjusted tax basis in the New Note. For these purposes, the amount realized on the sale or other disposition of a New Note does not include any amount received attributable to accrued but unpaid interest, which will be taxable as ordinary income unless previously taken into account. Capital gain or loss on the sale or other disposition of a New Note will be long-term capital gain or loss if the New Note and the Old Note were held for a total of more than one year.

Non-United States Holders

      Payments of Interest. Payments of interest on a New Note to a non-United States holder generally will not be subject to United States federal income tax or withholding tax, provided that all of the following are true:

•	the non-United States holder does not actually or constructively own 10 percent or more of the total combined voting power of all of our classes of stock entitled to vote;

•	the non-United States holder is not a controlled foreign corporation to which we are a related person for United States federal income tax purposes; and

•	the non-United States holder certifies, on Form W-8BEN (or a permissible substitute or successor form) under penalties of perjury, that it is the beneficial owner of the New Notes and is not a United States person.

      Interest paid to a non-United States holder that does not qualify for the above exemption from withholding tax generally will be subject to withholding of U.S. federal income tax at the rate of 30 percent, unless the non-United States holder satisfies one of the following requirements:

•	The non-United States holder provides a completed Form W-8BEN (or substitute or successor form) to the bank, broker or other intermediary who holds the Notes stating, among other things, that the non-United States holder is the beneficial owner of the New Notes and is not a United States person.

•	The non-United States holder holds its New Notes directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that the non-United States holder is not a United States person. A qualified intermediary is a bank, broker or other intermediary that is acting out of a non-United States branch or office and has signed an agreement with the IRS that it will administer all or part of the United States withholding tax rules under specified procedures.

•	The non-United States holder is entitled to an exemption from (or a reduction in) withholding tax on interest under a tax treaty between the United States and the non-United States holder’s country of residence. To claim this exemption (or reduction in rate), a non-United States holder must generally complete Form W-8BEN.

•	The interest income on the New Notes is effectively connected with the non-United States holder’s conduct of a trade or business in the United States, and is not exempt from United States tax under a tax treaty. To claim this exemption, a non-United States holder must complete Form W-8ECI.

Even if a non-United States holder meets one of the requirements listed above, interest paid to it will be subject to United States withholding tax under any of the following circumstances:

•	the withholding agent or an intermediary knows or has reason to know that the non-United States holder is not entitled to an exemption from (or reduction in) withholding tax;

•	the IRS notifies the withholding agent that information that the non-United States holder or an intermediary provided concerning the holder’s status is false; or

•	an intermediary through which the non-United States holder holds the New Notes fails to comply with the procedures necessary to avoid the imposition of United States withholding tax on the New Notes. In particular, an intermediary is generally required to forward a copy of the non-United States holder’s Form W-8BEN (or other documentary information concerning the holder’s status) to the withholding agent for the New Notes. However, if a non-United States holder holds its New Notes through a qualified intermediary, or there is a qualified intermediary in the chain of title between the non-United States holder and the withholding agent for the New Notes, the qualified intermediary generally is not required to forward this information to the withholding agent.

      Interest payments made to non-United States holders will generally be reported to the IRS and to the holders on Form 1042-S.

      Sale or Other Disposition of New Notes. Subject to the discussion below concerning information reporting and backup withholding, any gain realized by a non-United States holder on the sale or other disposition of a New Note generally will not be subject to United States federal income tax unless one of the following applies:

•	the gain is connected with a trade or business that the non-United States holder conducts in the United States;

•	the non-United States holder is an individual who is present in the United States for at least 183 days during the year in which the sale or other disposition of the New Note occurs and certain other conditions are satisfied;

•	the non-United States holder is subject to tax pursuant to the provisions of United States tax law applicable to certain expatriates; or

•	the gain represents accrued interest, in which case, the rules for interest would apply.

      U.S. Trade or Business. If a non-United States holder holds a New Note in connection with a trade or business that it is conducting in the United States, any interest on the New Note, and any gain from disposition of the New Note, generally will be subject to income tax as if the non-United States holder were a United States person. In addition, if the non-United States holder is a corporation, it may be subject to the “branch profits tax” on its earnings that are effectively connected with its United States trade or business, including earnings from the New Note. This tax is imposed at a 30 percent rate, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting And Backup Withholding

      Generally, we must report annually to the IRS and to each holder the amount of interest that we paid to that holder, and the amount of tax, if any, that we withheld on the interest. This information may also be made available to the tax authorities of a country in which a non-United States holder resides.

      Backup withholding and information reporting generally will not apply to payments made in respect of New Notes held by a non-United States holder if the holder properly certifies as to its status as a non-United States person under penalties of perjury or otherwise establishes an exemption. Generally, a non-United States holder will provide this information (and other required certifications) on a Form W-8BEN. However, the exemption does not apply if (i) the withholding agent or an intermediary knows or has reason to know that any of the information, certifications, or statements in, or associated with, a Form W-8BEN or other documentary information provided by a non-United States holder are incorrect and (ii) the withholding agent’s or intermediary’s reliance on certain presumptions set forth in the Treasury Regulations regarding the status or characteristics of the non-United States holder would result in (x) a payment not being reported that would otherwise be reportable based on the withholding agent’s or intermediary’s knowledge or reason to know or (y) a smaller amount being withheld from a payment than would otherwise be withheld based on the withholding agent’s or intermediary’s knowledge or reason to know. In that case, the withholding agent or intermediary must rely on its knowledge or reason to know to report a payment that would not otherwise be reportable, or to withhold an amount greater than would be the case, if it relied on the presumptions set forth in the Treasury Regulations.

      The payment of the proceeds of the sale or other taxable disposition of a New Note by or through the United States office of a broker is subject to information reporting (and possible backup withholding unless the non-United States holder certifies its status as a non-United States person under penalties of perjury or otherwise establishes an exemption). Information reporting, but not backup withholding, generally will also apply to payments of proceeds of sales or other taxable dispositions of New Notes by or through non-United States offices of United States brokers or by or through non-United States brokers with certain types of relationships to the United States unless the broker has documentary evidence in its files that the non-United States holder is not a United States person and such broker has no actual knowledge to the contrary, or the non-United States holder otherwise establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a sale or other taxable disposition of a New Note by or through a non-United States office of a non-United States broker not subject to the preceding sentence.

      Backup withholding is not an additional tax. Any amounts withheld from payments made to a holder under the backup withholding rules will be allowed as a refund or a credit against the holder’s United States federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any resale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of the New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (available June 5, 1991), and Shearman & Sterling, SEC no-action letter (available July 2, 1983); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction of New Notes.

      For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of counsel for the Initial Purchasers), other than commissions or concessions of any broker-dealers, and will indemnify the holders of the Old Notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the New Notes and the related guarantees is being passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Patrick C. Cauley, Esq., our General Counsel and Secretary, will pass upon certain matters for us relating to those of the guarantors.

INDEPENDENT AUDITORS

      Our financial statements as of January 31, 2002 and 2003 and for each of the three fiscal years in the period ended January 31, 2003 have been included in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, included herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP included an explanatory paragraph that states that on December 5, 2001, Hayes filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code which raised substantial doubt about Hayes’ ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Their report also refers to a change in the method of accounting for goodwill and other intangible assets in the fiscal year ended January 31, 2003 as a result of adopting the provisions of SFAS No. 142 “Goodwill and Other Intangibles.”

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may copy and inspect these reports, proxy statements and other information or obtain all or part of these materials at prescribed rates at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at “http://www.sec.gov.”

      In addition, you may obtain these materials on our website. Our Internet website address is www.hayes-lemmerz.com. Information on our website does not constitute part of this offering memorandum and should not be relied upon in connection with making any investment decision with respect to the notes.

      You may also request a copy of any SEC filings, and any information required by Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, at no cost, by contacting:

Hayes Lemmerz International, Inc.

15300 Centennial Drive
Northville, Michigan 48167
Attention: General Counsel
(734) 737-5000

INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until we issue all of the New Notes:

•	our Current Report on Form 8-K filed on February 20, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K filed on March 24, 2003 (SEC File No. 1-11592);

•	our Annual Report on Form 10-K filed on April 2, 2003 for the fiscal year ended January 31, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K filed on April 8, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K filed on April 10, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K filed on May 13, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K filed on May 21, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K filed on May 23, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K filed on June 3, 2003 (SEC File No. 1-11592);

•	our Current Report on Form 8-K12G3 filed on June 3, 2003 (SEC File No. 0-20932);

•	our Quarterly Report on Form 10-Q filed on June 16, 2003 for the quarterly period ended April 30, 2003 (SEC File No. 0-50303); and

•	our Quarterly Report on Form 10-Q filed on September 15, 2003 for the quarterly period ended July 31, 2003 (as amended on Form 10-Q/A filed on October 28, 2003) (SEC File No. 0-50303).

      You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, at no cost by writing or telephoning us at the following address:

Hayes Lemmerz International, Inc.

15300 Centennial Drive
Northville, Michigan 48167
Attention: General Counsel
(734) 737-5000

      To obtain timely delivery, you must request the information no later than November 20, 2003.

      This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by the SEC, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits we file with the SEC. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and exhibits are also available through the SEC’s website.

      You should rely only on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in or incorporated by reference in this prospectus.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

Hayes Lemmerz International, Inc.:

      We have audited the accompanying consolidated balance sheets of Hayes Lemmerz International, Inc. and subsidiaries as of January 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended January 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hayes Lemmerz International, Inc. and subsidiaries as of January 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended January 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note (1), on December 5, 2001, the Company filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. This matter raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note (1). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As discussed in Notes (2) and (6), effective February 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/ KPMG LLP

Detroit, Michigan

March 31, 2003, except note 20
which is dated May 12, 2003

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

(Debtor-in-Possession as of December 5, 2001)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

	(Millions of dollars,
	except per share amounts)
Net sales	$2,001.6	$2,039.1	$2,168.2
Cost of goods sold	1,793.9	1,907.4	1,911.6

Gross profit	207.7	131.7	256.6
Marketing, general and administration	103.1	100.5	100.1
Engineering and product development	20.4	21.8	16.6
Amortization of intangible assets	3.3	26.4	27.4
Equity in losses of joint ventures	—	0.9	4.4
Asset impairments and other restructuring charges	43.5	141.6	127.7
Loss on investment in joint venture	—	3.8	1.5
Other income, net	(6.8)	(0.5)	(10.7)
Reorganization items	44.5	47.8	—

Loss from operations	(0.3)	(210.6)	(10.4)
Interest expense, net (excluding $117.6 million and $18.7 million not accrued on liabilities subject to compromise during the years ended January 31, 2003 and 2002, respectively)	72.7	175.2	163.5

Loss before taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain	(73.0)	(385.8)	(173.9)
Income tax provision	3.6	10.3	9.7

Loss before minority interest, cumulative effect of change in accounting principle and extraordinary gain	(76.6)	(396.1)	(183.6)
Minority interest	3.5	3.3	2.6

Loss before cumulative effect of change in accounting principle and extraordinary gain	(80.1)	(399.4)	(186.2)
Cumulative effect of change in accounting principle, net of tax of $0	(554.4)	—	—
Extraordinary gain, net of tax of $1.5 million	—	2.7	—

Net loss	$(634.5)	$(396.7)	$(186.2)

Basic and diluted net loss per share:
Loss before cumulative effect of change in accounting principle and extraordinary gain	$(2.81)	$(14.03)	$(6.24)
Cumulative effect of change in accounting principle, net of tax	(19.49)	—	—
Extraordinary gain, net of tax	—	0.09	—

Basic and diluted net loss per share	$(22.30)	$(13.94)	$(6.24)

See accompanying notes to consolidated financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

(Debtor-in-Possession as of December 5, 2001)

CONSOLIDATED BALANCE SHEETS

	January 31,	January 31,
	2003	2002

	(Millions of dollars,
	except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$66.1	$45.2
Receivables net of allowance of $7.2 million at January 31, 2003 and $5.9 million at January 31, 2002	276.6	266.2
Inventories	176.6	155.2
Deferred tax assets	7.2	16.2
Prepaid expenses and other	18.4	20.1
Assets held for sale	6.9	4.2

Total current assets	551.8	507.1
Property, plant and equipment, net	951.2	962.8
Deferred tax assets	7.7	14.9
Goodwill	191.3	705.6
Intangible assets	102.6	108.1
Other assets	42.0	59.6

Total assets	$1,846.6	$2,358.1

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
DIP facility	$49.9	$—
Bank borrowings and other notes	15.8	25.1
Current portion of long-term debt	40.1	17.1
Accounts payable and accrued liabilities	268.7	247.4

Total current liabilities	374.5	289.6
Long-term debt, net of current portion	61.9	91.7
Deferred tax liabilities	53.2	55.0
Pension and other long-term liabilities	281.2	249.0
Minority interest	16.4	11.8
Liabilities subject to compromise	2,133.8	2,121.0
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, 25,000,000 shares authorized, none issued or outstanding	—	—
Common stock, par value $0.01 per share:
Voting — 99,000,000 shares authorized; 27,708,419 shares issued at January 31, 2003 and 2002; 25,806,969 shares outstanding at January 31, 2003 and 2002	0.3	0.3
Nonvoting — 5,000,000 shares authorized; 2,649,026 shares issued and outstanding at January 31, 2003 and 2002	—	—
Additional paid in capital	235.1	235.1
Common stock in treasury at cost, 1,901,450 shares	(25.7)	(25.7)
Accumulated deficit	(1,176.9)	(542.4)
Accumulated other comprehensive loss	(107.2)	(127.3)

Total stockholders’ deficit	(1,074.4)	(460.0)

Total liabilities and stockholders’ deficit	$1,846.6	$2,358.1

See accompanying notes to consolidated financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

(Debtor-in-Possession as of December 5, 2001)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
AND COMPREHENSIVE LOSS
Years Ended January 31, 2003, 2002, 2001

						Accumulated
	Common Stock				Retained	Other
			Additional		Earnings	Comprehensive
		Par	Paid-in	Treasury	(Accumulated	Income
	Shares	Value	Capital	Stock	Deficit)	(Loss)	Total

	(Millions of dollars, except share amounts)
Balance at January 31, 2000	30,354,045	$0.3	$231.4	$—	$40.5	$(81.5)	$190.7
Net loss	—	—	—	—	(186.2)	—	(186.2)
Currency translation adjustment	—	—	—	—	—	(4.1)	(4.1)
Minimum pension liability adjustment	—	—	—	—	—	(0.2)	(0.2)

Comprehensive loss							(190.5)
Issuance of common stock	500	—	—	—	—	—	—
Exercise of options	2,400	—	—	—	—	—	—
Purchase of treasury stock	(1,757,700)	—	—	(23.7)	—	—	(23.7)
Settlement of common stock subject to put agreement	(143,750)	—	3.7	(2.0)	—	—	1.7

Balance at January 31, 2001	28,455,495	0.3	235.1	(25.7)	(145.7)	(85.8)	(21.8)
Net loss	—	—	—	—	(396.7)	—	(396.7)
Currency translation adjustment	—	—	—	—	—	(6.1)	(6.1)
Minimum pension liability adjustment	—	—	—	—	—	(35.4)	(35.4)

Comprehensive loss							(438.2)
Issuance of common stock	500	—	—	—	—	—	—

Balance at January 31, 2002	28,455,995	0.3	235.1	(25.7)	(542.4)	(127.3)	(460.0)
Net loss	—	—	—	—	(634.5)	—	(634.5)
Currency translation adjustment	—	—	—	—	—	47.5	47.5
Minimum pension liability adjustment	—	—	—	—	—	(27.4)	(27.4)

Comprehensive loss							(614.4)

Balance at January 31, 2003	28,455,995	$0.3	$235.1	$(25.7)	$(1,176.9)	$(107.2)	$(1,074.4)

See accompanying notes to consolidated financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

(Debtor-in-Possession as of December 5, 2001)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

	(Millions of dollars)
Cash flows from operating activities:
Net loss	$(634.5)	$(396.7)	$(186.2)
Adjustments to reconcile net loss to net cash provided by (used for) operations:
Depreciation and tooling amortization	128.7	130.0	124.7
Amortization of intangibles	3.3	26.4	27.4
Amortization of deferred financing fees	5.9	7.4	6.5
Increase (decrease) in deferred taxes	14.4	(1.4)	23.4
Asset impairments and other restructuring charges	43.5	141.6	127.7
Loss on investment in joint venture	—	3.8	1.5
Minority interest	3.5	3.3	2.6
Equity in (earnings) losses of joint ventures	—	0.9	4.4
Cumulative effect of change in accounting principle	554.4	—	—
Extraordinary gain	—	(2.7)	—
Loss (gain) on disposal of assets and businesses	(0.5)	7.2	—
Changes in operating assets and liabilities that increase (decrease) cash flows:
Receivables	(1.0)	41.7	10.8
Inventories	(16.5)	56.7	(28.2)
Prepaid expenses and other	2.4	(3.6)	(8.3)
Accounts payable and accrued liabilities	(25.7)	(63.1)	(113.1)
Chapter 11 items:
Reorganization items	44.5	47.8	—
Interest Accrued on Credit Agreement	54.6	8.7	—
Payments related to Chapter 11 Filings	(81.7)	(5.3)	—

Cash provided by (used for) operating activities	95.3	2.7	(6.8)

Cash flows from investing activities:
Purchase of property, plant, equipment and tooling	(106.8)	(147.0)	(175.2)
Increased investment in majority-owned subsidiary	—	—	(7.2)
Purchase of businesses, net of cash acquired	(7.2)	—	(6.4)
Net proceeds from termination of cross-currency swap agreements	—	10.1	26.4
Proceeds from disposal of assets and businesses	9.6	20.5	—
Other, net	10.4	(14.7)	(9.5)

Cash used for investing activities	(94.0)	(131.1)	(171.9)

Cash flows from financing activities:
Proceeds from borrowings under DIP facility	48.9	1.0	—
Increase (decrease) in bank borrowings and revolving facility	(34.4)	238.5	272.4
Proceeds from refinancing, net of related fees	—	435.4	—
Repayment of bank borrowings and revolving facility from refinancing	—	(381.3)	—
Repayment of long-term debt from refinancing	—	(36.6)	—
Net proceeds from payments on accounts receivable securitization	—	(71.6)	(91.4)
Purchase of treasury stock	—	—	(25.7)
Fees to obtain DIP facility	—	(7.9)	—
Fees to amend Credit Agreement	—	(2.7)	—

Cash provided by financing activities	14.5	174.8	155.3

Effect of exchange rate changes on cash and cash equivalents	5.1	(1.2)	(2.5)

Increase (decrease) in cash and cash equivalents	20.9	45.2	(25.9)
Cash and cash equivalents at beginning of year	45.2	—	25.9

Cash and cash equivalents at end of year	$66.1	$45.2	$—

See accompanying notes to consolidated financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended January 31, 2003, 2002 and 2001

(1) Description of Business and Chapter 11 Filings

Description of Business

      Unless otherwise indicated, references to “Company” mean Hayes Lemmerz International, Inc. and its subsidiaries and references to fiscal year means the Company’s year ended January 31 of the following year (e.g., “fiscal 2002” refers to the period beginning February 1, 2002 and ending January 31, 2003, “fiscal 2001” refers to the period beginning February 1, 2001 and ending January 31, 2002 and “fiscal 2000” refers to the period beginning February 1, 2000 and ending January 31, 2001).

      The Company is a leading supplier of wheels, wheel-end attachments, aluminum structural components and automotive brake components. The Company is the world’s largest manufacturer of automotive wheels. In addition, the Company also designs and manufactures wheels and brake components for commercial highway vehicles, and powertrain components and aluminum non-structural components for the automotive, commercial highway, heating and general equipment industries. Approximately 52% of the Company’s fiscal 2002 total sales consisted of sales to Ford, DaimlerChrysler and General Motors on a worldwide basis.

      The Company was founded in 1908. From 1908 through 1992, the Company’s operations were predominately in the automotive wheel, brake and commercial highway businesses. In 1992, the non-wheel businesses and assets of the Company, particularly its automotive brake systems business and assets, were transferred to, and certain liabilities related thereto were assumed by, a wholly owned subsidiary of the Company, Kelsey-Hayes Company (“Kelsey-Hayes”), the capital stock of which was then transferred by the Company to its sole stockholder as an extraordinary dividend and the Company consummated an initial public offering of its common stock. Since 1992, the Company’s operations have been diversified through acquisitions and internal growth.

      The Company has made three major acquisitions since 1992. On July 2, 1996, the Company consummated a series of transactions pursuant to which Motor Wheel Corporation (“Motor Wheel”) became a wholly owned subsidiary of the Company. On June 30, 1997, the Company acquired Lemmerz Holding GmbH (“Lemmerz”) (the “Lemmerz Acquisition”). Lemmerz was founded in 1919 and was the leading full-line wheel supplier in Europe. On February 3, 1999, the Company acquired CMI International, Inc. (“CMI”). CMI was a leading full service supplier of wheel-end attachments, aluminum structural components and powertrain components to the automotive industry.

Chapter 11 Filings

      On December 5, 2001, Hayes Lemmerz International, Inc., 30 of its wholly-owned domestic subsidiaries and one wholly-owned Mexican subsidiary (collectively, the “Debtors”) filed voluntary petitions for reorganization relief (the “Chapter 11 Filings” or the “Filings”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Filings are being jointly administered, for procedural purposes only, before the Bankruptcy Court under Case No. 01-11490-MFW. During the pendency of these Filings, the Debtors remain in possession of their properties and assets and management of the Company continues to operate the businesses of the Debtors as debtors-in-possession. As a debtor-in-possession, the Company is authorized to operate the business of the Debtors, but may not engage in transactions outside of the ordinary course of business without the approval of the Bankruptcy Court, after notice and the opportunity for a hearing.

      Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

enforced. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders proposed to receive distributions thereunder (under the Bankruptcy Code, parties not receiving a distribution are deemed to reject and are not entitled to vote) and approved by the Bankruptcy Court. A plan of reorganization must be confirmed by the Bankruptcy Court, upon certain findings being made by the Bankruptcy Court which are required by the Bankruptcy Code. The Bankruptcy Court may confirm a plan notwithstanding the non-acceptance of such plan by an impaired class of creditors or equity security holders if certain requirements of the Bankruptcy Code are met.

      Pursuant to an order entered by the Bankruptcy Court on January 10, 2003, the period during which the Company has the exclusive right to propose a plan of reorganization has been extended to April 15, 2003. On December 16, 2002, the Debtors filed a proposed joint plan of reorganization with the Bankruptcy Court. On February 21, 2003, the Debtors filed a first amended joint plan of reorganization and is currently in the process of soliciting votes to approve such plan. The deadline established by the Bankruptcy Court to vote on the Plan was March 28, 2003, which was extended until April 4, 2003. There can, however, be no assurance that the Debtors’ first amended plan of reorganization or any plan will be approved by creditors authorized to vote thereon or confirmed by the Bankruptcy Court, or that any such plan ultimately will be consummated.

      The Debtors’ proposed first amended plan of reorganization provides that the existing common stock of the Company would be cancelled and that certain creditors of the Company would be issued new common stock, new preferred stock and new warrants in the reorganized Company. Although there can be no assurance that the first amended plan of reorganization proposed by the Debtors will be confirmed by the Bankruptcy Court or consummated, holders of common stock of the Company should assume that they would receive no value as part of any plan of reorganization. In light of the foregoing, the common stock currently outstanding has no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in common stock of the Company or in claims relating to pre-petition liabilities and/or other securities of the Company.

      Under the priority scheme established by the Bankruptcy Code, substantially all post-petition liabilities and pre-petition liabilities need to be satisfied before shareholders are entitled to receive any distribution. The ultimate recovery, if any, to creditors and/or shareholders will not be determined until confirmation of a plan or plans of reorganization and substantial completion of claims reconciliation by the Company and claims allowance by the Bankruptcy Court.

      On January 31, 2002, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors as shown on the Company’s books and records, subject to the assumptions contained in certain notes filed in connection therewith. The Debtors subsequently amended the schedules and statements on March 21, 2002 and July 12, 2002. All of the schedules are subject to further amendment or modification. On March 26, 2002, the Bankruptcy Court established June 3, 2002 as the deadline for filing proofs of claim with the Bankruptcy Court. The Debtors mailed notice of the proof of claim deadline to all known creditors. Differences between amounts scheduled by the Debtors and claims by creditors currently are being investigated and resolved in connection with the Debtors’ claims resolution process. Although that process has commenced and is ongoing, in light of the number of creditors of the Debtors and certain claims objection blackout periods, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known and the ultimate distribution with respect to allowed claims is not presently ascertainable.

      In addition to the first amended plan of reorganization filed, the Company filed a disclosure statement with respect thereto intended to provide information sufficient to enable holders of claims or interests to

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

make an informed judgment about the plan. The disclosure statement set forth, among other things, the Company’s proposed plan of reorganization, proposed distributions that would be made to the Company’s stakeholders under the proposed plan, certain effects of confirmation of the plan, and various risk factors associated with the plan and confirmation thereof. It also contains information regarding, among other matters, significant events that occurred during the Company’s Chapter 11 proceedings, the anticipated organization, operation and financing of the reorganized Company, as well as the confirmation process and the voting procedures holders of claims and/or interests must follow for their votes to be counted.

      Although the first amended plan of reorganization filed by the Debtors provides for emergence from bankruptcy during the second quarter of fiscal 2003, there can be no assurance that such a reorganization plan will be confirmed by the Court, or that any such plan will be consummated in that time period or at any later time. Currently, it is not possible to predict the length of time the Company will operate under the protection of Chapter 11 and the supervision of the Bankruptcy Court, the outcome of the Chapter 11 proceedings in general, or the effect of the proceedings on the business of the Company or on the interest of the various creditors and stakeholders.

      Pursuant to American Institute of Certified Public Accountants (“AICPA”) Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” (“SOP 90-7”), the accounting for the effects of the reorganization will occur once a plan of reorganization is confirmed by the Bankruptcy Court and there are no remaining contingencies material to completing the implementation of the plan. The “fresh start” accounting principles pursuant to SOP 90-7 provide, among other things, for the Company to determine the value to be assigned to the equity of the reorganized Company as of a date selected for financial reporting purposes. The accompanying consolidated financial statements do not reflect: (a) the requirements of SOP 90-7 for fresh start accounting, (b) the realizable value of assets on a liquidation basis or their availability to satisfy liabilities; (c) aggregate pre-petition liability amounts that may be allowed for unrecorded claims or contingencies, or their status or priority; (d) the effect of any changes to the Debtors’ capital structure or in the Debtors’ business operations as the result of an approved plan of reorganization; or (e) adjustments to the carrying value of assets (including goodwill and other intangibles) or liability amounts that may be necessary as the result of future actions by the Bankruptcy Court.

      On May 30, 2002, the Bankruptcy Court entered an order approving, among other things, the critical employee retention plan filed with the Bankruptcy Court in February 2002 which is designed to compensate certain critical employees in order to assure their retention and availability during the Company’s restructuring. The plan has two components which will (i) reward critical employees who remain with the Company (and certain affiliates of the Company who are not directly involved in the restructuring) during and through the completion of the restructuring (the “Retention Bonus”) and (ii) provide additional incentives to a more limited group of the most senior critical employees if the enterprise value upon completing the restructuring exceeds an established baseline (the “Restructuring Performance Bonus”).

      The maximum possible aggregate amount of Retention Bonus is approximately $8.5 million and is payable in cash upon the consummation of the restructuring. Pursuant to plan provisions, thirty-five percent, or approximately $3.0 million, of such Retention Bonus was paid on October 1, 2002. The maximum possible aggregate amount of any Restructuring Performance Bonus is $37.5 million and will be payable as soon as reasonably practicable after the consummation of the restructuring. Up to 70% of the amount by which a Restructuring Performance Bonus exceeds a participant’s Retention Bonus may be paid in restricted shares or units of any common stock of the Company that is issued as part of a confirmed plan of reorganization in connection with the restructuring, if the Company’s Board of Directors elects, within the time period specified in the plan. The amount of any Restructuring Performance Bonus

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to be earned is not currently estimable and will not be determined until confirmation of a plan or plans of reorganization.

      As of January 31, 2003, there were $49.9 million of outstanding borrowings and $7.2 million in letters of credit issued pursuant to the Company’s Debtor-In-Possession revolving credit facility (the “DIP Facility”). As of March 28, 2003, there were $55.0 million of outstanding borrowings and $5.0 million in letters of credit issued pursuant to the DIP Facility. The amount of availability under the DIP Facility as of March 28, 2003 was $59.5 million, net of the aforementioned borrowings and issued letters of credit. (See Note (10).)

      Reorganization items as reported in the fiscal 2002 and 2001 consolidated statements of operations included herein are comprised of income, expense and loss items that were realized or incurred by the Debtors as a direct result of the Company’s decision to reorganize under Chapter 11. During fiscal 2002 and 2001, respectively, reorganization items were as follows (millions of dollars):

	2002	2001

Write-off of deferred financing costs related to prepetition domestic borrowings	$—	$38.9
Critical employee retention plan provision	7.3	—
Estimated accrued liability for rejected prepetition leases and contracts	10.7	—
Professional fees related to the Filing	28.3	9.0
Gain on settlement of prepetition liabilities	(1.5)	—
Interest earned during Chapter 11 reorganization proceedings	(0.3)	(0.1)

Total	$44.5	$47.8

      Cash payments with respect to such reorganization items consisted of $25.4 million of professional fees and $3.0 million of Retention Bonus during fiscal 2002, and $5.3 million of professional fees in fiscal 2001.

      The condensed financial statements of the Debtors are presented in Note (19).

(2)	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

      As discussed in Note (1), the Company filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in December 2001. The accompanying consolidated financial statements have been prepared in accordance with SOP 90-7, and on a going concern basis. Continuing as a going concern contemplates continuity of operations, realization of assets, and payment of liabilities in the ordinary course of business. The accompanying consolidated financial statements do not reflect adjustments that might result if the Company is unable to continue as a going concern. The Company’s recent history of significant losses, deficit in stockholders’ equity and issues related to non-compliance with debt covenants, raise substantial doubt about the Company’s ability to continue as a going concern. Continuing as a going concern is dependent upon, among other things, the Company’s formulation of a plan of reorganization that is confirmed by the Bankruptcy Court, the success of future business operations, and the generation of sufficient cash from operations and financing sources to meet the Company’s obligations. SOP 90-7 requires the segregation of liabilities subject to compromise by the Bankruptcy Court as of the bankruptcy filing date, and identification of all transactions and events that are directly associated with the reorganization of the Company.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summary of Significant Accounting Policies

      A summary of the significant accounting policies followed in the preparation of these consolidated financial statements is as follows:

Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company’s investments in joint ventures are accounted for under the equity method. Financial position and results of operations for these joint venture entities as of, and for the twelve months ended January 31, 2003, 2002 and 2001, respectively, were not material to the consolidated financial statements of the Company. Balance sheet amounts for the Company’s international subsidiaries are as of December 31. The results of operations of the Company’s international subsidiaries included in the consolidated statements of operations are for the twelve month period ended December 31.

Revenue Recognition

      The Company recognizes revenue, net of estimated pricing adjustments, when there is evidence of a sale agreement, the delivery of goods has occurred, the sales price is fixed or determinable and the collectibility of revenue is reasonably assured.

Accounts Receivable

      Accounts receivable are recorded at the invoiced amount. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable losses in existing accounts receivable.

      Changes in the allowance for doubtful accounts are as follows (millions of dollars);

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

Balance at beginning of year	$5.9	$8.5	$6.3
Additions charged to costs and expenses	2.1	7.7	4.3
Deductions	(0.8)	(10.3)	(2.1)

Balance at end of year	$7.2	$5.9	$8.5

Inventories

      Inventories are stated at the lower of cost or market, with cost determined principally by the first-in, first-out (FIFO) or average cost method. Cost includes the cost of materials, direct labor and the applicable share of manufacturing overhead. Spare parts and indirect supply inventories are stated at cost and charged to earnings as used.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property, Plant and Equipment

      Property, plant and equipment are recorded at cost. Depreciation is generally provided on a straight-line basis at rates which are designed to write off the assets over their estimated useful lives, principally as follows:

Buildings	25 years
Machinery and equipment	8-12 years

      Expenditures for maintenance, repairs and minor replacements of $85.6 million, $86.2 million and $91.7 million for the years ended January 31, 2003, 2002 and 2001, respectively, were charged to expense as incurred.

Special Tooling

      Expenditures made to meet special tooling requirements are capitalized. Special tooling which is reimbursable by the customer is classified as either a current asset in accounts receivable or as other non-current assets in the consolidated balance sheets, depending upon the expected time of reimbursement. Special tooling which is not reimbursable by the customer is classified as an other non-current asset and is charged to cost of goods sold on a straight-line basis over a five year period or the estimated useful life, whichever is shorter.

Intangibles

      On February 1, 2002, the Company adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, goodwill and other indefinite-lived intangible assets are no longer amortized; rather those assets must be tested for impairment annually. Other definite-lived intangible assets continue to be amortized over their estimated lives. (See Note (6).)

Impairment of Long-lived Assets

      In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-lived Assets,” the Company reviews the carrying value of long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the undiscounted future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair values less costs to sell, and are no longer depreciated. (See Notes (6) and (13).)

Research and Development Costs

      Research and development costs are expensed as incurred. Amounts expensed during the years ended January 31, 2003, 2002 and 2001, were approximately $7.1 million, $10.5 million and $14.3 million, respectively.

Financial Instruments

      The carrying amounts of cash and cash equivalents, receivables, and accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The carrying amount

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of bank borrowings, variable rate long-term debt, and other liabilities approximate market value, as interest rates vary with market rates. The fair value of fixed-rate debt is discussed in Note (10).

      In accordance with industry practice, the costs or benefits of fluctuations in aluminum prices are passed through to customers. Futures contracts and purchase commitments are entered into by the Company, from time to time, to hedge its exposure to future increases in aluminum prices that may occur between the dates of aluminum wheel price adjustments. Outstanding contracts represent future commitments and are not included in the consolidated balance sheet. Substantially all of such contracts mature within a period of three months to six months. Gains or losses resulting from the liquidation of futures contracts are recognized in the income statement currently as part of cost of goods sold.

      On February 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” SFAS 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133.” The adoption of these standards did not have a material impact on the Company’s financial position or results of operations.

      The Company has significant investments in foreign subsidiaries. The majority of these investments are in Europe wherein the Euro is the functional currency. As a result, the Company is exposed to fluctuations in exchange rates between the Euro and the U.S. Dollar. To reduce this exposure, the Company entered into cross-currency interest rate swap agreements. At January 31, 2001, the Company held $275 million notional amount of cross-currency interest rate swaps, which are recorded in the accompanying consolidated balance sheet at fair value of approximately $0.4 million. The fair value of the Company’s cross-currency interest rate swaps is the estimated amount the Company would receive or pay to terminate the agreement based on third party market quotes. During fiscal 2001, the Company received net cash in the amount of $10.1 million in connection with the early termination of all cross-currency interest rate swap agreements. These payments reduced the fair market value recorded by the Company resulting from accounting for mark-to-market adjustments during the terms of the agreements. The Company held no cross-currency interest rate swaps at January 31, 2003 or 2002.

      The Company records the gain or loss on the derivative financial instruments designated as hedges of the foreign currency exposure of its net investment in foreign operations as currency translation adjustments in accumulated other comprehensive loss to the extent the hedges are effective. The gain or loss on the hedging instruments offset the change in currency translation adjustments resulting from translating the foreign operations’ financial statements from their respective functional currency to the Dollar. In fiscal 2001, the Company recorded a loss of $7.5 million on the instruments designated as hedges in accumulated other comprehensive loss. As these derivative financial instruments were accounted for as qualifying hedges prior to adoption of SFAS No. 133, no transition adjustment was recorded at the date of adoption. During fiscal 2002, the Company held no derivative financial instruments.

Foreign Currency Translation

      Translation of assets and liabilities of subsidiaries denominated in foreign currencies are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected in the accumulated other comprehensive loss section of Stockholders’ Equity (Deficit). Foreign currency gains and losses resulting from transactions in foreign currencies are included in results of operations.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Taxes on Income

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent that management considers it unlikely that such deferred tax assets will be realized.

      No provision is necessary for future United States taxes on the undistributed portion of the Company’s equity in earnings of foreign affiliates, since it is anticipated that the unremitted earnings will be permanently invested for growth and expansion. However, if as a result of actions that may be taken under a plan or plans of reorganization, certain undistributed profits of foreign affiliates are remitted to the United States, no provision for United States taxes is expected to be necessary because of the Company’s tax loss carryforward position and full valuation allowance in the United States.

Statements of Cash Flows

      For purposes of reporting cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents. The following is additional information to the Consolidated Statements of Cash Flows (millions of dollars):

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

Cash paid for interest, excluding adequate protection payments in fiscal 2002 (See Note (10))	$12.5	$113.2	$171.2
Cash paid for income taxes, net of refunds received	4.3	11.9	15.7
Non-cash investing and financing activity:
Note issued to purchase business	2.0	—	—
Note issued to repurchase stock	—	—	5.3

Loss per Share

      Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding. Diluted loss per share is computed by dividing net loss by the diluted weighted average shares outstanding. Diluted weighted average shares assume the exercise of stock options and warrants, so long as they are not anti-dilutive.

      Shares outstanding for the years ended January 31, 2003, 2002 and 2001, were as follows (thousands of shares):

	2003	2002	2001

Weighted average shares outstanding	28,456	28,456	29,585
Dilutive effect of options and warrants	—	—	—

Diluted weighted average shares outstanding	28,456	28,456	29,585

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For the year ending January 31, 2003, approximately 4.6 million shares attributable to options and warrants were excluded from the calculation of diluted loss per share as the effect was anti-dilutive due to the net loss reflected in fiscal 2002. For the years ending January 31, 2002 and 2001, approximately 5.8 million shares attributable to options and warrants were excluded from the calculation of diluted loss per share as the effect was anti-dilutive due to the net loss reflected in fiscals 2001 and 2000.

      During fiscal 2000, a put agreement on the Company’s common stock was settled for $1.7 million less than the amount originally recorded. For purposes of computing loss per share, this $1.7 million is included as an offset in calculating the net loss available for common shareholders in fiscal 2000.

Comprehensive Income

      SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income. Comprehensive income is defined as all changes in a Company’s net assets except changes resulting from transactions with shareholders. It differs from net income in that certain items currently recorded to equity would be a part of comprehensive income.

      The components of accumulated other comprehensive loss were as follows (millions of dollars):

	January 31,	January 31,
	2003	2002

Currency translation adjustment	$(44.4)	$(91.9)
Minimum pension liability adjustment, net of income tax of zero	(62.8)	(35.4)

Total	$(107.2)	$(127.3)

Stock-Based Compensation

      The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company follows the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and discloses pro forma net income (loss) and pro forma earnings (loss) per share as if employee stock option grants were treated as compensation expense using the fair-value-based method defined in SFAS No. 123.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123.” This Statement amends SFAS No. 123, “Accounting for Stock Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      If compensation cost had been determined based on the fair value at the grant dates consistent with the method prescribed in SFAS No. 123, the Company’s net loss and loss per share would have been adjusted to the pro forma amounts below:

	2002	2001	2000

Net loss:
As reported	$(634.5)	$(396.7)	$(186.2)
Pro forma	(634.5)	(397.2)	(188.5)
Basis and diluted loss per share:
As reported	$(22.30)	$(13.94)	$(6.24)
Pro forma	(22.30)	(13.96)	(6.32)

      No stock options were granted in fiscal 2002. The fair value of stock options granted in fiscal 2001 and fiscal 2000 was estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average fair values and related assumptions were:

	2001	2000

Weighted average fair value	$1.15	$6.69
Expected volatility	42.0%	41.0%
Risk free interest rate	4.9%	4.9%
Expected lives (years)	7.0	7.0

      Dividend yield for all grants was assumed to be insignificant.

     Use of Estimates

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

      Generally assets and liabilities which are subject to management’s estimation and judgment include long-lived assets (due to the use of estimated economic lives for depreciation purposes and future expected cash flow information used to evaluate the recoverability of the long-lived assets), inventory, accounts receivable, deferred tax asset valuation reserves, pension and post retirement costs, restructuring reserves, self insurance accruals and environmental remediation accruals.

     Asset impairment losses and other restructuring charges

      The Company’s consolidated statements of operations reflect an element of operating expenses described as asset impairment losses and other restructuring charges. The Company periodically evaluates whether events and circumstances have occurred that indicate that the remaining useful life of any of its tangible and definite-lived intangible assets may warrant revision or that the remaining balance might not be recoverable. When factors indicate that the tangible and definite-lived intangible assets should be evaluated for possible impairment, the Company uses an estimate of the future undiscounted cash flows generated by the underlying assets to determine if a write-down is required. If a write-down is required, the Company adjusts the book value of the impaired long-lived assets to their estimated fair values. Fair value is determined through third party appraisals or discounted cash flow calculations. The related charges are recorded as asset impairment losses or, in the case of certain exit costs in connection with a plant

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

closure or restructuring, a restructuring or other charge in the accompanying consolidated statements of operations.

      A number of decisions have occurred or other factors have indicated that these types of charges are required to be currently recognized (see Note (13)). During the Company’s reorganization, there can be no assurance that there will not be additional charges based on future events and that the additional charges would not have a materially adverse impact on the Company’s financial position and results of operations.

     Reclassifications

      Certain prior period amounts have been reclassified to conform to the current year presentation.

(3)	Acquisitions and Divestitures of Businesses

      During fiscal 2002, the Company received $6.6 million in net cash proceeds from the sale of certain non-core businesses, primarily the sale of the Company’s Brazilian agricultural wheel business, the Schenk aluminum foundry located in Maulbronn, Germany and the Company’s interest in a Portuguese fabricated wheel joint venture. In connection with those sales, the Company recognized a net loss of $0.4 million, which is included in Other income, net on the accompanying consolidated statement of operations. During fiscal 2002, the Company paid $5.1 million for the remaining 24% interest in its South African subsidiary, NF Die (Proprietary) Ltd., an aluminum wheel manufacturer, and $2.1 million in cash and an additional $2.0 million note payable for the facility and assets of a foundry in Chattanooga, Tennessee.

      During fiscal 2001, the Company sold its interests in its Canadian joint venture, its Venezuelan joint venture and its tire and wheel assembly business for net cash proceeds of $20.5 million. In connection with those sales, the Company recognized a net loss of $7.2 million, which is included in Other income, net, on the accompanying consolidated statement of operations.

      In fiscal 2000, the Company acquired the assets of the Schenk aluminum foundry. The purchase price for land, building, equipment and inventory was $6.4 million in cash. Also in fiscal 2000, the Company purchased an additional 25% interest in NF Die (Proprietary) Ltd. The purchase price of $7.2 million in cash increased the Company’s interest in NF Die at that time from 51% to 76%.

(4)	Inventories

      The major classes of inventory are as follows (millions of dollars):

	January 31,	January 31,
	2003	2002

Raw materials	$48.3	$38.7
Work-in-process	36.5	39.2
Finished goods	56.2	41.4
Spare parts and supplies	35.6	35.9

Total	$176.6	$155.2

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)	Property, Plant and Equipment

      The major classes of property, plant and equipment are as follows (millions of dollars):

	January 31,	January 31,
	2003	2002

Land	$30.4	$29.3
Buildings	256.0	238.6
Machinery and equipment	1,134.5	1,063.3

	1,420.9	1,331.2
Accumulated depreciation	(469.7)	(368.4)

Property, plant and equipment, net	$951.2	$962.8

(6)	Goodwill and Other Intangible Assets

      Effective February 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 requires that goodwill and indefinite-lived intangible assets be reviewed for impairment annually, rather than amortized into earnings. Any impairment to the amount of goodwill existing at the date of adoption is to be recognized as a cumulative effect of a change in accounting principle on that date.

      Upon adoption, the Company discontinued amortizing goodwill and indefinite-lived intangible assets into earnings. In connection with the transitional provisions of the Statement, the Company performed an assessment of whether there was an indication that goodwill was impaired as of the adoption date. To accomplish this, the Company determined the carrying value of each of its reporting units (i.e., one step below the segment level) by assigning the assets and liabilities, including existing goodwill and intangible assets, to the reporting units on February 1, 2002. As of that date, the Company had unamortized goodwill and other indefinite-lived intangibles of approximately $758.7 million that were subject to the transition provisions of SFAS No. 142. The Company determined the fair value of each reporting unit and compared those fair values to the carrying values of each reporting unit. To the extent the carrying amount of a reporting unit exceeded the fair value of the reporting unit indicating that goodwill may be impaired, the Company performed the second step of the transitional impairment test. This test was required for five reporting units.

      In the second step, the Company compared the implied fair value of the reporting units goodwill with the carrying value of that goodwill, both of which were measured at the adoption date. The implied fair value of goodwill was determined by allocating the fair value of the reporting units to all of the assets (both recognized and unrecognized) and liabilities of the reporting units in a similar manner to a purchase price allocation in accordance with SFAS No. 141, “Business Combinations.” The residual fair value after this allocation was the implied fair value of the reporting units’ goodwill. The carrying amounts of these reporting units exceeded the fair values, and the Company recorded an impairment charge of $554.4 million as of February 1, 2002 as a cumulative effect of a change in accounting principle as described above.

      Upon adoption of SFAS No. 142, the Company also made necessary reclassifications to conform with the new classification criteria in SFAS No. 141. Workforce-in-place no longer meets the definitions of an identifiable intangible asset under SFAS No. 141, and as a result, the net balance of workforce-in-place of $13.1 million has been reclassified to goodwill as of February 1, 2002.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The changes in the carrying amount of goodwill, net by segment during fiscal 2002 were as follows (millions of dollars):

	Automotive
	Wheels	Components	Other	Total

Balance as of January 31, 2002	$288.6	$332.5	$84.5	$705.6
Reclassification of workforce-in-place	2.8	10.3	—	13.1
Transitional impairment charge	(127.1)	(342.8)	(84.5)	(554.4)
Goodwill acquired during year	7.5	—	1.7	9.2
Goodwill written off due to sale of business	(3.2)	—	—	(3.2)
Effects of currency translation	21.0	—	—	21.0

Balance as of January 31, 2003	$189.6	$—	$1.7	$191.3

      Intangible assets consist of the following (million of dollars):

	January 31, 2003		January 31, 2002

	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortized intangible assets:
Customer base	$26.5	$(4.0)	$22.2	$(3.3)
Licenses	13.4	(2.4)	13.4	(1.7)
Unpatented technology	33.5	(8.8)	30.4	(6.9)
Workforce-in-place	—	—	17.2	(4.1)
Other	1.9	(1.0)	1.8	(0.9)

	$75.3	$(16.2)	$85.0	$(16.9)

Non amortized intangible assets:
Tradenames	$43.5		$40.0

      Amortization expense for fiscal 2002, 2001 and 2000 was $3.3 million, $26.4 million and $27.4 million, respectively. Under its historical accounting for these assets, the Company expects amortization expense to approximate $3 million in each of the next five fiscal years.

      The following table presents adjusted net loss on a comparable basis, by eliminating goodwill amortization from the reported amounts of net loss for the years ended January 31, 2002 and 2001 (in millions, except per share amounts):

	Year Ended January 31,

	2003	2002	2001

Reported net loss	$(634.5)	$(396.7)	$(186.2)
Eliminate goodwill amortization	—	23.2	24.1

Adjusted net loss	$(634.5)	$(373.5)	$(162.1)

Basic and diluted loss per share:
Reported net loss	$(22.30)	$(13.94)	$(6.24)
Eliminate goodwill amortization	—	0.82	0.81

Adjusted net loss	$(22.30)	$(13.12)	$(5.43)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(7)	Other Assets

      Other assets consists of the following (millions of dollars):

	January 31,	January 31,
	2003	2002

Production tooling	$27.6	$26.3
Unamortized debt issuance costs	1.6	7.2
Investments in joint ventures	4.8	5.0
Other	8.0	21.1

Total	$42.0	$59.6

(8)	Accounts Payable and Accrued Liabilities

      Accounts payable and accrued liabilities exclude any amounts that are classified as liabilities subject to compromise (see Note (11)), and consist of the following (millions of dollars):

	January 31,	January 31,
	2003	2002

Accounts payable	$136.7	$114.9
Employee costs	75.1	48.8
Other accrued liabilities	56.9	83.7

Total	$268.7	$247.4

(9)	Taxes on Income

      The components of pre-tax income (loss), including extraordinary items, are as follows (millions of dollars):

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

United States	$(137.1)	$(405.0)	$(209.8)
Foreign	64.1	19.2	35.9

	$(73.0)	$(385.8)	$(173.9)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The (benefit) provision for taxes on income is summarized as follows (millions of dollars):

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

Current:
Federal and State	$(11.9)	$2.4	$2.0
Foreign	1.1	10.8	10.5

	(10.8)	13.2	12.5
Deferred:
Federal and State	—	—	(6.2)
Foreign	14.4	(1.4)	3.4

	14.4	(1.4)	(2.8)

Taxes on income	3.6	11.8	9.7
Extraordinary items (see Note (10))	—	1.5	—

Taxes on income excluding extraordinary items	$3.6	$10.3	$9.7

      A reconciliation of taxes computed at the United States Federal statutory 35% rate to the actual provision for taxes on income follows (millions of dollars):

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

Federal taxes computed at statutory rate	$(25.6)	$(135.0)	$(60.9)
Increase (decrease) resulting from:
State taxes (benefits)	(5.8)	(11.2)	(3.9)
Tax benefit from net operating loss and various tax credit carryforwards	(14.3)	—	(2.9)
Effective tax rate differential on earnings of consolidated foreign affiliates	(3.7)	2.7	(3.7)
Permanent differences relating to reorganization activities	(26.0)	8.8	11.6
Change in valuation allowance	81.6	141.3	71.6
All other items	(2.6)	3.7	(2.1)

Income tax expense	$3.6	$10.3	$9.7

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Deferred tax assets (liabilities) result from differences in the bases of assets and liabilities for tax and financial statement purposes. The cumulative tax effect of the major items follows (millions of dollars):

	January 31,	January 31,
	2003	2002

Deferred tax assets attributable to:
Nondeductible accrued liabilities	$50.7	$55.2
Net operating loss and tax credit carry forwards	329.4	263.2
Pension	31.1	7.3
Inventory	11.1	13.5
Other	19.9	5.8

Total gross deferred tax assets	442.2	345.0
Less valuation allowance	(336.6)	(232.6)

Net deferred tax assets	105.6	112.4
Deferred tax liabilities attributable to:
Fixed assets, principally due to differences in depreciation	(109.9)	(99.4)
Intangibles	(20.0)	(20.0)
Other	(14.0)	(16.9)

Total gross deferred tax liabilities	(143.9)	(136.3)

Net deferred tax liabilities	$(38.3)	$(23.9)

      The Company has domestic operating loss carryforwards of approximately $689.4 million expiring in years 2005 through 2023, foreign net operating loss carryforwards of approximately $153.2 million which may be carried forward indefinitely, general business tax credit carryforwards of approximately $2.3 million expiring in years 2003 through 2022, and alternative minimum tax credit carryforwards of approximately $7.9 million which do not expire. The carryforwards are based upon tax returns as currently filed or as anticipated to be filed and are subject to change based upon the Company’s detailed analysis for tax purposes. The Company’s tax returns are subject to periodic audit by the various jurisdictions in which it operates. These audits, including those currently underway, can result in adjustments of taxes due or adjustments of the NOL’s, which are available to offset future taxable income. Implementation of a plan or plans of reorganization under Chapter 11 is expected to reduce the availability of some or all of the Company’s net operating loss carryforwards and other tax attributes, and is expected to impact the tax basis of long-lived assets.

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company expects the deferred tax assets, net of the valuation allowance, at January 31, 2003 to be realized as a result of the reversal of existing taxable temporary differences in the United States and as a result of projected future taxable income and the reversal of existing taxable temporary differences in certain foreign locations.

      As a result of management’s assessment, a valuation allowance of $336.6 million and $232.6 million was recorded at January 31, 2003 and 2002, respectively. The Company increased the valuation allowance in fiscal 2002 and fiscal 2001 by $104.0 million and $141.3 million, respectively. Of the increase in the

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

valuation allowance in fiscal 2002, $22.4 million was applied to reduce to zero the tax benefit related to the other comprehensive loss associated with the minimum pension liability.

(10) Bank Borrowings, Other Notes and Long-Term Debt

      Bank borrowings and other notes of $15.8 million and $25.3 million at January 31, 2003 and 2002, respectively, consist of short-term notes of the Company’s foreign subsidiaries which bear interest at rates ranging from 2.25% to 10.75%, and a $2.0 million note issued in conjunction with the purchase of the Company’s Wheland foundry. (See Note (3).) This note was subsequently repaid on March 7, 2003.

      Long-term debt consists of the following (millions of dollars):

	January 31,	January 31,
	2003	2002

DIP Facility	$49.9	$1.0
Bank term loan facility maturing February 3, 2005, weighted average interest rates of 8.4% and 7.0% at January 31, 2003 and 2002	176.8	176.8
Bank revolving credit facility maturing through 2005, weighted average interest rates of 6.9% and 8.4% at January 31, 2003 and 2002	573.8	572.1
Various foreign bank and government loans maturing through 2006, weighted average interest rates of 6.1% and 6.0% at January 31, 2003 and 2002	91.3	97.0
8 1/4% Senior Subordinated Notes due 2008	224.3	224.3
9 1/8% Senior Subordinated Notes due 2007	389.1	389.1
11% Senior Subordinated Notes due 2006	239.4	239.4
11 7/8% Senior Notes due 2006	300.0	300.0
Capital lease obligations	10.7	10.8

	2,055.3	2,010.5
Less current portion of DIP facility	49.9	—
Less current portion not subject to compromise	40.1	17.1
Less liabilities subject to compromise	1,903.4	1,901.7

Long-term debt	$61.9	$91.7

      As of January 31, 2003, there were $ 105.1 million in outstanding borrowings under various foreign bank credit facilities. A portion of those credit facilities require compensating balance arrangements. In addition, the Company maintains cash deposits at certain locations in order to assure the continuation of vendor trade terms. As of January 31, 2003, the total amount of cash deposits maintained for these purposes was approximately $10.9 million.

     DIP Facility

      On December 17, 2001, the Company entered into a Revolving Credit and Guaranty Agreement among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders as parties thereto, CIBC World Markets Corp., as lead arranger, Bank of America, N.A. and Salomon Smith Barney, Inc., as syndication agents, and Canadian Imperial Bank of Commerce, as administrative agent for the lenders (the “DIP Agreement”). Pursuant to the DIP Agreement, the Company has access to a revolving credit facility (the “DIP Facility”) not to exceed $200 million with a sub-limit of $15 million for letters of credit. The Company received Bankruptcy Court approval for the DIP Agreement on December 21, 2001 (on an interim basis) and on January 28, 2002 (on a final basis). The DIP Facility is

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

scheduled to terminate on the earlier of (a) the date of the substantial consummation of a Plan of Reorganization and (b) June 5, 2003 (eighteen months after the date of the Chapter 11 Filings discussed in Note (1)).

      On January 15, 2002, the Company and the initial lenders under the DIP Agreement entered into a First Amendment to the DIP Agreement. This First Amendment finalized the terms of the borrowing base formula of eligible assets which is used to calculate the amounts which the Company is able to borrow under the DIP Facility. As of January 31, 2003, there were $49.9 million of outstanding borrowings and $7.2 million in letters of credit issued pursuant to the Company’s DIP Facility. As of March 28, 2003, there were $55.0 million of outstanding borrowings and $5.0 million in letters of credit issued pursuant to the DIP Facility. The amount available under the facility as of March 28, 2003, after taking into account the aforementioned borrowings and letters of credit, was $59.5 million.

      The DIP Facility provides for the postpetition cash payment at certain intervals of interest and fees accrued at the filing date and accruing postpetition under the Company’s prepetition credit agreements, if certain tests are satisfied relating to the liquidity position and earnings of the Company and its subsidiaries, and the repatriation of funds from foreign subsidiaries. During fiscal 2002, payments totaling $39.0 million were made for a portion of accrued interest and fees with respect to this provision.

      The DIP Agreement originally provided that the Debtors would be in default thereunder if they failed to (i) file a plan of reorganization and disclosure statement with the Bankruptcy Court within two hundred seventy (270) days after the Petition Date, or (ii) receive Bankruptcy Court approval of a disclosure statement within thirteen (13) months after the Petition Date. In connection with the Bankruptcy Court’s second extension of the exclusive periods under 11 U.S.C. § 1121(d), on August 6, 2002, the Debtors and the DIP Lenders entered into a Second Amendment of the DIP Agreement, which became effective on August 19, 2002. The Second Amendment provided that the Debtors shall be in default of the DIP Agreement if they failed to (i) file a plan of reorganization and disclosure statement with the Bankruptcy Court on or before December 16, 2002, or (ii) receive Bankruptcy Court approval of a disclosure statement on or before January 16, 2003.

      During the third quarter of fiscal 2002, the Company and the lenders to the DIP Agreement discovered that the applicable period(s) during which certain liquidity and earnings tests thereunder are measured had not been properly memorialized therein and the parties’ intentions were frustrated thereby. Accordingly, on December 4, 2002, the Bankruptcy Court granted authority to the Debtors and the lenders to enter into a Third Amendment of the DIP Agreement to correct the measurement period definition. As modified by the Third Amendment, the DIP Agreement allowed the Company to make a $13.8 million payment, which is included in the aforementioned $39.0 million, that was previously prohibited under the DIP Agreement.

      On December 24, 2002, the Debtors and the DIP Lenders entered into the Fourth Amendment to the DIP Agreement. The Fourth Amendment provides that the Debtors shall be in default of the DIP Agreement if the Debtors fail to receive Bankruptcy Court approval of a disclosure statement on or before February 7, 2003 or a later date as determined by the DIP Agent, in its sole discretion, provided that such later date as determined by the DIP Agent cannot occur after March 11, 2003. In accordance with Section 7.01(p) of the DIP Agreement, on February 7, 2003, the DIP Agent agreed to extend the deadline for the Debtors to receive Bankruptcy Court approval of the Disclosure Statement from February 7, 2003 to February 28, 2003. The Bankruptcy Court approved the Company’s Disclosure Statement on February 20, 2003. In addition, the Fourth Amendment provided a waiver for the Debtors to effect a reorganization of non-Debtor German Subsidiaries in response to a proposed change in German tax laws.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Proceeds of loans made under the DIP Facility have been and will be used for working capital and other general corporate purposes of the Company and its subsidiaries, generally as set forth in the Company’s budget and otherwise as permitted under the DIP Agreement and approved by the Bankruptcy Court. The DIP Agreement permits the Company to make loans to, and obtain letters of credit under the DIP Facility to support the operations or obligations of, its foreign subsidiaries in Germany and Mexico, in an aggregate principal amount not to exceed $20 million at any one time outstanding, to fund capital expenditures, required joint venture obligations, rebate exposure of such foreign subsidiaries or costs incurred in connection with plant closures, restructuring or the sale or termination of businesses of foreign subsidiaries in Germany. Such loans may be funded either from the Company’s operations or from borrowings under the DIP Facility.

      Beginning January 31, 2002, the DIP Facility requires compliance with monthly minimum consolidated and domestic EBITDA tests (as defined in the DIP Agreement) and limits on capital expenditures. In addition to the foregoing financial covenants, the DIP Agreement imposes certain other restrictions on the Company and its subsidiaries, with respect to their ability to incur liens, enter into mergers, incur indebtedness, give guarantees, make investments, pay dividends or make other distributions and dispose of assets.

      The obligations of the Company and its subsidiary guarantors under the DIP Facility have super-priority administrative claim status as provided under the Bankruptcy Code. Under the Bankruptcy Code, a super-priority claim is senior to secured and unsecured pre-petition claims and all administrative expenses incurred in the Chapter 11 case. In addition, with certain exceptions (including a carve-out for unpaid professional fees and disbursements), the DIP Facility obligations are secured by (1) a first-priority lien on all unencumbered pre-and post-petition property of the Company and its subsidiary guarantors, (2) a first-priority priming lien on all property of the Company and its subsidiary guarantors that is encumbered by the existing liens securing the Company’s pre-petition secured lenders and (3) a junior lien on all other property of the Company and its subsidiary guarantors that is encumbered by pre-petition liens.

      Borrowings under the DIP Facility may be either ABR loans or Eurodollar loans. ABR loans are priced at 2.00% per annum plus the greatest of (i) the prime rate, (ii) the base CD rate plus 1.0% per annum, and (iii) the federal funds effective rate plus 0.5% per annum. Eurodollar loans under the DIP Facility are priced at LIBOR plus 3.50% per annum. In addition, the Company pays a commitment fee of 0.75% per annum on the unused amount of the DIP Facility commitment, payable monthly in arrears. Letters of credit are priced at 3.50% per annum on the undrawn stated amount in addition to a fronting fee of 0.25% per annum.

      The principal sources of liquidity for the Company’s future operating, capital expenditure, facility closure, restructuring and reorganization requirements are expected to be (i) cash flows from operations, (ii) proceeds from the sale of non-core assets and businesses, (iii) borrowings under various foreign bank and government loans, (iv) borrowings under the DIP Facility and (v) borrowings under any exit financing associated with the Company’s emergence from the Chapter 11 proceedings resulting from a confirmed plan of reorganization. The DIP Facility is scheduled to terminate on the earlier of (a) the date of substantial consummation of a plan of reorganization or (b) June 5, 2003. As more fully discussed above, while the Company expects to emerge from Chapter 11 prior to the termination of the DIP Facility, there can be no assurances that the emergence will occur prior to such date, or that the Company will be able to extend the term of or replace the existing DIP facility in the event that the Company has not emerged by June 5, 2003. Moreover, while the Company expects that such sources will meet these requirements, there can be no assurances that such sources will prove to be sufficient, in part, due to inherent uncertainties about applicable future capital market conditions.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Credit Agreement

      On February 3, 1999, the Company entered into a third amended and restated credit agreement, as further amended, (the “Credit Agreement”). Pursuant to the Credit Agreement, a syndicate of lenders agreed to lend to the Company up to $450 million in the form of a senior secured term loan facility and up to $650 million in the form of a senior secured revolving credit facility. The Company and all of its existing and future material domestic subsidiaries guarantee such term loan and revolving credit facilities. Such term loan and revolving facilities are secured by a first priority lien in substantially all of the properties and assets of the Company and its material domestic subsidiaries, then owned or subsequently acquired, including a pledge of all of the shares of certain of the Company’s existing and future domestic subsidiaries and 65% of the shares of certain of the Company’s existing and future foreign subsidiaries. As of January 31, 2003, there was $176.8 million outstanding under the term loan facility, which represents the total amount available under the facility. At January 31, 2003, there was $573.8 million outstanding under the revolving credit facility, including $1.7 million in letters of credit drawn against the Credit Agreement during fiscal 2002. As a result of the Debtors’ Chapter 11 Filings, all additional availability under the Credit Agreement has been terminated, although letters of credit amounting to approximately $16.2 million remain outstanding.

      Borrowings under the Credit Agreement bear interest at one of the following rates as selected by the Company: (i) the rate per annum equal to the British Bankers’ Association London interbank offered rates (“LIBOR” and “DMBO” in the case of U.S. Dollar and Deutsche Mark debt, respectively) plus the applicable margin or (ii) the CIBC Alternate Base Rate (“ABR”), plus the applicable margin. The CIBC ABR is defined as the highest of (i) the CIBC prime rate or (ii) the Federal Funds rate plus 0.5% or (iii) a certificate of deposit-based rate plus 1%. The weighted average interest rate on borrowings under the Credit Agreement was 6.88% at January 31, 2003. In addition, the Company accrues a commitment fee on the unused portion of the revolving credit facility which was based on a rate of 0.5% at January 31, 2003. As discussed in Note (11), the Company is continuing to record interest accruing on its prepetition borrowings under the Credit Agreement.

Senior Subordinated Notes

      In connection with the acquisition of CMI, the Company issued the 8 1/4 % Notes, which are redeemable at the Company’s option at specified prices, in whole or in part, at any time on or after December 15, 2003. The 8 1/4 % Notes are guaranteed by certain of the Company’s domestic subsidiaries but are subordinated to the Credit Agreement. In connection with previous acquisitions, the Company issued the 9 1/8% and 11% senior subordinated notes which are guaranteed by certain of the Company’s domestic subsidiaries but are subordinated to the Credit Agreement. These notes become redeemable at the Company’s option and at specific prices five years before the respective due dates of the notes. Due to the uncertainty resulting from the Chapter 11 Filings by the Debtors, the fair value of all of the Company’s senior subordinated notes as of January 31, 2003 is not presently determinable.

Refinancing

      On June 21, 2001, the Company received formal approval for Consent and Amendment No. 5 to the Credit Agreement. Such amendment provided for and/or permits, among other things, the issuance and sale of certain senior unsecured notes (the “Senior Notes”) by the Company, a receivables securitization transaction, and changes to the various financial covenants contained in the Credit Agreement in the event that the issuance and sale of the Senior Notes does occur. The amendment also provided the Company with the option of establishing a new “B” tranche of term loans (the “B Term Loan”) under the Credit Agreement. The amendment also provides for the net cash proceeds of the issuance and sale of the Senior

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Notes to be applied as follows: (i) the first $140,000,000, to prepay outstanding term loans (in direct order of stated maturity) under the Credit Agreement; (ii) the next $60,000,000, at the Company’s option, to prepay indebtedness of the Company’s foreign subsidiaries; (iii) the next $50,000,000, to prepay outstanding term loans (in direct order of stated maturity) under the Credit Agreement; (iv) the next $50,000,000, at the Company’s option, to repurchase or redeem a portion of the Company’s existing senior subordinated notes; and (v) the remainder, if any, to prepay outstanding term loans (in direct order of stated maturity) and then to reduce the revolving credit commitments under the Credit Agreement.

      On June 22, 2001, the Company received $291.1 million in net proceeds from the issuance of 11 7/8% senior unsecured notes due 2006 in the original principal amount of $300 million (the “11 7/8% Notes”). In addition, on July 2, 2001, the Company received $144.3 million in net proceeds from the issuance of the B Term Loan. These aggregate net proceeds totaled $435.4 million and were used as follows (millions of dollars):

Permanent reduction of Credit Agreement indebtedness with a principal balance of $334.3, plus $2.2 in accrued interest	$336.5
Payment on foreign indebtedness with a principal balance of $47.0.	47.0
Repurchase of certain Senior Subordinated Notes with a face value of $47.2, plus $1.0 in accrued interest	37.6
Payment of fees and expenses on the above and interest earned	1.3
Remaining cash proceeds held by Company	13.0

Total	$435.4

      In connection with the repurchase of the senior subordinated notes at a discount, the Company recorded an extraordinary gain of $10.6 million. This gain was offset by $0.9 million of unamortized deferred financing costs written off as a result of the repurchase. Further, in connection with the B Term refinancing and permanent reduction of the Credit Agreement, the Company recorded an extraordinary loss of $5.5 million for the write-off of unamortized deferred financing costs associated with the Credit Agreement. These extraordinary items are reflected net of tax of $1.5 million on the accompanying consolidated statement of operations. As a result, the deferred tax asset valuation allowance was reduced by a corresponding amount with the benefit included in Income tax provision on the consolidated statement of operations included herein.

      The 11 7/8% Notes mature on June 15, 2006 and require interest payments semi-annually on each June 15 and December 15 commencing December 15, 2001. The 11 7/8% Notes may not be redeemed prior to June 15, 2005; provided, however, that the Company may, at any time and from time to time prior to June 15, 2004, redeem up to 35% of the aggregate principal amount of the 11 7/8% Notes at a price equal to 111.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the date of redemption, with the Net Cash Proceeds (as defined) of one or more Equity Offerings (as defined), provided that at least $195.0 million aggregate principal amount of the 11 7/8% Notes remain outstanding. On or after June 15, 2005, the Company may, at its option, redeem the 11 7/8% Notes upon the terms and conditions set forth in the indenture.

      The 11 7/8% Notes rank equally to all other existing and future senior debt but are effectively subordinated to the borrowings under the Credit Agreement. The 11 7/8% Notes are effectively subordinated to all liabilities (including trade and intercompany obligations) of the Company’s subsidiaries which are not guarantors of the Credit Agreement and the B Term Loan. The indenture governing the 11 7/8% Notes provides for certain restrictions regarding additional debt, dividends and other distributions, additional stock of subsidiaries, certain investments, liens, transactions with affiliates, mergers, consolidations, and the

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

transfer and sales of assets. The indenture also provides that a holder of the 11 7/8% Notes may, under certain circumstances, have the right to require that the Company repurchase such holder’s 11 7/8% Notes upon a change of control of the Company. The 11 7/8% Notes are unconditionally guaranteed as to the payment of principal, premium, if any, and interest, jointly and severally by the Company’s material domestic subsidiaries. Due to the uncertainty resulting from the Chapter 11 Filings by the Debtors, the fair value of the Company’s 11 7/8% Notes as of January 31, 2002 is not presently determinable.

      Pursuant to an exchange offer Registration Rights Agreement (the “Registration Rights Agreement”), the Company agreed to use its best efforts to file and have declared effective an exchange offer Registration Statement with respect to an offer to exchange the 11 7/8% Notes for other notes of the Company with terms substantially identical to the 11 7/8% Notes. The Company also agreed to consummate such exchange offer on or prior to December 19, 2001. As a result of the Chapter 11 Filings by the Debtors, no interest payment was made when due on December 15, 2001, and the exchange offer for the 11 7/8% Notes has not occurred.

      The B Term Loans amortize at the rate of 1% of principal per year and mature in full on December 31, 2005 (at which time all remaining unpaid principal will be due and payable). The B Term Loans rank equally with all other loans outstanding under the Credit Agreement and share equally in the guarantees and collateral granted by the Company and its subsidiaries to secure the amounts outstanding under the Credit Agreement. The B Term Loans are also subject to the same covenants and events of default which govern all other loans outstanding under the Credit Agreement.

      The interest rates of the B Term Loans are, at the option of the Company, based upon either an adjusted eurocurrency rate (the “Eurocurrency Rate”) or the rate which is equal to the highest of CIBC’s prime rate, the federal funds rate plus 1/2 of 1% and the base certificate of deposit rate plus 1% (the “ABR rate”), in each case plus an applicable margin. For B Term Loans which bear interest at the Eurocurrency Rate, the applicable margin is 5.0%, and for B Term Loans which bear interest at the ABR rate, the applicable margin is 4.0%. The Company may elect interest periods of one, two, three or six months for eurocurrency loans. Interest is computed on the basis of actual number of days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, for ABR loans based on the prime rate). Interest is payable at the end of each interest period and, in any event, at least every three months.

      The Credit Agreement, as amended, contains certain financial covenants regarding interest coverage ratios, fixed charge coverage ratios, leverage ratios and capital spending limitations which were in effect during fiscal 2001 and fiscal 2000. The Company was in violation of certain of these covenants as of January 31, 2001. For purposes of these consolidated financial statements, all amounts outstanding with respect to the Credit Agreement, the Senior Notes and the Senior Subordinated Notes outstanding at January 31, 2003 and 2002 are classified as liabilities subject to compromise as of those dates.

     Trade Securitization Agreement

      In April 1998, the Company entered into a three-year trade securitization agreement pursuant to which the Company and certain of its subsidiaries sold, and continued to sell on an ongoing basis, a portion of their accounts receivable to a special purpose entity (“Funding Co.”), which is wholly owned by the Company. Accordingly, the Company and such subsidiaries, irrevocably and without recourse, transferred and continued to transfer substantially all of their U.S. dollar denominated trade accounts receivable to Funding Co. Funding Co. then sold and continued to sell such trade accounts receivable to an independent issuer of receivable-backed commercial paper. The Company has no retained interest in the receivables sold. The Company had collection and administrative responsibilities with respect to all receivables that were sold.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      This trade securitization agreement expired May 1, 2001. The Company did not replace the agreement. From the expiration date to the date of the Chapter 11 Filings, the Company financed the amount of receivables previously sold under the securitization agreement with its revolving credit facility. The impact of the discontinued securitization program had an adverse impact on liquidity of approximately $71.6 million during fiscal 2001.

(11) Liabilities Subject to Compromise

      The principal categories of claims classified as liabilities subject to compromise under reorganization proceedings are identified below. All amounts below may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to disputed claims, or other events, including the reconciliation of claims filed with the Bankruptcy Court to amounts included in the Company’s records (see Notes (1) and (14)). Additional pre-petition claims may arise from rejection by the Company of additional executory contracts or unexpired leases. Under a confirmed plan of reorganization, all pre-petition claims may be paid and discharged at amounts substantially less than their allowed amounts.

     Recorded Liabilities

      On a consolidated basis, recorded liabilities subject to compromise under Chapter 11 proceedings as of January 31, 2003 and 2002, consisted of the following (millions of dollars):

	January 31,	January 31,
	2003	2002

Accounts payable and accrued liabilities, principally trade	$152.1	$156.9
Credit Agreement:
Term loans	176.8	176.8
Revolving facility	573.8	572.1
Accrued interest	29.3	13.4
Senior Notes and Senior Subordinated Notes:
Face value	1,152.8	1,152.8
Accrued interest	49.0	49.0

Total	$2,133.8	$2,121.0

      The Bankruptcy Code generally disallows the payment of interest that would otherwise accrue postpetition with respect to unsecured or undersecured claims. The Company has continued to record interest expense accruing postpetition with respect to the Credit Agreement because the Company currently estimates that such accrued interest will be an allowed claim as part of a plan or plans of reorganization. The amount of such interest recorded at January 31, 2003 and 2002 was $29.3 million and $13.4 million, respectively, and has been classified as a liability subject to compromise in the accompanying consolidated balance sheets.

      As discussed in Note (10), the DIP Facility provides for the postpetition cash payment at certain intervals of interest and fees accruing postpetition under the Company’s prepetition credit agreements if certain tests are satisfied relating to the liquidity position and earnings of the Company and its subsidiaries, and the repatriation of funds from foreign subsidiaries.

      The Company has not continued to record interest expense accruing postpetition with respect to the Senior Notes and the Senior Subordinated Notes because the Company cannot reasonably estimate the amount of such interest, if any, that will be an allowed claim as part of a plan or plans of reorganization.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amount of such interest accruing postpetition that has not been recorded at January 31, 2003 and 2002 was $136.3 million and $18.7 million, respectively. If it is determined that such interest is allowable as a claim, the amount might include some or all interest accruing from the date of the Chapter 11 Filings. The recorded amount of prepetition accrued interest was $49.0 million, which has been classified as a liability subject to compromise in the accompanying consolidated balance sheets at January 31, 2003 and 2002, respectively.

     Contingent Liabilities

      Contingent liabilities of the Debtors as of the Chapter 11 Filing date are also subject to compromise. The Company is a party to litigation matters and claims that are normal in the course of its operations. Generally, litigation related to “claims,” as defined by the Bankruptcy Code, is stayed. Also, as a normal part of their operations, the Company’s subsidiaries undertake certain contractual obligations, warranties and guarantees in connection with the sale of products or services. The outcome of the bankruptcy process on these matters cannot be predicted with certainty. (See Note (14).)

(12) Pension Plans and Postretirement Benefits Other Than Pensions

      The Company sponsors several defined benefit pension plans (“Pension Benefits”) and health care and life insurance benefits (“Other Benefits”) for certain employees around the world. The Company funds the Pension Benefits based upon the funding requirements of United States Federal and international laws and regulations in advance of benefit payments and the Other Benefits as benefits are provided to the employees.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In accordance with SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” the following tables provide a reconciliation of the change in benefit obligation, the change in plan assets and the net amount recognized in the consolidated balance sheets (based on an October 31 measurement date, in millions of dollars) as of January 31:

	North American Plans				International Plans

	Pension Benefits		Other Benefits		Pension Benefits

	2003	2002	2003	2002	2003	2002

Change in Benefit Obligation:
Benefit obligation at beginning of year	$173.8	$150.1	$150.2	$102.3	$114.2	$89.3
Service cost	0.2	0.4	0.2	0.1	1.6	0.8
Interest cost	11.7	11.4	10.0	7.8	6.1	5.1
Amendments	—	1.6	—	—	—	—
Special termination benefits	2.4	3.8	1.0	0.1	—	—
Actuarial loss (gain)	12.0	22.7	41.9	56.6	(2.3)	7.0
Benefits paid	(16.7)	(16.2)	(17.1)	(16.7)	(6.3)	(5.2)

Benefit obligation at end of year	$183.4	$173.8	$186.2	$150.2	$113.3	$97.0

Change in Plan Assets:
Fair value of plan assets at beginning of year	$140.1	$170.6	$—	$—	$1.8	$1.0
Actual return on plan assets	(3.0)	(14.1)	—	—	0.1	0.1
Company contributions	1.1	0.6	—	—	0.8	0.5
Benefits paid and plan expenses	(16.9)	(17.0)	—	—	—	—

Fair value of plan assets at end of year	$121.3	$140.1	$—	$—	$2.7	$1.6

Funded Status:
Funded status of plan	$(62.1)	$(33.7)	$(186.2)	$(150.2)	$(110.6)	$(95.4)
Unrecognized net actuarial (gain) loss	52.0	25.9	89.2	50.4	14.0	13.3
Unrecognized prior service cost	2.7	3.1	4.5	5.0	0.8	—
Intangible asset	(2.7)	(3.1)	—	—	(0.8)	—
Adjustment to recognize additional minimum liability	(51.4)	(24.8)	—	—	(11.4)	(10.6)
Employer contributions	—	—	1.8	1.9	—	—

Accrued benefit cost	$(61.5)	$(32.6)	$(90.7)	$(92.9)	$(108.0)	$(92.7)

Amount recognized in Consolidated Balance Sheet:
Accrued benefit cost	$(7.4)	$(4.7)	$(90.7)	$(92.9)	$(95.8)	$(82.1)
Intangible asset	(2.7)	(3.1)	—	—	(0.8)	—
Accumulated other comprehensive loss	(51.4)	(24.8)	—	—	(11.4)	(10.6)

Net amount recognized	$(61.5)	$(32.6)	$(90.7)	$(92.9)	$(108.0)	$(92.7)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Of the net amount recognized for North American pension benefits, approximately $7.1 million relates to supplemental executive retirement benefits and has been classified as a liability subject to compromise in the accompanying consolidated balance sheet as of January 31, 2003.

      The projected benefit obligation, accumulated projected benefit obligation (“APBO”) and fair value of plan assets for the benefit plans with accumulated benefit obligations in excess of plan assets for the North American plans were $183.4 million, $186.2 million and $121.3 million, respectively, as of January 31, 2003, and $173.8 million, $150.2 million and $140.1 million, respectively, as of January 31, 2002. The components of net periodic benefit costs included in operating results for the years ended January 31, are as follows (millions of dollars):

	North American Plans						International Plans

	Pension Benefits			Other Benefits			Pension Benefits

	2003	2002	2001	2003	2002	2001	2003	2002	2001

Components of net periodic benefit cost (income):
Service cost	$0.5	$0.4	$0.4	$0.2	$0.1	$0.2	$0.5	$0.7	$0.6
Interest cost	11.7	11.4	11.8	10.0	7.8	8.4	6.0	5.1	4.9
Expected return on plan assets	(12.0)	(14.7)	(14.3)	—	—	—	(0.1)	(0.1)	—
Net amortization and deferral	1.3	3.3	3.3	3.6	0.2	0.5	0.3	0.3	—
Special termination benefit recognition	2.4	3.8	2.6	1.0	0.1	—	—	—	—

Net benefit cost	$3.9	$4.2	$3.8	$14.8	$8.2	$9.1	$6.7	$6.0	$5.5

      On January 31, 2002, the Company modified the North American defined benefit plan to comply with recent legislation and to freeze final average compensation.

      The actuarial assumptions used in determining the funded status information and net periodic benefit cost information shown above were as follows:

	North American Plans				International Plans

	Pension Benefits		Other Benefits		Pension Benefits

	2003	2002	2003	2002	2003	2002

Weighted average assumptions:
Discount rate	6.75%	7.00%	6.75%	7.00%	5.50%	5.50%
Expected return on plan assets	8.00%	9.00%	N/A	N/A	5.00%	5.00%
Rate of compensation increase	4.75%	4.75%	N/A	N/A	2.10%	2.10%

      At January 31, 2003, the assumed annual health care cost trend rate used in measuring the APBO approximated 11.5% declining to 5.0% in years 2007 and thereafter. Increasing the assumed cost trend rate by 1% each year would have increased the APBO and service and interest cost components by approximately $16.7 million and $0.8 million, respectively, for fiscal 2002. Decreasing the assumed cost trend rate by 1% each year would have decreased the APBO and service/interest cost components by approximately $14.2 million and $0.7 million, respectively, for fiscal 2002.

      The Company also has contributory employee retirement savings plans covering substantially all of its domestic employees. The employer contribution is determined at the discretion of the Company and totaled approximately $16.8 million, $16.9 million and $16.5 million for the years ended January 31, 2003, 2002 and 2001, respectively.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(13) Asset Impairments and Other Restructuring Charges

      The Company recorded asset impairment losses and other restructuring charges of $43.5 million in fiscal year 2002, $141.6 million in fiscal 2001 and $127.7 million in fiscal 2000. These losses and charges consist of the following:

     Impairment and Closure of Somerset, Kentucky Facility

      During fiscal 2001, the Company recognized impairment losses of $6.8 million related to investments in machinery, equipment and tooling at its Somerset, Kentucky facility due to a change in management’s estimates regarding the future use of such assets. Such assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment, and tooling. During the first quarter of fiscal 2002, the Company closed this facility and recorded a restructuring charge of $6.7 million. This charge included estimated amounts related to lease termination costs and other closure costs consisting primarily of security and maintenance costs subsequent to the shutdown date. The portion of the charge related to lease terminations in the amount of $3.5 million has been classified as a liability subject to compromise at January 31, 2003 and has been excluded from the table below. Of the other closure costs, approximately $1.3 million remained unpaid at January 31, 2003, and is expected to be paid during fiscal 2003. During fiscal 2002, the Company recognized additional impairment losses of $1.9 million related to investments in building, machinery, equipment and tooling primarily due to real estate market conditions and further revisions in management’s estimates regarding the fair value of such assets.

      Based on the levels of operating losses in fiscal 2000 and fiscal 1999, management concluded that the level of estimated future undiscounted cash flows was less than the carrying value of long-lived assets related to the Somerset facility at January 31, 2001. Accordingly, the Company recognized an impairment charge of $42.7 million in fiscal 2000 to reduce the carrying value of property, plant and equipment to estimated fair value.

     Impairment and Closure of Bowling Green, Kentucky Facility

      In the fourth quarter of fiscal 2001, the Company committed to a plan to close its manufacturing facility in Bowling Green, Kentucky and recorded a restructuring charge of $10.7 million. This charge related to the termination of leases and other closure costs, including security and maintenance costs subsequent to the shutdown date. The decision to close the plant was based on the weakening of the economy, the tightened domestic auto industry and changing market requirements, which have resulted in reduced demand for fabricated steel wheels. The rationalization of the Company’s fabricated wheel manufacturing capacity will allow it to reduce overhead and manufacturing costs in North America. The Company estimated that the future undiscounted cash flows from this facility would not be sufficient to recover the carrying value of its investment in machinery, equipment and tooling. Accordingly, the Company recognized an asset impairment loss of $42.7 million during the fourth quarter of fiscal 2001. Such assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment, and tooling. This facility, originally scheduled to close in July 2002, operated through the end of fiscal 2002 to service existing contracts and assist in transitioning production to the Company’s fabricated steel wheel manufacturing facility located in Sedalia, Missouri. Due to the delayed closure, the original $10.7 million restructuring charge was revised to $10.3 million, and no costs related to this charge were paid in fiscal 2002. Such closure costs are expected to be paid in fiscal 2003. In addition, the Company recorded $0.3 million in employee termination and other closure costs during fiscal 2002 related to this facility, of which $0.1 million was paid by January 31, 2003.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Impairment and Closure of Petersburg, Michigan Facility

      As a consequence of notifications received in April 2001 from certain customers of the Petersburg, Michigan facility regarding significantly lower future product orders and of the failure to obtain adequate customer support required to relocate production, management revised its estimate of future undiscounted cash flows expected to be generated by the facility. The Company concluded that this estimated amount was less than the carrying value of the long-lived assets related to this facility and, accordingly, recognized an impairment loss of $28.5 million in fiscal 2001. Such assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment, and tooling. In June 2001, the Company committed to a plan to close the Petersburg facility, and accordingly recorded a restructuring charge of $0.6 million. This charge includes estimated amounts related to security and other maintenance costs subsequent to the shutdown date. Of this charge, $0.5 million remained unpaid at January 31, 2003, and is expected to be paid during fiscal 2003. During fiscal 2002, the Company recorded an additional impairment loss of $0.3 million to further write down this facility to fair value based on real estate market conditions. In addition, the Company recognized an impairment charge of $1.5 million related to the Petersburg facility during fiscal 2000.

     Impairment of La Mirada, California Facility

      In the second quarter of fiscal 2002, the Company determined, based on its most recent sales projections for its La Mirada, California facility, that its current estimate of the future undiscounted cash flows from this facility would not be sufficient to recover the carrying value of the facility’s fixed assets and production tooling. Accordingly, the Company recorded an impairment loss of $15.5 million in the second quarter of fiscal 2002 related to those assets. Such assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment, and tooling.

     Impairment of Maulbronn, Germany Facility

      During the fourth quarter of fiscal 2001, the Company revised its future undiscounted cash flow projections from its foundry located in Maulbronn, Germany. Based on those revisions, the Company determined that those cash flows would not be sufficient to recover the carrying value of the facility’s long-lived assets and accordingly, recognized an asset impairment loss of $8.4 million during the fourth quarter of fiscal 2001. The Company commenced a plan of action to sell this facility during the fourth quarter of fiscal 2001 and subsequently sold it in the second quarter of fiscal 2002 and recorded a loss on sale of $2.5 million.

     Impairment and Restructuring of International Fabricated Wheel Operations

      The Company recorded various asset impairment losses and restructuring charges as part of a multiple year restructuring program to upgrade and improve the Company’s international fabricated wheel operations. During the third quarter of fiscal 2001, the Company recognized an asset impairment loss of $0.9 million related to the abandonment of a greenfield project in Thailand. During the fourth quarter of fiscal 2001, the Company recognized asset impairment losses of $11.1 million related to its investments in building, machinery, equipment and tooling at its fabricated wheel facility in Königswinter, Germany. Such assets were written down to fair value based on estimated real estate market values and the expected scrap value, if any, of related machinery, equipment, and tooling. The Company transferred production of certain products to facilities located in the Czech Republic and in India and further consolidated passenger car and commercial wheel production within an adjacent facility located in Königswinter, Germany. In connection with the decommissioning of a building at its Königswinter, Germany site, the Company recorded a restructuring charge of $0.6 million in the fourth quarter of fiscal 2001. This charge relates to

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

maintenance costs subsequent to the decommissioning date. Of this charge, $0.4 million remains unpaid as of January 31, 2003 and is expected to be paid during fiscal 2003. During fiscal 2002, the Company recorded $2.9 million of costs related to severance and post-termination benefits at its locations in Königswinter, Germany, Manresa, Spain and Sao Paulo, Brazil. The Company also recorded $2.2 million of such costs during fiscal 2001 at its locations in Königswinter, Germany and Manresa, Spain. During fiscal 2000, the Company recorded $10.6 million of severance and other restructuring charges in Königswinter, Germany.

     North American Early Retirement and Reduction-In-Force Programs

      In fiscal 2002, the Company offered an early retirement option to approximately 30 employees, of whom 24 accepted by the acceptance date. In connection with this early retirement offer, the Company recorded a charge of $3.4 million primarily related to supplemental retirement benefits and continued medical benefits. The retirement benefit portion of the charge is recorded as a component of the Company’s accrued benefit cost of the applicable defined benefit plans, and will be funded as part of the requirements of those entire plans.

      On November 2, 2001, the Company announced the immediate elimination of 145 positions or approximately 11% of its salaried workforce across its domestic operations. In connection with the elimination of the 145 positions, the Company recorded a restructuring charge of $2.4 million in the fourth quarter of fiscal 2001, all of which was paid before the end of fiscal 2002. In addition, the Company announced that it would offer an early retirement option to approximately 45 salaried employees. Of the 45 employees offered an early retirement option, 31 accepted by the acceptance date. In connection with this early retirement offer, the Company recorded a restructuring charge of $3.9 million in the fourth quarter of fiscal 2001 primarily related to continued medical benefits and supplemental retirement benefits. The retirement benefit portion of the charge is recorded as a component of the Company’s accrued benefit cost of the applicable defined benefit plans, and will be funded as part of the requirements of those entire plans.

      During the third and fourth quarters of fiscal 2000, the Company implemented a workforce reduction program in which approximately 400 employees were terminated. A charge of $4.4 million was recorded for severance and other termination benefits related to this program.

     Impairment of Machinery and Equipment

      During fiscal 2002, the Company recorded asset impairment losses of $10.7 million on certain machinery and equipment in its Automotive Wheels, Components and Other segments due to a change in management’s plan for the future use of idled machinery and equipment and the discontinuance of certain machinery and equipment due to changes in product mix. Such investments in fixed assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment and tooling.

      During fiscal 2001, the Company recognized asset impairment losses of $22.6 million on certain machinery and equipment in its Automotive Wheels, Components and Other Segments due to a change in management’s plan for the future use of idled machinery and equipment and the discontinuance of certain machinery and equipment. Such investments in fixed assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment and tooling.

      During fiscal 2000, the Company recorded asset impairment losses of $68.5 million, primarily in the Automotive Wheels segment. These losses resulted primarily from a change in management’s plans for future use of idled machinery and equipment and removal of certain equipment from service due to weakening conditions in the heavy truck and light vehicle markets. Such assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment and tooling.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impairment of White Pigeon, Michigan Facility

      During the fourth quarter of fiscal 2002, the Company recorded an asset impairment loss of $0.5 million to write down the White Pigeon, Michigan facility to fair value based on current real estate market conditions. This non-operating facility is currently held for sale by the Company.

Other Severance and Restructuring Costs

      As part of ongoing restructuring and rationalization of its North American operations, the Company recorded severance costs of $1.7 million in fiscal 2002, all of which had been paid by January 31, 2003, and $0.2 million in fiscal 2001.

Facility Exit Cost and Severance Accruals

      The following table describes the activity in the balance sheet accounts affected by the severance and other facility exit costs noted above (millions of dollars):

		Fiscal 2002
		Severance and
	January 31,	Other	Fiscal 2002	January 31,
	2002	Restructuring	Cash	2003
	Accrual	Charges	Payments	Accrual

Facility exit costs	$11.7	$3.0	$(2.1)	$12.6
Severance	6.0	4.9	(6.9)	4.0

	$17.7	$7.9	$(9.0)	$16.6

(14)	Commitments and Contingencies

Chapter 11 Filings

      On December 5, 2001, Hayes Lemmerz International, Inc., 30 of its wholly-owned domestic subsidiaries and one wholly-owned Mexican subsidiary (collectively, the “Debtors”) filed voluntary petitions for reorganization relief (the “Chapter 11 Filings” or the “Filings”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Filings are being jointly administered, for procedural purposes only, before the Bankruptcy Court under Case No. 01-11490-MFW. During the pendency of these Filings, the Debtors remain in possession of their properties and assets and management of the Company continues to operate the businesses of the Debtors as debtors-in-possession. As a debtor-in-possession, the Company is authorized to operate the business of the Debtors, but may not engage in transactions outside of the ordinary course of business without the approval of the Bankruptcy Court, after notice and the opportunity for a hearing.

      Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders proposed to receive distributions thereunder (under the Bankruptcy Code, parties not receiving a distribution are deemed to reject and are not entitled to vote) and approved by the Bankruptcy Court. A plan of reorganization must be confirmed by the Bankruptcy Court, upon certain findings being made by the Bankruptcy Court which are required by the Bankruptcy Code. The Bankruptcy Court may confirm a plan notwithstanding the non-acceptance of such plan by an impaired class of creditors or equity security holders if certain requirements of the Bankruptcy Code are met.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Pursuant to an order entered by the Bankruptcy Court on January 10, 2003, the period during which the Company has the exclusive right to propose a plan of reorganization has been extended to April 15, 2003. On December 16, 2002, the Debtors filed a proposed joint plan of reorganization with the Bankruptcy Court. On February 21, 2003, the Debtors filed a first amended joint plan of reorganization and is currently in the process of soliciting votes to approve such plan. The deadline established by the Bankruptcy Court to vote on the Plan was March 28, 2003, which was extended until April 4, 2003. There can, however, be no assurance that the Debtors’ first amended plan of reorganization or any plan will be approved by creditors authorized to vote thereon or confirmed by the Bankruptcy Court, or that any such plan(s) ultimately will be consummated.

      The Debtors’ proposed first amended plan of reorganization provides that the existing common stock of the Company would be cancelled and that certain creditors of the Company would be issued new common stock, new preferred stock and new warrants in the reorganized Company. Although there can be no assurance that the first amended plan of reorganization proposed by the Debtors will be confirmed by the Bankruptcy Court or consummated, holders of common stock of the Company should assume that they would receive no value as part of any plan of reorganization. In light of the foregoing, the common stock currently outstanding has no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in common stock of the Company or in claims relating to pre-petition liabilities and/or other securities of the Company.

      Under the priority scheme established by the Bankruptcy Code, substantially all post-petition liabilities and pre-petition liabilities need to be satisfied before shareholders are entitled to receive any distribution. The ultimate recovery, if any, to creditors and/or shareholders will not be determined until confirmation of a plan or plans of reorganization and substantial completion of claims reconciliation by the Company and claims allowance by the Bankruptcy Court.

      On January 31, 2002, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors as shown on the Company’s books and records, subject to the assumptions contained in certain notes filed in connection therewith. The Debtors subsequently amended the schedules and statements on March 21, 2002 and July 12, 2002. All of the schedules are subject to further amendment or modification. On March 26, 2002, the Bankruptcy Court established June 3, 2002 as the deadline for filing proofs of claim with the Bankruptcy Court. The Debtors mailed notice of the proof of claim deadline to all known creditors. Differences between amounts scheduled by the Debtors and claims by creditors currently are being investigated and resolved in connection with the Debtors’ claims resolution process. Although that process has commenced and is ongoing, in light of the number of creditors of the Debtors and certain claims objection blackout periods, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known and the ultimate distribution with respect to allowed claims is not presently ascertainable.

      In addition to the first amended plan of reorganization filed, the Company filed a disclosure statement with respect thereto intended to provide information sufficient to enable holders of claims or interests to make an informed judgment about the plan. The disclosure statement set forth, among other things, the Company’s proposed plan of reorganization, proposed distributions that would be made to the Company’s stakeholders under the proposed plan, certain effects of confirmation of the plan, and various risk factors associated with the plan and confirmation thereof. It also contains information regarding, among other matters, significant events that occurred during the Company’s Chapter 11 proceedings, the anticipated organization, operation and financing of the reorganized Company, as well as the confirmation process and the voting procedures holders of claims and/or interests must follow for their votes to be counted.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Although the first amended plan of reorganization filed by the Debtors provides for emergence from bankruptcy during the second quarter of fiscal 2003, there can be no assurance that such a reorganization plan will be confirmed by the Court, or that any such plan will be consummated in that time period or at any later time. Currently, it is not possible to predict the length of time the Company will operate under the protection of Chapter 11 and the supervision of the Bankruptcy Court, the outcome of the Chapter 11 proceedings in general, or the effect of the proceedings on the business of the Company or on the interest of the various creditors and stakeholders.

Matters Related to Restatement of Financial Statements

      On February 19, 2002, the Company issued restated consolidated financial statements as of and for the fiscal years ended January 31, 2001 and 2000, and related quarterly periods (the “10-K/A”), and for the fiscal quarter ended April 30, 2001 (the “10-Q/A”). The restatement was the result of failure by the Company to property apply certain accounting standards generally accepted in the United States of America, and because certain accounting errors and irregularities in the Company’s financial statements were identified.

      The Company has been advised that the Securities and Exchange Commission (“SEC”) is conducting an investigation into the facts and circumstances giving rise to the restatement, and the Company has been and intends to continue cooperating with the SEC. The Company cannot predict the outcome of such an investigation.

      On December 5, 2001, the Debtors filed voluntary petitions for reorganization relief under Chapter 11 of the Bankruptcy Code. These petitions were filed in the United States Bankruptcy Court for the District of Delaware and are being jointly administered pursuant to an order of the Bankruptcy Court under Case No. 01-11490-MFW. Management of the Company continues to operate the business of the Debtors as debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code. In their Chapter 11 proceedings, the Debtors have proposed, are currently soliciting acceptances of, and expect to seek confirmation of a joint plan of reorganization. Unless lifted by the order of the Bankruptcy Court, pursuant to the automatic stay provision of the Bankruptcy Code, all pending pre-petition litigation against the Debtors is currently stayed.

      On May 3, 2002, a group of purported purchasers of the Company’s bonds commenced a putative class action lawsuit against thirteen present or former directors and officers of the Company (but not the Company) and KPMG LLP, the Company’s independent auditor, in the United States District Court for the Eastern District of Michigan. The complaint seeks damages for an alleged class of persons who purchased Company bonds between June 3, 1999 and September 5, 2001 and claim to have been injured because they relied on the Company’s allegedly materially false and misleading financial statements. On June 27, 2002, the plaintiffs filed an amended class action complaint adding CIBC World Markets Corp. and Credit Suisse First Boston Corporation, underwriters for certain bonds issued by the Company, as defendants.

      Additionally, before the date the Company commenced its Chapter 11 Bankruptcy case, four other putative class actions were filed in the United States District Court for the Eastern District of Michigan against the Company and certain of its directors and officers, on behalf of a class of purchasers of Company common stock from June 3, 1999 to December 13, 2001, based on similar allegations of securities fraud. On May 10, 2002, the plaintiffs filed a consolidated and amended class action complaint seeking damages against the Company’s present and former officers and directors (but not the Company) and KPMG.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On June 13, 2002, the Company filed an adversary complaint and motion for a preliminary injunction in the Bankruptcy Court requesting the Court to stay the class action litigation commenced by the bond purchasers and equity purchasers. Additionally, on July 25, 2002, the Company filed with the Bankruptcy Court a motion to lift the automatic stay in the Chapter 11 Filings to allow the insurance company that provides officer and director liability insurance to the Company to pay the defense costs of the Company’s present and former officers and directors in such litigation. The Bankruptcy Court has since entered an order permitting the insurance company to pay up to $500,000 in defense costs incurred by the Company’s present and former officers and directors in the litigation subject to certain conditions, which amount has subsequently been increased to $800,000 pursuant to further authority in the order. The Company has withdrawn its motion for a preliminary injunction.

Legal Proceedings

      The Company was party to a license agreement with Kuhl Wheels, LLC (“Kuhl”), whereby Kuhl granted the Company an exclusive patent license concerning “high vent” steel wheel technology known as the Kuhl Wheel (the “Kuhl Wheel”), which agreement was terminated as of January 10, 2003 pursuant to a stipulation between the Company and Kuhl entered in connection with the Company’s bankruptcy proceeding. The original license agreement (as amended, the “License Agreement”), dated May 11, 1999, granted the Company a non-exclusive license for the Kuhl Wheel technology. The License Agreement was subsequently amended to provide the Company with an exclusive worldwide license. On January 14, 2003, the Company filed a Complaint for Declaratory and Injunctive Relief against Kuhl and its affiliate, Epilogics Group, in the United States District Court for the Eastern District of Michigan. The Company commenced such action seeking a declaration of noninfringement of two United States patents and injunctive relief to prevent Epilogics Group and Kuhl from asserting claims of patent infringement against the Company, and disclosing and using the Company’s technologies, trade secrets and confidential information to develop, market, license, manufacture or sell automotive wheels. Kuhl and Epilogics Group have filed a motion to dismiss the Company’s complaint. The Company is unable to predict the outcome of this litigation at this time. However, if the Company is not successful in such litigation, it may have an adverse impact on the Company.

      Various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company, including those pertaining to environmental, product liability, patent infringement, and employee benefit matters. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist. Therefore, it is possible that results of operations or liquidity in a particular period could be materially affected by certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the financial position of the Company. Due to the Chapter 11 Filings, litigation against the Company is subject to the automatic stay.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Leases

      The Company leases certain production facilities and equipment under various agreements expiring from 2004 to 2008 and later years. The following is a schedule of future minimum rental payments required under operating and capital leases that have initial or remaining non-cancelable lease terms in excess of one year as of January 31, 2003 (millions of dollars):

Year Ending January 31:	Capital	Operating

2004	$4.4	$21.0
2005	4.1	17.7
2006	2.9	11.8
2007	0.2	6.4
2008 and later years	—	2.2

Total minimum payments required	$11.6	$59.1

Less amount representing interest	0.9

Present value of net minimum capital lease payments	10.7
Less current installments of obligations under capital leases	3.9

Obligations under capital leases, excluding current installments	$6.8

      Rent expense was $28.1 million, $31.0 million and $31.2 million for the years ended January 31, 2003, 2002 and 2001, respectively.

      Certain of the operating leases above covering leased assets with an original cost of approximately $68.0 million, contain provisions which, if certain events occur or conditions are met, including termination of the lease, might require the Company to purchase or re-sell the leased assets within a specified period of time, generally one year, based on amounts specified in the lease agreements. On July 18, 2001, the Company received notification of termination from a lessor with respect to leased assets having approximately $25.0 million of original cost (which termination was not to be effective for one year). The Company has not agreed with the lessor that a termination has occurred at the time of the notice, and has continued to use the leased assets.

(15)	Investments in Joint Ventures

      As of January 31, 2003, the Company held the following investments which are accounted for under the equity method:

(i) a 40% interest in Hayes Wheels de Mexico, S.A. de C.V., a cast aluminum and fabricated wheel manufacturer in Mexico; and

(ii) a 25% interest in Jantas Jant Sanayi ve Ticaret A.S., a commercial highway steel wheel manufacturer in Turkey.

      During fiscal 2002, the Company sold its 49% interest in a Portuguese fabricated wheel joint venture for cash proceeds of $1.4 million. In connection with the sale, the Company recognized a gain of $0.4 million, which is included in Other income, net, on the accompanying consolidated statement of operations.

      In the second quarter of fiscal 2001, the Company recorded a $3.8 million loss on investment in joint venture to write off its investment in its Mexican joint venture, which had incurred and expects to continue to incur significant operating losses.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In the third quarter of fiscal 2000, the Company recorded a $1.5 million loss on investment in joint venture related to its Venezuelan joint venture. This joint venture was sold in November 2001.

      During the fourth quarter of fiscal 2001, the Company sold its tire and wheel assembly joint venture for cash proceeds of $11.0 million. In connection with the sale, the Company recognized a loss of $7.8 million, which is included in Other income, net, on the accompanying consolidated statement of operations.

(16)	Stock Option Plan

      In 1992, the Company adopted the Hayes Lemmerz International, Inc. 1992 Stock Incentive Plan (the “1992 Plan”), under which 1,000,000 shares of Common Stock were available for issuance with respect to awards granted to officers, management and other key employees of the Company. At January 31, 2003, 148,600 options were exercisable at a price of $10.00, 53,400 options were exercisable at a price of $19.94 and 7,500 options were exercisable at a price of $19.69. At January 31, 2003, there were no shares available for issuance under this plan.

      During 1996, the Company established the Hayes Lemmerz International, Inc. 1996 Stock Option Plan (the “1996 Plan”), under which 3,000,000 shares of Common Stock were made available for issuance with respect to stock option awards granted to officers, management and other key employees of and consultants to the Company. This plan was amended at the August 3, 2000 Stockholders’ meeting to include an additional 500,000 shares available for issuance. Option grants under the 1996 Plan are approved by the Compensation Committee of the Board of Directors and are subject to such terms and conditions as are established by the Compensation Committee at the time it approves such grants. The exercise prices of options granted under the 1996 Plan in fiscal 2001 and fiscal 2000 ranged from $0.80 to $13.19 per share, which exercise prices represented the Common Stock’s fair market value on the date of each grant. No options were granted during fiscal 2002. The fiscal 2001 option grants become exercisable at the rate of 20% annually on June 15, 2002 and each June 15th thereafter until 2006 if the employee to whom they were granted is then still an employee of the Company. The fiscal 2000 option grants become exercisable at the rate of 25% annually on June 15, 2001 and each June 15th thereafter until 2004 if the employee to whom they were granted is then still an employee of the Company. At January 31, 2003, the following options were exercisable under the 1996 Plan:

Number of Options	Exercise Price

40,000	$0.80
100,000	0.85
240,000	1.15
125,000	1.47
32,000	7.49
128,100	13.19
962,484	16.00
185,800	32.00
6,000	40.00

      In connection with the employment of Mr. Curtis J. Clawson, Chief Executive Officer of the Company, 1,400,000 options were granted during fiscal 2001 subject to shareholder approval. As of January 31, 2003, no such approval has been obtained, and as such, these options are not reflected in the tables below. As a result of the Chapter 11 Filings, it is unlikely that any such shareholder approval will be either sought or obtained.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Information with respect to all stock options is summarized below:

				Weighted
				Average
				Exercise
	1992 Plan	1996 Plan	Total	Price

Balance as of January 31, 2000	427,200	2,809,907	3,237,107	$18.42

Granted	—	274,700	274,700	$13.19
Exercised	—	(2,400)	(2,400)	16.00
Forfeited	—	(226,668)	(226,668)	27.82

Balance as of January 31, 2001	427,200	2,855,539	3,282,739	$17.40

Granted	—	551,000	551,000	$1.67
Forfeited	(9,100)	(796,720)	(805,820)	17.97

Balance as of January 31, 2002	418,100	2,609,819	3,027,919	$14.57

Forfeited	(208,600)	(790,435)	(999,035)	13.64

Balance as of January 31, 2003	209,500	1,819,384	2,028,884	$13.23

      At January 31, 2003, warrants to purchase 2.6 million shares of common stock were outstanding. Each warrant allows the holder thereof to acquire one share of common stock for a purchase price of $24.00. The warrants are exercisable from July 2, 2000 through July 2, 2003.

(17)	Segment Reporting

      SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” directs companies to use the “management approach” for segment reporting. This approach reflects management’s organization of business segments and is consistent with how the Company and its key decision-makers assess operating performance, make operating decisions and allocate resources. This approach also considers the existence of managers responsible for each business segment and how information is presented to the Company’s Board of Directors. The statement requires disclosures for each segment that are similar to those previously required and geographic data by country.

      The Company is organized based primarily on markets served and products produced. Under this organization structure, the Company’s operating segments have been aggregated into three reportable segments: Automotive Wheels, Components and Other. The Automotive Wheels segment includes results from the Company’s operations that primarily design and manufacture fabricated steel and cast aluminum wheels for original equipment manufacturers in the global passenger car and light vehicle markets. The Components segment includes results from the Company’s operations that primarily design and manufacture suspension, brake and powertrain components for original equipment manufacturers in the global passenger car and light vehicle markets. The Other segment includes results from the Company’s operations that primarily design and manufacture wheel and brake products for commercial highway and aftermarket customers in North America. The Other segment also includes financial results related to the corporate office and elimination of certain intercompany activities.

      The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies described in Note (2). The Company evaluates the performance of its operating segments based primarily on sales, operating profit and cash flow.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table presents revenues and other financial information by business segment (millions of dollars):

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

Revenues:
Automotive Wheels	$1,161.3	$1,232.8	$1,353.1
Components	737.7	657.9	651.2
Other	102.6	148.4	163.9

Total	$2,001.6	$2,039.1	$2,168.2

Net loss:
Automotive Wheels	$(161.7)	$(169.9)	$(41.1)
Components	(342.3)	(109.4)	(19.3)
Other	(130.5)	(117.4)	(125.8)

Total	$(634.5)	$(396.7)	$(186.2)

Depreciation and amortization:
Automotive Wheels	$76.8	$90.4	$90.9
Components	46.1	53.2	47.0
Other	9.1	12.8	14.2

Total	$132.0	$156.4	$152.1

Capital expenditures:
Automotive Wheels	$52.7	$84.5	$96.5
Components	49.4	54.6	67.8
Other	4.7	7.9	10.9

Total	$106.8	$147.0	$175.2

Total assets:
Automotive Wheels	$1,049.0	$1,158.1	$1,438.0
Components	546.4	848.8	1,001.9
Other	251.2	351.2	164.0

Total	$1,846.6	$2,358.1	$2,603.9

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table presents revenues and net property, plant and equipment for each of the geographic areas in which the Company operates (in millions of dollars):

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

Revenues:
North America	$1,256.0	$1,253.6	$1,422.7
Europe and other	745.6	785.5	745.5

Total	$2,001.6	$2,039.1	$2,168.2

Net property, plant & equipment:
North America	$535.7	$574.5	$676.9
Europe and other	415.5	388.3	427.9

Total	$951.2	$962.8	$1,104.8

      Approximately 52% of the Company’s revenues are from three automotive manufacturers. The following is a summary of the percentage of revenues from these major customers on a worldwide basis:

	Year	Year	Year
	Ended	Ended	Ended
	January 31,	January 31,	January 31,
	2003	2002	2001

Ford Motor Company	22.8%	19.8%	19.7%
DaimlerChrysler	17.3%	19.5%	17.8%
General Motors Corporation	12.0%	14.3%	14.5%

(18)	Selected Quarterly Financial Data (Unaudited)

      The following represents the Company’s quarterly results (millions of dollars, except share amounts):

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 30,	July 31,	October 31,	January 31,	Total Fiscal
	2002(1)	2002	2002	2003	2002

Net sales	$486.7	$504.0	$535.4	$475.5	$2,001.6
Gross profit	45.1	38.3	70.2	54.1	207.7
Earnings (loss) before cumulative effect of change in accounting principle	(33.0)	(28.0)	3.7	(22.8)	(80.1)
Cumulative effect of change in accounting principle	554.4	—	—	—	554.4
Net income (loss)	(587.4)	(28.0)	3.7	(22.8)	(634.5)
Basic and diluted net income (loss) per share before cumulative effect of change in accounting principle	$(1.16)	$(0.98)	$0.13	$(0.80)	$(2.81)
Basic and diluted net income (loss) per share	$(20.64)	$(0.98)	$0.13	$(0.81)	$(22.30)

(1)	Includes $554.4 million charge for the cumulative effect of the adoption of SFAS No. 142.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 30,	July 31,	October 31,	January 31,	Total Fiscal
	2001	2001	2001	2002	2001

Net sales	$540.9	$518.5	$515.0	$464.7	$2,039.1
Gross profit	57.6	33.6	39.0	1.5	131.7
Net loss	(63.7)	(68.2)	(54.8)	(210.0)	(396.7)
Basic and diluted net loss per share	$(2.24)	$(2.40)	$(1.92)	$(7.38)	$(13.94)

(19)	Condensed Consolidating Financial Statements

      Pursuant to SOP 90-7, the following condensed consolidating financial statements present in one format the financial information required for entities that have filed for reorganization relief under Chapter 11 of the Bankruptcy Code and the financial information required with respect to those entities which guarantee certain of the Company’s debt.

      The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company’s share of the subsidiaries’ cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

Guarantor and Nonguarantor Financial Statements

      The senior subordinated notes and senior notes described in Note (10) are guaranteed by certain of the Company’s domestic subsidiaries. Certain other domestic subsidiaries and the foreign subsidiaries (the “Non-Guarantor Subsidiaries”) do not guarantee the senior subordinated notes and the senior notes. Refer to Note (1) regarding the impact of the Chapter 11 Filings on these guarantees. In the third quarter of fiscal 2001, amendments were entered into by the Company and holders of the Company’s 8 1/4% and 9 1/8% Senior Subordinated Notes (the “8 1/4% Notes” and the “9 1/8% Notes”). Such amendments conformed the lists of guarantor subsidiaries of the respective senior subordinated notes to that list of subsidiaries guaranteeing the 11 7/8% Notes (the “Conformed Guarantor Subsidiaries”). The list of guarantor subsidiaries of the Company’s 11% Senior Subordinated Notes (the “11% Notes”) was not conformed.

      The condensed consolidating financial information as of and for the years ended January 31, 2003 and 2002 for those guarantor subsidiaries of the 11% Notes (the “Guarantor Subsidiaries”) has been presented separately below as the 11% Notes are not guaranteed by the Conformed Guarantor Subsidiaries. Collectively, the Guarantor Subsidiaries and the Conformed Guarantor Subsidiaries guarantee the 8 1/4 % Notes, the 9 1/8% Notes, and the 11 7/8% Notes.

      As of January 31, 2001, the 8 1/4 % Notes, the 9 1/8% Notes, and the 11% Notes were guaranteed by the Guarantor Subsidiaries. Certain other domestic subsidiaries and the foreign subsidiaries did not guarantee these notes.

  Financial Statements for Entities in Reorganization Under Chapter 11

      As discussed in Note (1), Hayes Lemmerz International, Inc. (the “Parent”), 30 of its wholly-owned domestic subsidiaries, and one wholly-owned Mexican subsidiary (the “Nonguarantor Debtor”) filed voluntary petitions for reorganization relief under Chapter 11. In accordance with SOP 90-7, condensed consolidating financial information is presented below as of January 31, 2003 and 2002, and for each of the years in the three-year period ended January 31, 2003.

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended January 31, 2003

	Debtors				Non-Debtors

			Conformed	Nonguarantor
		Guarantor	Guarantor	Debtor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Subsidiary	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Net sales	$234.9	$446.8	$522.9	$44.2	$783.6	$(30.8)	$2,001.6
Cost of goods sold	233.8	412.6	476.5	48.4	653.4	(30.8)	1,793.9

Gross profit	1.1	34.2	46.4	(4.2)	130.2	—	207.7
Marketing, general and administration	19.6	25.3	18.7	—	39.5	—	103.1
Engineering and product development	4.6	7.3	2.4	—	6.1	—	20.4
Amortization of intangible assets	—	0.4	1.9	—	1.0	—	3.3
Equity in (earnings) losses of joint ventures and subsidiaries	560.8	(4.4)	(9.1)	(1.4)	(0.8)	(545.1)	—
Asset impairments and other restructuring charges	6.0	22.9	10.3	0.8	3.5	—	43.5
Other expense (income), net	6.3	(0.8)	(5.4)	—	(6.9)	—	(6.8)
Reorganization items	35.9	6.7	1.9	—	—	—	44.5

Earnings (loss) from operations	(632.1)	(23.2)	25.7	(3.6)	87.8	545.1	(0.3)
Interest expense, net	9.1	23.8	17.6	—	22.2	—	72.7

Earnings (loss) before taxes on income, minority interest, and cumulative effect of change in accounting principle	(641.2)	(47.0)	8.1	(3.6)	65.6	545.1	(73.0)
Income tax provision	(29.4)	0.4	1.6	0.4	30.6	—	3.6

Earnings (loss) before minority interest, and cumulative effect of change in accounting principle	(611.8)	(47.4)	6.5	(4.0)	35.0	545.1	(76.6)
Minority interest	—	—	—	—	3.5	—	3.5

Earnings (loss) before cumulative effect of change in accounting principle	(611.8)	(47.4)	6.5	(4.0)	31.5	545.1	(80.1)
Cumulative effect of change in accounting principle, net of tax	22.7	233.3	265.2	—	33.2	—	554.4

Net income (loss)	$(634.5)	$(280.7)	$(258.7)	$(4.0)	$(1.7)	$545.1	$(634.5)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended January 31, 2002

	Debtors				Non-Debtors

			Conformed	Nonguarantor
		Guarantor	Guarantor	Debtor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Subsidiary	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Net sales	$252.5	$504.4	$489.6	$15.3	$787.0	$(9.7)	$2,039.1
Cost of goods sold	239.3	488.6	505.9	15.4	667.9	(9.7)	1,907.4

Gross profit	13.2	15.8	(16.3)	(0.1)	119.1	—	131.7
Marketing, general and administration	15.3	22.5	19.5	—	43.2	—	100.5
Engineering and product development	4.1	7.4	2.1	—	8.2	—	21.8
Amortization of intangible assets	1.2	7.8	10.6	—	6.8	—	26.4
Equity in (earnings) losses of joint ventures and subsidiaries	273.0	47.2	11.7	2.2	(0.1)	(333.1)	0.9
Asset impairments and other restructuring charges	9.9	60.9	46.9	—	23.9	—	141.6
Loss on investment in joint venture	3.8	—	—	—	—	—	3.8
Other expense (income), net	(0.9)	0.2	(0.7)	—	0.9	—	(0.5)
Reorganization items	47.8	—	—	—	—	—	47.8

Earnings (loss) from operations	(341.0)	(130.2)	(106.4)	(2.3)	36.2	333.1	(210.6)
Interest expense, net	59.3	43.6	40.9	2.4	29.0	—	175.2

Earnings (loss) before taxes on income, minority interest and extraordinary gain	(400.3)	(173.8)	(147.3)	(4.7)	7.2	333.1	(385.8)
Income tax provision	(0.9)	0.6	1.2	0.6	8.8	—	10.3

Earnings (loss) before minority interest and extraordinary gain	(399.4)	(174.4)	(148.5)	(5.3)	(1.6)	333.1	(396.1)
Minority interest	—	—	—	—	3.3	—	3.3

Earnings (loss) before extraordinary gain	(399.4)	(174.4)	(148.5)	(5.3)	(4.9)	333.1	(399.4)
Extraordinary gain, net of tax	(2.7)	—	—	—	—	—	(2.7)

Net income (loss)	$(396.7)	$(174.4)	$(148.5)	$(5.3)	$(4.9)	$333.1	$(396.7)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the Year Ended January 31, 2001

		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Net sales	$304.9	$574.0	$1,304.1	$(14.8)	$2,168.2
Cost of goods sold	259.1	519.9	1,147.4	(14.8)	1,911.6

Gross profit	45.8	54.1	156.7	—	256.6
Marketing, general and administration	15.4	23.0	61.7	—	100.1
Engineering and product development	0.3	7.1	9.2	—	16.6
Amortization of intangible assets	1.1	7.8	18.5	—	27.4
Equity in (earnings) losses of joint ventures and subsidiaries	182.1	68.6	(0.1)	(246.2)	4.4
Asset impairments and other restructuring charges	5.7	54.5	67.5	—	127.7
Other income, net	(0.5)	—	(8.7)	—	(9.2)

Earnings (loss) from operations	(158.3)	(106.9)	8.6	246.2	(10.4)
Interest expense, net	31.9	56.5	75.1	—	163.5

Loss before taxes on income and minority interest	(190.2)	(163.4)	(66.5)	246.2	(173.9)
Income tax (benefit) provision	(4.0)	(5.9)	19.6	—	9.7

Loss before minority interest	(186.2)	(157.5)	(86.1)	246.2	(183.6)
Minority interest	—	—	2.6	—	2.6

Net loss	$(186.2)	$(157.5)	$(88.7)	$246.2	$(186.2)

CONDENSED CONSOLIDATING BALANCE SHEET

As of January 31, 2003

	Debtors				Non-Debtors

			Conformed	Nonguarantor
		Guarantor	Guarantor	Debtor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Subsidiary	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash and cash equivalents	$13.3	$—	$—	$1.3	$51.5	$—	$66.1
Receivables	29.9	34.5	63.9	2.6	145.7	—	276.6
Inventories	26.1	27.5	43.7	1.1	78.2	—	176.6
Prepaid expenses and other	4.9	4.7	16.0	0.2	6.7	—	32.5

Total current assets	74.2	66.7	123.6	5.2	282.1	—	551.8
Net property, plant and equipment	111.5	151.9	241.3	7.4	439.1	—	951.2
Goodwill and other assets	378.5	6.2	139.0	27.2	269.3	(476.6)	343.6

Total assets	$564.2	$224.8	$503.9	$39.8	$990.5	$(476.6)	$1,846.6

DIP Facility	$49.9	$—	$—	$—	$—	$—	$49.9
Bank borrowings and other notes	—	2.0	—	—	13.8	—	15.8
Current portion of long-term debt	—	—	—	—	40.1	—	40.1
Accounts payable and accrued liabilities	58.9	27.6	31.3	1.6	170.6	(21.3)	268.7

Total current liabilities	108.8	29.6	31.3	1.6	224.5	(21.3)	374.5
Long-term debt, net of current portion	—	—	—	—	61.9	—	61.9
Deferred tax liabilities	1.0	2.0	2.5	—	47.7	—	53.2
Pension and other long-term liabilities	105.2	39.3	7.9	—	128.8	—	281.2
Minority interest	—	—	—	—	16.4	—	16.4
Parent loans	(598.2)	365.9	40.7	(0.5)	192.1	—	—
Liabilities subject to compromise	2,021.8	50.4	60.1	1.5	—	—	2,133.8
Common stock	0.3	—	—	—	—	—	0.3
Additional paid-in capital	235.1	197.2	905.4	53.6	317.0	(1,473.2)	235.1
Common stock in treasury at cost	(25.7)	—	—	—	—	—	(25.7)
Retained earnings (accumulated deficit)	(1,176.9)	(454.2)	(476.2)	(19.4)	65.7	884.1	(1,176.9)
Accumulated other comprehensive loss	(107.2)	(5.4)	(67.8)	3.0	(63.6)	133.8	(107.2)

Total stockholders’ equity (deficit)	(1,074.4)	(262.4)	361.4	37.2	319.1	(455.3)	(1,074.4)

Total liabilities and stockholder’s equity (deficit)	$564.2	$224.8	$503.9	$39.8	$990.5	$(476.6)	$1,846.6

CONDENSED CONSOLIDATING BALANCE SHEET
As of January 31, 2002

	Debtors				Non-Debtors

			Conformed	Nonguarantor
		Guarantor	Guarantor	Debtor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Subsidiary	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash and cash equivalents	$11.3	$0.1	$0.3	$0.4	$33.1	$—	$45.2
Receivables	19.0	48.6	57.0	10.2	131.4	—	266.2
Inventories	16.2	27.1	39.9	0.3	71.7	—	155.2
Prepaid expenses and other	10.9	6.5	7.8	0.2	20.5	(5.4)	40.5

Total current assets	57.4	82.3	105.0	11.1	256.7	(5.4)	507.1
Net property, plant and equipment	120.9	183.1	241.4	7.3	410.1	—	962.8
Goodwill and other assets	932.4	230.2	395.6	22.1	280.6	(972.7)	888.2

Total assets	$1,110.7	$495.6	$742.0	$40.5	$947.4	$(978.1)	$2,358.1

Bank borrowings	$—	$—	$—	$—	$25.1	$—	$25.1
Current portion of long-term debt	—	—	—	—	17.1	—	17.1
Accounts payable and accrued liabilities	69.4	8.9	26.0	3.2	165.1	(25.2)	247.4

Total current liabilities	69.4	8.9	26.0	3.2	207.3	(25.2)	289.6
Long-term debt, net of current portion	1.0	—	—	—	90.7	—	91.7
Deferred tax liabilities	1.0	2.0	2.7	—	49.3	—	55.0
Pension and other long-term liabilities	64.7	59.3	9.2	—	115.8	—	249.0
Minority interest	—	—	—	—	11.8	—	11.8
Parent loans	(570.5)	364.6	38.7	(3.7)	170.9	—	—
Liabilities subject to compromise	2,005.1	48.7	63.2	4.0	—	—	2,121.0
Common stock	0.3	—	—	—	—	—	0.3
Additional paid-in capital	235.1	197.2	905.4	53.4	323.8	(1,479.8)	235.1
Common stock in treasury at cost	(25.7)	—	—	—	—	—	(25.7)
Retained earnings (accumulated deficit)	(542.4)	(173.2)	(202.9)	(15.7)	55.5	336.3	(542.4)
Accumulated other comprehensive loss	(127.3)	(11.9)	(100.3)	(0.7)	(77.7)	190.6	(127.3)

Total stockholders’ equity (deficit)	(460.0)	12.1	602.2	37.0	301.6	(952.9)	(460.0)

Total liabilities and stockholder’s equity (deficit)	$1,110.7	$495.6	$742.0	$40.5	$947.4	$(978.1)	$2,358.1

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended January 31, 2003

	Debtors				Non-Debtors

			Conformed	Nonguarantor
		Guarantor	Guarantor	Debtor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Subsidiary	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash flows provided by (used for) operating activities	$(15.4)	$11.9	$4.0	$(2.3)	$97.1	$—	$95.3

Cash flows from investing activities:
Acquisition of property, plant, equipment, and tooling	(12.2)	(7.4)	(41.6)	—	(45.6)	—	(106.8)
Proceeds from sale of non-core businesses	—	(1.8)	0.6	—	3.6	—	2.4
Other, net	7.2	(3.1)	(2.9)	(0.1)	9.3	—	10.4

Cash provided by (used for) investing activities	(5.0)	(12.3)	(43.9)	(0.1)	(32.7)	—	(94.0)

Cash flows from financing activities:
Increase in bank borrowings, revolving facility, and DIP facility	48.9	—	—	—	—	—	48.9
Repayment of bank borrowings, revolving facility, and long term debt from refinancing	—	—	1.0	—	(35.4)	—	(34.4)

Cash provided by (used for) financing activities	48.9	—	1.0	—	(35.4)	—	14.5

Increase (decrease) in parent loans and advances	(26.5)	0.3	38.6	3.3	(15.7)	—	—
Effect of exchange rates of cash and cash equivalents	—	—	—	—	5.1	—	5.1

Net increase (decrease) in cash and cash equivalents	2.0	(0.1)	(0.3)	0.9	18.4	—	20.9
Cash and cash equivalents at beginning of period	11.3	0.1	0.3	0.4	33.1	—	45.2

Cash and cash equivalents at end of period	$13.3	$—	$—	$1.3	$51.5	$—	$66.1

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For the Year Ended January 31, 2002

	Debtors				Non-Debtors

			Conformed	Nonguarantor
		Guarantor	Guarantor	Debtor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Subsidiary	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash flows provided by (used for) operating activities	$79.8	$(57.5)	$(100.8)	$(5.4)	$86.6	$—	$2.7

Cash flows from investing activities:
Acquisition of property, plant, equipment, and tooling	(8.5)	(13.5)	(46.7)	—	(78.3)	—	(147.0)
Proceeds from sale of non-core businesses	9.5	—	—	—	11.0	—	20.5
Other, net	(3.7)	(3.0)	(5.1)	0.4	6.8	—	(4.6)

Cash provided by (used for) investing activities	(2.7)	(16.5)	(51.8)	0.4	(60.5)	—	(131.1)

Cash flows from financing activities:
Increase in bank borrowings, revolving facility, and DIP facility	245.4	—	(0.5)	—	(5.4)	—	239.5
Proceeds from refinancing, net of related fees	435.4	—	—	—	—	—	435.4
Repayment of bank borrowings, revolving facility, and long term debt from refinancing	(370.9)	—	—	—	(47.0)	—	(417.9)
Net proceeds (payments) on accounts receivable securitization	43.0	(47.1)	(67.5)	—	—	—	(71.6)
Capital contribution	(25.0)	—	(19.0)	—	44.0	—	—
Fees to amend Credit Agreement and DIP facility	(10.6)	—	—	—	—	—	(10.6)

Cash provided by (used for) financing activities	317.3	(47.1)	(87.0)	—	(8.4)	—	174.8

Increase (decrease) in parent loans and advances	(363.8)	121.0	238.4	5.0	(0.6)	—	—
Effect of exchange rates of cash and cash equivalents	—	—	—	—	(1.2)	—	(1.2)

Net increase (decrease) in cash and cash equivalents	30.6	(0.1)	(1.2)	—	15.9	—	45.2
Cash and cash equivalents at beginning of period	(19.3)	0.2	1.9	0.4	16.8	—	—

Cash and cash equivalents at end of period	$11.3	$0.1	$0.7	$0.4	$32.7	$—	$45.2

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended January 31, 2001

		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash flows provided by (used in) operating activities	$(67.4)	$(0.1)	$60.7		$(6.8)
Cash flows from investing activities:
Purchase of property, plant, equipment and tooling	(14.1)	(33.0)	(128.1)	—	(175.2)
Purchase of businesses, net of cash acquired	—	—	(13.6)	—	(13.6)
Other, net	5.2	1.8	9.9	—	16.9

Cash (used in) provided by investing activities	(8.9)	(31.2)	(131.8)	—	(171.9)
Cash flows from financing activities:
Net change in bank borrowings and revolver	257.5	—	14.9	—	272.4
Net proceeds (payments) from accounts receivable securitization	(48.5)	(25.7)	(17.2)	—	(91.4)
Purchase of treasury stock	(25.7)	—	—	—	(25.7)

Cash provided by financing activities	183.3	(25.7)	(2.3)	—	155.3
Increase (decrease) in parent loans and advances	(133.1)	57.1	76.0	—	—
Effect of exchange rates of cash and cash equivalents	—	—	(2.5)	—	(2.5)

Net increase (decrease) in cash and cash equivalents	(26.1)	0.1	0.1	—	(25.9)
Cash and cash equivalents at beginning of year	6.8	0.1	19.0	—	25.9

Cash and cash equivalents at end of year	$(19.3)	$0.2	$19.1		$—

(20) Condensed Consolidating Financial Statements — New Senior Notes

      Upon emergence under the plan of reorganization, Parent will be merged with and into HLI Operating Company, Inc. (“HLI”), a wholly owned subsidiary of HLI Holding Company, Inc. (“Holdco”) (which will be renamed Hayes Lemmerz, International, Inc. following the merger). HLI and Holdco are all newly formed companies with no operating assets or liabilities. In connection with the plan of reorganization, upon emergence, HLI intends to issue $250.0 million aggregate principal amount of Senior Notes due 2010 (the “New Senior Notes”). The New Senior Notes will be guaranteed by Holdco and substantially all of Holdco’s domestic subsidiaries (other than HLI as the issuer of the New Senior Notes) (collectively, the “New Guarantor Subsidiaries”). None of Holdco’s foreign subsidiaries will guarantee the New Senior Notes, nor will two of Holdco’s domestic subsidiaries owned by foreign subsidiaries of Holdco (collectively, “New Nonguarantor Subsidiaries”). Following emergence, all the operations, assets and liabilities of Parent and the New Guarantor Subsidiaries reflected in the table below will be owned and operated by HLI and the New Guarantor Subsidiaries of the New Senior Notes.

      Five of the Company’s domestic subsidiaries that filed the Chapter 11 Filings are not parties to the Plan of Reorganization, will not emerge from bankruptcy on the Effective Date and will not guarantee the notes until the bankruptcy cases relating to them are dismissed. These subsidiaries held an aggregate of $26.4 million of assets as of January 31, 2003, including an approximate 9% ownership interest in one of the Company’s foreign subsidiaries that had consolidated net income of $4.9 million for the year ended January 31, 2003. The Company intends to move to dismiss the bankruptcy cases relating to these subsidiaries following its emergence and these subsidiaries will become guarantors within five business days following such dismissal. For purposes of the presentation below, these subsidiaries are included in the New Guarantor Subsidiaries information.

      Set forth below is the condensed consolidating financial information as of January 31, 2003 and 2002, and for each of the years in the three-year period ended January 31, 2003, for Parent, the New Guarantor Subsidiaries and the New Non-Guarantor Subsidiaries of the New Senior Notes.

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended January 31, 2003

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Net sales	$234.9	$979.5	$818.0	$(30.8)	$2,001.6
Cost of goods sold	233.8	902.6	688.3	(30.8)	1,793.9

Gross profit	1.1	76.9	129.7	—	207.7
Marketing, general and administration	19.6	44.0	39.5	—	103.1
Engineering and product development	4.6	9.7	6.1	—	20.4
Amortization of intangible assets	—	2.3	1.0	—	3.3
Equity in (earnings) losses of joint ventures and subsidiaries	560.8	(13.5)	(2.2)	(545.1)	—
Asset impairments and other restructuring charges	6.0	33.2	4.3	—	43.5
Other expense (income), net	6.3	(6.2)	(6.9)	—	(6.8)
Reorganization items	35.9	8.6	—	—	44.5

Earnings (loss) from operations	(632.1)	(1.2)	87.9	545.1	(0.3)
Interest expense, net	9.1	41.4	22.2	—	72.7

Earnings (loss) before taxes on income, minority interest, and cumulative effect of change in accounting principle	(641.2)	(42.6)	65.7	545.1	73.0
Income tax provision	(29.4)	2.0	31.0	—	3.6

Earnings (loss) before minority interest, and cumulative effect of change in accounting principle	(611.8)	(44.6)	34.7	545.1	(76.6)
Minority interest	—	—	3.5	—	3.5

Earnings (loss) before cumulative effect of change in accounting principle	(611.8)	(44.6)	31.2	545.1	(80.1)
Cumulative effect of change in accounting principle, net of tax	22.7	498.5	33.2	—	554.4

Net income (loss)	$(634.5)	$(543.1)	$(2.0)	$545.1	$(634.5)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the Year Ended January 31, 2002

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Net sales	$252.5	$1,009.3	$787.0	$(9.7)	$2,039.1
Cost of goods sold	239.3	1,009.9	667.9	(9.7)	1,907.4

Gross profit	13.2	(0.6)	119.1	—	131.7
Marketing, general and administration	15.3	42.0	43.2	—	100.5
Engineering and product development	4.1	9.5	8.2	—	21.8
Amortization of intangible assets	1.2	18.4	6.8	—	26.4
Equity in (earnings) losses of joint ventures and subsidiaries	273.0	61.1	(0.1)	(333.1)	0.9
Asset impairments and other restructuring charges	9.9	107.8	23.9	—	141.6
Loss on investment in joint venture	3.8	—	—	—	3.8
Other expense (income), net	(0.9)	(0.5)	0.9	—	(0.5)
Reorganization items	47.8	—	—	—	47.8

Earnings (loss) from operations	(341.0)	(238.9)	36.2	333.1	(210.6)
Interest expense, net	59.3	86.9	29.0	—	175.2

Earnings (loss) before taxes on income, minority interest and extraordinary gain	(400.3)	(325.8)	7.2	333.1	(385.8)
Income tax provision	(0.9)	2.4	8.8	—	10.3
Earnings (loss) before minority interest and extraordinary gain	(399.4)	(328.2)	(1.6)	333.1	(396.1)
Minority interest	—	—	3.3	—	3.3

Earnings (loss) before extraordinary gain	(399.4)	(328.2)	(4.9)	333.1	(399.4)
Extraordinary gain, net of tax	(2.7)	—	—	—	(2.7)

Net income (loss)	$(396.7)	$(328.2)	$(4.9)	$333.1	$(396.7)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the Year Ended January 31, 2001

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Net sales	$304.9	$1,086.0	$792.1	$(14.8)	$2,168.2
Cost of goods sold	259.1	1,002.6	664.7	(14.8)	1,911.6

Gross profit	$45.8	$83.4	$127.4	$—	$256.6
Marketing, general and administration	15.4	42.8	41.9	—	100.1
Engineering and product development	0.3	8.7	7.6	—	16.6
Amortization of intangible assets	1.1	18.9	7.4	—	27.4
Equity in (earnings) losses of joint ventures and subsidiaries	182.1	68.6	(0.1)	(246.2)	4.4
Asset impairments and other restructuring charges	5.7	106.1	15.9	—	127.7
Other income, net	(0.5)	(10.3)	1.6	—	(9.2)

Earnings (loss) from operations	(158.3)	(151.4)	53.1	246.2	(10.4)
Interest expense, net	31.9	103.8	27.8	—	163.5

Earnings (loss) before taxes on income and minority interest	(190.2)	(255.2)	25.3	246.2	(173.9)
Income tax (benefit) provision	(4.0)	(18.4)	32.1	—	9.7

Loss before minority interest	(186.2)	(236.8)	(6.8)	246.2	(183.6)
Minority interest	—	—	2.6	—	2.6

Net loss	$(186.2)	$(236.8)	$(9.4)	$246.2	$(186.2)

CONDENSED CONSOLIDATING BALANCE SHEET

As of January 31, 2003

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash and cash equivalents	$13.3	$—	$52.8	$—	$66.1
Receivables	29.9	98.9	147.8	—	276.6
Inventories	26.1	72.2	78.3	—	176.6
Prepaid expenses and other	4.9	20.7	6.9	—	32.5

Total current assets	74.2	191.8	285.8	—	551.8
Net property, plant and equipment	111.5	393.2	446.5	—	951.2
Goodwill and other assets	378.5	172.4	269.3	(476.6)	343.6

Total assets	$564.2	$757.4	$1,001.6	$(476.6)	$1,846.6

DIP Facility	$49.9	$—	$—	$—	$49.9
Bank borrowings and other notes	—	2.0	13.8	—	15.8
Current portion of long-term debt	—	—	40.1	—	40.1
Accounts payable and accrued liabilities	58.9	59.1	172.0	(21.3)	268.7

Total current liabilities	108.8	61.1	225.9	(21.3)	374.5
Long-term debt, net of current portion	—	—	61.9	—	61.9
Deferred tax liabilities	1.0	4.5	47.7	—	53.2
Pension and other long-term liabilities	105.2	47.2	128.8	—	281.2
Minority interest	—	—	16.4	—	16.4
Parent loans	(598.2)	411.3	186.9	—	—
Liabilities subject to compromise	2,021.8	110.5	1.5	—	2,133.8
Common stock	0.3	—	—	—	0.3
Additional paid-in capital	235.1	1,144.9	328.3	(1,473.2)	235.1
Common stock in treasury at cost	(25.7)	—	—	—	(25.7)
Retained earnings (accumulated deficit)	(1,176.9)	(951.9)	67.8	884.1	(1,176.9)
Accumulated other comprehensive loss	(107.2)	(70.2)	(63.6)	133.8	(107.2)

Total stockholders’ equity (deficit)	(1,074.4)	122.8	332.5	(455.3)	(1,074.4)

Total liabilities and stockholder’s equity (deficit)	$564.2	$757.4	$1,001.6	$(476.6)	$1,846.6

CONDENSED CONSOLIDATING BALANCE SHEET
As of January 31, 2002

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash and cash equivalents	$11.3	$0.8	$33.1	$—	$45.2
Receivables	19.0	115.8	131.4	—	266.2
Inventories	16.2	67.3	71.7	—	155.2
Prepaid expenses and other	10.9	14.5	20.5	(5.4)	40.5

Total current assets	57.4	198.4	256.7	(5.4)	507.1
Net property, plant and equipment	120.9	431.8	410.1	—	962.8
Goodwill and other assets	932.4	647.9	280.6	(972.7)	888.2

Total assets	$1,110.7	$1,278.1	$947.4	$(978.1)	$2,358.1

Bank borrowings and other notes	—	—	25.1	—	25.1
Current portion of long-term debt	—	—	17.1	—	17.1
Accounts payable and accrued liabilities	69.4	38.1	165.1	(25.2)	247.4

Total current liabilities	69.4	38.1	207.3	(25.2)	289.6
Long-term debt, net of current portion	1.0	—	90.7	—	91.7
Deferred tax liabilities	1.0	4.7	49.3	—	55.0
Pension and other long-term liabilities	64.7	68.5	115.8	—	249.0
Minority interest	—	—	11.8	—	11.8
Parent loans	(570.5)	399.6	170.9	—	—
Liabilities subject to compromise	2,005.1	115.9	—	—	2,121.0
Common stock	0.3	—	—	—	0.3
Additional paid-in capital	235.1	1,156.0	323.8	(1,479.8)	235.1
Common stock in treasury at cost	(25.7)	—	—	—	(25.7)
Retained earnings (accumulated deficit)	(542.4)	(391.8)	55.5	336.3	(542.4)
Accumulated other comprehensive loss	(127.3)	(112.9)	(77.7)	190.6	(127.3)

Total stockholders’ equity (deficit)	(460.0)	651.3	301.6	(952.9)	(460.0)

Total liabilities and stockholder’s equity (deficit)	$1,110.7	$1,278.1	$947.4	$(978.1)	$2,358.1

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended January 31, 2003

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash flows provided by (used for) operating activities	$(15.4)	$15.9	$94.8	$—	$95.3
Cash flows from investing activities:
Acquisition of property, plant, equipment, and tooling	(12.2)	(49.0)	(45.6)	—	(106.8)
Proceeds from sale of non-core businesses	—	(1.2)	3.6	—	2.4
Other, net	7.2	(6.4)	9.6	—	10.4

Cash used for investing activities	(5.0)	(56.6)	(32.4)	—	(94.0)
Cash flows from financing activities:
Increase in bank borrowings, revolving facility, and DIP facility	48.9	—	—	—	48.9
Repayment of bank borrowings, revolving facility, and long-term debt from refinancing	—	1.0	(35.4)	—	(34.4)

Cash provided by (used for) financing activities	48.9	1.0	(35.4)	—	14.5
Increase (decrease) in parent loans and advances	(26.5)	38.9	(12.4)	—	—
Effect of exchange rates of cash and cash equivalents	—	—	5.1	—	5.1

Net increase (decrease) in cash and cash equivalents	2.0	(0.8)	19.7	—	20.9
Cash and cash equivalents at beginning of period	11.3	0.8	33.1	—	45.2

Cash and cash equivalents at end of period	$13.3	$—	$52.8	$—	$66.1

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended January 31, 2002

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash flows provided by (used for) operating activities	$79.8	$(163.7)	$86.6	$—	$2.7
Cash flows from investing activities:
Acquisition of property, plant, equipment, and tooling	(8.5)	(60.2)	(78.3)	—	(147.0)
Proceeds from sale of non-core businesses	9.5	—	11.0	—	20.5
Other, net	(3.7)	(8.1)	7.2	—	(4.6)

Cash used for investing activities	(2.7)	(68.3)	(60.1)	—	(131.1)
Cash flows from financing activities:
Increase in bank borrowings, revolving facility, and DIP facility	245.4	(0.5)	(5.4)	—	239.5
Proceeds from refinancing, net of related fees	435.4	—	—	—	435.4
Repayment of bank borrowings, revolving facility, and long term debt from refinancing	(370.9)	—	(47.0)	—	(417.9)
Net proceeds (payments) on accounts receivable securitization	43.0	(114.6)	—	—	(71.6)
Capital contribution	(25.0)	(19.0)	44.0	—	—
Fees to amend Credit Agreement and DIP facility	(10.6)	—	—	—	(10.6)

Cash provided by (used for) financing activities	317.3	(134.1)	(8.4)	—	174.8
Increase (decrease) in parent loans and advances	(363.8)	364.4	(0.6)	—	—
Effect of exchange rates of cash and cash equivalents	—	—	(1.2)	—	(1.2)

Net increase (decrease) in cash and cash equivalents	30.6	(1.7)	16.3	—	45.2
Cash and cash equivalents at beginning of period	(19.3)	2.5	16.8	—	—

Cash and cash equivalents at end of period	$11.3	$0.8	33.1	$—	$45.2

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended January 31, 2001

	New Issuer and
	Guarantors

		New	New
		Guarantor	Nonguarantor		Consolidated
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

	(Millions of dollars)
Cash flows provided by (used in) operating activities	$(67.4)	$56.8	$3.8	$—	$(6.8)
Cash flows from investing activities:
Purchase of property, plant, equipment, and tooling	(14.1)	(79.4)	(81.7)	—	(175.2)
Purchase of businesses, net of cash acquired	—	—	(13.6)	—	(13.6)
Other, net	5.2	(1.6)	13.3	—	16.9

Cash used in investing activities	(8.9)	(81.0)	(82.0)	—	(171.9)
Cash flows from financing activities:
Net change in bank borrowings and revolver	257.5	—	14.9	—	272.4
Net proceeds (payments) from accounts receivable securitization	(48.5)	(42.9)	—	—	(91.4)
Purchase of treasury stock	(25.7)	—	—	—	(25.7)

Cash provided by financing activities	183.3	(42.9)	14.9	—	155.3
Increase (decrease) in parent loans and advances	(133.1)	74.3	58.8	—	—
Effect of exchange rates of cash and cash equivalents	—	—	(2.5)	—	(2.5)

Net increase (decrease) in cash and cash equivalents	(26.1)	7.2	(7.0)	—	(25.9)
Cash and cash equivalents at beginning of year	6.8	(4.7)	23.8	—	25.9

Cash and cash equivalents at end of year	$(19.3)	$2.5	$16.8	$—	$—

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of dollars, except share amounts)
(Unaudited)

	Successor	Predecessor

	Two Months	One Month	Three Months	Four Months	Six Months
	Ended	Ended	Ended	Ended	Ended
	July 31,	May 31,	July 31,	May 31,	July 31,
	2003	2003	2002	2003	2002

Net sales	$328.3	$174.5	$504.0	$689.8	$990.7
Cost of goods sold	298.9	147.8	465.7	611.3	907.3

Gross profit	29.4	26.7	38.3	78.5	83.4
Marketing, general and administration	20.7	6.0	23.0	33.5	50.6
Engineering and product development	4.2	1.7	5.5	8.1	10.5
Asset impairments and other restructuring charges	—	2.3	18.1	6.4	25.3
Other (income) expense, net	2.1	(1.3)	(1.1)	(1.9)	(3.7)
Reorganization items	—	31.9	5.4	45.0	27.9
Fresh start accounting adjustments	—	(63.1)	—	(63.1)	—

Earnings (loss) from operations	2.4	49.2	(12.6)	50.5	(27.2)
Interest expense, net	12.6	5.8	17.9	22.7	34.7

Earnings (loss) before taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(10.2)	43.4	(30.5)	27.8	(61.9)
Income tax provision (benefit)	2.6	54.4	(3.3)	60.3	(2.4)

Loss before minority interest, cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(12.8)	(11.0)	(27.2)	(32.5)	(59.5)
Minority interest	0.8	0.2	0.8	1.2	1.5

Loss before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(13.6)	(11.2)	(28.0)	(33.7)	(61.0)
Cumulative effect of change in accounting principle, net of tax of $0.	—	—	—	—	(554.4)
Extraordinary gain on debt discharge, net of tax $0	—	1,076.7	—	1,076.7	—

Net income (loss)	(13.6)	1,065.5	(28.0)	1,043.0	(615.4)
Preferred stock dividends	0.1	—	—	—	—

Net income (loss) attributable to common stock	$(13.7)	$1,065.5	$(28.0)	$1,043.0	$(615.4)

Basic net loss per share:
Loss before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	$(23.22)
Cumulative effect of change in accounting principle, net of tax	—
Extraordinary gain on debt discharge, net of tax	—

Basic net loss per share attributable to common stock	$(23.22)

Diluted net loss per share:
Loss before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	$(23.22)
Cumulative effect of change in accounting principle, net of tax	—
Extraordinary gain on debt discharge, net of tax	—

Diluted net loss per share attributable to common stock	$(23.22)

See accompanying notes to consolidated financial statements.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Millions of dollars, except share amounts)

	Successor	Predecessor

	July 31,	January 31,
	2003	2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$140.6	$66.1
Receivables	275.3	276.6
Inventories	186.6	176.6
Prepaid expenses and other	21.1	32.5

Total current assets	623.6	551.8
Property, plant and equipment, net	922.6	951.2
Goodwill	392.9	191.3
Intangible assets, net	228.4	102.6
Other assets	76.6	49.7

Total assets	$2,244.1	$1,846.6

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
DIP Facility	$—	$49.9
Bank borrowings and other notes	12.2	15.8
Current portion of long-term debt	14.6	40.1
Accounts payable and accrued liabilities	349.0	268.7

Total current liabilities	375.8	374.5
Long-term debt, net of current portion	755.5	61.9
Pension and other long-term liabilities	536.6	334.4
Minority interest	13.4	16.4
Liabilities subject to compromise	—	2,133.8
Commitments and contingencies
Stockholders’ equity (deficit):
Successor redeemable preferred stock, 100,000 shares authorized, issued and outstanding at July 31, 2003	10.1	—
Predecessor preferred stock, 25,000,000 shares authorized; none issued or outstanding at January 31, 2003	—	—
Common stock, par value $0.01 per share:
Successor Voting — 600,000 shares authorized; 590,000 issued and outstanding at July 31, 2003	—	—
Predecessor Voting — 99,000,000 shares authorized; 27,708,419 shares issued; 25,806,969 shares outstanding at January 31, 2003	—	0.3
Predecessor Nonvoting — 5,000,000 shares authorized; 2,649,026 shares issued and outstanding at January 31, 2003	—	—
Additional paid in capital	553.7	235.1
Predecessor common stock in treasury at cost, 1,901,450 shares at January 31, 2003	—	(25.7)
Accumulated deficit	(13.7)	(1,176.9)
Accumulated other comprehensive income (loss)	12.7	(107.2)

Total stockholders’ equity (deficit)	562.8	(1,074.4)

Total liabilities and stockholders’ equity (deficit)	$2,244.1	$1,846.6

See accompanying notes to consolidated financial statements.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of dollars)
(Unaudited)

	Successor	Predecessor

	Two Months	Four Months	Six Months
	Ended	Ended	Ended
	July 31,	May 31,	July 31,
	2003	2003	2002

Cash flows from operating activities:
Net income (loss) attributable to common stock	$(13.7)	$1,043.0	$(615.4)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	26.7	46.4	65.0
Amortization of deferred financing fees	0.6	1.6	2.6
Change in deferred income taxes	(1.8)	52.6	0.5
Asset impairments and other restructuring charges	—	6.4	25.3
Minority interest	0.8	1.2	1.5
Preferred stock dividend	0.1	—	—
Cumulative effect of change in accounting principle	—	—	554.4
Gain (loss) on sale of assets and businesses	0.3	(0.4)	(0.3)
Changes in operating assets and liabilities:
Receivables	28.5	(13.7)	1.3
Inventories	7.1	(4.0)	(21.1)
Prepaid expenses and other	(0.7)	5.2	(6.3)
Accounts payable and accrued liabilities	18.8	(6.9)	25.1
Chapter 11 items:
Reorganization items	—	45.0	27.9
Fresh start accounting adjustments	—	(63.1)	—
Extraordinary gain on debt discharge	—	(1,076.7)	—
Accrued interest on Credit Agreement	—	16.9	25.9
Payments related to Chapter 11 Filings	(22.3)	(22.4)	(36.8)

Cash provided by operating activities	44.4	31.1	49.6

Cash flows from investing activities:
Purchase of property, plant, equipment and tooling	(19.5)	(26.3)	(44.8)
Purchase of equipment previously leased	—	(23.6)	—
Proceeds from sale of assets and businesses	—	0.8	9.0
Purchase of businesses	—	—	(7.2)

Cash used for investing activities	(19.5)	(49.1)	(43.0)

Cash flows from financing activities:
Change in borrowings under DIP Facility	—	(49.9)	5.8
Repayment of note payable	—	(2.0)	—
Net repayments on bank borrowings	(65.0)	(9.8)	(17.6)
Proceeds from New Senior Notes, net of discount and related fees	—	242.8	—
Proceeds from New Term Loan, net of related fees	—	436.1	—
Prepetition Lenders’ Payment amount	—	(477.3)	—
Payment to holders of Old Senior Notes	—	(13.0)	—

Cash provided by (used for) financing activities	(65.0)	126.9	(11.8)
Effect of exchange rate changes on cash and cash Equivalents	1.6	4.1	3.7

Increase(decrease) in cash and cash equivalents	(38.5)	113.0	(1.5)
Cash and cash equivalents at beginning of period	179.1	66.1	45.2

Cash and cash equivalents at end of period	$140.6	$179.1	$43.7

Supplemental data:
Cash paid for interest	$2.0	$5.8	$6.3
Cash paid for income taxes	$6.5	$2.9	$3.3

See accompanying notes to consolidated financial statements.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Two Months Ended July 31, 2003, Four Months Ended May 31, 2003 and
Six Months Ended July 31, 2002
(Unaudited)
(Millions of Dollars Unless Otherwise Stated)

(1)	Description of Business, Chapter 11 Filings and Emergence from Chapter 11

      These financial statements should be read in conjunction with the financial statements included in the Annual Report on Form 10-K for Hayes Lemmerz International, Inc. (“Old Hayes”) for the fiscal year ended January 31, 2003 as filed with the Securities and Exchange Commission (“SEC”) on April 2, 2003.

Description of Business

      Unless otherwise indicated, references to “Company” mean (i) prior to the effectiveness of Old Hayes’ Plan of Reorganization (as defined below) and the related restructuring, to Old Hayes and its consolidated subsidiaries (the “Predecessor”), and (ii) after the effectiveness of Old Hayes’ Plan of Reorganization and the related restructuring, to HLI Operating Company, Inc. and its consolidated subsidiaries (the “Successor”). References to fiscal year means the Company’s year commencing on February 1 of that year and ending on January 31 of the following year (i.e., “fiscal 2003” refers to the period beginning February 1, 2003 and ending January 31, 2004, “fiscal 2002” refers to the period beginning February 1, 2002 and ending January 31, 2003).

      The Company is a leading supplier of wheels, wheel-end attachments, aluminum structural components and automotive brake components. The Company is the world’s largest manufacturer of automotive wheels. In addition, the Company also designs and manufactures wheels and brake components for commercial highway vehicles, and powertrain components and aluminum non-structural components for the automotive, commercial highway, heating and general equipment industries.

Chapter 11 Filings

      On December 5, 2001, Old Hayes, 30 of its wholly-owned domestic subsidiaries and one wholly-owned Mexican subsidiary (collectively, the “Debtors”) filed voluntary petitions for reorganization relief (the “Chapter 11 Filings” or the “Filings”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

      On December 16, 2002, certain of the Debtors filed a proposed joint plan of reorganization with the Bankruptcy Court. On April 9, 2003, the Debtors filed a modified first amended joint plan of reorganization (the “Plan of Reorganization”) which received the requisite support from creditors authorized to vote thereon. The following five Debtors were not proponents of the Plan of Reorganization and are not subject to the terms thereof: HLI Netherlands Holdings, Inc., CMI Quaker Alloy, Inc., Hayes Lemmerz Funding Company, LLC, Hayes Lemmerz Funding Corporation, and Hayes Lemmerz International Import, Inc. (collectively, the “Non-reorganizing Debtors”).

      The Plan of Reorganization provided for the cancellation of the existing common stock of Old Hayes and the issuance of cash, new common stock in the reorganized company and other property to certain creditors of Old Hayes in respect of certain classes of claims. The Plan of Reorganization was confirmed by an order of the Bankruptcy Court on May 12, 2003, which order has become final and non-appealable.

Emergence from Chapter 11

      On June 3, 2003 (the “Effective Date”), Old Hayes and each of the 27 Debtors proposing the Plan of Reorganization emerged from Chapter 11 proceedings pursuant to the Plan of Reorganization, which was confirmed by an order of the Bankruptcy Court on May 12, 2003, which order has become final and non-appealable. The Non-reorganizing Debtors were not proponents of the Plan of Reorganization and are

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

not subject to the terms thereof. On June 3, 2003, the Bankruptcy Court entered an order dismissing the Chapter 11 Filings of the Non-reorganizing Debtors.

      Pursuant to the Plan of Reorganization, Old Hayes caused the formation of (i) a new holding company, HLI Holding Company, Inc., a Delaware corporation (“HoldCo”), (ii) HLI Parent Company, Inc., a Delaware corporation and a wholly owned subsidiary of HoldCo (“ParentCo”), and (iii) HLI Operating Company, Inc, a Delaware corporation and a wholly owned subsidiary of ParentCo (“HLI”). On the Effective Date, (i) HoldCo was renamed Hayes Lemmerz International, Inc. (“New Hayes”), (ii) New Hayes contributed to ParentCo 30,0000,000 shares of its common stock, par value $.01 per share (the “New Common Stock”), and 957,447 series A warrants and 957,447 series B warrants to acquire New Common Stock of New Hayes (the “Series A Warrants” and “Series B Warrants,” respectively), (iii) ParentCo in turn contributed such shares of New Common Stock and Series A Warrants and Series B Warrants to HLI and (iv) pursuant to an Agreement and Plan of Merger, dated as of June 3, 2003 (the “Merger Agreement”), between Old Hayes and HLI, Old Hayes was merged with and into HLI (the “Merger”), with HLI continuing as the surviving corporation.

      Pursuant to the Plan of Reorganization and as a result of the Merger, all of the issued and outstanding shares of common stock, par value $.01 per share, of Old Hayes (the “Old Common Stock”), and any other outstanding equity securities of Old Hayes, including all options and warrants, were cancelled. The holders of the existing voting common stock of Old Hayes immediately before confirmation did not receive any voting shares of the emerging entity or any other consideration under the Plan of Reorganization as a result of their ownership interests of the Predecessor. This represented a complete change of control in the ownership of Old Hayes. Promptly following the Merger, HLI distributed to certain holders of allowed claims, under the terms of the Plan of Reorganization, an amount in cash, the New Common Stock, the Series A Warrants, the Series B Warrants and the Preferred Stock (as defined below). Prior to the Merger, the Old Common Stock was registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In reliance on Rule 12g-3(a) of the Exchange Act, by virtue of the status of New Hayes as a successor issuer to Old Hayes, the New Common Stock is deemed registered under Section 12(g) of the Exchange Act. The Company filed a Form 15 with the SEC to terminate the registration of the Old Common Stock under the Exchange Act.

      Pursuant to the terms of the Plan of Reorganization, HLI issued 100,000 shares of Preferred Stock, par value $1.00, of HLI (the “Preferred Stock”) to the holders of certain allowed claims. In accordance with the terms of the Preferred Stock, the shares of Preferred Stock are, at the holder’s option, exchangeable into a number of fully paid and nonassessable shares of New Common Stock equal to (i) the aggregate liquidation preference of the shares of Preferred Stock so exchanged ($100 per share plus all accrued and unpaid dividends thereon (whether or not declared) to the exchange date) divided by (ii) 125% of the “Emergence Share Price.” As determined pursuant to the terms of the Plan of Reorganization, the Emergence Share Price is $18.50.

      In connection with the Debtors’ emergence from Chapter 11, on the Effective Date, HLI entered into a $550.0 million senior secured credit facility (the “New Credit Facility”). The New Credit Facility consists of a $450.0 million six-year amortizing term loan (the “New Term Loan”) and a five-year $100.0 million revolving credit facility (the “Revolving Credit Facility”). In addition, HLI issued on the Effective Date an aggregate of $250.0 million principal amount of 10 1/2% senior notes due 2010 (the “New Senior Notes”). The proceeds from the initial $450.0 million of borrowings under the New Credit Facility and the net proceeds from the New Senior Notes were used to make payments required under the Plan of Reorganization, including the repayment of the Company’s DIP Facility and a payment of $477.3 million to certain prepetition lenders, to pay related transaction costs and to refinance certain debt. See Notes (11) and (12).

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reorganization Items

      Reorganization items as reported in the consolidated statements of operations included herein are comprised of income, expense and loss items that were realized or incurred by the Debtors as a direct result of the Company’s decision to reorganize under Chapter 11. During the one month and four months ended May 31, 2003 and the three months and six months ended July 31, 2002, respectively, reorganization items were as follows (millions of dollars):

	Predecessor

	One Month	Four Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	May 31, 2003	May 31, 2003	July 31, 2002	July 31, 2002

Critical employee retention plan provision	$10.5	$11.7	$2.7	$5.2
Estimated accrued liability for rejected prepetition leases and contracts	—	—	(3.0)	9.5
Professional fees directly related to the Filings	19.3	30.8	7.0	14.6
Creditors’ Trust obligation	2.0	2.0	—	—
Settlement of prepetition liabilities	—	—	(1.2)	(1.2)
Other	0.1	0.5	(0.1)	(0.2)

Total	$31.9	$45.0	$5.4	$27.9

      On May 30, 2002, the Bankruptcy Court entered an order approving, among other things, the critical employee retention plan (the “CERP”) filed with the Bankruptcy Court in February 2002 which was designed to compensate certain critical employees in order to assure their retention and availability during the Company’s restructuring. The plan has two components which (i) rewarded critical employees who remained with the Company (and certain affiliates of the Company who are not directly involved in the restructuring) during and through the completion of the restructuring (the “Retention Bonus”) and (ii) provided additional incentives to a more limited group of the most senior critical employees if the enterprise value upon completing the restructuring exceeded an established baseline (the “Restructuring Performance Bonus”).

      Thirty-five percent, or approximately $3.0 million, of the Retention Bonus was paid on October 1, 2002. The remaining portion of the Retention Bonus of approximately $5.9 million was paid on June 13, 2003. Further, the Restructuring Performance Bonus provided under the CERP was paid after the consummation of the restructuring as discussed below.

      Based on Old Hayes’ compromise total enterprise value of $1,250.0 million as confirmed by the Bankruptcy Court, the aggregate amount of the Restructuring Performance Bonus is $12.1 million. Of the aggregate $12.1 million, approximately $6.0 million was paid in cash on July 1, 2003, and approximately $2.0 million was paid on August 28, 2003 as determined by New Hayes’ Board of Directors. The remaining portion of the Restructuring Performance Bonus was paid in 215,935 shares of restricted units of New Hayes on July 28, 2003. Pursuant to provisions contained in the CERP, the restricted units will vest as follows, subject to the participant’s continued employment:

•	one half of the restricted units will vest on the later of (i) the first date (the “Minimum Valuation Date”) upon which the average trading price for the New Common Stock during any consecutive 10 trading-day period is 80% or greater of the Emergence Share Price and (ii) the first anniversary of the Effective Date, and

•	one half of the restricted units will vest on the later of (i) the Minimum Valuation Date and (ii) the second anniversary of the Effective Date; and

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	any unvested restricted units will vest on the third anniversary of the Effective Date, if the participant is employed by the Company or a subsidiary on such date.

      Cash payments with respect to other reorganization items consisted primarily of professional fees and cure payments and were approximately $10.4 million and $21.2 million during the two months ended July 31, 2003 and the four months ended May 31, 2003, respectively, and $11.0 million during the first six months of fiscal 2002.

(2)     Basis of Presentation and Stock-Based Compensation

Basis of Presentation

      As discussed in Note 1, Old Hayes filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in December 2001. Upon emergence from Chapter 11, New Hayes and the Company implemented fresh start accounting principles pursuant to American Institute of Certified Public Accountants (“AICPA”) Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). See Note (3), Fresh Start Accounting.

      As a result of the application of fresh start accounting on May 31, 2003, and in accordance with SOP 90-7, the post-emergence financial results of the Company for the period ending July 31, 2003 are presented as the “Successor” and the pre-emergence financial results of the Company for the period ending May 31, 2003 are presented as the “Predecessor”. Comparative financial statements do not straddle the emergence date because in effect the Successor Company represents a new entity. Per share and share information for the Predecessor Company for all periods presented on the consolidated statement of operations have been omitted as such information is deemed to be not meaningful.

      The accompanying consolidated financial statements of the Predecessor have been prepared in accordance with SOP 90-7 and on a going concern basis. Continuing as a going concern contemplates continuity of operations, realization of assets, and payment of liabilities in the ordinary course of business. The accompanying consolidated financial statements do not reflect adjustments that might result if the Company is unable to continue as a going concern. The Company’s recent history of significant losses, deficit in stockholders’ equity and issues related to non-compliance with debt covenants, raise substantial doubt about the Company’s ability to continue as a going concern. Continuing as a going concern is dependent upon, among other things, the success of future business operations and the generation of sufficient cash from operations and financing sources to meet the Company’s obligations. SOP 90-7 requires the segregation of liabilities subject to compromise by the Bankruptcy Court as of the bankruptcy filing date, and identification of all transactions and events that are directly associated with the reorganization of the Predecessor.

      The Company’s unaudited interim consolidated financial statements do not include all of the disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the interim period results have been included. Operating results for the interim periods presented in fiscal 2003 are not necessarily indicative of the results that may be expected for the full fiscal year ending January 31, 2004.

Stock-Based Compensation

      New Hayes accounts for its stock-based compensation in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. New Hayes follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Compensation,” and discloses pro forma net income (loss) and pro forma earnings (loss) per share as if employee stock option grants were treated as compensation expense using the fair-value-based method defined in SFAS No. 123.

      In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123.” This Statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements.

      On July 28, 2003, New Hayes granted 1,887,162 stock options and 1,258,107 restricted units to certain employees and officers of the Company (excluding those restricted shares granted under the CERP), and 65,455 options and 43,637 restricted units to non-employee members of New Hayes’ Board of Directors under the Long-Term Incentive Plan (see Note (8)). There would be no additional compensation cost as a result of applying SFAS No. 123, since the issuance of the stock based awards coincided with the end of the quarter.

Successor

Two Months
Ended
July 31, 2003

Net loss attributable to common stock:
As reported	$(13.7)
Pro forma	(13.7)
Basic and diluted loss per share:
As reported	$(23.22)
Pro forma	(23.22)

      As of the Effective Date, all options under the Predecessor Company’s stock option plans were cancelled and those plans were terminated. Accordingly, no pro forma net income (loss) or pro forma earnings (loss) per share have been presented for any of the stock options granted under those terminated plans.

(3)     Fresh Start Accounting

      Pursuant to SOP 90-7, the accounting for the effects of Old Hayes’ reorganization occurred once the Plan of Reorganization was confirmed by the Bankruptcy Court and there were no remaining contingencies material to completing the implementation of the plan. The fresh start accounting principles pursuant to SOP 90-7 provide, among other things, for the Company to determine the value to be assigned to the equity of the Company as of a date selected for financial reporting purposes. As discussed in Note (1), the Debtors emerged from Chapter 11 on June 3, 2003, and the Company has selected May 31, 2003 for financial reporting purposes as the date to implement fresh start accounting principles.

      Pursuant to SOP 90-7, the results of operations of the Company ended May 31, 2003 include (i) a pre-emergence extraordinary gain of $1,076.7 million resulting from the discharge of debt and other liabilities under the Plan of Reorganization; (ii) pre-emergence charges to earnings of $25.9 million recorded as Reorganization items related to certain costs and expenses resulting from the Plan of Reorganization becoming effective; and (iii) a pre-emergence pre-tax gain of $63.1 million ($17.1 million, net of tax) resulting from the aggregate remaining changes to the net carrying value of the Company’s pre-emergence assets and liabilities to reflect the fair values under fresh start accounting.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s compromise total enterprise value is $1,250.0 million, with a total value for common equity of $553.7 million, including the estimated fair value of New Hayes’ Series A Warrants and Series B Warrants contributed to the Company, and excluding the estimated fair value of the Preferred Stock issued on the Effective Date. Under fresh start accounting, the compromise total enterprise value has been allocated to the Company’s assets based on their respective fair values in conformity with the purchase method of accounting for business combinations in accordance with SFAS No. 141, “Business Combinations;” any portion not attributed to specific tangible or identified intangible assets has been recorded as an indefinite-lived intangible asset referred to as “reorganization value in excess of amounts allocable to identifiable assets” and reported as goodwill. The valuations required to determine the fair value of certain of the Company’s assets as presented below represent the results of the valuation procedures performed by the Company’s valuation specialist at May 31, 2003.

Valuation of Compromise Total Enterprise Value and Reorganization Value in Excess of Amounts Allocable to Identifiable Assets (Goodwill)

      The compromise total enterprise value (reorganization value) represents the amount of resources available, or that become available, for the satisfaction of post-petition liabilities and allowed claims, as negotiated between the Debtors and the creditors (the “interested parties”). This value along with other terms of the Plan of Reorganization were determined only after extensive arms-length negotiations amongst the interested parties. Each interested party developed its view of what the value should be based primarily upon expected future cash flows of the business after emergence from Chapter 11, discounted at rates reflecting perceived business and financial risks. This value is viewed as the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the Company immediately after restructuring.

      The amount of reorganization value in excess of amounts allocated to identifiable assets (goodwill) is a function of compromise total enterprise value. While the Company believes that the compromise total enterprise value approximates fair value, differences between the methodology used in testing for goodwill impairment, as discussed in Note (6), and the negotiated value could adversely impact the Company’s future results of operations.

      The consolidated balance sheet presented below gives effect to the Plan of Reorganization and the application of fresh start accounting at May 31, 2003.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

REORGANIZED CONDENSED CONSOLIDATED BALANCE SHEET

May 31, 2003

(Millions of dollars)
(Unaudited)

	Predecessor	Discharge of						Successor
	May 31,	Debt and Exit		Cancellation of		Fresh Start		May 31,
	2003	Financing		Old Equity		Adjustments		2003

ASSETS
Current assets:
Cash and cash equivalents	$89.3	$89.8	(a)	$—		$—		$179.1
Receivables	299.9	—		—		—		299.9
Inventories	186.0	—		—		5.2	(j)	191.2
Prepaid expenses and other	27.0	1.3	(b)	—		(7.8	)(k)	20.5

Total current assets	602.2	91.1		—		(2.6)		690.7
Property, plant and equipment, net	959.7	54.0	(c)	—		(95.3	)(l)	918.4
Old goodwill	198.3	—		—		(198.3	)(m)	—
New goodwill	—	—		—		390.9	(n)	390.9
Intangible assets	103.8	—		—		121.9	(o)	225.7
Other assets	60.9	19.9	(d)	—		0.4	(k)(l)	81.2

Total assets	$1,924.9	$165.0		$—		$217.0		$2,306.9

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
DIP facility	$59.7	$(59.7	)(e)	$—		—		$—
Bank borrowings and other notes	13.0	—		—		—		13.0
Current portion of long-term debt	39.6	4.5	(f)	—		—		44.1
Accounts payable and accrued Liabilities	303.8	33.6	(g)	—		9.1	(k)(p)	346.5

Total current liabilities	416.1	(21.6)		—		9.1		403.6
Long-term debt, net of current portion	62.0	31.0	(f)	—		—		93.0
New Term Loan	—	445.5	(f)	—		—		445.5
New Senior Notes, net of discount	—	248.5	(f)	—		—		248.5
Pension and other long-term liabilities	343.5	0.5	(g)	—		195.5	(k)(p)	539.5
Minority interest	17.8	—		—		(4.7	)(q)	13.1
Liabilities subject to compromise	2,153.4	(2,153.4	)(h)	—		—		—
Commitments and contingencies
Stockholders’ equity (deficit):
New Common Stock	—	—	(f)	—		—		—
New additional paid-in capital	—	553.7	(f)	—		—		553.7
New Preferred Stock	—	10.0	(f)	—		—		10.0
Old Common Stock	0.3	—		(0.3	)(i)	—		—
Old additional paid in capital	235.1	—		(235.1	)(i)	—		—
Old common stock in treasury at cost	(25.7)	—		25.7	(i)	—		—
Accumulated deficit	(1,201.8)	1,050.8	(h)	209.7	(i)	(58.7	)(m)	—
Accumulated other comprehensive loss	(75.8)	—		—		75.8	(m)	—

Total stockholders’ equity (deficit)	(1,067.9)	1,614.5		—		17.1		563.7

Total liabilities and stockholders’ equity (deficit)	$1,924.9	$165.0		$—		$217.0		$2,306.9

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Adjustments reflected in the reorganized condensed consolidated balance sheet are as follows:

a) Represents adjustment to reflect a portion of the proceeds from the New Senior Notes and the New Credit Facility, net of a $13.0 million cash payment to former holders of the Company’s 11 7/8% senior notes due 2006 (the “Old Senior Notes”).

b) Represents escrowed property taxes and insurance required in connection with exit financing.

c) Represents capitalization of $54.0 million of assets resulting from repayment or refinancing of certain synthetic leases.

d) Represents recognition of debt issuance costs recorded as other assets consisting of fees and expenses of the New Credit Facility of $13.9 million, and fees and expenses of the New Senior Notes of $6.0 million.

e) Represents repayment of the DIP Facility on the Effective Date.

f) Represents new capitalization structure after giving effect to the Plan of Reorganization. The Company recorded the contributed Series A Warrants and Series B Warrants at fair value. New Hayes also determined that its Series A Warrants and Series B Warrants met the criteria for classification as liabilities. As such, they will be measured at fair value at each reporting period with changes in fair value recognized in interest expense in the consolidated financial statements of New Hayes. The Company also has recorded the redeemable preferred stock of HLI at fair value which equals the stated liquidation preference. The fair value of the redeemable preferred stock was $10.0 million and the Series A Warrants and Series B Warrants fair value was approximately $9.3 million at emergence. The Series A Warrants and Series B Warrants were valued utilizing the Black-Scholes model that requires the estimation of several variables in the formula. The redeemable preferred stock of HLI was valued using a “market/capitalization approach” that capitalizes the dividend stream of similar instruments issued by a comparative group using capitalization rates that reflect prevailing market yields. The use of this approach provides a range of possible fair values. This range was evaluated by the Company before it selected a capitalization rate of 8% which approximated the mean rate of the comparative group. The use of different valuation techniques could have resulted in different conclusions of the fair value of these instruments.

g) Represents accrual or settlement of short- and long-term liabilities upon emergence under the Plan of Reorganization as follows (millions of dollars):

Accrual of contingent professional fees	$8.5
Accrual of the portion of the Restructuring Performance Bonus component of the CERP to be paid in cash	9.0
Accrual of obligation to fund the Creditors’ Trust	1.5
Payment of accrued professional fees	(13.1)
Payment of accrued interest on the DIP Facility	(0.4)
Deferral of cure payments for assumed contracts and other priority and administrative claims	19.2
Accrual of state tax liability for restructuring transactions upon emergence	6.5
Other accrued liabilities incurred upon emergence	2.9

Net adjustment to accounts payable, accrued liabilities, and pension and other long-term liabilities	$34.1

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

h) Represents the elimination of pre-petition liabilities discharged under the Plan of Reorganization as follows (millions of dollars):

Liabilities subject to compromise	$2,153.4
Form of settlement:
Issuance of New Common Stock of New Hayes	(544.4)
Issuance of New Preferred Stock of HLI	(10.0)
Issuance of Series A Warrants and Series B Warrants of New Hayes	(9.3)
Repayment of remaining Old Senior Note proceeds	(13.0)
Prepetition Lenders’ Payment Amount	(477.3)
Amounts reclassified to accounts payable and accrued liabilities for certain estimated cure payments with respect to assumption of prepetition executory contracts and unexpired leases, and other priority and administrative claims	(22.7)

Gain on discharge of debt	1,076.7
Accrual of estimated contingent professional fees, cash portion of the Restructuring Performance Bonus, Creditors’ Trust obligation and tax expense related to restructuring activities	(25.9)

Net adjustment to accumulated deficit	$1,050.8

i) Represents cancellation of Old Common Stock under fresh start accounting.

j) Represents adjustment to reflect the increase in the fair value of inventory under fresh start accounting. Work-in-process and finished goods were valued at the expected selling price less costs to complete, selling and disposal cost and a normal profit. Raw materials and supplies were valued using the cost approach.

k) Represents the adjustment of deferred tax assets and liabilities resulting from fair value adjustments under fresh start accounting as follows:

Prepaid expenses and other	$(7.8)
Other assets	4.5
Accounts payable and accrued liabilities	(2.4)
Pension and other long-term liabilities	(46.3)

Net adjustment	$(52.0)

l) Primarily represents net adjustments to reflect the decrease of property, plant, equipment and tooling to fair value under fresh start accounting based on results of valuation procedures performed by the Company’s valuation specialist. The valuation methodologies employed included the use of the market value and replacement cost approach for personal property and the use of the cost, income and sales comparison approaches for real property.

m) Represents elimination of pre-emergence goodwill, equity accounts and retained earnings under fresh start accounting.

n) Represents new goodwill resulting from the excess of reorganization value over the amounts allocable to the fair value of identifiable assets and liabilities.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The allocation of compromise enterprise value and goodwill was as follows:

Assets:
Current assets	$690.7
Property, plant and equipment	918.4
Goodwill	390.9
Intangible assets	225.7
Other assets	81.2
Liabilities:
Current liabilities	403.6
Other long-term liabilities	1,339.6
New Preferred Stock	10.0

New common equity	553.7
Assumed obligations:
New Term Loan, including current portion	450.0
New Senior Notes, net of discount	248.5
New Preferred Stock	10.0
Other assumed obligations, net of excess cash	(12.2)

Total compromise enterprise value	$1,250.0

o) Represents adjustment of $121.9 million to reflect the fair value of identified intangible assets based on results of valuation procedures performed by the Company’s valuation specialist. See Note (6) for additional disclosure regarding the category of intangibles and a description of the valuation methodology.

p) Primarily reflects the additional liability of $155.2 million under fresh-start accounting for any pension and retiree medical plan costs as determined by the Company’s actuaries. This net additional liability had been deferred pre-emergence in accordance with Statement of Financial Accounting Standards (“SFAS”) Nos. 87 and 106. The actuarial assumptions used in computing the liabilities were as follows:

			International
	North American Plans		Plans

	Pension Benefits	Other Benefits	Pension Benefits

Weighted average assumptions:
Discount Rate	5.75%	5.75%	5.0-5.5%
Expected return on plan assets	8.0	N/A	5.0
Rate of compensation increase	4.75	N/A	2.1

q) Reflects the adjustment to minority interest as a result of fair value adjustments under fresh start accounting.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4)	Inventories

      The major classes of inventory are as follows (millions of dollars):

	Successor	Predecessor

	July 31,	January 31,
	2003	2003

Raw materials	$44.9	$48.3
Work-in-process	40.9	36.5
Finished goods	64.2	56.2
Spare parts and supplies	36.6	35.6

Total	$186.6	$176.6

(5)	Property, Plant and Equipment

      The major classes of property, plant and equipment are as follows (millions of dollars):

	Successor	Predecessor

	July 31,	January 31,
	2003	2003

Land	$39.6	$30.4
Buildings	202.2	256.0
Machinery and equipment	670.1	1,134.5
Capital lease assets:
Land	0.7	—
Buildings	7.7	—
Machinery and equipment	23.1	—

	943.4	1,420.9
Accumulated depreciation	(20.8)	(469.7)

Property, plant and equipment, net	$922.6	$951.2

(6)	Goodwill and Other Intangible Assets

      Effective February 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 requires that goodwill and indefinite-lived intangible assets be reviewed for impairment annually, rather than amortized into earnings. Any impairment to the amount of goodwill existing at the date of adoption is to be recognized as a cumulative effect of a change in accounting principle on that date.

      As a result of applying fresh start accounting, the changes in the net carrying amount of goodwill during the first six months of fiscal 2003 represent the elimination of $198.3 million of the Predecessor’s goodwill, the establishment of $390.9 million of the Successor’s goodwill and the impact of foreign currency translation. Goodwill by segment for the Successor as of July 31, 2003 and for the Predecessor as of January 31, 2003 is presented in Note (13).

      Upon adoption of SFAS No. 142 in fiscal 2002, the Company discontinued amortizing goodwill and indefinite-lived intangible assets into earnings. In connection with the transitional provisions of the Statement, the Company performed an assessment of whether there was an indication that goodwill was impaired as of the adoption date. To accomplish this, the Company determined the carrying value of each

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of its reporting units (i.e., one step below the segment level) by assigning the assets and liabilities, including existing goodwill and intangible assets, to the reporting units on February 1, 2002. As of that date, the Company had unamortized goodwill and other indefinite-lived intangibles of approximately $758.7 million that were subject to the transition provisions of SFAS No. 142. The Company determined the fair value of each reporting unit and compared those fair values to the carrying values of each reporting unit. To the extent the carrying amount of a reporting unit exceeded the fair value of the reporting unit (indicating that goodwill may be impaired), the Company performed the second step of the transitional impairment test. This test was required for five reporting units.

      In the second step, the Company compared the implied fair value of the reporting units’ goodwill with the carrying value of that goodwill, both of which were measured at the adoption date. The implied fair value of goodwill was determined by allocating the fair value of the reporting units to all of the assets (both recognized and unrecognized) and liabilities of the reporting units in a similar manner to a purchase price allocation in accordance with SFAS No. 141, “Business Combinations.” The residual fair value after this allocation was the implied fair value of the reporting units’ goodwill. The carrying amounts of these reporting units exceeded the fair values, and the Company recorded an impairment charge of $554.4 million as of February 1, 2002 as a cumulative effect of a change in accounting principle as described above.

      Intangible assets and goodwill consist of the following (millions of dollars):

	Successor			Predecessor

	July 31, 2003			January 31, 2003

	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

Amortized intangible assets:
Customer relationships and contracts	$159.1	$(1.6)	$157.5	$26.5	$(4.0)	$22.5
Licenses	—	—	—	13.4	(2.4)	11.0
Unpatented technology	33.5	(0.7)	32.8	33.5	(8.8)	24.7
Other	—	—	—	1.9	(1.0)	0.9

	$192.6	$(2.3)	$190.3	$75.3	$(16.2)	$59.1

Non amortized intangible assets:
Tradenames	$38.1			$43.5
Goodwill	$392.9			$191.3

      The Company expects that ongoing amortization expense will approximate between $13 million and $16 million in each of the next five fiscal years.

Valuation of Intangible Assets as a result of “Fresh Start” Accounting

      The Company worked with and relied extensively on the expertise of external valuation consultants in arriving at its assigned values for intangible assets. In management’s opinion, the valuations appear reasonable and appropriate.

Customer Contracts

      Value was based on a review of contracts, award letters and purchase orders in existence for the Company’s Domestic Wheels, Domestic Components, and International Wheels reporting units. At the Company’s International Components and Commercial Highway reporting units, sales are not generated or

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

attributed to contracts but rather to customer relationships and therefore contracts were not valued. Value was determined on economic profits which exceeded a fair return on assets employed. The amortization period is based on the remaining contract terms.

Customer Relationships

      This refers to likely new business from existing customers that is not currently booked. Automotive suppliers often receive future business as a result of being the incumbent on a program. Management and its outside valuation consultants had discussions on expected future business based on historic relationships and trends. Economic profit was based on expected future sales with a growth rate of 2% less projected contract sales. The amortization period was based on a review of historical data and discounting of cash flows. The International Components and Commercial Highway valuations were based on a review of projections provided which identified sales generated by existing customers with an attrition rate provided for loss of customers and indicated that no intangible asset existed for these reporting units.

     Trade Names

      The Hayes Lemmerz trade name was valued using a royalty savings method. It assumes a third party would be willing to pay for the use of a name which represents a cost savings to the Company. Our outside valuation consultants identified other licensing agreements similar to ones that could be used by the Company as a benchmark for royalty rates. Using this data and historical use of the Company’s name, premiums earned on our products, excess earnings analysis and projected profitability identified that the International Wheels reporting unit could economically support a trade name. The name is a perpetual, non-wasting asset and therefore an indefinite life was assigned.

     Technology

      Discussions were held between management and the external valuation consultant to identify specific technologies valuable to a potential acquirer. Additional discussions were then held with product development and engineering personnel to gain an understanding of the distinctiveness, development stage, third party agreements, royalty rates charged, and expected remaining useful life of each technology. The technologies were valued using a royalty savings method applied to sales projections for 2003 through 2007. Royalty rates were determined based on a review of discussions between management and the external valuation consultant and a review of royalty data for similar or comparable technologies. The amortization periods are based on the expected useful lives of the product or product program to which the technology relates.

(7)     Asset Impairments and Other Restructuring Charges

      The Company recorded asset impairment losses and other restructuring charges of $6.4 million in the Predecessor four months ended May 31, 2003 and $25.3 million in the Predecessor six months ended July 31, 2002.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Asset impairments and other restructuring charges by segment were as follows:

	Predecessor

	Four Months Ended May 31, 2003

	Automotive
	Wheels	Components	Other	Total

Impairment of manufacturing facilities	$0.5	$0.1	$—	$0.6
Impairment of machinery, equipment and tooling	1.5	3.3	—	4.8
Facility closure costs	0.9	—	—	0.9
Severance and other restructuring costs	0.1	—	—	0.1

Total	$3.0	$3.4	—	6.4

	Predecessor

	Six Months Ended July 31, 2002

	Automotive
	Wheels	Components	Other	Total

Impairment of manufacturing facilities	$—	$0.3	$—	$0.3
Impairment of machinery, equipment and tooling	16.5	0.8	—	17.3
Facility closure costs	6.7	—	—	6.7
Severance and other restructuring costs	0.5	—	0.5	1.0

Total	$23.7	$1.1	$0.5	$25.3

Impairment of Facilities

      During the first quarter of fiscal 2003, the Predecessor Company recorded asset impairment losses of $0.6 million to write down the fair value of its Petersburg, Michigan facility and its Thailand greenfield site based on current real estate market conditions. These non-operating facilities are currently held for sale by the Company at July 31, 2003. The Thailand greenfield site was subsequently sold by the Company in August 2003.

      During the second quarter of fiscal 2002, an impairment charge of $0.3 million was recorded to write down the Petersburg facility to fair value based on real estate market conditions at that time.

Impairment of Machinery, Equipment and Tooling

      In May 2003, the Predecessor Company recorded asset impairment losses of $1.6 million on certain machinery and equipment in its Components segment due primarily to a change in management’s plan for the future use of idled machinery and equipment. Such investments in fixed assets were written down to fair value based on the expected scrap value, if any, of such machinery and equipment.

      During the first quarter of fiscal 2003, the Company recorded asset impairment losses of $1.5 million on certain machinery and equipment in its Automotive Wheels segment and $1.7 million in its Components segment due primarily to a change in management’s plan for the future use of idled machinery and equipment. Such investments in fixed assets were written down to fair value based on the expected scrap value, if any, of such machinery, equipment and tooling.

      In the second quarter of fiscal 2002, the Company determined, based on its most recent sales projections for the facility, that its current estimate of the future undiscounted cash flows from its manufacturing facility in La Mirada, California will not be sufficient to recover the carrying value of the

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

facility’s fixed assets and production tooling. Accordingly, the Company recorded an estimated impairment loss of $15.5 million in the second quarter of fiscal 2002 on those assets.

      During the second quarter of fiscal 2002, the Company also recognized asset impairment losses of $1.8 million on certain machinery and equipment due primarily to a change in management’s plan for the future use of idled machinery and equipment.

Facility Closures

      During the first four months of fiscal 2003, the Predecessor Company recognized additional restructuring charges of $0.9 million related to the closure of its Bowling Green, Kentucky facility. These charges relate to additional plant closure costs and terminated employee health care benefits. Of these and other closure costs previously recognized, approximately $1.8 million remain unpaid as of July 31, 2003 and are expected to be paid during fiscal 2003.

      In February 2002, the Company committed to a plan to close its manufacturing facility in Somerset, Kentucky. In connection with the closure of the Somerset facility (which commenced during February 2002), the Company recorded an estimated restructuring charge of $6.7 million in the first quarter of fiscal 2002. This charge included amounts related to lease termination costs and other closure costs including security and maintenance costs subsequent to the shut down date. The amount of the charge related to leases was $3.5 million and was classified as a liability subject to compromise until May 31, 2003. The lease termination costs were ultimately discharged under the Plan of Reorganization upon emergence from Chapter 11. Of the other closure costs, approximately $1.1 million remained unpaid as of July 31, 2003 and are expected to be paid during fiscal 2003.

Facility Exit Cost and Severance Accruals

      The following table describes the activity in the balance sheet accounts affected by the severance and other restructuring charges noted above during the six months ended July 31, 2003 (millions of dollars):

		Severance
	January 31,	and Other			July 31,
	2003	Restructuring		Cash	2003
	Accrual	Charges	Reclassification	Payments	Accrual

Facility exit costs	$12.6	$0.9	$(7.5)	$(2.8)	$3.2
Severance	4.0	0.1	—	(2.3)	1.8

	$16.6	$1.0	$(7.5)	$(5.1)	$5.0

      Of the facility exit costs accrued as of January 31, 2003, $7.5 million relates to lease termination costs which were reclassified to liabilities subject to compromise and ultimately discharged under the Plan of Reorganization upon emergence from Chapter 11.

(8)     Long-Term Incentive Plan

      Upon the Effective Date, all options under the Predecessor Company’s stock option plans were cancelled and those plans were terminated in accordance with the Plan of Reorganization.

      In conjunction with the Plan of Reorganization, Old Hayes filed a proposed Long-Term Incentive Plan with the Bankruptcy Court. The Long-Term Incentive Plan was approved by the Bankruptcy Court on May 12, 2003 in connection with the confirmation of the Plan of Reorganization, and in accordance with Section 303 of the Delaware General Corporation Law, such approval constituted stockholder approval of the Long-Term Incentive Plan. The Long-Term Incentive Plan became effective on July 23,

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2003, the date that the Plan was approved by New Hayes’ Board of Directors. No award may be granted under the Long-Term Incentive Plan after July 23, 2013.

      The Long-Term Incentive Plan provides for the grant of incentive stock options (“ISO’s”), stock options that do not qualify as ISOs, restricted shares of common stock, and restricted stock units (collectively, the “awards”). The number of shares subject to awards under the Long-Term Incentive Plan is 3,734,554 (subject to adjustment in certain circumstances as provided for in the plan). Any officer, director or key employee of the Company or any of its subsidiaries is eligible to be designated a participant in the Long-Term Incentive Plan.

      On July 28, 2003, New Hayes granted 1,887,162 stock options and 1,258,107 restricted units to certain employees and officers of the Company, and 65,455 options and 43,637 restricted units to non-employee members of New Hayes’ Board of Directors. The exercise price of the stock options was $13.93 per share. The stock options granted to certain employees and officers of the Company vest 25% per year over a four-year period. The restricted units granted to certain employees and officers of the Company vest one third after three years and the remaining two thirds after four years. The stock options and restricted units granted to the non-employee directors vest over a two-year period.

      As a result of issuing the restricted units discussed above, and the restricted units issued under the CERP (see Note (1)), the Company recorded deferred compensation expense of $21.1 million which will be recognized in results of operations over the respective vesting periods.

(9)     Earnings (Loss) Per Share

      Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are computed by dividing net income (loss) by the diluted weighted average shares outstanding. Diluted weighted average shares assume the exercise of stock options and warrants, so long as they are not anti-dilutive.

      Shares outstanding for the two months ended July 31, 2003 were as follows (thousands of shares):

Weighted average shares outstanding	590
Dilutive effect of options and warrants	—

Diluted shares outstanding	590

      For the two month period ended July 31, 2003, all options and warrants were excluded from the calculation of diluted earnings (loss) per share as the effect was anti-dilutive due to the net loss before cumulative effect of change in accounting principle and extraordinary gain on debt discharge reflected for such periods.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(10)     Comprehensive Income (Loss)

      The components of comprehensive income (loss) for the two months ended July 31, 2003, the four months ended May 31, 2003 and the six months ended July 31, 2002 are as follows (millions of dollars):

	Successor	Predecessor

	Two Months	Four Months	Six Months
	Ended	Ended	Ended
	July 31, 2003	May 31, 2003	July 31, 2002

Net income (loss) attributable to common stock	$(13.7)	$1,043.0	$(615.4)
Currency translation adjustments	12.7	31.4	34.8
Elimination of Predecessor equity accounts under fresh start accounting	—	75.8	—
Reclassification adjustment for amount included in fresh start adjustment	—	(75.8)	—

Total comprehensive income (loss)	$(1.0)	$1,074.4	$(580.6)

(11) Bank Borrowings, Other Notes and Long-Term Debt

Bank Borrowings and Other Notes

      Bank borrowings and other notes of the Successor of $12.2 million at July 31, 2003 consists primarily of short-term revolving credit facilities of the Company’s foreign subsidiaries which bear interest at rates ranging from 1.85% to 14.5%. Bank borrowings and other notes of the Predecessor of $15.8 million at January 31, 2003 consists of short-term revolving credit facilities of the Company’s foreign subsidiaries which bear interest at rates ranging from 2.25% to 10.75%, and a note issued in conjunction with the purchase of the Company’s Wheland foundry which was repaid on March 7, 2003.

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-Term Debt

      Long-term debt consists of the following (millions of dollars):

	Successor	Predecessor
	July 31,	January 31,
	2003	2003

DIP Facility	$—	$49.9
Bank term loan facility maturing February 3, 2005, weighted average interest rate of 8.4% at January 31, 2003.	—	176.8
Bank revolving credit facility maturing through 2005, weighted average interest rate of 6.9% at January 31, 2003.	—	573.8
Various foreign bank and government loans maturing through 2006, weighted average interest rates of 8.0% and 6.1% at July 31, 2003 and January 31, 2003.	31.7	91.3
8 1/4% Senior Subordinated Notes due 2008.	—	224.3
9 1/8% Senior Subordinated Notes due 2007.	—	389.1
11% Senior Subordinated Notes due 2006.	—	239.4
11 7/8% Senior Notes due 2006.	—	300.0
New Term Loan maturing 2009, weighted average interest rate of 5.9%	450.0	—
10 1/2% New Senior Notes, net of discount, due 2010.	248.5	—
Mortgage note payable	22.6	—
Capital lease obligations	17.3	10.7

	770.1	2,055.3
Less current portion of DIP Facility	—	49.9
Less current portion of long-term debt	14.6	—
Less current portion not subject to compromise	—	40.1
Less liabilities subject to compromise	—	1,903.4

Long-term debt	$755.5	$61.9

      As discussed in Note (1), the Debtors emerged from Chapter 11 on June 3, 2003. In connection with the Debtors’ emergence on the Effective Date, HLI entered into a $550.0 million senior secured credit facility (the “New Credit Facility”). The New Credit Facility consists of a $450.0 million six-year amortizing term loan (the “New Term Loan”) and a five-year $100.0 million revolving credit facility (the “Revolving Credit Facility”). In addition, HLI issued on the Effective Date an aggregate of $250.0 million principal amount of 10 1/2% senior notes due 2010 (the “New Senior Notes”). The proceeds from the initial $450.0 million of borrowings under the New Credit Facility and the net proceeds from the New Senior Notes were used to make payments required under the Plan of Reorganization, including the repayment of the Company’s DIP Facility and a payment of $477.3 million to certain prepetition lenders, to pay related transaction costs and to refinance certain debt.

New Credit Facility

      The Term Loan Facility was made available to HLI in a single drawing on the Effective Date, payable in quarterly installments equal to 0.25% of the principal amount outstanding immediately following effectiveness of the Plan of Reorganization with the remaining balance payable on the sixth anniversary of the Effective Date. The Revolving Credit Facility will be available until the fifth anniversary of the

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Effective Date, on which date all loans outstanding under the Revolving Credit Facility will become due and payable.

      The interest rates per annum under the New Credit Facility will, at HLI’s option, be: (A) for the Term Loan, either the LIBOR rate plus 4.75% or the alternate base rate plus 3.75%; and (B) for the Revolving Credit Facility: (i) for the first two fiscal quarters after the closing date of the New Credit Facility, either the LIBOR rate plus 3.50% or the alternate base rate plus 2.50%, and (ii) thereafter, such higher or lower rates determined by reference to New Hayes’ leverage ratio.

      The New Credit Facility contains covenants restricting New Hayes’ ability and the ability of its subsidiaries to issue more debt, pay dividends, repurchase stock, make investments, merge or consolidate, transfer assets and enter into transactions with affiliates. These restrictive covenants are customary for such facilities and subject to certain exceptions. The New Credit Facility also contains certain financial covenants regarding a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio. HLI’s obligations under the New Credit Facility are guaranteed by New Hayes and all of its material direct and indirect domestic subsidiaries.

      As of July 31, 2003, there were no outstanding borrowings and $31.5 million in letters of credit issued under the Revolving Credit Facility. The amount available to borrow under the Revolving Credit Facility at July 31, 2003 was approximately $68.5 million.

New Senior Notes

      HLI issued $250.0 million aggregate principal amount of New Senior Notes on June 3, 2003. The New Senior Notes will mature on June 15, 2010. Interest on the New Senior Notes will accrue at a rate of 10 1/2% per annum and will be payable semi-annually in arrears on June 15 and December 15.

      The New Senior Notes are senior, unsecured obligations of HLI and are effectively subordinated in right of payment to all existing and future secured debt of HLI to the extent of the value of the assets securing that debt, equal in right of payment with all existing and future senior debt of HLI, senior in right of payment to all subordinated debt of HLI.

      Except as set forth below, the New Senior Notes will not be redeemable at the option of HLI prior to June 15, 2007. Starting on that date, HLI may redeem all or any portion of the New Senior Notes, at once or over time, upon the terms and conditions set forth in the senior note indenture agreement (the “Indenture”).

      At any time prior to June 15, 2007, HLI may redeem all or any portion of the New Senior Notes, at once or over time, at a redemption price equal to 100% of the principal amount of the New Senior Notes to be redeemed, plus a specified “make-whole” premium.

      In addition, at any time and from time to time prior to June 15, 2006, HLI may redeem up to a maximum of 35% of the aggregate principal amount of the New Senior Notes with the proceeds of one or more public equity offerings at a redemption price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest.

      The Indenture provides for certain restrictions regarding additional debt, dividends and other distributions, additional stock of subsidiaries, certain investments, liens, transactions with affiliates, mergers, consolidations, and the transfer and sales of assets. The Indenture also provides that a holder of the New Senior Notes may, under certain circumstances, have the right to require that the Company repurchase such holder’s New Senior Notes upon a change of control of New Hayes. The New Senior Notes are unconditionally guaranteed as to the payment of principal, premium, if any, and interest, jointly and severally on a senior, unsecured basis by New Hayes and substantially all of its domestic subsidiaries (see Note (15)).

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Financing

      In addition to the New Credit Facility and New Senior Notes as described above, the Company had other debt financing of $71.6 million as of July 31, 2003. These included borrowings under various foreign debt facilities in an aggregate amount of $31.7 million, capital lease obligations of $17.3 million and a mortgage note payable of $22.6 million.

(12)	Liabilities Subject to Compromise

      The principal categories of claims that were classified as liabilities subject to compromise under the reorganization proceedings are identified below.

Recorded Liabilities

      Prior to emergence, on a consolidated basis, recorded liabilities subject to compromise under the Chapter 11 proceedings consisted of the following (millions of dollars):

	May 31,	January 31,
	2003	2003

Accounts payable and accrued liabilities, principally trade Credit Agreement:	$155.8	$152.1
Term loans	176.8	176.8
Revolving facility	573.8	573.8
Accrued interest	45.2	29.3
Old Senior Notes and Old Senior Subordinated Notes:
Face value	1,152.8	1,152.8
Accrued interest	49.0	49.0

Total	$2,153.4	$2,133.8

      The Bankruptcy Code generally disallows the payment of interest that would otherwise accrue postpetition with respect to unsecured or undersecured claims. The Company continued to record interest expense accruing postpetition with respect to the Company’s Third Amended and Restated Credit Agreement dated as of February 3, 1999 (the “Prepetition Credit Agreement”) because a significant portion of such accrued interest would be an allowed claim as part of the Plan of Reorganization. The amount of such unpaid interest recorded as of May 31, 2003 was $45.2 million, net of the May payment noted below, and was classified as a liability subject to compromise in the consolidated balance sheet as of that date.

      The DIP Facility provided for the postpetition cash payment at certain intervals of interest and fees accruing postpetition under the Company’s Prepetition Credit Agreement, if certain tests are satisfied relating to the liquidity position and earnings of the Company and its subsidiaries, and the repatriation of funds from foreign subsidiaries. On May 1, 2003, a payment of $1.2 million was made for a portion of accrued interest and fees with respect to this provision.

      The Company did not continue to record interest expense accruing postpetition with respect to the Old Senior Notes and the Company’s 11% Senior Subordinated Notes due 2006, 9 1/8% Senior Subordinated Notes due 2007, and 8 1/4% Senior Subordinated Notes due 2008 (the “Old Senior Subordinated Notes”) because such interest would not be an allowed claim as part of the Plan of Reorganization. The amount of such interest accruing postpetition that had not been recorded as of May 31, 2003 and January 31, 2003 was $174.9 million and $136.3 million, respectively. The recorded

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amount of prepetition accrued interest was $49.0 million, which was classified as a liability subject to compromise in the consolidated balance sheets as of May 31, 2003 and January 31, 2003.

Contingent Liabilities

      Contingent liabilities of the Debtors as of the Chapter 11 Filing date are also subject to compromise. The Company is a party to litigation matters and claims that are normal in the course of its operations. Generally, litigation related to “claims,” as defined by the Bankruptcy Code, is stayed. Also, as a normal part of their operations, the Company’s subsidiaries undertake certain contractual obligations, warranties and guarantees in connection with the sale of products or services. Resolution of these matters cannot be predicted with certainty.

(13)	Segment Reporting

      The Company is organized based primarily on markets served and products produced. Under this organization structure, the Company’s operating segments have been aggregated into three reportable segments: Automotive Wheels, Components, and Other. The Other category includes Commercial Highway products, the corporate office and elimination of intercompany activities, none of which meet the requirements of being classified as an operating segment. Earnings (loss) from operations excluding fresh start and reorganization items is used as a non-GAAP measure of the Company’s primary profitability measure because it excludes fresh start accounting adjustments and reorganization items which do not represent normal operating performance of the Company as these items relate only to the Company’s Chapter 11 Filings and emergence.

      The following tables present revenues and other financial information by business segment (millions of dollars):

	Successor

	As of and for the Two Months Ended July 31, 2003

	Automotive
	Wheels	Components	Other	Total

Net sales	$199.3	$110.6	$18.4	$328.3
Earnings (loss) from operations	8.5	(1.4)	(4.7)	2.4
Goodwill	303.2	89.7	—	392.9
Total assets	1,494.2	606.0	143.9	2,244.1

	Predecessor

	Four Months Ended May 31, 2003

	Automotive
	Wheels	Components	Other	Total

Net sales	$403.5	$248.1	$38.2	$689.8
Earnings (loss) from operations	$85.4	$37.2	$(72.1)	$50.5
Reorganization items	(0.1)	0.2	(45.1)	(45.0)
Fresh start adjustments	57.9	27.7	(22.5)	63.1

Earnings (loss) from operations excluding fresh start adjustments and reorganization items	$27.6	$9.3	$(4.5)	$32.4

Asset impairments and other restructuring charges	$(3.0)	$(3.4)	$—	$(6.4)
Extraordinary gain on debt discharge	81.1	58.3	937.3	1,076.7

HLI OPERATING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Predecessor

	As of January 31, 2003

	Automotive
	Wheels	Components	Other	Total

Goodwill	$189.6	$—	$1.7	$191.3
Total assets	1,049.0	546.4	251.2	1,846.6

	Predecessor

	Six Months Ended July 31, 2002

	Automotive
	Wheels	Components	Other	Total

Net sales	$576.0	$364.8	$49.9	$990.7
Earnings (loss) from operations	$(4.7)	$5.2	$(27.7)	$(27.2)
Reorganization items	(9.2)	1.0	(19.7)	(27.9)

Earnings (loss) from operations excluding fresh start adjustments and reorganization items	$4.5	$4.2	$(8.0)	$0.7

Asset impairments and other restructuring charges	$(23.7)	$(1.1)	$(0.5)	$(25.3)
Cumulative effect of change in accounting principle	(127.1)	(342.8)	(84.5)	(554.4)

(14)     Taxes on Income

      Income tax expense was $2.6 million for the Successor two months ended July 31, 2003. This expense is the result of tax related to operations in foreign jurisdictions as well as various states.

      Income tax expense was $60.3 million for the Predecessor four months ended May 31, 2003. This expense is the result of recording deferred tax liabilities related to fresh start accounting adjustments in foreign jurisdictions, $6.5 million of state tax related to the merger between Old Hayes and HLI, and tax related to operations in foreign jurisdictions as well as various states.

      The Company has determined that a valuation allowance is required against all net deferred tax assets in the United States and certain deferred tax assets in foreign jurisdictions. As such, there is no United States federal income tax benefit recorded against current losses.

(15)     Condensed Consolidating Financial Statements

      The following condensed consolidating financial statements present the financial information required with respect to those entities which guarantee certain of the Company’s debt.

      The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company’s share of the subsidiaries’ cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

Guarantor and Nonguarantor Financial Statements

      As further discussed in Notes (1) and (11), in connection with the Plan of Reorganization, HLI issued $250.0 million aggregate principal amount of the New Senior Notes (the “Issuer”). The New Senior Notes are guaranteed by New Hayes and substantially all of its domestic subsidiaries (other than HLI as the issuer of the New Senior Notes) (collectively, the “Guarantor Subsidiaries”). None of the Company’s foreign subsidiaries have guaranteed the New Senior Notes, nor have two of the Company’s domestic subsidiaries owned by foreign subsidiaries of the Company (collectively, the “Nonguarantor Subsidiaries”).

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Successor Company

For the Two Months Ended July 31, 2003
(Millions of dollars)
(Unaudited)

		Guarantor	Nonguarantor
	Issuer	Subsidiaries	Subsidiaries	Eliminations	Total

Net sales	$0.8	$159.5	$173.8	$(5.8)	$328.3
Cost of goods sold	3.9	150.4	150.4	(5.8)	298.9

Gross profit (loss)	(3.1)	9.1	23.4	—	29.4
Marketing, general and administration	2.5	9.1	9.1	—	20.7
Engineering and product development	1.5	1.3	1.4	—	4.2
Equity in (earnings) losses of subsidiaries and joint ventures	8.7	0.3	—	(9.0)	—
Other expense (income), net	0.2	(0.8)	2.7	—	2.1

Earnings (loss) from operations	(16.0)	(0.8)	10.2	9.0	2.4
Interest (income) expense, net	(2.4)	8.5	6.5	—	12.6

Earnings (loss) before taxes on income and minority interest	(13.6)	(9.3)	3.7	9.0	(10.2)
Income tax provision	—	0.5	2.1	—	2.6

Earnings (loss) before minority Interest	(13.6)	(9.8)	1.6	9.0	(12.8)
Minority interest	—	—	0.8	—	0.8

Net income (loss)	(13.6)	(9.8)	0.8	9.0	(13.6)
Preferred stock dividends	0.1	—	—	—	0.1

Net income (loss) attributable to common stock	$(13.7)	$(9.8)	$0.8	$9.0	$(13.7)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Predecessor Company

For the Four Months Ended May 31, 2003
(Millions of dollars)
(Unaudited)

		Guarantor	Nonguarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Net sales	$61.0	$330.3	$307.0	$(8.5)	$689.8
Cost of goods sold	61.3	297.6	260.9	(8.5)	611.3

Gross profit (loss)	(0.3)	32.7	46.1	—	78.5
Marketing, general and administration	2.6	16.3	16.1	(1.5)	33.5
Engineering and product development	2.9	2.8	2.4	—	8.1
Equity in (earnings) losses of subsidiaries and joint ventures	(132.1)	(7.9)	(0.1)	140.1	—
Asset impairments and other restructuring charges	0.3	4.9	1.2	—	6.4
Other expense (income), net	(0.3)	(1.4)	(1.0)	0.8	(1.9)
Fresh Start accounting adjustments	—	(18.9)	(44.2)	—	(63.1)
Reorganization items	13.3	31.7	—	—	45.0

Earnings (loss) from operations	113.0	5.2	71.7	(139.4)	50.5
Interest expense, net	2.8	16.4	3.5	—	22.7

Earnings (loss) before taxes on income, minority interest and extraordinary gain on debt discharge	110.2	(11.2)	68.2	(139.4)	27.8
Income tax provision	(0.3)	7.4	53.2	—	60.3

Earnings (loss) before minority interest and extraordinary gain on debt discharge	110.5	(18.6)	15.0	(139.4)	(32.5)
Minority interest	—	—	1.2	—	1.2

Earnings (loss) before extraordinary gain on debt discharge	110.5	(18.6)	13.8	—	(33.7)
Extraordinary gain on debt discharge	932.5	142.9	1.3	—	1,076.7

Net income (loss)	$1,043.0	$124.3	$15.1	$(139.4)	$1,043.0

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Predecessor Company

For the Six Months Ended July 31, 2002
(Millions of dollars)
(Unaudited)

		Guarantor	Nonguarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Net sales	$117.6	$495.0	$392.5	$(14.4)	$990.7
Cost of goods sold	121.9	465.2	335.0	(14.8)	907.3

Gross profit (loss)	(4.3)	29.8	57.5	0.4	83.4
Marketing, general and administration	8.1	22.9	19.6	—	50.6
Engineering and product development	2.2	5.3	3.0	—	10.5
Equity in (earnings) losses of subsidiaries and joint ventures	563.0	(7.8)	(0.7)	(554.5)	—
Asset impairments and other restructuring charges	1.0	23.3	1.0	—	25.3
Other expense (income), net	4.3	(3.3)	(4.7)	—	(3.7)
Reorganization items	19.7	8.0	0.2	—	27.9

Earnings (loss) from operations	(602.6)	(18.6)	39.1	554.9	(27.2)
Interest expense, net	2.8	21.3	10.6	—	34.7

Earnings (loss) before taxes on income, minority interest and cumulative effect of change in accounting principle	(605.4)	(39.9)	28.5	554.9	(61.9)
Income tax provision	(12.7)	0.9	9.4	—	(2.4)

Earnings (loss) before minority interest and cumulative effect of change in accounting principle	(592.7)	(40.8)	19.1	554.9	(59.5)
Minority interest	—	—	1.5	—	1.5
Earnings (loss) before cumulative effect of change in accounting principle	(592.7)	(40.8)	17.6	554.9	(61.0)
Cumulative effect of change in accounting principle, net of tax	22.7	498.5	33.2	—	554.4

Net income (loss)	$(615.4)	$(539.3)	$(15.6)	$554.9	$(615.4)

CONDENSED CONSOLIDATING BALANCE SHEETS

Successor Company

As of July 31, 2003
(Millions of dollars)
(Unaudited)

		Guarantor	Nonguarantor
	Issuer	Subsidiaries	Subsidiaries	Eliminations	Total

Cash and cash equivalents	$54.1	$0.1	$86.4	$—	$140.6
Receivables	1.4	91.9	182.0	—	275.3
Inventories	5.7	84.5	96.4	—	186.6
Prepaid expenses and other	28.2	17.6	8.1	(32.8)	21.1

Total current assets	89.4	194.1	372.9	(32.8)	623.6
Net property, plant and equipment	30.6	359.3	532.7	—	922.6
Goodwill and other assets	1,568.7	139.9	352.6	(1,363.3)	697.9

Total assets	$1,688.7	$693.3	$1,258.2	$(1,396.1)	$2,244.1

Bank borrowings and other notes	$—	$—	$12.2	$—	$12.2
Current portion of long-term debt	4.5	—	10.1	—	14.6
Accounts payable and accrued liabilities	95.3	80.6	206.4	(33.3)	349.0

Total current liabilities	99.8	80.6	228.7	(33.3)	375.8
Long-term debt, net of current portion	716.6	8.4	30.5	—	755.5
Pension and other long-term liabilities	277.0	1.5	258.1	—	536.6
Minority interest	—	—	13.4	—	13.4
Parent loans	32.5	(7.8)	267.3	(292.0)	—
Common stock	—	—	—	—	—
Additional paid-in capital	553.7	620.4	454.8	(1,075.2)	553.7
Preferred stock	10.1	—	—	—	10.1
Retained earnings (accumulated deficit)	(13.7)	(9.8)	0.7	9.1	(13.7)
Accumulated other comprehensive income	12.7	—	4.7	(4.7)	12.7

Total stockholders’ equity (deficit)	562.8	610.6	460.2	(1,070.8)	562.8

Total liabilities and stockholder’s equity (deficit)	$1,688.7	$693.3	$1,258.2	$(1,396.1)	$2,244.1

CONDENSED CONSOLIDATING BALANCE SHEETS

Predecessor Company
As of January 31, 2003
(Millions of dollars)

		Guarantor	Nonguarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Cash and cash equivalents	$13.3	$—	$52.8	$—	$66.1
Receivables	29.9	98.9	147.8	—	276.6
Inventories	26.1	72.2	78.3	—	176.6
Prepaid expenses and other	4.9	20.7	6.9	—	32.5

Total current assets	74.2	191.8	285.8	—	551.8
Net property, plant and Equipment	111.5	393.2	446.5	—	951.2
Goodwill and other assets	378.5	172.4	269.3	(476.6)	343.6

Total assets	$564.2	$757.4	$1,001.6	$(476.6)	$1,846.6

DIP Facility	$49.9	$—	$—	$—	$49.9
Bank borrowings and other notes	—	2.0	13.8	—	15.8
Current portion of long-term Debt	—	—	40.1	—	40.1
Accounts payable and accrued Liabilities	58.9	59.1	172.0	(21.3)	268.7

Total current liabilities	108.8	61.1	225.9	(21.3)	374.5
Long-term debt, net of current Portion	—	—	61.9	—	61.9
Pension and other long-term Liabilities	106.2	51.7	176.5	—	334.4
Minority interest	—	—	16.4	—	16.4
Parent loans	(598.2)	411.3	186.9	—	—
Liabilities subject to Compromise	2,021.8	110.5	1.5	—	2,133.8
Common stock	0.3	—	—	—	0.3
Additional paid-in capital	235.1	1,144.9	328.3	(1,473.2)	235.1
Common stock in treasury at Cost	(25.7)	—	—	—	(25.7)
Retained earnings (accumulated deficit)	(1,176.9)	(951.9)	67.8	884.1	(1,176.9)
Accumulated other comprehensive Loss	(107.2)	(70.2)	(63.6)	133.8	(107.2)

Total stockholders’ equity (deficit)	(1,074.4)	122.8	332.5	(455.3)	(1,074.4)

Total liabilities and stockholder’s equity (deficit)	$564.2	$757.4	$1,001.6	$(476.6)	$1,846.6

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Successor Company

For the Two Months Ended July 31, 2003
(Millions of dollars)
(Unaudited)

		Guarantor	Nonguarantor
	Issuer	Subsidiaries	Subsidiaries	Eliminations	Total

Cash flows provided by (used for) operating activities	$(85.8)	$29.8	$100.4	$—	$44.4
Cash flows from investing activities:
Acquisition of property, plant, equipment, and tooling	(0.6)	(7.6)	(11.3)	—	(19.5)

Cash provided by (used for) investing activities	(0.6)	(7.6)	(11.3)	—	(19.5)

Cash flows from financing activities:
Increase in bank borrowings, revolving facility and DIP facility	—	—	(65.0)	—	(65.0)
Repayment of bank borrowings, revolving facility, and long term debt from refinancing	—	—	—	—	—

Cash provided by (used for) financing activities	—	—	(65.0)	—	(65.0)
Increase (decrease) in parent loans and advances	32.5	(21.8)	(10.7)	—	—
Effect of exchange rates of cash and cash equivalents	—	—	1.6	—	1.6

Net increase (decrease) in cash and cash equivalents	(53.9)	0.4	15.0	—	(38.5)
Cash and cash equivalents at beginning of period	108.0	(0.3)	71.4	—	179.1

Cash and cash equivalents at end of period	$54.1	$0.1	$86.4	$—	$140.6

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Predecessor Company

For the Four Months Ended May 31, 2003
(Millions of dollars)
(Unaudited)

		Guarantor	Nonguarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Cash flows provided by (used for) operating activities	$(7.5)	$14.7	$23.9	$—	$31.1
Cash flows from investing activities:
Acquisition of property, plant, equipment, and tooling	(24.9)	(15.4)	(9.6)	—	(49.9)
Proceeds from sale of non-core Businesses	—	0.5	0.3	—	0.8
Purchase of businesses	—	—	—	—	—
Other, net	—	—	—	—	—

Cash provided by (used for) investing activities	(24.9)	(14.9)	(9.3)	—	(49.1)

Cash flows from financing activities:
Increase in bank borrowings, revolving facility and DIP facility	(49.9)	—	—	—	(49.9)
Repayment of bank borrowings, revolving facility, and long term debt from refinancing	178.8	(2.0)	—	—	176.8

Cash provided by (used for) financing Activities	128.9	(2.0)	—	—	126.9
Increase (decrease) in parent loans and Advances	(1.9)	2.2	(0.3)	—	—
Effect of exchange rates of cash and cash equivalents	—	—	4.1	—	4.1

Net increase (decrease) in cash and cash equivalents	94.6	—	18.4	—	113.0
Cash and cash equivalents at beginning of period	13.3	—	52.8	—	66.1

Cash and cash equivalents at end of Period	$107.9	$—	$71.2	$—	$179.1

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Predecessor Company

For the Six Months Ended July 31, 2002
(Millions of dollars)
(Unaudited)

		Guarantor	Nonguarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Cash flows provided by (used for) operating activities	$0.1	$18.9	$30.6	$—	$49.6
Cash flows from investing activities:
Acquisition of property, plant, equipment, and tooling	(4.5)	(20.9)	(19.4)	—	(44.8)
Proceeds from sale of non-core Businesses	—	0.8	8.2	—	9.0
Purchase of businesses	—	(2.1)	(5.1)	—	(7.2)

Cash provided by (used for) investing activities	(4.5)	(22.2)	(16.3)	—	(43.0)
Cash flows from financing activities:
Increase in bank borrowings, revolving facility and DIP facility	5.8	—	(17.6)	—	(11.8)
Repayment of bank borrowings, revolving facility, and long term debt from refinancing	—	1.0	(1.0)	—	—

Cash provided by (used for) financing activities	5.8	1.0	(18.6)	—	(11.8)
Increase (decrease) in parent loans and advances	(2.0)	1.7	0.3	—	—
Effect of exchange rates of cash and cash equivalents	—	—	3.7	—	3.7

Net increase (decrease) in cash and cash equivalents	(0.6)	(0.6)	(0.3)	—	(1.5)
Cash and cash equivalents at beginning of period	11.3	0.4	33.5	—	45.2

Cash and cash equivalents at end of Period	$10.7	$(0.2)	$33.2	$—	$43.7

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

Indemnification of Directors and Officers of HLI Operating Company, Inc.

      The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and the bylaws of HLI Operating Company, Inc., a Delaware corporation (the “Issuer”).

      Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

      In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

      Article EIGHTH of the Issuer’s Amended and Restated Certificate of Incorporation and Article VIII of the Issuer’s By-Laws provide that the Issuer shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Issuer, or is or was serving at the written request of the Issuer, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in the Issuer’s Amended and Restated Certificate of Incorporation and By-Laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise. The Issuer’s Amended and Restated Certificate of Incorporation and By-Laws also provide that the Issuer shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Issuer or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Issuer would have the power to indemnify such persons against such expense, liability or loss under the DGCL.

      Hayes Lemmerz International, Inc. maintains an insurance policy on behalf of itself and its subsidiaries, including the Issuer, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

      Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

      Pursuant to Section 102(b)(7) of the DGCL, Article SEVENTH of the Issuer’s Amended and Restated Certificate of Incorporation eliminates a director’s personal liability for monetary damages to the Issuer and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director’s duty of loyalty to the Issuer or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

Indemnification of Directors and Officers of Hayes Lemmerz International, Inc.

      The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation and By-Laws of Hayes Lemmerz International, Inc. (“Hayes Lemmerz”).

      Hayes Lemmerz is organized under the laws of the state of Delaware. The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of HLI Operating Company, Inc.” above also relate to the directors and officers of Hayes Lemmerz.

      Article ELEVENTH of Hayes Lemmerz’s Certificate of Incorporation and Article VIII of its By-Laws provide that Hayes Lemmerz shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director or officer of Hayes Lemmerz, or is or was serving at the written request of Hayes Lemmerz, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in the By-Laws of Hayes Lemmerz is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise. The By-Laws also provide that Hayes Lemmerz shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of Hayes Lemmerz or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Hayes Lemmerz would have the power to indemnify such persons against such expense, liability or loss under the DGCL.

      Hayes Lemmerz maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

      Article SEVENTH of Hayes Lemmerz’s Certificate of Incorporation eliminates a director’s personal liability for monetary damages to Hayes Lemmerz and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director’s duty of loyalty to Hayes Lemmerz or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

Indemnification of Directors and Officers of the Subsidiary Guarantors

      The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor (other than Hayes Lemmerz) guaranteeing the Issuer’s 10 1/2% Senior Notes due 2010 (collectively, the “Subsidiary Guarantors”).

      Article VIII of the By-Laws of Hayes Lemmerz provides for indemnification for directors and officers of HLI serving at the request of HLI as director or officer of, or in other specified capacities in respect of, the Subsidiary Guarantors. In addition, the following indemnification provisions are applicable to the Subsidiary Guarantors.

      Hayes Lemmerz maintains an insurance policy on behalf of itself and its subsidiaries, including the Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Delaware Corporate Subsidiary Guarantors

      HLI Parent Company, Inc., HLI Wheels Holding Company, Inc. HLI Powertrain Holding Company, Inc., HLI Commercial Highway Holding Company, Inc., HLI Brakes Holding Company, Inc., HLI Services Holding Company, Inc., Hayes Lemmerz International – La Mirada, Inc., Hayes Lemmerz International – Sedalia, Inc., Hayes Lemmerz International – Bowling Green, Inc., Hayes Lemmerz International – Commercial Highway, Inc., Hayes Lemmerz International – California, Inc., Hayes Lemmerz International – Georgia, Inc., Hayes Lemmerz International – Homer, Inc., Hayes Lemmerz International – Howell, Inc., Hayes Lemmerz International – Huntington, Inc., Hayes Lemmerz International – Kentucky, Inc., Hayes Lemmerz International – Mexico, Inc., HLI Netherlands Holdings, Inc., and Hayes Lemmerz International Import, Inc. (collectively, the “Delaware Corporate Subsidiary Guarantors”) are each organized under the laws of the State of Delaware.

      The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of HLI Operating Company, Inc.” above also relate to the directors and officers of each of the Delaware Corporate Subsidiary Guarantors.

      The By-Laws of each Delaware Corporate Subsidiary Guarantor contain provisions that provide for indemnification of their respective officers and directors to the fullest extent permitted by the DGCL. In addition, the By-Laws of each Delaware Corporate Subsidiary Guarantor permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the companies would have the power to indemnify such person against such expense, liability or loss under the DGCL or By-Laws.

      The certificates of incorporation of each Delaware Corporate Subsidiary Guarantor, other than Hayes Lemmerz International – Homer, Inc. contain provisions eliminating a director’s personal liability for monetary damages to the Subsidiary Guarantor and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director’s duty of loyalty to the Subsidiary Guarantor or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

Michigan Subsidiary Guarantors

      Hayes Lemmerz International – Howell, Inc., Hayes Lemmerz International – CMI, Inc., Hayes Lemmerz International – Bristol, Inc., Hayes Lemmerz International – Cadillac, Inc., Hayes Lemmerz International – Equipment & Engineering, Inc., Hayes Lemmerz International – Montague, Inc., Hayes Lemmerz International – PCA, Inc., Hayes Lemmerz International – Petersburg, Inc., Hayes Lemmerz International – Southfield, Inc., Hayes Lemmerz International – Technical Center, Inc., Hayes Lemmerz International – Transportation, Inc., HLI Summerfield Realty Corp. and HLI Realty, Inc. (collectively, the “Michigan Subsidiary Guarantors”) are each organized under the laws of the State of Michigan.

      In general, the Michigan Business Corporation Act (the “MBCA”) empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation’s request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify such director or officer against expenses incurred in the action.

      The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

      The Michigan Subsidiary Guarantors’ By-Laws generally require the Michigan Subsidiary Guarantors to indemnify their respective directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish procedures for determination of when indemnification is proper.

      The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Michigan Subsidiary Guarantors’ Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that no director of any of the Michigan Subsidiary Guarantors will be personally liable to the Michigan Subsidiary Guarantors or their respective shareholders for monetary damages for breach of the director’s fiduciary duty. However, the MBCA and the Articles of Incorporation of the Michigan Subsidiary Guarantors do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director’s duty of loyalty to the respective Michigan Subsidiary Guarantor or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Michigan Subsidiary Guarantors may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

Texas Subsidiary Guarantors

      Hayes Lemmerz International – Texas, Inc. and Hayes Lemmerz International – Laredo, Inc. (together, the “Texas Subsidiary Guarantors”) are each organized under the laws of the State of Texas.

      Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) permits Texas corporations, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the corporation.

      The Texas Subsidiary Guarantors’ By-Laws generally require the Texas Subsidiary Guarantors to indemnify their respective directors and officers to the fullest extent permissible under Texas law, require reimbursement of expenses under certain circumstances, except where any such person is adjudged to have been negligent or engaged in misconduct in the performance of his duty, unless independent counsel selected for such purpose advise the corporation that he acted without negligence or misconduct in the performance of his duty and that such costs and expenses are not unreasonable.

Indiana Subsidiary Guarantor

      Hayes Lemmerz International – Wabash, Inc. (“Indiana Subsidiary Guarantor”) is organized under the laws of the State of Indiana.

      The Indiana Business Corporation Law (“IBCL”) empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation (“Eligible Persons”) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual’s official capacity as an officer, director, employee or agent, the individual’s conduct was at least not opposed to the corporation’s best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

      The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation’s articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

      Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must: (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct; (2) authorize the corporation to indemnify the Eligible Person; and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the stockholders of the corporation.

      In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provisions of the articles of incorporation or bylaws, resolution of the board of directors or stockholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

      The By-Laws of the Indiana Subsidiary Guarantor contain provisions that provide for indemnification of its officers and directors to the fullest extent permitted by the IBCL. In addition, the By-Laws of the Indiana Subsidiary Guarantor permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the companies would have the power to indemnify such person against such expense, liability or loss under the IBCL or By-Laws.

      Section 1746 of the IBCL as well as the Indiana Subsidiary Guarantor’s Articles of Incorporation provide that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Pennsylvania Subsidiary Guarantor

      CMI-Quaker Alloy, Inc. (“Pennsylvania Subsidiary Guarantor”) is organized under the laws of the State of Pennsylvania.

      Under the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation’s bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorneys’ fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

      The By-Laws of the Pennsylvania Subsidiary Guarantor contain provisions that provide for indemnification of its officers and directors to the fullest extent permitted by the PBCL. In addition, the By-Laws of the Pennsylvania Subsidiary Guarantor permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the companies would have the power to indemnify such person against such expense, liability or loss under the PBCL or By-Laws.

      In addition, a director of the Pennsylvania Subsidiary Guarantor does not have personal liability for monetary damages to the Subsidiary Guarantor and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director’s duty of loyalty to the Subsidiary Guarantor or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

Item 21.     Exhibits and Financial Statement Schedules.

      (a) Exhibits.

Exhibit
Numbers	Description

2.1	Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession, as Further Modified (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 21, 2003).
2.2	Agreement and Plan of Merger, dated as of June 3, 2003, by and between Hayes Lemmerz International, Inc. and HLI Operating Company, Inc. (incorporated by reference to Exhibit 2.3 to the Company’s current report on Form 8-K12G3 filed on June 4, 2003).
3.1	Amended and Restated Certificate of Incorporation of HLI Operating Company, Inc.
3.2	By-Laws of HLI Operating Company, Inc.
3.3	Certificate of Incorporation of Hayes Lemmerz International, Inc. (formerly known as HLI Holding Company, Inc.) (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A/ A filed June 4, 2003).
3.4	By-Laws of Hayes Lemmerz International, Inc. (formerly known as HLI Holding Company, Inc.) (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-A/ A filed June 4, 2003).
3.5	Certificate of Incorporation of HLI Parent Company, Inc.
3.6	By-Laws of HLI Parent Company, Inc.
3.7	Certificate of Incorporation of HLI Wheels Holding Company, Inc.
3.8	By-Laws of HLI Wheels Holding Company, Inc.
3.9	Certificate of Incorporation of HLI Powertrain Holding Company, Inc.
3.10	By-Laws of HLI Powertrain Holding Company, Inc.
3.11	Certificate of Incorporation of HLI Commercial Highway Holding Company, Inc.
3.12	By-Laws of HLI Commercial Highway Holding Company, Inc.
3.13	Certificate of Incorporation of HLI Brakes Holding Company, Inc.
3.14	By-Laws of HLI Brakes Holding Company, Inc.
3.15	Certificate of Incorporation of HLI Services Holding Company, Inc.
3.16	By-Laws of HLI Services Holding Company, Inc.
3.17	Certificate of Incorporation of Hayes Lemmerz International-La Mirada, Inc.
3.18	By-Laws of Hayes Lemmerz International-La Mirada, Inc.
3.19	Certificate of Incorporation of Hayes Lemmerz International-Sedalia, Inc.
3.20	By-Laws of Hayes Lemmerz International-Sedalia, Inc.
3.21	Certificate of Incorporation of Hayes Lemmerz International-Bowling Green, Inc.
3.22	By-Laws of Hayes Lemmerz International-Bowling Green, Inc.
3.23	Certificate of Incorporation of Hayes Lemmerz International-Commercial Highway, Inc.
3.24	By-Laws of Hayes Lemmerz International-Commercial Highway, Inc.
3.25	Certificate of Incorporation of Hayes Lemmerz International-California, Inc.
3.26	By-Laws of Hayes Lemmerz International-California, Inc.
3.27	Certificate of Incorporation of Hayes Lemmerz International-Georgia, Inc.
3.28	By-Laws of Hayes Lemmerz International-Georgia, Inc.
3.29	Certificate of Incorporation of Hayes Lemmerz International-Homer, Inc.
3.30	By-Laws of Hayes Lemmerz International-Homer, Inc.
3.31	Certificate of Incorporation of Hayes Lemmerz International-Howell, Inc.
3.32	By-Laws of Hayes Lemmerz International-Howell, Inc.
3.33	Certificate of Incorporation of Hayes Lemmerz International-Huntington, Inc.

Exhibit
Numbers	Description

3.34	By-Laws of Hayes Lemmerz International-Huntington, Inc.
3.35	Certificate of Incorporation of Hayes Lemmerz International-Kentucky, Inc.
3.36	By-Laws of Hayes Lemmerz International-Kentucky, Inc.
3.37	Certificate of Incorporation of Hayes Lemmerz International-Mexico, Inc.
3.38	By-Laws of Hayes Lemmerz International-Mexico, Inc.
3.39	Certificate of Incorporation of Hayes Lemmerz International-Texas, Inc.
3.40	By-Laws of Hayes Lemmerz International-Texas, Inc.
3.41	Certificate of Incorporation of Hayes Lemmerz International-CMI, Inc.
3.42	By-Laws of Hayes Lemmerz International-CMI, Inc.
3.43	Certificate of Incorporation of Hayes Lemmerz International-Bristol, Inc.
3.44	By-Laws of Hayes Lemmerz International-Bristol, Inc.
3.45	Certificate of Incorporation of Hayes Lemmerz International-Cadillac, Inc.
3.46	By-Laws of Hayes Lemmerz International-Cadillac, Inc.
3.47	Certificate of Incorporation of Hayes Lemmerz International-Equipment & Engineering, Inc.
3.48	By-Laws of Hayes Lemmerz International-Equipment & Engineering, Inc.
3.49	Certificate of Incorporation of Hayes Lemmerz International-Laredo, Inc.
3.50	By-Laws of Hayes Lemmerz International-Laredo, Inc.
3.51	Certificate of Incorporation of Hayes Lemmerz International-Montague, Inc.
3.52	By-Laws of Hayes Lemmerz International-Montague, Inc.
3.53	Certificate of Incorporation of Hayes Lemmerz International-PCA, Inc.
3.54	By-Laws of Hayes Lemmerz International-PCA, Inc.
3.55	Certificate of Incorporation of Hayes Lemmerz International-Petersburg, Inc.
3.56	By-Laws of Hayes Lemmerz International-Petersburg, Inc.
3.57	Certificate of Incorporation of Hayes Lemmerz International-Southfield, Inc.
3.58	By-Laws of Hayes Lemmerz International-Southfield, Inc.
3.59	Certificate of Incorporation of Hayes Lemmerz International-Technical Center, Inc.
3.60	By-Laws of Hayes Lemmerz International-Technical Center, Inc.
3.61	Certificate of Incorporation of Hayes Lemmerz International-Transportation, Inc.
3.62	By-Laws of Hayes Lemmerz International-Transportation, Inc.
3.63	Certificate of Incorporation of Hayes Lemmerz International-Wabash, Inc.
3.64	By-Laws of Hayes Lemmerz International-Wabash, Inc.
3.65	Certificate of Incorporation of HLI-Summerfield Realty Corp.
3.66	By-Laws of HLI-Summerfield Realty Corp.
3.67	Certificate of Incorporation of HLI Realty, Inc.
3.68	By-Laws of HLI Realty, Inc.
3.69	Certificate of Incorporation of CMI-Quaker Alloy, Inc.
3.70	By-Laws of CMI-Quaker Alloy, Inc.
3.71	Certificate of Incorporation of HLI Netherlands Holdings, Inc.
3.72	By-Laws of HLI Netherlands Holdings, Inc.
3.73	Certificate of Incorporation of Hayes Lemmerz International Import, Inc.
3.74	By-Laws of Hayes Lemmerz International Import, Inc.

Exhibit
Numbers	Description

4.1	Indenture, dated as of June 3, 2003, regarding $250,000,000 of 10 1/2% Senior Notes due 2010, by and between HLI Operating Company, certain listed Guarantors, and U.S. Bank National Association, as Trustee (Incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
4.2	First Supplemental Indenture, dated as of June 19, 2003, by and between HLI Operating Company, certain listed Guarantors, and U.S. Bank National Association, as Trustee.
4.3	Form of 10 1/2% Senior Notes due 2010 (attached as Exhibit A to the Indenture filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
4.4	Form of New Note.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of certain securities being registered.*
5.2	Opinion of Patrick C. Cauley, Esq.*
10.1	Tax Sharing Agreement among the Company, Kelsey-Hayes Company and K-H (incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended).
10.2	Conveyance and Transfer Agreement, dated as of December 15, 1992, between the Company and Kelsey-Hayes Company (incorporated by reference from the Company’s Annual Report on Form 10-K for the Fiscal Year Ended January 31, 1993, filed with the SEC).
10.3	Michigan Workers’ Compensation Claims Payment Guarantee between the Company and Kelsey-Hayes Company (incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended).
10.4	Long-Term Savings Plan (incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended).
10.5	Non-competition Agreement between the Company and Varity Corporation (incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended).
10.6	Employment Agreement, dated February 1, 1993, between Hayes Wheels, S.p.A. and Giancarlo Dallera (incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended).
10.7	Project Funds Agreement, dated November 12, 1993, between Hayes Wheels Autokola NH, a.s. (“Autokola”), the Company and International Finance Corporation (“IFC”) (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC).
10.8	Fee Clawback Agreement, dated November 12, 1993, between Autokola, the Company and IFC (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC).
10.9	Subordination Agreement, dated November 12, 1993, between Autokola, Nova Hut a.s., the Company and IFC (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC).
10.10	Investment Agreement, dated November 12, 1993, between Autokola and IFC (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC).
10.11	Employee Benefits Agreement (incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended).
10.12	Form of Indemnification Agreement between the Company and each of its directors (incorporated by reference from Exhibit B to the Stockholders’ Agreement filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, dated July 2, 1996, filed with the SEC).

Exhibit
Numbers	Description

10.13	First Amendment to Employment Agreement, dated June 6, 1996, between Hayes Wheels, S.p.A. and Giancarlo Dallera (incorporated by reference from the Company’s Annual Report on Form 10-K for the Fiscal Year Ended January 31, 1997, filed with the SEC).
10.14	Consulting Agreement, dated as of June 6, 1997, between the Company and H.K.L., L.L.C. (incorporated by reference from the Company’s Current Report on Form 8-K, dated June 6, 1997, filed with the SEC).
10.15	Consulting Agreement, dated as of June 6, 1997, between the Company and Horst Kukwa-Lemmerz (incorporated by reference from the Company’s Current Report on Form 8-K, dated June 6, 1997, filed with the SEC).
10.16	Form of Severance Agreement, dated June 15, 2000, between the Company and certain of its officers (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2000, filed with the SEC).
10.17	Amended and Restated Employment Agreement between the Company and Curtis J. Clawson, dated September 26, 2001 (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2001, filed with the SEC).
10.18	Form of Employment Agreement between the Company and certain of its officers (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2001, filed with the SEC).
10.19	Amended and Restated Settlement Agreement between the Company and Giancarlo Dallera, dated December 1, 2001 (incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002, filed with the SEC).
10.20	Registration Rights Agreement, dated as of June 3, 2003, by and between HLI Operating Company, Inc. and the Initial Purchasers of the 10 1/2% Senior Notes due 2010 (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.21	Credit Agreement, dated as of June 3, 2003, by and among HLI Operating Company, Inc., as Borrower, Hayes Lemmerz International, Inc., the Lenders and Issuers listed therein, Citicorp North America, Inc., as Administrative Agent, Lehman Commercial Paper, Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent (incorporated by reference to Exhibit 99.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.22	Guaranty, dated as of June 3, 2003, by and between HLI Operating Company, Hayes Lemmerz International, Inc. and the Guarantors named therein (incorporated by reference to Exhibit 99.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.23	Pledge and Security Agreement, dated as of June 3, 2003, by and between Hayes Lemmerz International, Inc. and HLI Operating Company, as Grantors, the Additional Grantors named therein, Citicorp North America, Inc., as Administrative Agent, and Lehman Commercial Paper, Inc. as Syndication Agent (incorporated by reference to Exhibit 99.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.24	Form of Directors Indemnification Agreement (incorporated by reference to Exhibit 10.49 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2003 filed September 15, 2003).
10.25	Hayes Lemmerz International, Inc. Long Term Incentive Plan.
10.26	Amendment No. 1 and Waiver to Credit Agreement, dated as of October 16, 2003 by and among HLI Operating Company, Inc., as Borrower, Hayes Lemmerz International, Inc. and Citicorp North America, Inc. as Administrative Agent.*
21.1	Subsidiaries of the Registrant.
23.1	Consent of KPMG LLP, Independent Public Accountants.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP filed as Exhibit 5.1 hereto).

Exhibit
Numbers	Description

23.3	Consent of Patrick C. Cauley, Esq. (included in the opinion of Patrick C. Cauley, Esq. filed as Exhibit 5.2 hereto).
24.1	Power of Attorney (previously filed on signature page).
25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee under the Indenture.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Notice to Brokers.*
99.4	Notice to Clients.*

 * Filed electronically herewith.

      (b) Financial Statement Schedules. Not applicable.

Item 22.     Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HLI OPERATING COMPANY, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: General Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Curtis J. Clawson	President and Chief Executive Officer (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance and Chief Financial Officer, Director (Principal Financial Officer)	October 29, 2003

/s/ PATRICK C. CAULEY Patrick C. Cauley	General Counsel and Secretary, Director	October 29, 2003

* Larry Karenko	Director	October 29, 2003

* Michael J. Pozsar	Corporate Controller	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: General Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Curtis J. Clawson	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2003

* Laurence Berg	Director	October 29, 2003

* Steve Martinez	Director	October 29, 2003

* William H. Cunningham	Director	October 29, 2003

* Henry D.G. Wallace	Director	October 29, 2003

* Richard F. Wallman	Director	October 29, 2003

* George T. Haymaker, Jr.	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HLI PARENT COMPANY, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Larry Karenko	Director and President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Director and Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

/s/ PATRICK C. CAULEY Patrick C. Cauley	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HLI WHEELS HOLDING COMPANY, INC.
HAYES LEMMERZ INTERNATIONAL — SEDALIA, INC.
HAYES LEMMERZ INTERNATIONAL — LA MIRADA, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James L. Stegemiller	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

/s/ PATRICK C. CAULEY Patrick C. Cauley	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HLI COMMERCIAL HIGHWAY HOLDING COMPANY, INC.
HAYES LEMMERZ INTERNATIONAL — COMMERCIAL HIGHWAY, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Edward W. Kopkowski	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

/s/ PATRICK C. CAULEY Patrick C. Cauley	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HLI BRAKES HOLDING COMPANY, INC.
HLI POWERTRAIN HOLDING COMPANY, INC.

BY:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel M. Sandberg	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

/s/ PATRICK C. CAULEY Patrick C. Cauley	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HLI SERVICES HOLDING COMPANY, INC.
HAYES LEMMERZ INTERNATIONAL — BOWLING GREEN, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Larry Karenko	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

/s/ PATRICK C. CAULEY Patrick C. Cauley	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HAYES LEMMERZ INTERNATIONAL — CALIFORNIA, INC.
HAYES LEMMERZ INTERNATIONAL — GEORGIA, INC.
HAYES LEMMERZ INTERNATIONAL — HOWELL, INC.
HAYES LEMMERZ INTERNATIONAL — HUNTINGTON, INC.
HAYES LEMMERZ INTERNATIONAL — KENTUCKY, INC.
HAYES LEMMERZ INTERNATIONAL — MEXICO, INC.
HAYES LEMMERZ INTERNATIONAL IMPORT, INC.

BY:	/s/ PATRICK C. CAULEY

NAME: Patrick C. Cauley
TITLE: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James L. Stegemiller	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

* Larry Karenko	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HLI NETHERLANDS HOLDINGS, INC.
HAYES LEMMERZ INTERNATIONAL — CMI, INC.
HAYES LEMMERZ INTERNATIONAL — EQUIPMENT &
ENGINEERING, INC.
HAYES LEMMERZ INTERNATIONAL — PCA, INC.
HAYES LEMMERZ INTERNATIONAL — TRANSPORTATION, INC.
HLI — SUMMERFIELD REALTY CORP.
HLI REALTY, INC.
CMI — QUAKER ALLOY, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Curtis J. Clawson	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

* Larry Karenko	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HAYES LEMMERZ INTERNATIONAL — HOMER, INC.
HAYES LEMMERZ INTERNATIONAL — LAREDO, INC.
HAYES LEMMERZ INTERNATIONAL — PETERSBURG, INC.
HAYES LEMMERZ INTERNATIONAL — WABASH, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel M. Sandberg	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

* Larry Karenko	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HAYES LEMMERZ INTERNATIONAL — BRISTOL, INC.
HAYES LEMMERZ INTERNATIONAL — CADILLAC, INC.
HAYES LEMMERZ INTERNATIONAL — MONTAGUE, INC.
HAYES LEMMERZ INTERNATIONAL — SOUTHFIELD, INC.
HAYES LEMMERZ INTERNATIONAL — TECHNICAL CENTER, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Scott T. Harrison	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

* Larry Karenko	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northville, State of Michigan, on this 29th day of October, 2003.

HAYES LEMMERZ INTERNATIONAL — TEXAS, INC.

By:	/s/ PATRICK C. CAULEY

Name: Patrick C. Cauley
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Fred Bentley	President (Principal Executive Officer)	October 29, 2003

* James A. Yost	Vice President, Finance (Principal Financial and Accounting Officer)	October 29, 2003

* Larry Karenko	Director	October 29, 2003

*By: /s/ PATRICK C. CAULEY

Patrick C. Cauley, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Numbers	Description

2.1	Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession, as Further Modified (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 21, 2003).
2.2	Agreement and Plan of Merger, dated as of June 3, 2003, by and between Hayes Lemmerz International, Inc. and HLI Operating Company, Inc. (Incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K12G3 filed on June 4, 2003).
3.1	Amended and Restated Certificate of Incorporation of HLI Operating Company, Inc.
3.2	By-Laws of HLI Operating Company, Inc.
3.3	Certificate of Incorporation of Hayes Lemmerz International, Inc. (formerly known as HLI Holding Company, Inc.) (Incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A/ A filed June 4, 2003).
3.4	By-Laws of Hayes Lemmerz International, Inc. (formerly known as HLI Holding Company, Inc.) (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-A/ A filed June 4, 2003).
3.5	Certificate of Incorporation of HLI Parent Company, Inc.
3.6	By-Laws of HLI Parent Company, Inc.
3.7	Certificate of Incorporation of HLI Wheels Holding Company, Inc.
3.8	By-Laws of HLI Wheels Holding Company, Inc.
3.9	Certificate of Incorporation of HLI Powertrain Holding Company, Inc.
3.10	By-Laws of HLI Powertrain Holding Company, Inc.
3.11	Certificate of Incorporation of HLI Commercial Highway Holding Company, Inc.
3.12	By-Laws of HLI Commercial Highway Holding Company, Inc.
3.13	Certificate of Incorporation of HLI Brakes Holding Company, Inc.
3.14	By-Laws of HLI Brakes Holding Company, Inc.
3.15	Certificate of Incorporation of HLI Services Holding Company, Inc.
3.16	By-Laws of HLI Services Holding Company, Inc.
3.17	Certificate of Incorporation of Hayes Lemmerz International-La Mirada, Inc.
3.18	By-Laws of Hayes Lemmerz International-La Mirada, Inc.
3.19	Certificate of Incorporation of Hayes Lemmerz International-La Sedalia, Inc.
3.20	By-Laws of Hayes Lemmerz International-La Sedalia, Inc.
3.21	Certificate of Incorporation of Hayes Lemmerz International-Bowling Green, Inc.
3.22	By-Laws of Hayes Lemmerz International-Bowling Green, Inc.
3.23	Certificate of Incorporation of Hayes Lemmerz International-Commercial Highway, Inc.
3.24	By-Laws of Hayes Lemmerz International-Commercial Highway, Inc.
3.25	Certificate of Incorporation of Hayes Lemmerz International-California, Inc.
3.26	By-Laws of Hayes Lemmerz International-California, Inc.
3.27	Certificate of Incorporation of Hayes Lemmerz International-Georgia, Inc.
3.28	By-Laws of Hayes Lemmerz International-Georgia, Inc.
3.29	Certificate of Incorporation of Hayes Lemmerz International-Homer, Inc.
3.30	By-Laws of Hayes Lemmerz International-Homer, Inc.
3.31	Certificate of Incorporation of Hayes Lemmerz International-Howell, Inc.
3.32	By-Laws of Hayes Lemmerz International-Howell, Inc.
3.33	Certificate of Incorporation of Hayes Lemmerz International Huntington, Inc.
3.34	By-Laws of Hayes Lemmerz International Huntington, Inc.

Exhibit
Numbers	Description

3.35	Certificate of Incorporation of Hayes Lemmerz International-Kentucky, Inc.
3.36	By-Laws of Hayes Lemmerz International-Kentucky, Inc.
3.37	Certificate of Incorporation of Hayes Lemmerz International-Mexico, Inc.
3.38	By-Laws of Hayes Lemmerz International-Mexico, Inc.
3.39	Certificate of Incorporation of Hayes Lemmerz International-Texas, Inc.
3.40	By-Laws of Hayes Lemmerz International-Texas, Inc.
3.41	Certificate of Incorporation of Hayes Lemmerz International-CMI, Inc.
3.42	By-Laws of Hayes Lemmerz International-CMI, Inc.
3.43	Certificate of Incorporation of Hayes Lemmerz International-Bristol, Inc.
3.44	By-Laws of Hayes Lemmerz International-Bristol, Inc.
3.45	Certificate of Incorporation of Hayes Lemmerz International-Cadillac, Inc.
3.46	By-Laws of Hayes Lemmerz International-Cadillac, Inc.
3.47	Certificate of Incorporation of Hayes Lemmerz International Equipment & Engineering, Inc.
3.48	By-Laws of Hayes Lemmerz International Equipment & Engineering, Inc.
3.49	Certificate of Incorporation of Hayes Lemmerz International-Laredo, Inc.
3.50	By-Laws of Hayes Lemmerz International-Laredo, Inc.
3.51	Certificate of Incorporation of Hayes Lemmerz International-Montague, Inc.
3.52	By-Laws of Hayes Lemmerz International-Montague, Inc.
3.53	Certificate of Incorporation of Hayes Lemmerz International-PCA, Inc.
3.54	By-Laws of Hayes Lemmerz International-PCA, Inc.
3.55	Certificate of Incorporation of Hayes Lemmerz International-Petersburg, Inc.
3.56	By-Laws of Hayes Lemmerz International-Petersburg, Inc.
3.57	Certificate of Incorporation of Hayes Lemmerz International-Southfield, Inc.
3.58	By-Laws of Hayes Lemmerz International-Southfield, Inc.
3.59	Certificate of Incorporation of Hayes Lemmerz International-Technical Center, Inc.
3.60	By-Laws of Hayes Lemmerz International-Technical Center, Inc.
3.61	Certificate of Incorporation of Hayes Lemmerz International-Transportation, Inc.
3.62	By-Laws of Hayes Lemmerz International-Transportation, Inc.
3.63	Certificate of Incorporation of Hayes Lemmerz International-Wabash, Inc.
3.64	By-Laws of Hayes Lemmerz International-Wabash, Inc.
3.65	Certificate of Incorporation of HLI-Summerfield Realty Corp.
3.66	By-Laws of HLI-Summerfield Realty Corp.
3.67	Certificate of Incorporation of HLI Realty, Inc.
3.68	By-Laws of HLI Realty, Inc.
3.69	Certificate of Incorporation of CMI-Quaker Alloy, Inc.
3.70	By-Laws of CMI-Quaker Alloy, Inc.
3.71	Certificate of Incorporation of HLI Netherlands Holdings, Inc.
3.72	By-Laws of HLI Netherlands Holdings, Inc.
3.73	Certificate of Incorporation of Hayes Lemmerz International Import, Inc.
3.74	By-Laws of Hayes Lemmerz International Import, Inc.
4.1	Indenture, dated as of June 3, 2003, regarding $250,000,000 of 10 1/2% Senior Notes due 2010, by and between HLI Operating Company, certain listed Guarantors, and U.S. Bank National Association, as Trustee (Incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).

Exhibit
Numbers	Description

4.2	First Supplemental Indenture, dated as of June 19, 2003, by and between HLI Operating Company, certain listed Guarantors, and U.S. Bank National Association, as Trustee.
4.3	Form of 10 1/2% Senior Notes due 2010 (attached as Exhibit A to the Indenture filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
4.4	Form of New Note.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of certain securities being registered.*
5.2	Opinion of Patrick C. Cauley, Esq.*
10.1	Tax Sharing Agreement among the Company, Kelsey-Hayes Company and K-H (Incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended.).
10.2	Conveyance and Transfer Agreement, dated as of December 15, 1992, between the Company and Kelsey-Hayes Company (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal Year Ended January 31, 1993, filed with the SEC.).
10.3	Michigan Workers’ Compensation Claims Payment Guarantee between the Company and Kelsey-Hayes Company (Incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended).
10.4	Long-Term Savings Plan (Incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended.).
10.5	Non-competition Agreement between the Company and Varity Corporation (Incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended.).
10.6	Employment Agreement, dated February 1, 1993, between Hayes Wheels, S.p.A. and Giancarlo Dallera (Incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended.).
10.7	Project Funds Agreement, dated November 12, 1993, between Hayes Wheels Autokola NH, a.s. (“Autokola”), the Company and International Finance Corporation (“IFC”) (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC.).
10.8	Fee Clawback Agreement, dated November 12, 1993, between Autokola, the Company and IFC (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC.).
10.9	Subordination Agreement, dated November 12, 1993, between Autokola, Nova Hut a.s., the Company and IFC (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC.).
10.10	Investment Agreement, dated November 12, 1993, between Autokola and IFC (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, filed with the SEC.).
10.11	Employee Benefits Agreement (Incorporated by reference from the Company’s Registration Statement No. 33-53780 on Form S-l, filed with the SEC on October 27, 1992, as amended.).
10.12	Form of Indemnification Agreement between the Company and each of its directors (Incorporated by reference from Exhibit B to the Stockholders’ Agreement filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, dated July 2, 1996, filed with the SEC.).
10.13	First Amendment to Employment Agreement, dated June 6, 1996, between Hayes Wheels, S.p.A. and Giancarlo Dallera (Incorporated by reference from the Company’s Annual Report on Form 10-K for the Fiscal Year Ended January 31, 1997, filed with the SEC.).
10.14	Consulting Agreement, dated as of June 6, 1997, between the Company and H.K.L., L.L.C (incorporated by reference from the Company’s Current Report on Form 8-K, dated June 6, 1997, filed with the SEC.).

Exhibit
Numbers	Description

10.15	Consulting Agreement, dated as of June 6, 1997, between the Company and Horst Kukwa-Lemmerz (incorporated by reference from the Company’s Current Report on Form 8-K, dated June 6, 1997, filed with the SEC.).
10.16	Form of Severance Agreement, dated June 15, 2000, between the Company and certain of its officers (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2000, filed with the SEC.).
10.17	Amended and Restated Employment Agreement between the Company and Curtis J. Clawson dated September 26, 2001 (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2001, filed with the SEC.).
10.18	Form of Employment Agreement between the Company and certain of its officers (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2001, filed with the SEC.).
10.19	Amended and Restated Settlement Agreement between the Company and Giancarlo Dallera dated December 1, 2001 (incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002, filed with the SEC.).
10.20	Registration Rights Agreement, dated as of June 3, 2003, by and between HLI Operating Company, Inc. and the Initial Purchasers of the 10 1/2% Senior Notes due 2010 (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.21	Credit Agreement, dated as of June 3, 2003, by and among HLI Operating Company, Inc., as Borrower, Hayes Lemmerz International, Inc., the Lenders and Issuers listed therein, Citicorp North America, Inc., as Administrative Agent, Lehman Commercial Paper, Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent (incorporated by reference to Exhibit 99.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.22	Guaranty, dated as of June 3, 2003, by and between HLI Operating Company, Hayes Lemmerz International, Inc. and the Guarantors named therein (incorporated by reference to Exhibit 99.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.23	Pledge and Security Agreement, dated as of June 3, 2003, by and between Hayes Lemmerz International, Inc. and HLI Operating Company, as Grantors, the Additional Grantors named therein, Citicorp North America, Inc., as Administrative Agent, and Lehman Commercial Paper, Inc. as Syndication Agent (incorporated by reference to Exhibit 99.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003, filed June 16, 2003).
10.24	Form of Directors Indemnification Agreement (incorporated by reference to Exhibit 10.49 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2003, filed September 15, 2003).
10.25	Hayes Lemmerz International, Inc. Long Term Incentive Plan.
10.26	Amendment No. 1 and Waiver to Credit Agreement, dated as of October 16, 2003 by and among HLI Operating Company, Inc., as Borrower, Hayes Lemmerz International, Inc. and Citicorp North America, Inc. as Administrative Agent.*
21.1	Subsidiaries of the Registrant.
23.1	Consent of KPMG LLP, Independent Public Accountants.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP filed as Exhibit 5.1 hereto).
23.3	Consent of Patrick C. Cauley, Esq. (included in the opinion of Patrick C. Cauley, Esq. filed as Exhibit 5.2 hereto).
24.1	Power of Attorney (previously filed on signature page).
25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee under the Indenture.*

Exhibit
Numbers	Description

99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Notice to Brokers.*
99.4	Notice to Clients.*

*	Filed electronically herewith.